                                                Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-62911-04

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 28, 1999)

                           $741,936,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.

                                  as Depositor

                     GENERAL AMERICAN LIFE INSURANCE COMPANY

                               as Majority Seller

                        CONNING ASSET MANAGEMENT COMPANY

               as Originator, Master Servicer and Special Servicer

                               -------------------

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-CAM1

     Morgan Stanley Capital I Inc. is offering nine classes of its Series 1999-CAM1 Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in a trust. The trust's assets will primarily be 152 mortgage loans secured by liens on commercial and multifamily properties. The Series 1999-CAM1 Certificates are not obligations of Morgan Stanley Capital I Inc., the sellers of the mortgage loans or any of their affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

                               -------------------

     Morgan Stanley Capital I Inc. will not list the offered certificates on any national securities exchange or on any automated quotation system of any registered securities association such as NASDAQ.

                               -------------------

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-25 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 13 OF THE PROSPECTUS.

                               -------------------
          Certain characteristics of the offered certificates include:


                    APPROXIMATE INITIAL           INITIAL               PASS-THROUGH            RATINGS         EXPECTED FINAL
                        CERTIFICATE            PASS-THROUGH                 RATE                (FITCH           DISTRIBUTION
    CLASS                 BALANCE                  RATE                 DESCRIPTION            IBCA/S&P)             DATE
    -----           -------------------        ------------             ------------           --------         --------------
CLASS A-1........       $95,763,000               6.54%                    FIXED                AAA/AAA            APRIL 2004
CLASS A-2........      $180,000,000               6.76%                    FIXED                AAA/AAA          NOVEMBER 2008
CLASS A-3........      $167,680,000               6.92%                    FIXED                AAA/AAA          NOVEMBER 2008
CLASS A-4........      $205,751,000               7.02%                    FIXED                AAA/AAA          NOVEMBER 2009
CLASS B..........       $26,209,000               7.12%                    FIXED                 AA/AA           DECEMBER 2010
CLASS C..........       $26,210,000               7.37%                   VARIABLE                A/A            DECEMBER 2011
CLASS D..........       $12,097,000               7.50%                   VARIABLE               A-/A-              MAY 2012
CLASS E..........       $20,161,000               7.50%                   VARIABLE              BBB/BBB            JUNE 2013
CLASS F.........         $8,065,000               7.50%                   VARIABLE             BBB-/BBB-         SEPTEMBER 2013

                               -------------------

     The rated final distribution date for each class of offered certificates is the distribution date in March, 2032.

                               -------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

                               -------------------

     Morgan Stanley & Co. Incorporated will act as sole lead manager and bookrunner with respect to the offered certificates. Morgan Stanley & Co. Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and Prudential Securities Incorporated will purchase the offered certificates from Morgan Stanley Capital I Inc. and will offer them to the public at negotiated prices determined at the time of sale. Morgan Stanley & Co. Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and Prudential Securities Incorporated expect to deliver the offered certificates to purchasers on or about July 21 , 1999. Morgan Stanley Capital I Inc. expects to receive from this offering approximately $741,095,023, plus accrued interest from July 1, 1999, before deducting expenses payable by Morgan Stanley Capital I Inc.

                               -------------------

MORGAN STANLEY DEAN WITTER
                          DONALDSON, LUFKIN & JENRETTE
                                                          PRUDENTIAL SECURITIES

                              and as Selling Agent

                            A.G. EDWARDS & SONS, INC.
             The date of this Prospectus Supplement is July 9, 1999

[Century Park Office Building Graphic Omitted]

[Landow Office Building Graphic Omitted]

[Del Norte Plaza Graphic Omitted]

[Picture Tel Office Building Graphic Omitted]

[Club Hotel & Suites by Doubletree Graphic Omitted]

[Downtown Woodinville Retail Development Graphic Omitted]

[Walsh Research Center Graphic Omitted]

[Ram's Village Apartments Graphic Omitted]

[45 West 45th Street Graphic Omitted]

[Mid Rivers Plaza Shopping Center Graphic Omitted]

With respect to the table on the cover page:

The amounts under the column "Approximate Initial Certificate Balance" are approximate and may vary by up to 5%.

The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-4 and Class B Certificates for each distribution date will be equal to the fixed rates per annum set forth in the table; provided, in each case, that such pass-through rate will not exceed the NWAC rate for such distribution date. The pass-through rates for the Class C, Class D, Class E and Class F Certificates set forth in the table are the approximate initial pass-through rates for those classes. The pass-through rate on the Class C Certificates will be a per annum rate equal to the NWAC rate for such distribution date minus 0.13%, the pass-through rate on the Class D, Class E and Class F Certificates will be a per annum rate equal to the NWAC rate for such distribution date. The NWAC rate for a particular distribution date is, generally, a weighted average of the interest rates on the mortgage loans minus a weighted average annual administrative cost rate, which includes the servicing fee rate, any excess servicing fee rate and the trustee fee rate, calculated as described in this prospectus supplement.

You should read the section entitled "Ratings" in this prospectus supplement.

The expected final distribution date for each class of offered certificates is the date on which such class is expected to be paid in full, assuming timely payments (and no principal prepayments) will be made on the mortgage loans and otherwise based on the Maturity Assumptions and a 0% CPR.

The City and County of San Francisco Employees' Retirement System Pension Trust or an affiliate thereof is expected to purchase a portion of the Class B and Class C Certificates. A Delaware business trust, of which General American Life Insurance Company and the City and County of San Francisco Employees' Retirement System Pension Trust will be the sole beneficiaries, is expected to purchase the Class D, Class E and Class F Certificates.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. IF THE TERMS OF THE OFFERED CERTIFICATES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

         You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. Morgan Stanley Capital I Inc. has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

         This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

                         ------------------------------

         Until the date that is ninety days from the date of this prospectus supplement, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                TABLE OF CONTENTS


IMPORTANT NOTICE ABOUT INFORMATION PRESENTED
IN THIS PROSPECTUS SUPPLEMENT AND
THE ACCOMPANYING PROSPECTUS.......................S-3
EXECUTIVE SUMMARY.................................S-7
CERTIFICATE SUMMARY FOR OFFERED CERTIFICATES......S-8
SUMMARY OF TERMS..................................S-9
   What You Will Own..............................S-9
   Relevant Parties and Dates.....................S-9
   Offered Securities............................S-11
   Information About the Mortgage Pool...........S-16
   Additional Aspects of Certificates............S-22
RISK FACTORS.....................................S-25
DESCRIPTION OF THE CERTIFICATES..................S-51
   General.......................................S-51
   Certificate Balances and Notional Amount......S-53
   Pass-Through Rates............................S-54
   Distributions.................................S-54
   Optional Termination..........................S-60
   Advances......................................S-61
   Reports to Certificateholders; Available
   Information ..................................S-62
   Example of Distributions......................S-65
   The Trustee...................................S-66
   Expected Final Distribution Date; Rated Final
   Distribution Date.............................S-66
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS....S-67
   General.......................................S-67
   Pass-Through Rates............................S-67
   Rate and Timing of Principal Payments.........S-67
   Losses and Shortfalls.........................S-68
   Certain Relevant Factors......................S-69
   Weighted Average Life.........................S-69
DESCRIPTION OF THE MORTGAGE POOL.................S-75
   General.......................................S-75
   Certain Terms and Characteristics of the
   Mortgage Loans................................S-76
   Property Types................................S-76
   Property Location.............................S-77
   Assessments of Property Value and Condition...S-80
   Additional Mortgage Loan Information..........S-82
   Standard Hazard Insurance.....................S-83
   The Sellers...................................S-84
   Assignment of the Mortgage Loans..............S-84
   Representations and Warranties................S-85
   Repurchases And Other Remedies................S-87
   Changes In Mortgage Pool Characteristics......S-88
SERVICING OF THE MORTGAGE LOANS..................S-88
   General.......................................S-88
   The Master Servicer...........................S-89
   Rights Upon Event of Default..................S-90
   The Special Servicer..........................S-91
   Termination of Special Servicer...............S-92
   The Operating Adviser.........................S-92
   Mortgage Loan Modifications...................S-93
   Sale of Defaulted Mortgage Loans and REO
   Properties....................................S-94
   Foreclosures..................................S-94
CERTAIN FEDERAL INCOME TAX CONSEQUENCES..........S-95
   General.......................................S-95
   Original Issue Discount and Premium...........S-96
   Additional Considerations.....................S-97
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS LOCATED
IN CALIFORNIA, WASHINGTON, GEORGIA, FLORIDA,
AND MARYLAND ....................................S-98
   California....................................S-98
   Washington....................................S-98
   Georgia.......................................S-99
   Florida.......................................S-99
   Maryland.....................................S-100
ERISA CONSIDERATIONS............................S-100
   Plan Assets..................................S-100
   Special Exemption Applicable to Class A
   Certificates.................................S-101
   Insurance Company General Accounts...........S-102
   General Investment Considerations............S-103
LEGAL INVESTMENT................................S-103
USE OF PROCEEDS.................................S-103
PLAN OF DISTRIBUTION............................S-104
LEGAL MATTERS...................................S-105
RATINGS.........................................S-105
GLOSSARY OF TERMS...............................S-106



APPENDIX I - MORTGAGE POOL INFORMATION (TABLES)............................I-1
APPENDIX II - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS...............II-1
APPENDIX III - SIGNIFICANT LOAN SUMMARIES................................III-1
TERM SHEET.................................................................T-1
FORM OF STATEMENT TO CERTIFICATEHOLDERS....................................R-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                               EXECUTIVE SUMMARY

         This executive summary highlights selected information regarding the offered certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES AND THE UNDERLYING MORTGAGE LOANS, READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                                               CERTIFICATE STRUCTURE

------------------ ------------------------ ---------------- ----------------- ---------------- ---------------------
   APPROXIMATE                                                INITIAL             RATINGS          APPROXIMATE
     CREDIT                                                   CERTIFICATE       (FITCH IBCA/     PERCENT OF TOTAL
     SUPPORT                                     CLASS        BALANCE                S&P)          CERTIFICATES
------------------ ------------------------ ---------------- ----------------- ---------------- ---------------------
    19.50%         CLASS X                    Class A-1         $95,763,000        AAA/AAA            80.50%
------------------ $806,455,937             ---------------- ----------------- ---------------- ---------------------
                   (Approximate Notional
    19.50%         Amount                     Class A-2        $180,000,000        AAA/AAA            80.50%
------------------                          ---------------- ----------------- ---------------- ---------------------
    19.50%                                    Class A-3        $167,680,000        AAA/AAA            80.50%
------------------                          ---------------- ----------------- ---------------- ---------------------
    19.50%                                    Class A-4        $205,751,000        AAA/AAA            80.50%
------------------                          ---------------- ----------------- ---------------- ---------------------
    16.25%                                    Class B          $ 26,209,000         AA/AA              3.25%
------------------                          ---------------- ----------------- ---------------- ---------------------
    13.00%                                    Class C          $ 26,210,000          A/A               3.25%
------------------                          ---------------- ----------------- ---------------- ---------------------
    11.50%                                    Class D          $ 12,097,000         A-/A-              1.50%
------------------                          ---------------- ----------------- ---------------- ---------------------
     9.00%                                    Class E          $ 20,161,000        BBB/BBB             2.50%
------------------                          ---------------- ----------------- ---------------- ---------------------
     8.00%                                    Class F          $  8,065,000       BBB-/BBB-            1.00%
------------------                          ---------------- ----------------- ---------------- ---------------------
    -------                                   Class G-O        $ 64,519,937        -------             8.00%
------------------                          ---------------- ----------------- ---------------- ---------------------

The percentages indicated under the columns "Approximate Credit Support" and "Approximate Percent of Total Certificates" with respect to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates represent the approximate credit support or total certificate balance, as applicable, for the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates in the aggregate.

The Class X, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates are not offered hereby.

The Series 1999-CAM1 Class R-I, R-II and R-III Certificates also represent ownership interests in the trust. Such certificates are not represented in this table and are not offered hereby.

  [  ]  Offered certificates.
  [  ]  Certificates not offered hereby.

                                   CERTIFICATE SUMMARY FOR OFFERED CERTIFICATES

-----------------------------------------------------------------------------------------------------------------------
                         APPROXIMATE                      INITIAL
                           INITIAL                     PASS-THROUGH            RATINGS          WEIGHTED   PRINCIPAL
 APPROXIMATE             CERTIFICATE     APPROXIMATE   RATE AND RATE            FITCH           AVERAGE      WINDOW
CREDIT SUPPORT  CLASS      BALANCE       % OF TOTAL     DESCRIPTION            IBCA/S&P        LIFE (YRS.)   (MONTHS)
-----------------------------------------------------------------------------------------------------------------------
    19.50%       A-1     $95,763,000       80.50%      6.54% (Fixed)           AAA/AAA            3.20        1-57
-----------------------------------------------------------------------------------------------------------------------
    19.50%       A-2    $180,000,000       80.50%      6.76% (Fixed)           AAA/AAA            5.70       1-112
-----------------------------------------------------------------------------------------------------------------------
    19.50%       A-3    $167,680,000       80.50%      6.92% (Fixed)           AAA/AAA            7.13       57-112
-----------------------------------------------------------------------------------------------------------------------
    19.50%       A-4    $205,751,000       80.50%      7.02% (Fixed)           AAA/AAA            9.67      112-124
-----------------------------------------------------------------------------------------------------------------------
    16.25%       B       $26,209,000       3.25%       7.12% (Fixed)            AA/AA            10.95      124-137
-----------------------------------------------------------------------------------------------------------------------
    13.00%       C       $26,210,000       3.25%     7.36995% (Variable)         A/A             11.79      137-149
-----------------------------------------------------------------------------------------------------------------------
    11.50%       D       $12,097,000       1.50%     7.49995% (Variable)        A-/A-            12.68      149-154
-----------------------------------------------------------------------------------------------------------------------
    9.00%        E       $20,161,000       2.50%     7.49995% (Variable)       BBB/BBB           13.31      154-167
-----------------------------------------------------------------------------------------------------------------------
    8.00%        F        $8,065,000       1.00%     7.49995% (Variable)      BBB-/BBB-          14.07      167-170
-----------------------------------------------------------------------------------------------------------------------

The amounts under the column "Approximate Initial Certificate Balance" are approximate. It is possible that the balance of the certificates will vary by up to 5%.

The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-4 and Class B Certificates for each distribution date will be equal to the fixed rates per annum set forth in the table. In each case, the pass-through rate will never exceed the NWAC rate for such distribution date. The pass-through rates for Class C, Class D, Class E and Class F Certificates set forth in the table are the approximate initial pass-through rates for those classes. The pass-through rate on the Class C Certificates will be a per annum rate equal to the NWAC rate for such distribution date minus 0.13%, the pass-through rate on the Class D, Class E and Class F Certificates will be a per annum rate equal to the NWAC rate for such distribution date.

With respect to the column entitled "Weighted Average Life," the principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received. The weighted average life and principal window figures set forth above are based on the assumptions that the mortgage loans suffer no losses and that they are fully paid on their respective stated maturity dates.

The percentages indicated under the columns "Approximate Credit Support" and "Approximate % of Total" with respect to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates represent the approximate credit support or total certificate balance, as applicable, for the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates in the aggregate.

The City and County of San Francisco Employees' Retirement System Pension Trust or an affiliate is expected to purchase a portion of the Class B and Class C Certificates. A Delaware business trust, of which General American Life Insurance Company and the City and County of San Francisco Employees' Retirement System Pension Trust will be the sole beneficiaries, is expected to purchase the Class D, Class E and Class F Certificates.

                                SUMMARY OF TERMS

         This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.


                                WHAT YOU WILL OWN

GENERAL...................................  Your certificates represent beneficial interests in a trust
                                            created by Morgan Stanley Capital I
                                            Inc. All payments to you will come
                                            only from the amounts received in
                                            connection with those assets. The
                                            trust's assets will primarily be 152
                                            mortgage loans secured by liens on
                                            commercial and multifamily
                                            properties.

MORTGAGE POOL.............................  The mortgage pool consists of approximately 152 mortgage loans
                                            with an aggregate principal balance
                                            as of July 1, 1999, of approximately
                                            $806,455,937, which may vary by up
                                            to 5%. As of July 1, 1999, the
                                            balances of the mortgage loans in
                                            the mortgage pool ranged from
                                            approximately $755,588 to
                                            $23,896,720 and the mortgage loans
                                            had an average balance of
                                            $5,305,631.

                           RELEVANT PARTIES AND DATES

DEPOSITOR.................................  Morgan Stanley Capital I Inc. The
                                            depositor's principal executive
                                            offices are located at 1585
                                            Broadway, 37th Floor, New York, New
                                            York 10036. The depositor's
                                            telephone number is (212) 761-4700.

MASTER SERVICER...........................  Conning Asset Management Company, a
                                            Missouri corporation and an
                                            affiliate of General American Life
                                            Insurance Company.

SPECIAL SERVICER..........................  Conning Asset Management Company, a
                                            Missouri corporation and an
                                            affiliate of General American Life
                                            Insurance Company.

TRUSTEE...................................  The Chase Manhattan Bank, a New York
                                            banking corporation.

OPERATING ADVISER.........................  The holders of certificates representing more than 50% of the
                                            aggregate certificate balance of the
                                            most subordinate class of
                                            certificates outstanding at any time
                                            of determination (or, if the
                                            certificate balance of such class of
                                            certificates is less than 50%, with
                                            respect to the Class N and Class O
                                            Certificates, and 25% with respect
                                            to all other classes of subordinate
                                            certificates of the initial
                                            certificate balance of such class,
                                            the next most subordinate class of
                                            certificates) may appoint a
                                            representative for the purposes
                                            described in this prospectus
                                            supplement.

SELLERS...................................  General American Life Insurance
                                            Company, as majority seller, as to
                                            129 mortgage loans, representing
                                            77.6% of the aggregate principal
                                            balance of the mortgage loans as of
                                            July 1, 1999; and the City and
                                            County of San Francisco Employees'
                                            Retirement System Pension Trust, as
                                            minority seller, as to 23 mortgage
                                            loans, representing 22.4% of the
                                            aggregate principal balance of all
                                            mortgage loans as of July 1, 1999.

UNDERWRITERS..............................  Morgan Stanley & Co. Incorporated,
                                            Donaldson, Lufkin & Jenrette
                                            Securities Corporation and
                                            Prudential Securities Incorporated.

CUT-OFF DATE..............................  July 1, 1999.

CLOSING DATE..............................  On or about July 21, 1999.

DISTRIBUTION DATE.........................  The 15th day of each month, or, if such 15th day is not a business day,
                                            the business day immediately
                                            following such 15th day, commencing
                                            in August 1999.

RECORD DATE...............................  With respect to each distribution date, the close of business on the
                                            last business day of the preceding
                                            month.

                               OFFERED SECURITIES

GENERAL...................................  Morgan Stanley Capital I Inc. is
                                            offering the following nine classes
                                            of its Series 1999-CAM1 Commercial
                                            Mortgage Pass-Through Certificates:
                                            o Class A-l
                                            o Class A-2
                                            o Class A-3
                                            o Class A-4
                                            o Class B
                                            o Class C
                                            o Class D
                                            o Class E
                                            o Class F

                                            The entire series will consist of a
                                            total of twenty-one (21) classes,
                                            the following twelve of which are
                                            not being offered by this prospectus
                                            supplement and the accompanying
                                            prospectus: Class X, Class G, Class
                                            H, Class J, Class K, Class L, Class
                                            M, Class N, Class O, Class R-I,
                                            Class R-II, and Class R-III.

CERTIFICATE BALANCE.......................  Your certificates will have the approximate aggregate initial
                                            certificate balance set forth below,
                                            which may vary by up to 5%:

                                            --------------- ----------------------------------------
                                               Class A-1      $ 95,763,000 Certificates Balance
                                            --------------- ----------------------------------------
                                               Class A-2      $180,000,000 Certificates Balance
                                            --------------- ----------------------------------------
                                               Class A-3      $167,680,000 Certificates Balance
                                            --------------- ----------------------------------------
                                               Class A-4      $205,751,000 Certificates Balance
                                            --------------- ----------------------------------------
                                               Class B        $ 26,209,000 Certificates Balance
                                            --------------- ----------------------------------------
                                               Class C        $ 26,210,000 Certificates Balance
                                            --------------- ----------------------------------------
                                               Class D        $ 12,097,000 Certificates Balance
                                            --------------- ----------------------------------------
                                               Class E        $ 20,161,000 Certificates Balance
                                            --------------- ----------------------------------------
                                               Class F        $  8,065,000 Certificates Balance
                                            --------------- ----------------------------------------

PASS-THROUGH RATES........................  Your certificates will accrue interest at an annual rate called a
                                            "pass-through rate," which is set
                                            forth below for each class of
                                            offered certificates:

                                            ---------------------- ---------------------------
                                                  Class A-1         6.54%, but not in excess
                                                                    of the NWAC rate
                                            ---------------------- ---------------------------
                                                  Class A-2         6.76%, but not in excess
                                                                    of the NWAC rate
                                            ---------------------- ---------------------------
                                                  Class A-3         6.92%, but not in excess
                                                                    of the NWAC rate
                                            ---------------------- ---------------------------
                                                  Class A-4         7.02%, but not in excess
                                                                    of the NWAC rate
                                            ---------------------- ---------------------------
                                                  Class B           7.12%, but not in excess
                                                                    of the NWAC rate
                                            ---------------------- ---------------------------
                                                  Class C           NWAC rate rate minus 0.13%
                                            ---------------------- ---------------------------
                                                  Class D           NWAC rate
                                            ---------------------- ---------------------------
                                                  Class E           NWAC rate
                                            ---------------------- ---------------------------
                                                  Class F           NWAC rate
                                            ---------------------- ---------------------------

                                            Interest on the offered certificates
                                            will be calculated on the basis of a
                                            360-day year consisting of twelve
                                            30-day months, or a 30/360 basis.

                                            The weighted average net mortgage
                                            rate or NWAC rate for a particular
                                            distribution date is generally a
                                            weighted average of the interest
                                            rates on the mortgage loans minus a
                                            weighted average annual
                                            administrative cost rate, which
                                            includes the master servicing fee
                                            rate, any excess servicing fee rate
                                            and the trustee fee rate. The
                                            relevant weighting is based upon the
                                            respective principal balances of the
                                            mortgage loans as in effect
                                            immediately prior to such
                                            distribution date. For purposes of
                                            calculating the NWAC rate, the
                                            mortgage loan interest rates will
                                            not reflect any default interest
                                            rate. The mortgage loan interest
                                            rates will also be determined
                                            without regard to any loan term
                                            modifications agreed to by the
                                            special servicer or resulting from
                                            the borrower's bankruptcy or
                                            insolvency. In addition, for
                                            purposes of calculating the NWAC
                                            rate, if a mortgage loan does not
                                            accrue interest on a 30/360 basis,
                                            its interest rate for any month that
                                            is not a 30-day month will, in
                                            general, be deemed to be the rate
                                            per annum that, when calculated on a
                                            30/360 basis, will produce the
                                            amount of interest that actually
                                            accrues on that loan in that month.

DISTRIBUTIONS

     A.  AMOUNT AND ORDER
            OF DISTRIBUTIONS..............  On each distribution date, funds available for distribution from the
                                            mortgage loans, net of specified
                                            trust expenses, including all
                                            servicing fees, trustee fees and
                                            related compensation, will be
                                            distributed in the following amounts
                                            and priority:

                                                     Step l/Class A and Class X:
                                            To interest on Classes A-1, A-2,
                                            A-3, A-4 and X, pro rata, in
                                            accordance with their interest
                                            entitlements.

                                                     Step 2/Class A: To the
                                            extent of amounts then required to
                                            be distributed as principal, to
                                            Class A-1, Class A-2 and Class A-3,
                                            pro rata, in proportion to the
                                            aggregate amount to be distributed
                                            as follows: (a) Class A-1, until the
                                            aggregate outstanding certificate
                                            balance is reduced to zero, and then
                                            to the Class A-3 and (b) Class A-2;
                                            if the Class A-1, Class A-2 and
                                            Class A-3 have been retired, to the
                                            Class A-4, until the principal
                                            amount of the Class A-4 is reduced
                                            to zero. If the principal amount of
                                            each class of certificates other
                                            than Classes A-1, A-2, A-3 and A-4
                                            has been reduced to zero as a result
                                            of losses on the mortgage loans,
                                            principal will be distributed to
                                            Classes A-1, A-2, A-3 and A-4, pro
                                            rata, rather than sequentially.

                                                     Step 3/Class A: To
                                            reimburse Classes A-1, A-2, A-3 and
                                            A-4 pro rata, for any previously
                                            unreimbursed losses on the mortgage
                                            loans allocable to principal that
                                            were previously borne by those
                                            classes, together with interest
                                            thereon.

                                                     Step 4/Class B: To Class B
                                            as follows: (a) to interest on Class
                                            B in the amount of its interest
                                            entitlement; (b) to principal on
                                            Class B in the amount of its
                                            principal entitlement until its
                                            principal amount is reduced to zero;
                                            and (c) to reimburse Class B for any
                                            previously unreimbursed losses on
                                            the mortgage loans allocable to
                                            principal that were previously borne
                                            by that class, together with
                                            interest thereon.

                                                     Step 5/Class C: To Class C
                                            in a manner analogous to the Class B
                                            allocations of Step 4.

                                                     Step 6/Class D: To Class D
                                            in a manner analogous to the Class B
                                            allocations of Step 4.

                                                     Step 7/Class E: To Class E
                                            in a manner analogous to the Class B
                                            allocations of Step 4.

                                                     Step 8/Class F: To Class F
                                            in a manner analogous to the Class B
                                            allocations of Step 4.

                                                     Step 9/Subordinate Private
                                            Certificates: In the amounts and
                                            order of priority described in this
                                            prospectus supplement.

     B.  INTEREST AND
            PRINCIPAL ENTITLEMENTS........  A description of each class's interest entitlement can be found in
                                            "Description of the
                                            Certificates--Distributions" in this
                                            prospectus supplement. As described
                                            in such section, there are
                                            circumstances relating to the timing
                                            of prepayments in which your
                                            interest entitlement for a
                                            distribution date could be less than
                                            one full month's interest at the
                                            pass-through rate on your
                                            certificate's principal amount.

                                            The amount of principal required to
                                            be distributed on the classes
                                            entitled to principal on a
                                            particular distribution date will,
                                            in general, be equal to:

                                            o the principal portion of all
                                              scheduled payments, other than
                                              balloon payments, whether or not
                                              received, due during the related
                                              collection period;

                                            o all principal prepayments and the
                                              principal portion of balloon
                                              payments received during the
                                              related collection period;

                                            o the principal portion of other
                                              collections on the mortgage loans
                                              received during the related
                                              collection period such as
                                              liquidation proceeds, condemnation
                                              proceeds, insurance proceeds and
                                              income on "real estate owned"
                                              property; and

                                            o the principal portion of proceeds
                                              of mortgage loan repurchases
                                              received during the related
                                              collection period.

     C.  PREPAYMENT
            PREMIUMS......................  The manner in which any prepayment premiums received during a
                                            particular collection period will be
                                            allocated to the Class X
                                            Certificates, on the one hand, and
                                            the classes of certificates entitled
                                            to principal, on the other hand, is
                                            described in "Description of the
                                            Certificates--Distributions" in this
                                            prospectus supplement.

SUBORDINATION
     A.  GENERAL..........................  The chart below describes the manner in which the rights of various
                                            classes will be senior to the rights
                                            of other classes. Entitlement to
                                            receive principal and interest on
                                            any distribution date is depicted in
                                            descending order. The manner in
                                            which mortgage loan losses
                                            (including interest) are allocated
                                            is depicted in ascending order.

                                            ------------------------------------
                                             Class A-1, Class A-2, Class A-3
                                                 Class, A-4 and Class X
                                            ------------------------------------

                                            ------------------------------------
                                                         Class B
                                            ------------------------------------

                                            ------------------------------------
                                                         Class C
                                            ------------------------------------

                                            ------------------------------------
                                                         Class D
                                            ------------------------------------

                                            ------------------------------------
                                                         Class E
                                            ------------------------------------

                                            ------------------------------------
                                                         Class F
                                            ------------------------------------

                                            ------------------------------------
                                                         Class G-O
                                            ------------------------------------

                                            NO OTHER FORM OF CREDIT ENHANCEMENT
                                            WILL BE AVAILABLE FOR THE BENEFIT OF
                                            THE HOLDERS OF THE OFFERED
                                            CERTIFICATES.

     B.  SHORTFALLS IN
            AVAILABLE FUNDS...............  The following types of shortfalls in available funds will be allocated in
                                            the same manner as mortgage loan
                                            losses:

                                            o shortfalls resulting from
                                              compensation which the special
                                              servicer is entitled to receive;

                                            o shortfalls resulting from interest
                                              on advances made by the master
                                              servicer or the trustee (to the
                                              extent not covered by default
                                              interest and late payment charges
                                              paid by the borrower); and

                                            o shortfalls resulting from other
                                              extraordinary or default-related
                                              expenses of the trust.

                                            Shortfalls in mortgage loan interest
                                            as a result of the timing of
                                            prepayments (net of the master
                                            servicer's fee, other than the
                                            excess master servicing fee, or
                                            special servicer's servicing fee, as
                                            applicable, payable on the related
                                            distribution date) will be allocated
                                            to each class of certificates, pro
                                            rata, in accordance with their
                                            respective interest entitlements.

                       INFORMATION ABOUT THE MORTGAGE POOL

CHARACTERISTICS OF THE MORTGAGE POOL

     A.. GENERAL..........................  All numerical information in this prospectus supplement concerning the
                                            mortgage loans is approximate. All
                                            weighted average information
                                            regarding the mortgage loans
                                            reflects the weighting of the
                                            mortgage loans based upon their
                                            outstanding principal balances as of
                                            July 1, 1999.

     B.  PRINCIPAL BALANCES...............  The trust's primary assets will be
                                            152 mortgage loans with an aggregate
                                            principal balance of all mortgage
                                            loans as of July 1, 1999 of
                                            $806,455,937, secured, in the
                                            aggregate, by 157 properties. It is
                                            possible that the mortgage loan
                                            balance will vary by up to 5%. As of
                                            July 1, 1999, the balances of the
                                            mortgage loans in the mortgage pool
                                            ranged from approximately $755,588
                                            to $23,896,720 and the mortgage
                                            loans had an average balance of
                                            approximately $5,305,631.

     C.  FEE SIMPLE/LEASEHOLD.............  Each mortgage loan is secured by a first mortgage lien on a fee simple
                                            or leasehold estate in an
                                            income-producing real property.

                                            o Fee Simple Interest. One hundred
                                              forty-three (143) mortgage loans,
                                              representing 93.0% of the
                                              aggregate principal balance of the
                                              mortgage loans as of July 1, 1999,
                                              including four (4) mortgage loans,
                                              representing 4.5% of the aggregate
                                              principal balance of the mortgage
                                              loans as of July 1, 1999, wherein
                                              the related mortgage encumbers
                                              both the related borrower's
                                              leasehold interest in the related
                                              mortgaged property and the fee
                                              simple interest of the
                                              person/entity which owns the
                                              related mortgaged property.

                                            o Leasehold Interest. Nine (9)
                                              mortgage loans, representing 7.0%
                                              of the aggregate principal balance
                                              of the mortgage loans as of July
                                              1, 1999, including two mortgage
                                              loans, representing 1.0% of the
                                              aggregate principal balance of the
                                              mortgage loans as of July 1, 1999,
                                              wherein the related mortgage
                                              encumbers both the related
                                              borrower's leasehold interest in a
                                              portion of the related mortgaged
                                              property and fee simple interest
                                              in the remainder of the related
                                              mortgaged property.

     D.  PROPERTY TYPES...................

                                             ----------------- --------------------------------- ------------------
                                                                   Percentage of Aggregate
                                                                Principal Balance of Mortgage        Number of
                                              Property Type        Loans as of July 1, 1999       Mortgage Loans

                                             ----------------- --------------------------------- ------------------
                                             Retail                            36.8%                     65
                                             ----------------- --------------------------------- ------------------
                                             Office                            36.2%                     47
                                             ----------------- --------------------------------- ------------------
                                             Industrial                        17.7%                     31
                                             ----------------- --------------------------------- ------------------
                                             Multifamily                        6.2%                      7
                                             ----------------- --------------------------------- ------------------
                                             Hospitality                        3.1%                      2
                                             ----------------- --------------------------------- ------------------


     E.  PROPERTY LOCATION................  The number of mortgage loans that are secured by mortgaged properties
                                            located in the five states with the
                                            highest concentrations of mortgaged
                                            properties, and the approximate
                                            percentage of the aggregate
                                            principal balance of the mortgage
                                            loans represented by such mortgage
                                            loans, are as set forth below:


                                            ------------------- ---------------------------------- ------------------
                                                                     Percentage of Aggregate
                                                                  Principal Balance of Mortgage        Number of
                                                  State             Loans as of July 1, 1999        Mortgage Loans
                                            ------------------- ---------------------------------- ------------------
                                            California                       20.2%                          31
                                            ------------------- ---------------------------------- ------------------
                                            Washington                        6.9%                          10
                                            ------------------- ---------------------------------- ------------------
                                            Georgia                           6.6%                          11
                                            ------------------- ---------------------------------- ------------------
                                            Florida                           6.1%                          14
                                            ------------------- ---------------------------------- ------------------
                                            Maryland                          5.9%                           9
                                            ------------------- ---------------------------------- ------------------


                                            The remaining mortgaged properties
                                            are located throughout 23 other
                                            states. None of these states has a
                                            concentration of mortgaged
                                            properties that represents security
                                            for more than 5% of the aggregate
                                            principal balance of the mortgage
                                            loans, as of July 1, 1999.

     F.  OTHER MORTGAGE
            LOAN FEATURES.................  As of July 1, 1999, the mortgage loans had the following
                                            characteristics:

                                            o No scheduled payment of principal
                                              and interest on any mortgage loan
                                              was thirty days or more past due,
                                              and no mortgage loan had been
                                              thirty days or more delinquent in
                                              the past year.

                                            o Two (2) separate groups of
                                              mortgage loans are, within such
                                              group, cross-collateralized with
                                              each other, the largest group of
                                              which represents 0.7% of the
                                              aggregate principal balance of the
                                              mortgage loans.

                                            o Ten (10) groups of mortgage loans,
                                              including the cross-collateralized
                                              mortgage loans groups described
                                              above, were made to the same
                                              borrower or to borrowers that are
                                              affiliated with one another
                                              through partial or complete direct
                                              or indirect common ownership. The
                                              three largest of these groups
                                              represent 4.6%, 2.5% and 2.0%,
                                              respectively, of the aggregate
                                              principal balance of the mortgage
                                              loans.

                                            o Sixty-four (64) mortgage loans,
                                              representing 32.6% of the
                                              aggregate principal balance of the
                                              mortgage loans, are secured by
                                              mortgaged properties that are each
                                              100% leased to a single tenant.

                                            o The mortgage loans generally bear
                                              interest at fixed rates.

                                            o No mortgage loan permits negative
                                              amortization or the deferral of
                                              accrued interest.

     G.  BALLOON/INTEREST-ONLY LOANS......  Ninety-eight (98) of the mortgage loans, representing 73.9% of the
                                            aggregate principal balance of the
                                            mortgage loans as of July 1, 1999,
                                            are expected to have principal
                                            balances equal to or greater than 5%
                                            of their respective original
                                            principal balance as of their
                                            respective stated maturity date. Two
                                            (2) of such mortgage loans,
                                            representing 2.4% of the aggregate
                                            principal balance of the mortgage
                                            loans as of July 1, 1999, provide
                                            for monthly payments of interest
                                            only for the term of the mortgage
                                            loan with a "balloon payment" due at
                                            maturity.

     H.  PREPAYMENT PROVISIONS............  As of July 1, 1999, all of the
                                            mortgage loans restricted voluntary
                                            principal prepayments as follows:

                                            o Eighty (80) mortgage loans,
                                              representing 59.7% of the
                                              aggregate principal balance of the
                                              mortgage loans, are currently in a
                                              "lock-out period" where voluntary
                                              principal payments are prohibited
                                              for a period ending on a date
                                              determined by the related mortgage
                                              note. After the applicable
                                              lock-out period, seventy-four (74)
                                              of such mortgage loans provide for
                                              prepayment premiums calculated on
                                              the basis of the greater of a
                                              yield maintenance formula and 1%
                                              of the amount prepaid (of which
                                              (1) mortgage loan then has an
                                              additional five twelve-month
                                              periods during which a prepayment
                                              premium is calculated on the basis
                                              of the lesser of a yield
                                              maintenance formula and 5%, 4%,
                                              3%, 2%, and 1% of the amount
                                              prepaid, respectively); three (3)
                                              of such mortgage loans provided
                                              for declining fixed percentage
                                              premiums; two (2) of such mortgage
                                              loans provide for prepayment
                                              premiums calculated on the basis
                                              of the greater of a yield
                                              maintenance formula and 3% of the
                                              amount prepaid; and one (1) of
                                              such mortgage loans provides for a
                                              prepayment premium calculated on
                                              the basis of a yield maintenance
                                              formula.

                                            o Sixty-nine (69) mortgage loans,
                                              representing 39.3% of the
                                              aggregate principal balance of the
                                              mortgage loans currently provide
                                              for a "yield maintenance period"
                                              whereby prepayment premiums are
                                              calculated on the basis of the
                                              greater of a yield maintenance
                                              formula and 1% of the amount
                                              prepaid. After an applicable yield
                                              maintenance period, five (5) of
                                              such mortgage loans provide for
                                              declining fixed-percentage
                                              premiums, and
                                              one (1) of such mortgage loans
                                              provides for a prepayment premium
                                              calculated on the basis of a yield
                                              maintenance formula plus an amount
                                              equal to 0.5% of the principal
                                              prepaid for a period of time, then
                                              provides for a prepayment premium
                                              calculated on the basis of a yield
                                              maintenance formula plus an amount
                                              equal to 0.75% of the principal
                                              prepaid.

                                            o One (1) mortgage loan,
                                              representing 0.3% of the aggregate
                                              principal balance of the mortgage
                                              loans, currently provides for a
                                              prepayment premium calculated on
                                              the basis of a yield maintenance
                                              formula.


                                            o Two (2) mortgage loans,
                                              representing 0.7% of the aggregate
                                              principal balance, currently
                                              provide for declining fixed
                                              percentage premiums.

                                            There are mortgage loans that have
                                            the following additional prepayment
                                            characteristics:

                                            o Nine (9) mortgage loans,
                                              representing 5.1% of the aggregate
                                              principal balance, permit
                                              prepayment of up to 10% of the
                                              original principal balance in any
                                              loan year, without the payment of
                                              a prepayment premium.

                                            o One (1) mortgage loan,
                                              representing 2.3% of the aggregate
                                              principal balance of the mortgage
                                              loans, currently permits voluntary
                                              prepayment of the full amount of
                                              the mortgage loan without any
                                              prepayment premium during the 58th
                                              through 63rd months of the loan
                                              term if the mortgagee does not
                                              agree to increase the principal
                                              amount of such mortgage loan above
                                              $19,000,000, but subject to other
                                              conditions. The master servicer
                                              will be prohibited from advancing
                                              additional sums to the related
                                              borrower; therefore investors
                                              should assume that the borrower
                                              will have such a prepayment
                                              option.

                                            o One (1) mortgage loan,
                                              representing 2.1% of the aggregate
                                              principal balance of the mortgage
                                              loans, currently has a $2,000,000
                                              letter of credit in place as a
                                              performance enhancement. If
                                              certain performance thresholds are
                                              not met by January 14, 2004 (the
                                              fifth anniversary of the note
                                              date), the letter of credit may be
                                              applied to the then outstanding
                                              principal balance, subject to a 4%
                                              prepayment premium. The letter of
                                              credit application is at the
                                              option of the mortgagee.

                                            o One (1) mortgage loan,
                                              representing 1.1% of the aggregate
                                              principal balance of the mortgage
                                              loans, permits prepayment of up to
                                              $800,000 of the outstanding
                                              principal balance, without a
                                              prepayment premium, if a certain
                                              tenant elects to prepay the
                                              non-amortized cost of its
                                              outstanding borrower-financed
                                              tenant improvements. The
                                              prepayment may occur at any time
                                              and if the prepayment occurs, the
                                              related principal and interest
                                              payments would need to be
                                              recalculated.

                                            o One (1) mortgage loan,
                                              representing 1.0% of the aggregate
                                              principal balance of the mortgage
                                              loans, permits prepayment of up to
                                              three (3) payments during the loan
                                              term, as long as each separate
                                              payment is no less than $500,000
                                              and no greater than $1,500,000.
                                              These prepayment options are
                                              subject to a 1% prepayment
                                              premium.

     I.  MORTGAGE LOAN RANGES
            AND WEIGHTED AVERAGES.........  As of July 1, 1999, the mortgage loans had the following additional
                                            characteristics:

           i.   MORTGAGE INTEREST
                RATES Mortgage interest rates ranging from 6.310% per annum to 9.875% per annum, and a weighted average mortgage interest rate of 7.685% per annum;

           ii.  REMAINING TERMS             Remaining terms to scheduled
                                            maturity ranging from 40 months to
                                            230 months, and a weighted average
                                            remaining term to scheduled maturity
                                            of 128 months;

           iii. REMAINING
                AMORTIZATION TERMS          Remaining amortization terms ranging
                                            from 98 months to 356 months, and a
                                            weighted average remaining
                                            amortization term of 246 months;

           iv.  LOAN-TO-VALUE RATIOS        Loan-to-value ratios range from
                                            25.0% to 91.4%, with a weighted
                                            average loan-to-value ratio,
                                            calculated as described in this
                                            prospectus supplement, of 63.8%.
                                            With respect to 79 mortgage loans,
                                            representing 62.8% of the aggregate
                                            principal balance of the mortgage
                                            loans, appraisals were dated June 1,
                                            1997, or later. For these mortgage
                                            loans, the loan-to-value ratios were
                                            calculated using these appraisals
                                            according to the methodology set
                                            forth in this prospectus supplement
                                            and range from 25.0% to 75.1%;

                                            With respect to all other mortgage
                                            loans, the loan-to-value ratios were
                                            calculated according to the
                                            methodology set forth in this
                                            prospectus supplement by applying a
                                            capitalization rate to the
                                            underwritten cash flow of such
                                            mortgaged property or properties to
                                            determine the value of such
                                            mortgaged property or properties.
                                            For these mortgage loans, the
                                            loan-to-value ratios range from
                                            26.7% to 91.4%; and

           V.   DEBT SERVICE
                COVERAGE RATIOS             Debt service coverage ratios,
                                            determined according to the
                                            methodology set forth in this
                                            prospectus supplement, ranging from
                                            1.00x to 3.14x and a weighted
                                            average debt service coverage ratio,
                                            calculated as described in this
                                            prospectus supplement, of 1.41x; and

                                            Assumed debt service coverage
                                            ratios, calculated assuming each
                                            mortgage loan has an assumed fixed
                                            constant of 8.5% as described in
                                            this prospectus supplement, ranging
                                            from 1.01x to 4.18x and a weighted
                                            average assumed debt service
                                            coverage ratio, calculated as
                                            described in this prospectus
                                            supplement, of 1.65x.

ADVANCES OF PRINCIPAL AND INTEREST
     A.  GENERAL..........................  The master servicer is required to
                                            "advance" delinquent monthly
                                            mortgage loan payments. The master
                                            servicer will not be required to ---
                                            advance any additional interest
                                            accrued as a result of the
                                            imposition of any default rate. The
                                            master servicer also is not required
                                            to advance prepayment or yield
                                            maintenance premiums, or balloon
                                            payments. With respect to any
                                            balloon payment, the master servicer
                                            will instead be required to advance
                                            an amount equal to the scheduled
                                            payment that would have been due if
                                            the related balloon payment had not
                                            become due. If this type of advance
                                            is made, the master servicer will
                                            defer rather than advance its
                                            servicing fee, but will advance the
                                            trustee fee.

                                            If the master servicer fails to make
                                            a required advance, the trustee will
                                            be required to make the advance,
                                            subject to the same limitations as,
                                            and with the same rights of, the
                                            master servicer.

                                            All advances made by the master
                                            servicer or the trustee will accrue
                                            interest at a rate equal to the
                                            "prime rate" as reported in The Wall
                                            Street Journal.

                                            Neither the master servicer nor the
                                            trustee will be obligated to make
                                            any advance if it reasonably
                                            determines that such advance would
                                            not be recoverable.

     B.  ADVANCES DURING AN
            APPRAISAL REDUCTION EVENT.....  The occurrence of certain adverse events affecting a mortgage loan
                                            will require the special servicer to
                                            obtain a new appraisal or other
                                            valuation of the related mortgaged
                                            property. Based on the value of the
                                            mortgaged property determined by
                                            such appraisal or other valuation,
                                            an "appraisal reduction" may be
                                            created as described in this
                                            prospectus supplement. If there
                                            exists an appraisal reduction for
                                            any mortgage loan, the amount
                                            required to be advanced in respect
                                            of interest on such mortgage loan
                                            will be proportionately reduced to
                                            the extent of such appraisal
                                            reduction. Due to the payment
                                            priorities described above, this
                                            will reduce the funds available to
                                            pay interest on the most subordinate
                                            class (or, in some cases, classes)
                                            of certificates then outstanding.

                       ADDITIONAL ASPECTS OF CERTIFICATES

RATINGS...................................  The offered certificates will not be issued unless each such class
                                            receives the following ratings from
                                            Fitch IBCA, Inc. and Standard &
                                            Poor's Ratings Services.


                                            ---------------------------------- -------------------------
                                                                                       Ratings
                                                          Class                     Fitch IBCA/S&P
                                            ---------------------------------- -------------------------
                                            Classes A-1, A-2, A-3 and A-4              AAA/AAA
                                            ---------------------------------- -------------------------
                                            Class B                                     AA/AA
                                            ---------------------------------- -------------------------
                                            Class C                                      A/A
                                            ---------------------------------- -------------------------
                                            Class D                                     A-/A-
                                            ---------------------------------- -------------------------
                                            Class E                                    BBB/BBB
                                            ---------------------------------- -------------------------
                                            Class F                                   BBB-/BBB-
                                            ---------------------------------- -------------------------

                                            A rating agency may lower or
                                            withdraw a security rating at any
                                            time.

                                            See "Ratings" in this prospectus
                                            supplement and in the prospectus for
                                            a discussion of the basis upon which
                                            ratings are given, the limitations
                                            of and restrictions on the ratings,
                                            and the conclusions that should not
                                            be drawn from a rating.

OPTIONAL TERMINATION......................  On any distribution date on which the aggregate certificate balance of
                                            all classes of certificates is less
                                            than 1% of the aggregate principal
                                            balance of the mortgage loans as of
                                            July 1, 1999, the depositor, the
                                            master servicer, the special
                                            servicer and any holder of a
                                            majority interest in the Class R-I
                                            Certificates, each in turn, will
                                            have the option to purchase all of
                                            the remaining mortgage loans (and
                                            all property acquired through
                                            exercise of remedies in respect of
                                            any mortgage loan), at the price
                                            specified in this prospectus
                                            supplement. Exercise of this option
                                            will terminate the trust and retire
                                            the then outstanding certificates.

DENOMINATIONS.............................  The Class A-1, Class A-2, Class A-3
                                            and Class A-4 Certificates will be
                                            offered in minimum denominations of
                                            $25,000. The remaining offered
                                            certificates will be offered in
                                            minimum denominations of $100,000.
                                            Investments in excess of the minimum
                                            denominations may be made in
                                            multiples of $1.

REGISTRATION, CLEARANCE
   AND SETTLEMENT.........................  Your certificates will be registered in the name of CEDE & Co., as
                                            nominee of The Depository Trust
                                            Company ("DTC"), and will not be
                                            registered in your name. You will
                                            not receive a definitive certificate
                                            representing your interest, except
                                            in very limited circumstances
                                            described in this prospectus
                                            supplement. As a result, you will
                                            not be a certificateholder of
                                            record, and you will receive
                                            distributions on your certificates
                                            and reports relating to
                                            distributions only through DTC, or,
                                            through participants in DTC,
                                            Cedelbank, societe anonyme ("CEDEL")
                                            or the Euroclear System
                                            ("Euroclear").

                                            You may hold your offered
                                            certificates through (1) DTC in the
                                            United States, or (2) CEDEL or
                                            Euroclear in Europe. Transfers
                                            within DTC, CEDEL or Euroclear will
                                            be made in accordance with the usual
                                            rules and operating procedures of
                                            those systems. Cross-market
                                            transfers between persons holding
                                            directly through DTC, CEDEL or
                                            Euroclear will be effected in DTC
                                            through the relevant depositories of
                                            CEDEL or Euroclear.

                                            The depositor may elect to terminate
                                            the book-entry system through DTC
                                            with respect to all or any portion
                                            of any class of the offered
                                            certificates.

                                            Morgan Stanley Capital I Inc.
                                            expects that the offered
                                            certificates will be delivered in
                                            book-entry form through the
                                            facilities of DTC, CEDEL or
                                            Euroclear on or about July 21, 1999.

TAX STATUS................................  An election will be made to treat designated portions of the trust as
                                            three separate "real estate mortgage
                                            investment conduits" --REMIC I,
                                            REMIC II and REMIC III--for federal
                                            income tax purposes. In the opinion
                                            of counsel, the trust will qualify
                                            for this treatment and each class of
                                            offered certificates will constitute
                                            "regular interests" in REMIC III.

                                            Pertinent federal income tax
                                            consequences of an investment in the
                                            offered certificates include:

                                            o The regular interests will be
                                              treated as newly originated debt
                                              instruments for federal income tax
                                              purposes.

                                            o Beneficial owners of offered
                                              certificates will be required to
                                              report income thereon in
                                              accordance with the accrual method
                                              of accounting.

                                            o The Class F Certificates will, and
                                              the other classes of offered
                                              certificates will not, be issued
                                              with original issue discount.

ERISA CONSIDERATIONS......................  Subject to the satisfaction of important conditions described under
                                            "ERISA Considerations" in this
                                            prospectus supplement and in the
                                            accompanying prospectus, the Class
                                            A-1, Class A-2, Class A-3 and Class
                                            A-4 Certificates may be purchased by
                                            persons investing assets of employee
                                            benefit plans or individual
                                            retirement accounts.

                                            THE CLASS B, CLASS C, CLASS D, CLASS
                                            E AND CLASS F CERTIFICATES MAY NOT
                                            BE PURCHASED BY, OR TRANSFERRED TO,
                                            AN EMPLOYEE BENEFIT PLAN OR
                                            INDIVIDUAL RETIREMENT ACCOUNT OR ANY
                                            PERSON INVESTING THE ASSETS OF AN
                                            EMPLOYEE BENEFIT PLAN OR INDIVIDUAL
                                            RETIREMENT ACCOUNT, UNLESS SUCH
                                            TRANSACTION IS COVERED BY A
                                            PROHIBITED TRANSACTION CLASS
                                            EXEMPTION ISSUED BY THE U.S.
                                            DEPARTMENT OF LABOR (PTCE 95-60,
                                            SECTIONS I AND II).

LEGAL INVESTMENTS.........................  The offered certificates will not constitute "mortgage related
                                            securities" for purposes of the
                                            Secondary Mortgage Market
                                            Enhancement Act of 1984, as amended
                                            ("SMMEA").

                                            No representation is made regarding
                                            the proper characterization of the
                                            offered certificates for purposes of
                                            any applicable legal investment
                                            restrictions, regulatory capital
                                            requirements or other similar
                                            purposes. Regulated entities should
                                            consult with their own advisors
                                            regarding these matters.

                                  RISK FACTORS

         You should carefully consider the risks before making an investment decision. In particular, the timing and amount of distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

         The risks and uncertainties described below summarize the material risks relating to your certificates in addition to those risks described in the prospectus under "Risk Factors."

         This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described below and elsewhere in this prospectus supplement.

YOUR INVESTMENT IS NOT INSURED OR
GUARANTEED AND YOUR SOURCE
FOR REPAYMENTS IS LIMITED                   Payments under the mortgage loans
                                            are not insured or guaranteed by any
                                            person or entity.

                                            Prospective investors should
                                            consider all of the mortgage loans
                                            to be nonrecourse loans. If a
                                            default occurs, the lender's
                                            remedies generally are limited to
                                            foreclosing against the specific
                                            properties and other assets that
                                            have been pledged to secure the
                                            loan. Such remedies may be
                                            insufficient to provide a full
                                            return on your investment. Payment
                                            of amounts due under the mortgage
                                            loan prior to maturity is dependent
                                            primarily on the sufficiency of the
                                            net operating income of the
                                            mortgaged property. Payment of the
                                            mortgage loan at maturity is
                                            primarily dependent upon the
                                            borrower's ability to sell or
                                            refinance the property for an amount
                                            sufficient to repay the loan.

                                            In certain limited circumstances,
                                            either of General American Life
                                            Insurance Company, as the majority
                                            seller, or the City and County of
                                            San Francisco Employees' Retirement
                                            System Pension Trust, as the
                                            minority seller, may be obligated to
                                            repurchase or replace a mortgage
                                            loan as to which its representations
                                            and warranties concerning such
                                            mortgage loan are breached or if
                                            there are material defects in the
                                            documentation for the mortgage loan.
                                            However, there can be no assurance
                                            that either of such entities will be
                                            in a financial position to effect
                                            such repurchase or substitution.

THE REPAYMENT OF A COMMERCIAL
MORTGAGE LOAN IS DEPENDENT ON
THE CASH FLOW PRODUCED
BY THE PROPERTY WHICH
CAN BE VOLATILE AND
INSUFFICIENT TO ALLOW TIMELY
PAYMENT ON YOUR CERTIFICATES                Ninety-five (95) of all of the
                                            mortgage loans are "seasoned"
                                            mortgage loans, having been
                                            outstanding for 12 or more months
                                            prior to July 1, 1999. The weighted
                                            average term the mortgage loans have
                                            been outstanding is 22 months. While
                                            seasoned mortgage loans generally
                                            have the benefit of established
                                            payment histories, there are a
                                            number of risks associated with
                                            seasoned mortgage loans that are not
                                            present, or present to a lesser
                                            degree, with more
                                            recently-originated mortgage loans.
                                            For example:

                                            o property values and the
                                              surrounding neighborhood may have
                                              changed dramatically since
                                              origination;

                                            o origination standards may have
                                              been significantly different;

                                            o the market for any related
                                              business may have changed
                                              significantly from the time the
                                              mortgage loan was originated; and

                                            o the current financial performance
                                              of the related borrower, its
                                              business, or the related mortgaged
                                              property in general, may be
                                              significantly different than at
                                              origination, and debt service
                                              coverage ratios and tests
                                              established at origination may no
                                              longer be meaningful.

                                            Among other things, such factors
                                            make it difficult to estimate the
                                            current value on the related
                                            mortgaged property, and estimated
                                            values of mortgaged properties
                                            discussed in this prospectus
                                            supplement, to the extent based upon
                                            or extrapolated from general market
                                            data, may not be accurate in the
                                            case of particular mortgaged
                                            properties.

                                            The mortgage loans are secured by
                                            various types of income-producing
                                            commercial properties. Commercial
                                            lending is generally thought to
                                            expose a lender to greater risk than
                                            one to four-family residential
                                            lending because, among other things,
                                            it typically involves larger loans.

                                            The repayment of a commercial
                                            mortgage loan is typically dependent
                                            upon the ability of the applicable
                                            property to produce cash flow. Even
                                            the liquidation value of a
                                            commercial property is determined,
                                            in substantial part, by the amount
                                            of the property's cash flow (or its
                                            potential to generate cash flow).
                                            However, net operating income and
                                            cash flow can be volatile and may be
                                            insufficient to cover debt service
                                            on the loan at any given time.

                                            The net operating income, cash flow
                                            and property value of the mortgaged
                                            properties may be adversely affected
                                            by the following factors.

                                            o the age, design and construction
                                              quality of the property;

                                            o perceptions regarding the safety,
                                              convenience and attractiveness of
                                              the property;

                                            o the proximity and attractiveness
                                              of competing properties;

                                            o the adequacy of the property's
                                              management and maintenance;

                                            o increases in operating expenses at
                                              the property and in relation to
                                              competing properties;

                                            o an increase in the capital
                                              expenditures needed to maintain
                                              the property or make improvements;

                                            o the dependence upon a single
                                              tenant, or a concentration of
                                              tenants in a particular business
                                              or industry;

                                            o a decline in the financial
                                              condition of a major tenant;

                                            o an increase in vacancy rates; and

                                            o a decline in rental rates as
                                              leases are renewed or entered into
                                              with new tenants.

                                            Other factors are more general in
                                            nature, such as:

                                            o national, regional or local
                                              economic conditions (including
                                              plant closings, military base
                                              closings, industry slowdowns and
                                              unemployment rates);

                                            o local real estate conditions (such
                                              as an oversupply of competing
                                              properties, space or multifamily
                                              housing);

                                            o demographic factors;

                                            o decreases in consumer confidence;

                                            o changes in consumer tastes and
                                              preferences; and

                                            o retroactive changes in building
                                              codes.

                                            The volatility of net operating
                                            income will be influenced by many of
                                            the foregoing factors, as well as
                                            by:

                                            o the length of tenant leases;

                                            o the creditworthiness of tenants;

                                            o the level of tenant defaults;

                                            o the rate at which new rentals
                                              occur; and


                                            o the property's "operating
                                              leverage" (i.e., the percentage of
                                              total property expenses in
                                              relation to revenue, the ratio of
                                              fixed operating expenses to those
                                              that vary with revenues, and the
                                              level of capital expenditures
                                              required to maintain the property
                                              and to retain or replace tenants).

                                            A decline in the real estate market
                                            or in the financial condition of a
                                            major tenant will tend to have a
                                            more immediate effect on the net
                                            operating income of properties with
                                            short-term revenue sources and may
                                            lead to higher rates of delinquency
                                            or defaults under mortgage loans.

                                            Fifty-seven (57) of the mortgage
                                            loans, representing 48.3% of the
                                            aggregate principal balance of all
                                            mortgage loans as of July 1, 1999,
                                            were originated within twelve (12)
                                            months prior to the cut-off date.
                                            Consequently, these mortgage loans
                                            do not have a long-standing payment
                                            history.

CONVERTING COMMERCIAL PROPERTIES
TO ALTERNATIVE USES MAY REQUIRE
SIGNIFICANT EXPENSES WHICH COULD
REDUCE PAYMENTS ON YOUR CERTIFICATES        Some of the mortgaged properties may
                                            not be readily convertible to
                                            alternative uses if those properties
                                            were to become unprofitable for any
                                            reason. Converting commercial
                                            properties to alternative uses
                                            generally requires substantial
                                            capital expenditures. In addition,
                                            zoning or other restrictions also
                                            may prevent alternative uses. The
                                            liquidation value of any such
                                            mortgaged property consequently may
                                            be substantially less than would be
                                            the case if the property were
                                            readily adaptable to other uses.

PROPERTY VALUE MAY BE ADVERSELY
AFFECTED EVEN WHEN THERE IS NO CHANGE
IN CURRENT OPERATING INCOME                 Various factors may adversely affect
                                            the value of the mortgaged
                                            properties without affecting the
                                            properties' current net operating
                                            income. These factors include, among
                                            others:

                                            o changes in governmental
                                              regulations, fiscal policy, zoning
                                              or tax laws;

                                            o potential environmental
                                              legislation or liabilities or
                                              other legal liabilities;

                                            o the availability of refinancing;
                                              and

                                            o changes in interest rate levels.

TENANT CONCENTRATION INCREASES THE
RISK THAT CASH FLOW WILL BE
INTERRUPTED WHICH MAY HAVE AN
ADVERSE EFFECT ON THE PAYMENT OF
YOUR CERTIFICATES                           A deterioration in the financial
                                            condition of a tenant can be
                                            particularly significant if a
                                            mortgaged property is leased to a
                                            single tenant, or a small number of
                                            tenants. Sixty-four (64) mortgage
                                            loans, representing 32.6% of the
                                            aggregate principal balance of all
                                            mortgage loans as of July 1, 1999,
                                            are secured by mortgaged properties
                                            leased to single tenants and in
                                            certain cases, the tenant is related
                                            to the borrower. Mortgaged
                                            properties leased to a single
                                            tenant, or a small number of
                                            tenants, also are more susceptible
                                            to interruptions of cash flow if a
                                            tenant fails to renew its lease or
                                            defaults under its lease. This is so
                                            because: (i) the financial effect of
                                            the absence of rental income may be
                                            severe; (ii) more time may be
                                            required to re-lease the space; and
                                            (iii) substantial capital costs may
                                            be incurred to make the space
                                            appropriate for replacement tenants.

                                            Retail and office properties also
                                            may be adversely affected if there
                                            is a concentration of particular
                                            tenants or of tenants in a
                                            particular business or industry at
                                            the property or properties.

LEASING MORTGAGED PROPERTIES TO
MULTIPLE TENANTS MAY RESULT IN
HIGHER RE-LEASING EXPENDITURES
WHICH MAY HAVE AN ADVERSE EFFECT
ON THE PAYMENT OF YOUR
CERTIFICATES                                If a mortgaged property has multiple
                                            tenants, re-leasing expenditures may
                                            be more frequent than in the case of
                                            mortgaged properties with fewer
                                            tenants, thereby reducing the cash
                                            flow available for debt service
                                            payments. Multi-tenanted mortgaged
                                            properties also may experience
                                            higher continuing vacancy rates and
                                            greater volatility in rental income
                                            and expenses.

THE CONCENTRATION OF LOANS WITH
THE SAME OR RELATED BORROWERS OR
OF LOANS SECURED BY PROPERTIES OF
THE SAME TYPE INCREASES THE
POSSIBILITY OF LOSS ON THE LOANS
WHICH MAY HAVE AN ADVERSE EFFECT
ON YOUR CERTIFICATES                        The effect of mortgage pool loan
                                            losses will be more severe: (i) if
                                            the pool is comprised of a small
                                            number of loans, each with a
                                            relatively large principal amount;
                                            or (ii) if the losses relate to
                                            loans that account for a
                                            disproportionately large percentage
                                            of the pool's aggregate principal
                                            balance of all mortgage loans. The
                                            ten largest loans constitute 20.3%
                                            of the outstanding aggregate
                                            principal balance of all mortgage
                                            loans, as of July 1, 1999. Losses on
                                            any of these loans may have a
                                            particularly adverse effect on the
                                            certificates.

                                            Each of the other mortgage loans
                                            represents less than 2.0% of the
                                            outstanding aggregate principal
                                            balance of all mortgage loans, as of
                                            July 1, 1999.

                                            A concentration of mortgaged
                                            property types or of mortgage loans
                                            with the same borrower or related
                                            borrowers also can pose increased
                                            risks. The following property types
                                            represent the indicated percentage
                                            of the outstanding aggregate
                                            principal balance of all mortgage
                                            loans as of July 1, 1999:

                                            o retail properties represent 36.8%;

                                            o office properties represent 36.2%;

                                            o industrial properties represent
                                              17.7%;

                                            o multifamily properties represent
                                              6.2%; and

                                            o hospitality properties represent
                                              3.1%.

                                            With respect to concentration of
                                            borrowers, ten (10) groups of
                                            mortgage loans, including
                                            cross-collateralized mortgage loan
                                            groups, are made to the same
                                            borrower or borrowers related
                                            through common ownership and where,
                                            in general, the related mortgaged
                                            properties are commonly managed. The
                                            three largest of these groups
                                            represent 4.6%, 2.5% and 2.0%
                                            respectively of the outstanding
                                            aggregate principal balance of all
                                            mortgage loans, as of July 1, 1999.

INCREASED GEOGRAPHIC
CONCENTRATIONS OF MORTGAGED
PROPERTIES MAY HAVE AN ADVERSE
EFFECT ON THE PAYMENT OF YOUR
CERTIFICATES                                Concentrations of mortgaged
                                            properties in geographic areas may
                                            increase the risk that adverse
                                            economic or other developments or a
                                            natural disaster affecting a
                                            particular region of the country
                                            could increase the frequency and
                                            severity of losses on mortgage loans
                                            secured by the properties. In recent
                                            periods, several regions of the
                                            United States have experienced
                                            significant real estate downturns.
                                            Regional
                                            economic declines or adverse
                                            conditions in regional real estate
                                            markets could adversely affect the
                                            income from, and market value of,
                                            the mortgaged properties located in
                                            the region. Other regional
                                            factors--e.g., earthquakes, floods
                                            or hurricanes or changes in
                                            governmental rules or fiscal
                                            policies--also may adversely affect
                                            those mortgaged properties.

                                            The mortgaged properties are located
                                            throughout 28 states. In particular,
                                            investors should note that
                                            approximately 20.2% of the mortgaged
                                            properties, based on the outstanding
                                            aggregate principal balance of all
                                            mortgage loans as of July 1, 1999,
                                            are located in California. Mortgaged
                                            properties located in California may
                                            be more susceptible to certain types
                                            of special hazards not covered by
                                            insurance (such as earthquakes) than
                                            properties located in other parts of
                                            the country. The mortgage loans
                                            generally do not require any
                                            borrowers to maintain earthquake
                                            insurance. In addition, 6.9%, 6.6%,
                                            6.1% and 5.9% of the mortgaged
                                            properties, based on the outstanding
                                            aggregate principal balance of all
                                            mortgage loans as of July 1, 1999,
                                            are located in Washington, Georgia,
                                            Florida and Maryland, respectively,
                                            and concentrations of mortgaged
                                            properties, in each case,
                                            representing less than 5% of the
                                            outstanding aggregate principal
                                            balance of all mortgage loans as of
                                            July 1, 1999, also exist in several
                                            other states.

MORTGAGED PROPERTIES WITHOUT
EARTHQUAKE INSURANCE MAY HAVE AN
ADVERSE EFFECT ON THE
PAYMENT OF YOUR CERTIFICATES                The mortgaged properties relating to
                                            forty-seven (47) of the mortgage
                                            loans, representing 28.1% of the
                                            aggregate principal balance of all
                                            mortgage loans as of July 1, 1999,
                                            are located in areas generally
                                            considered to be locations of high
                                            seismic activity. In addition,
                                            thirty-five (35) of such mortgage
                                            loans, representing 15.9% of the
                                            aggregate principal balance of all
                                            mortgage loans as of July 1, 1999,
                                            have related mortgaged properties
                                            that are located in areas of high
                                            seismic activity for which no
                                            seismic evaluations were conducted
                                            in connection with their
                                            origination. The mortgage loans do
                                            not require any borrower to maintain
                                            earthquake insurance, including the
                                            three (3) mortgage loans, identified
                                            on Appendix II attached hereto as
                                            loan numbers 30, 84 and 120 and
                                            representing 1.8% of the aggregate
                                            principal of all mortgage loans as
                                            of July 1, 1999, that have a
                                            probable maximum loss calculated to
                                            be greater than 20%. Accordingly,
                                            the occurrence of an earthquake at
                                            the location of these mortgaged
                                            properties could result in losses
                                            for which there would be no
                                            insurance or other form of recovery.
                                            The three (3) mortgage loans with
                                            probable maximum losses calculated
                                            at greater than 20% described in the
                                            second prior sentence had
                                            loan-to-value ratios of 58.9%, 67.1%
                                            and 49.3%, respectively, as of July
                                            1, 1999.

INCREASED CONCENTRATIONS OF RETAIL
PROPERTIES SECURING MORTGAGE LOANS
WILL SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF RETAIL PROPERTIES      Retail properties secure sixty-five
                                            (65) of the mortgage loans,
                                            representing 36.8% of the
                                            outstanding aggregate principal
                                            balance of all mortgage loans, as of
                                            July 1, 1999. The quality and
                                            success of a retail property's
                                            tenants significantly affect the
                                            property's value. For example, if
                                            the sales of retail tenants were to
                                            decline, rents tied to a
                                            percentage of gross sales may
                                            decline and those tenants may be
                                            unable to pay their basic rent or
                                            other occupancy costs.

                                            The presence or absence of an
                                            "anchor store" in a shopping center
                                            also can be important because anchor
                                            stores play a key role in generating
                                            customer traffic and making a center
                                            desirable for other tenants.
                                            Consequently, the economic
                                            performance of an anchored retail
                                            property will be adversely affected
                                            by:

                                            o an anchor store's failure to renew
                                              its lease;

                                            o termination of an anchor store's
                                              lease;

                                            o the bankruptcy or economic decline
                                              of an anchor store or self-owned
                                              anchor; or

                                            o the cessation of the business of
                                              an anchor store at the shopping
                                              center, even if, as a tenant, it
                                              continues to pay rent.

                                            There are retail properties with
                                            anchor stores that are permitted to
                                            cease operating if certain other
                                            stores are not operated at those
                                            locations. Furthermore, there may be
                                            non-anchor tenants that are
                                            permitted to terminate their leases
                                            if certain anchor stores are either
                                            not operated or fail to meet certain
                                            business objectives.

                                            Retail properties also face
                                            competition from sources outside a
                                            given real estate market. For
                                            example, all of the following
                                            compete with more traditional retail
                                            properties for consumer dollars:
                                            factory outlet centers, discount
                                            shopping centers and clubs,
                                            catalogue retailers, home shopping
                                            networks, internet web sites and
                                            telemarketing. Continued growth of
                                            these alternative retail outlets
                                            (which often have lower operating
                                            costs) could adversely affect the
                                            rents collectible at the retail
                                            properties included in the mortgage
                                            pool, as well as the income from,
                                            and market value of, the mortgaged
                                            properties. Moreover, additional
                                            competing retail properties may be
                                            built in the areas where the retail
                                            properties are located.

INCREASED CONCENTRATIONS OF OFFICE
PROPERTIES SECURING MORTGAGE LOANS
WILL SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF OFFICE PROPERTIES      Office properties secure forty-seven
                                            (47) of the mortgage loans,
                                            representing 36.2% of the
                                            outstanding aggregate principal
                                            balance of all mortgage loans, as of
                                            July 1, 1999.

                                            A large number of factors affect the
                                            value of these office properties,
                                            including:

                                            o the quality of an office
                                              building's tenants;

                                            o the diversity of an office
                                              building's tenants (or reliance on
                                              a single or dominant tenant);

                                            o the physical attributes of the
                                              building in relation to competing
                                              buildings (e.g., age, condition,
                                              design, location, access to
                                              transportation and ability to
                                              offer certain amenities, such as
                                              sophisticated building systems);

                                            o the desirability of the area as a
                                              business location; and

                                            o the strength and nature of the
                                              local economy (including labor
                                              costs and quality, tax environment
                                              and quality of life for
                                              employees).

                                            Moreover, the cost of refitting
                                            office space for a new tenant is
                                            often higher than the cost of
                                            refitting other types of property.

INCREASED CONCENTRATIONS OF
INDUSTRIAL PROPERTIES SECURING
MORTGAGE LOANS WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF INDUSTRIAL PROPERTIES
                                            Industrial properties secure
                                            thirty-one (31) of the mortgage
                                            loans, representing 17.7% of the
                                            outstanding aggregate principal
                                            balance of all mortgage loans, as of
                                            July 1, 1999. Various factors may
                                            adversely affect the economic
                                            performance of these industrial
                                            properties, including:

                                            o reduced demand for industrial
                                              space because of a decline in a
                                              particular industry segment;

                                            o a property becoming functionally
                                              obsolete;

                                            o the unavailability of labor
                                              sources;

                                            o changes in access to the property,
                                              energy prices, strikes, relocation
                                              of highways or the construction of
                                              additional highways;

                                            o a change in the proximity of
                                              supply sources; and

                                            o environmental hazards.

INCREASED CONCENTRATIONS OF
MULTIFAMILY PROPERTIES SECURING
MORTGAGE LOANS WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF MULTIFAMILY PROPERTIES             Multifamily properties secure seven
                                            (7) of the mortgage loans,
                                            representing 6.2% of the outstanding
                                            aggregate principal balance of all
                                            mortgage loans, as of July 1, 1999.

                                            A large number of factors may affect
                                            the value and successful operation
                                            of these multifamily properties,
                                            including:

                                            o the physical attributes of the
                                              apartment building, such as its
                                              age, appearance and construction
                                              quality;

                                            o the location of the property;

                                            o the ability of management to
                                              provide adequate maintenance and
                                              insurance;

                                            o the types of services and
                                              amenities provided at the
                                              property;

                                            o the property's reputation;

                                            o the level of mortgage interest
                                              rates, which may encourage tenants
                                              to purchase rather than rent
                                              housing;

                                            o the presence of competing
                                              properties;

                                            o local or national economic
                                              conditions;

                                            o state and local regulations; and

                                            o government assistance/rent subsidy
                                              programs.


INCREASED CONCENTRATIONS OF
HOSPITALITY PROPERTIES SECURING
MORTGAGE LOANS WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF HOSPITALITY PROPERTIES             Hospitality properties secure two
                                            (2) of the mortgage loans,
                                            representing 3.1% of the outstanding
                                            aggregate principal balance of all
                                            mortgage loans, as of July 1, 1999.
                                            Various factors may adversely affect
                                            the economic performance of a hotel,
                                            including:

                                            o adverse economic and social
                                              conditions, either local,
                                              regional, national or
                                              international, which may limit the
                                              amount that can be charged for a
                                              room and reduce occupancy levels;

                                            o the construction of competing
                                              hotels or resorts;

                                            o continuing expenditures for
                                              modernizing, refurbishing, and
                                              maintaining existing facilities
                                              prior to the expiration of their
                                              anticipated useful lives;

                                            o a deterioration in the financial
                                              strength or managerial
                                              capabilities of the owner and/or
                                              operator of a hotel; and

                                            o changes in travel patterns,
                                              increases in energy prices,
                                              strikes, relocation of highways or
                                              the construction of additional
                                              highways.

                                            Because hotel rooms generally are
                                            rented for short periods of time,
                                            the financial performance of hotels
                                            tends to be affected by adverse
                                            economic conditions and competition
                                            more quickly than are other types of
                                            commercial properties.

                                            Moreover, the hotel and lodging
                                            industry is generally seasonal in
                                            nature. This seasonality can be
                                            expected to cause periodic
                                            fluctuations in a hotel property's
                                            revenues, occupancy levels, room
                                            rates and operating expenses.

THE AFFILIATION OF SOME OF THE
PROPERTIES WITH A FRANCHISE
OR HOTEL MANAGEMENT COMPANY MAY
HAVE AN ADVERSE EFFECT ON THE
PAYMENT OF YOUR CERTIFICATES                There are mortgage loans secured by
                                            hospitality properties that are
                                            operated as franchises of national
                                            hotel chains or managed by a hotel
                                            management company. The performance
                                            of a hotel property operated as a
                                            franchise or by a hotel management
                                            company depends in part on:

                                            o the continued existence and
                                              financial strength of the
                                              franchisor or hotel management
                                              company;

                                            o the public perception of the
                                              franchise or hotel chain service
                                              mark; and

                                            o the duration of the franchise
                                              license or management agreement.

                                            The transferability of franchise
                                            license agreements may be
                                            restricted. In the event of a
                                            foreclosure, the lender or its agent
                                            may not have the right to use the
                                            franchise license without the
                                            franchisor's consent. Conversely, in
                                            the case of some of the mortgage
                                            loans, the lender may be unable to
                                            remove a franchisor or a hotel
                                            management company that it desires
                                            to replace following a foreclosure.

                                            Further, in the event of a
                                            foreclosure, the trustee or a
                                            purchaser of the mortgaged property
                                            probably would not be entitled to
                                            the rights under any liquor license
                                            for the mortgaged property. Instead,
                                            the party would be required to apply
                                            in its own right for such a license,
                                            and we cannot assure you that a new
                                            license could be obtained.

TENANT BANKRUPTCY MAY ADVERSELY
AFFECT THE INCOME PRODUCED BY THE
PROPERTY AND MAY HAVE AN ADVERSE
EFFECT ON THE PAYMENT OF YOUR
CERTIFICATES                                The bankruptcy or insolvency of a
                                            major tenant, or a number of smaller
                                            tenants, in retail and office
                                            properties may adversely affect the
                                            income produced by the property.
                                            Under the U.S. bankruptcy code, a
                                            tenant/debtor has the option of
                                            affirming or rejecting any unexpired
                                            lease. If the tenant rejects the
                                            lease, the landlord's claim for
                                            breach of the lease would be a
                                            general unsecured claim against the
                                            tenant (absent collateral securing
                                            the claim). The claim would be
                                            limited to the unpaid rent under the
                                            lease for the periods prior to the
                                            bankruptcy petition (or earlier
                                            surrender of the leased premises),
                                            plus the rent under the lease for
                                            the greater of one year, or 15% (not
                                            to exceed three years), of the
                                            remaining term of such lease.

ENVIRONMENTAL ISSUES RELATING TO
SPECIFIC PROPERTIES MAY HAVE
AN ADVERSE EFFECT ON THE
PAYMENT OF YOUR CERTIFICATES                An environmental site assessment was
                                            prepared in connection with the
                                            origination of each mortgage loan. A
                                            Phase I environmental report dated
                                            on or after January 1, 1998, was
                                            obtained from a third-party
                                            environmental engineer or consultant
                                            in connection with the origination
                                            of sixty-six (66) of the mortgage
                                            loans, representing 52.8% of the
                                            outstanding aggregate principal
                                            balance of all mortgage loans as of
                                            July 1, 1999. With respect to the
                                            mortgaged properties relating to
                                            such mortgage loans, the related
                                            seller has represented to the
                                            depositor that, except as disclosed
                                            in such report, it has no knowledge
                                            of the presence of any adverse
                                            environmental conditions.

                                            With respect to all other mortgaged
                                            properties, representing 47.2% of
                                            the outstanding aggregate principal
                                            balance of all mortgage loans as of
                                            July 1, 1999, the related seller has
                                            represented to the depositor that,
                                            except as disclosed, no adverse
                                            environmental condition exists.
                                            Except as described below, neither
                                            the related seller nor the related
                                            environmental reports disclosed the
                                            presence or risk of environmental
                                            contamination that is considered
                                            material to the interests of the
                                            holders of the Certificates or, with
                                            respect to a disclosed adverse
                                            material condition, the material
                                            condition has been remedied to the
                                            seller's
                                            satisfaction or funds as deemed
                                            necessary by the sellers or the
                                            related environmental engineer or
                                            consultant have been placed in
                                            escrow to remedy the adverse
                                            material condition.

                                            With respect to one (1) mortgage
                                            loan, identified on Appendix II
                                            attached hereto as loan number 3,
                                            representing 2.2% of the aggregate
                                            principal balance of the mortgage
                                            loans as of July 1, 1999, the
                                            environmental report indicated that
                                            the related mortgaged property is
                                            contaminated by dry cleaning
                                            solvents emanating from a dry
                                            cleaner located thereon. A plan for
                                            remediation of such contamination
                                            was approved in February 1998. Bids
                                            received to complete such
                                            remediation range from $290,000 to
                                            $340,000. CIGNA Investments has
                                            guaranteed all remediation and
                                            monitoring costs over $600,000. With
                                            respect to one (1) mortgage loan,
                                            identified on Appendix II attached
                                            hereto as loan number 59,
                                            representing 0.7% of the aggregate
                                            principal balance of the mortgage
                                            loans as of July 1, 1999, the
                                            environmental report indicated that
                                            the groundwater at the related
                                            mortgaged property has been
                                            contaminated by off-site sources,
                                            and is subject to ongoing monitoring
                                            and treatment by applicable
                                            regulatory authorities. With respect
                                            to one (1) mortgage loan, identified
                                            on Appendix II attached hereto as
                                            loan number 72, representing 0.6% of
                                            the aggregate principal balance of
                                            the mortgage loans as of July 1,
                                            1999, the environmental report
                                            indicated that the related mortgaged
                                            property is contaminated by dry
                                            cleaning solvents emanating from a
                                            dry cleaner located on an adjacent
                                            property. The report also indicates
                                            that the contamination of the
                                            mortgaged property is below
                                            actionable levels and that such
                                            adjacent property has been accepted
                                            into the Florida Department of
                                            Environmental Protection Drycleaning
                                            Solvent Cleanup Program, under which
                                            all remediation costs, including
                                            those affecting other properties,
                                            will be paid by such program. The
                                            groundwater at the mortgaged
                                            property for one (1) mortgage loan,
                                            identified on Appendix II attached
                                            hereto as loan number 120,
                                            representing 0.3% of the aggregate
                                            principal balance of the mortgage
                                            loans as of July 1, 1999, has been
                                            contaminated by a leaking
                                            underground storage tank and is
                                            currently subject to ongoing
                                            monitoring by applicable regulatory
                                            authorities.

                                            We cannot assure you, however, that
                                            either the sellers or the
                                            environmental reports revealed all
                                            existing or potential environmental
                                            risks or that all adverse
                                            environmental conditions have been
                                            completely remediated. Moreover, we
                                            cannot assure you that: (i) future
                                            laws, ordinances or regulations will
                                            not impose any material
                                            environmental liability; or (ii) the
                                            current environmental condition of
                                            the mortgaged properties will not be
                                            adversely affected by tenants or by
                                            the condition of land or operations
                                            in the vicinity of the mortgaged
                                            properties (such as underground
                                            storage tanks).

                                            Before the special servicer acquires
                                            title to a mortgaged property on
                                            behalf of the trust or assumes
                                            operation of the property, it must
                                            obtain an environmental assessment
                                            of the property. This requirement
                                            will decrease the likelihood that
                                            the trust will become liable under
                                            any environmental law. However, this
                                            requirement may effectively preclude
                                            foreclosure until a satisfactory
                                            environmental assessment is obtained
                                            (or until any required remedial
                                            action is thereafter taken). There
                                            is accordingly some risk that the
                                            mortgaged property will decline in
                                            value while this assessment is being
                                            obtained. Moreover, we cannot
                                            assure you that this requirement
                                            will effectively insulate the trust
                                            from potential liability under
                                            environmental laws.

BORROWER MAY BE UNABLE TO REPAY
THE REMAINING PRINCIPAL BALANCE ON
ITS MATURITY DATE WHICH MAY HAVE
AN ADVERSE EFFECT ON THE PAYMENT
OF YOUR CERTIFICATES                        Ninety-eight (98) of the mortgage
                                            loans, representing 73.9% of the
                                            outstanding aggregate principal
                                            balance of all mortgage loans as of
                                            July 1, 1999, are expected to have
                                            substantial remaining principal
                                            balances, equal to or greater than
                                            5% of the original principal balance
                                            of each mortgage loan, as of their
                                            respective stated maturity dates. We
                                            cannot assure you that each borrower
                                            will have the ability to repay the
                                            principal balance outstanding on the
                                            stated maturity dates. Mortgage
                                            loans with substantial remaining
                                            principal balances at their stated
                                            maturity date (i.e., "balloon
                                            loans"), involve greater risk than
                                            fully amortizing loans.

                                            We cannot assure you that each
                                            borrower will have the ability to
                                            repay the remaining principal
                                            balances on the pertinent date.
                                            General American Life Insurance
                                            Company, as Majority Seller, and
                                            Conning Asset Management Company as
                                            fiduciary for the City and County of
                                            San Francisco Employees' Retirement
                                            System Pension Trust, as Minority
                                            Seller (as defined hereafter), and
                                            their respective affiliates are not
                                            under any obligation to refinance
                                            any mortgage loan.

BANKRUPTCY PROCEEDINGS RELATING TO
A BORROWER MAY RESULT IN A
RESTRUCTURING OF THE RELATED
MORTGAGE LOAN

                                            Under federal bankruptcy law, a
                                            borrower's bankruptcy will stay all
                                            actions related to the borrower and
                                            its property, including
                                            foreclosures. In addition, the trust
                                            may be prohibited from foreclosing
                                            against a borrower if a bankruptcy
                                            court determines that the value of
                                            the mortgaged property is less than
                                            the principal balance of the
                                            mortgage loan it secures, subject to
                                            certain protections available to the
                                            lender. As part of a restructuring
                                            plan, a bankruptcy court also may
                                            reduce the amount of secured
                                            indebtedness to the current value of
                                            the mortgaged property. Such an
                                            action would make the lender a
                                            general unsecured creditor for the
                                            difference between the current value
                                            of the property and the amount of
                                            its loan. A bankruptcy court also
                                            may:

                                            o grant a debtor a reasonable time
                                              to cure a payment default on a
                                              loan;

                                            o reduce monthly payments due under
                                              a loan;

                                            o change the rate of interest due on
                                              a loan;

                                            o otherwise alter the loan's
                                              repayment schedule;

                                            o avoid, subordinate or disallow
                                              debts;

                                            o prohibit the enforcement of an
                                              assignment of rents; or

                                            o prohibit the enforcement of
                                              lockbox arrangements.

                                            The legal proceedings necessary to
                                            resolve bankruptcy issues can be
                                            time-consuming and expensive. Thus,
                                            the trust's recovery from borrowers
                                            in bankruptcy proceedings may be
                                            significantly delayed, and the total
                                            amount ultimately collected may be
                                            substantially less than the amount
                                            owed.

                                            While neither the Depositor nor the
                                            sellers have made any independent
                                            investigation of such matters for
                                            the mortgage loans, one of the
                                            sellers has advised the depositor
                                            that the general partner of the
                                            borrower for one (1) mortgage loan,
                                            representing 3.0% of the outstanding
                                            aggregate principal balance of all
                                            mortgage loans as of July 1, 1999,
                                            was also a general partner of a
                                            borrower which was the subject of a
                                            bankruptcy proceeding which ran from
                                            1992-1998.

THE MORTGAGE LOAN BORROWER'S
ABILITY TO EFFECT OTHER BORROWINGS
MAY REDUCE THE CASH FLOW AVAILABLE
TO THE PROPERTY WHICH MAY HAVE AN
ADVERSE EFFECT ON THE PAYMENT OF
YOUR CERTIFICATES                           Eleven (11) of the mortgage loans,
                                            representing 9.7% of the outstanding
                                            aggregate principal balance of all
                                            mortgage loans as of July 1, 1999,
                                            permit the borrower, subject to
                                            certain maximum loan-to-value and/or
                                            minimum debt service coverage ratio
                                            restrictions and, in some cases,
                                            subject to lender approval (or, in
                                            one case, subject to a maximum
                                            subordinate debt amount) to utilize
                                            the mortgaged property as collateral
                                            for subordinated loans, and the
                                            mortgaged properties of two (2) of
                                            such mortgage loans currently have
                                            subordinate indebtedness. None of
                                            such mortgage loans require the
                                            subordinate lender to enter into any
                                            standstill agreement that would
                                            limit the exercise of its remedies
                                            upon a borrower's default.
                                            Substantially all of the mortgage
                                            loans also permit the related
                                            borrower to incur limited
                                            indebtedness in the ordinary course
                                            of business.

                                            When a mortgage loan borrower (or
                                            its constituent members), also has
                                            one or more other outstanding loans
                                            (even if the loans are subordinated
                                            or mezzanine loans), the trust is
                                            subjected to the following
                                            additional risks. The borrower may
                                            have difficulty servicing and
                                            repaying multiple loans. Also, the
                                            existence of another loan generally
                                            will make it more difficult for the
                                            borrower to obtain refinancing of
                                            the mortgage loan and may thus
                                            jeopardize repayment of the mortgage
                                            loan at maturity. Moreover, the need
                                            to service additional debt may
                                            reduce the cash flow available to
                                            the borrower to operate and maintain
                                            the mortgaged property.

                                            Additionally, if the borrower, or
                                            its constituent members, defaults on
                                            the mortgage loan and/or any other
                                            loan, actions taken by other lenders
                                            could impair the security available
                                            to the trust. If a junior lender
                                            files an involuntary bankruptcy
                                            petition against the borrower (or
                                            the borrower files a voluntary
                                            petition to stay enforcement by a
                                            junior lender), the trust's ability
                                            to foreclose on the property will be
                                            automatically stayed, and principal
                                            and interest payments might not be
                                            made during the course of the
                                            bankruptcy case. The bankruptcy of a
                                            junior lender also may operate to
                                            stay foreclosure by the trust.

                                            Further, if another loan secured by
                                            the mortgaged property is in
                                            default, the other lender may
                                            foreclose on the mortgaged property,
                                            absent an
                                            agreement to the contrary, thereby
                                            causing a delay in payments and/or
                                            an involuntary repayment of the
                                            mortgage loan prior to maturity. The
                                            trust may also be subject to the
                                            costs and administrative burdens of
                                            involvement in foreclosure
                                            proceedings or related litigation.

BANKRUPTCY PROCEEDINGS RELATING TO
GENERAL PARTNERS OF BORROWERS THAT
ARE PARTNERSHIPS CAN RESULT IN
DISSOLUTION OF THE BORROWER AND
THE ACCELERATION OF
THE RELATED MORTGAGE LOAN                   A number of the borrowers under the
                                            mortgage loans are limited or
                                            general partnerships. Under certain
                                            circumstances, the bankruptcy of a
                                            general partner in partnership may
                                            result in the dissolution of such
                                            partnership. The dissolution of a
                                            borrower partnership, the winding up
                                            of its affairs and the distribution
                                            of its assets could result in an
                                            acceleration of its payment
                                            obligations under the related
                                            mortgage loan.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT                       The successful operation of a real
                                            estate project depends upon the
                                            property manager's performance and
                                            viability. The property manager is
                                            generally responsible for:

                                            o responding to changes in the local
                                              market;

                                            o planning and implementing the
                                              rental structure;

                                            o operating the property and
                                              providing building services;

                                            o managing operating expenses; and

                                            o assuring that maintenance and
                                              capital improvements are carried
                                              out in a timely fashion.

                                            Properties deriving revenues
                                            primarily from short-term sources
                                            are generally more
                                            management-intensive than properties
                                            leased to creditworthy tenants under
                                            long-term leases.

                                            A good property manager, by
                                            controlling costs, providing
                                            appropriate service to tenants and,
                                            by seeing to the maintenance of
                                            improvements, can improve cash flow,
                                            reduce vacancy, leasing and repair
                                            costs and preserve building value.
                                            On the other hand, management errors
                                            can, in some cases, impair
                                            short-term cash flow and the
                                            long-term viability of an income
                                            producing property.

                                            We make no representation or
                                            warranty as to the skills of any
                                            present or future managers.
                                            Additionally, we cannot assure you
                                            that the property managers will be
                                            in a financial condition to fulfill
                                            their management responsibilities
                                            throughout the terms of their
                                            respective management agreements.

PROPERTY INSPECTIONS PERFORMED ON
THE MORTGAGED PROPERTIES MAY NOT
REFLECT ALL CONDITIONS THAT
REQUIRE REPAIR ON THE
PROPERTY An engineering report dated on or after January 1, 1998, was obtained from an engineer or consultant in connection with the origination of forty-four (44) of the mortgage loans, representing 39.9% of the aggregate principal balance of all mortgage loans as of July 1, 1999. These engineering reports were prepared in order to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified.

                                            With respect to these mortgage
                                            loans, the related sellers have
                                            represented to the depositor that,
                                            except as disclosed in such report,
                                            the mortgaged properties are free
                                            and clear of any damage that would
                                            materially and adversely affect
                                            their value as security for these
                                            mortgage loans.

                                            With respect to all other mortgaged
                                            properties, representing 60.1% of
                                            the aggregate principal balance of
                                            all mortgage loans as of July 1,
                                            1999, the related sellers have
                                            represented to the depositor that,
                                            except as disclosed, the mortgaged
                                            properties are free and clear of any
                                            damage that would materially and
                                            adversely affect its value as
                                            security for the mortgage loan.
                                            Neither the related sellers nor the
                                            related engineering reports
                                            disclosed any damage that is
                                            considered material to the interests
                                            of the holders of the certificates,
                                            or, with respect to a disclosed
                                            material condition, the material
                                            condition has been remedied to the
                                            seller's satisfaction or funds as
                                            deemed necessary by the seller's or
                                            the related engineer or consultant
                                            have been held in escrow to remedy
                                            the material condition.

THE ABSENCE OF OR INADEQUACY OF
INSURANCE COVERAGE ON THE PROPERTY
MAY HAVE AN ADVERSE EFFECT ON THE
PAYMENT OF YOUR CERTIFICATES                The mortgaged properties may suffer
                                            casualty losses due to risks that
                                            are not covered by insurance or for
                                            which insurance coverage is not
                                            available at commercially reasonable
                                            rates. With respect to 24 mortgage
                                            loans, representing 10.8% of the
                                            aggregate principal balance of all
                                            mortgage loans as of July 1, 1999,
                                            there is no evidence that the
                                            related borrower has obtained
                                            comprehensive general liability
                                            insurance. In addition, some of the
                                            mortgaged properties are located in
                                            California and along the
                                            southeastern coast of the United
                                            States, areas that have historically
                                            been at greater risk of acts of
                                            nature for which adequate insurance
                                            is not generally available (such as
                                            earthquakes, hurricanes and floods).
                                            Forty-seven (47) of the mortgage
                                            loans, representing 28.1% of the
                                            aggregate principal balance of all
                                            mortgage loans as of July 1, 1999,
                                            are secured by mortgaged properties
                                            located in areas generally
                                            considered locations of high seismic
                                            activity, and which do not require
                                            earthquake insurance coverage. The
                                            mortgage loans generally do not
                                            require borrowers to maintain
                                            hurricane or flood insurance and we
                                            cannot assure you that borrowers
                                            will attempt or be able to obtain
                                            adequate insurance against such
                                            risks. Moreover, if reconstruction
                                            or major repairs are required
                                            following a casualty,
                                            changes in laws that have occurred
                                            since the time of original
                                            construction may materially affect
                                            the borrower's ability to effect
                                            such reconstruction or major repairs
                                            or may materially increase the cost
                                            thereof.

INACCURATE APPRAISALS MAY
INACCURATELY REFLECT THE VALUE OF
THE MORTGAGE LOANS                          In connection with the origination
                                            or acquisition of each of the
                                            mortgage loans, the related
                                            mortgaged property was appraised by
                                            an independent appraiser or by an
                                            employee of the respective
                                            originator who was a state certified
                                            appraiser. With respect to
                                            seventy-nine (79) mortgage loans,
                                            representing 62.8% of the
                                            outstanding aggregate principal
                                            balance of all the mortgage loans as
                                            of July 1, 1999, which have
                                            appraisals that were dated June 1,
                                            1997, or later, the estimates of
                                            value in the appraisals were used in
                                            the calculations of the
                                            loan-to-value ratios for these
                                            mortgage loans. Those estimates
                                            represent the analysis and opinion
                                            of the person performing the
                                            appraisal or market analysis and are
                                            not guarantees of present or future
                                            values. Moreover, the values of the
                                            mortgaged properties may have
                                            changed significantly since the
                                            appraisal or market study was
                                            performed. In addition, appraisals
                                            seek to establish the amount a
                                            typically motivated buyer would pay
                                            a typically motivated seller. Such
                                            amount could be significantly higher
                                            than the amount obtained from the
                                            sale of a mortgaged property under a
                                            distress or liquidation sale. In
                                            addition, with respect to
                                            seventy-three (73) mortgage loans,
                                            representing 37.2% of the
                                            outstanding aggregate principal
                                            balance of all mortgage loans as of
                                            July 1, 1999, the appraisals were
                                            dated prior to June 1, 1997. For
                                            these properties the loan-to-value
                                            ratios as of July 1, 1999, were not
                                            calculated using the resulting
                                            estimates of such appraisals.
                                            Instead, the loan-to-value ratios
                                            for these mortgage loans at the time
                                            of the cut-off date were calculated
                                            according to the methodology
                                            described in this prospectus
                                            supplement using a capitalization
                                            rate applied to the underwritten
                                            cash flow of such mortgaged property
                                            or properties to determine the value
                                            of such mortgaged property or
                                            properties.

                                            When appraisals were performed, they
                                            were performed within a year of the
                                            origination of the related mortgage
                                            loan. Information regarding the
                                            values of mortgaged properties
                                            available to the depositor as of the
                                            cut-off date is presented for
                                            illustrative purposes only in
                                            Appendix I and Appendix II in this
                                            prospectus supplement.

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY HAVE AN ADVERSE
EFFECT ON THE PAYMENT OF YOUR               As principal payments or prepayments
CERTIFICATES                                are made on mortgage loans, the
                                            remaining mortgage pool may be
                                            subject to increased concentrations
                                            of property types, geographic
                                            locations and other pool
                                            characteristics of the mortgage
                                            loans and the mortgaged properties,
                                            some of which may be unfavorable.
                                            Classes of certificates that have a
                                            lower payment priority are more
                                            likely to be exposed to this
                                            concentration risk than are
                                            certificate classes with a higher
                                            payment priority. This occurs
                                            because realized losses are
                                            allocated to the class outstanding
                                            at any time with the lowest payment
                                            priority and principal on the
                                            certificates entitled to principal
                                            is generally payable in sequential
                                            order (that is, in alphabetical
                                            order), with such classes generally
                                            not being entitled to
                                            receive principal until the
                                            principal amount of the preceding
                                            class or classes entitled to receive
                                            principal has been retired.

SUBORDINATION OF SUBORDINATE
OFFERED CERTIFICATES WILL AFFECT
THE TIMING OF PAYMENTS AND THE
APPLICATION OF LOSSES ON YOUR
CERTIFICATES                                As described in this prospectus
                                            supplement, the rights of the
                                            holders of each class of subordinate
                                            certificates to receive payments of
                                            principal and interest otherwise
                                            payable on their certificates will
                                            be subordinated to such rights of
                                            the holders of the more senior
                                            certificates having an earlier
                                            alphabetical class designation.
                                            Losses on the mortgage loans will be
                                            allocated to the Class O, Class N,
                                            Class M, Class L, Class K, Class J,
                                            Class H, Class G, Class F, Class E,
                                            Class D, Class C and Class B
                                            Certificates, in that order,
                                            reducing amounts otherwise payable
                                            to each class. Any remaining losses
                                            would then be allocated to the Class
                                            A-1, Class A-2, Class A-3 and Class
                                            A-4 certificates, and, solely with
                                            respect to losses of interest, to
                                            the Class X Certificates, in
                                            proportion to the amounts of
                                            interest or principal distributed
                                            thereon.

THE OPERATION OF THE MORTGAGED
PROPERTY UPON FORECLOSURE OF THE
MORTGAGE LOAN MAY AFFECT THE TAX
STATUS OF THE TRUST AND MAY HAVE
AN ADVERSE EFFECT ON THE
PAYMENT OF YOUR CERTIFICATES                If the trust acquires a mortgaged
                                            property pursuant to a foreclosure
                                            or deed in lieu of foreclosure, the
                                            special servicer will generally
                                            retain an independent contractor to
                                            operate the property. Any net income
                                            from such operation other than
                                            qualifying "rents from real
                                            property", or any rental income
                                            based on the net profits of a tenant
                                            or sub-tenant or allocable to a
                                            non-customary service, will subject
                                            the trust to a federal tax on such
                                            income at the highest marginal
                                            corporate tax rate, which is
                                            currently 35%, and, in addition,
                                            possible state or local tax. In such
                                            event, the net proceeds available
                                            for distribution to
                                            certificateholders will be reduced.
                                            The special servicer may permit the
                                            trust to earn "net income from
                                            foreclosure property" that is
                                            subject to tax if it determines that
                                            the net after-tax benefit to
                                            certificateholders is greater than
                                            under another method of operating or
                                            leasing the mortgaged property.

STATE LAWS APPLICABLE TO
FORECLOSURE ACTIONS MAY AFFECT THE
TIMING OF PAYMENTS ON YOUR
CERTIFICATES AND MAY HAVE AN
ADVERSE EFFECT ON THE PAYMENT
OF YOUR CERTIFICATES                        Some states (including California
                                            and Washington) have laws
                                            prohibiting more than one "judicial
                                            action" to enforce a mortgage
                                            obligation. Some courts have
                                            construed the term "judicial action"
                                            broadly. In the case of a mortgage
                                            loan secured by mortgaged properties
                                            located in multiple states, the
                                            master servicer or special servicer
                                            may be required to foreclose first
                                            on mortgaged properties located in
                                            states where such "one action" rules
                                            apply (and where non-judicial
                                            foreclosure is permitted) before
                                            foreclosing on properties located in
                                            states where judicial foreclosure is


                                            the only permitted method of
                                            foreclosure. As a result, the
                                            ability to realize upon the mortgage
                                            loans may be limited by the
                                            application of state laws.

MORTGAGE LOANS SECURED BY
MORTGAGES ON BORROWERS' LEASEHOLD
INTERESTS WILL SUBJECT YOUR
INVESTMENT TO A RISK
OF LOSS UPON A LEASE DEFAULT                Seven (7) of the mortgage loans,
                                            representing 6.0% of the outstanding
                                            aggregate principal balance of all
                                            mortgage loans, as of July 1, 1999,
                                            are secured solely by mortgages on
                                            borrowers' leasehold interests under
                                            ground leases. In addition, two (2)
                                            mortgage loans, representing 1.0% of
                                            the outstanding aggregate principal
                                            balance of all mortgage loans, as of
                                            July 1, 1999, are secured by
                                            mortgages on both the borrower's
                                            leasehold interest in a portion of
                                            the related mortgaged property and
                                            fee simple interest in the remainder
                                            of the related mortgaged property.
                                            Three (3) mortgage loans,
                                            representing approximately 3.2% of
                                            the aggregate principal balance of
                                            the mortgage loans as of July 1,
                                            1999, are each secured by a first
                                            lien encumbering both the related
                                            borrower's leasehold interest in the
                                            related mortgaged property and the
                                            fee simple interest of the
                                            person/entity which owns the related
                                            mortgaged property. The execution of
                                            such mortgages by the fee owners may
                                            be subject to challenge as a
                                            fraudulent conveyance by creditors
                                            of such fee owners in an action
                                            brought outside a bankruptcy case
                                            or, if such a fee owner were to
                                            become a debtor in a bankruptcy
                                            case, by such fee owner or its
                                            representative identical to the
                                            risks described in this prospectus
                                            supplement with respect to
                                            cross-collateralization
                                            arrangements.

                                            Leasehold mortgage loans are subject
                                            to risks not associated with
                                            mortgage loans secured by a lien on
                                            the fee estate of the borrower. The
                                            most significant of these risks is
                                            that if the borrower's leasehold
                                            were to be terminated upon a lease
                                            default, the leasehold mortgagee
                                            would lose its security. Generally,
                                            the related ground lease requires
                                            the lessor to give the leasehold
                                            mortgagee notice of lessee defaults
                                            and an opportunity to cure them,
                                            permits the leasehold estate to be
                                            assigned to the leasehold mortgagee
                                            or the purchaser at a foreclosure
                                            sale.

                                            Additionally, for 6 of the mortgage
                                            loans secured by a ground lease
                                            mortgage, the ground lessor has
                                            agreed that upon any default by the
                                            borrower under its ground lease, the
                                            ground lessor will:

                                            o provide the lender with sufficient
                                              time to obtain possession of the
                                              related mortgaged property prior
                                              to exercising any remedies; or

                                            o upon any termination of such
                                              ground lease, enter into a new
                                              ground lease with the lender upon
                                              the same terms as the terminated
                                              ground lease.

                                            For two (2) of the mortgage loans
                                            secured by ground lease mortgages,
                                            representing 1.6% of the outstanding
                                            aggregate principal balance of all
                                            mortgage loans as of July 1, 1999,
                                            the ground lessor has agreed that
                                            upon any default by the borrower
                                            under its ground lease, the ground
                                            lessor will assume the borrower's
                                            mortgage loan, pay the borrower's
                                            mortgage loan in full (excepting
                                            prepayment premiums) or purchase the
                                            borrower's mortgage loan from the
                                            lender with a 1% purchase premium.
                                            In the event the ground lessor
                                            purchases the mortgage loan, it is
                                            possible that the purchase price
                                            will not cover interest on advances
                                            made by the servicer.

                                            Upon the bankruptcy of a lessor or a
                                            lessee under a ground lease, the
                                            debtor entity has the right to
                                            assume or reject the lease. If a
                                            debtor lessor rejects the lease, the
                                            lessee has the right to remain in
                                            possession of its leased premises
                                            under its current rent and under the
                                            lease for the term of the lease
                                            (including renewals). If a debtor
                                            lessee/borrower rejects any or all
                                            of its leases, the lender could
                                            succeed to the lessee/borrower's
                                            position under the lease only if the
                                            lessor specifically grants the
                                            lender such right. As a result, the
                                            lender may lose its security. If
                                            both the lessor and the
                                            lessee/borrower are involved in
                                            bankruptcy proceedings, the trustee
                                            may be unable to enforce the
                                            bankrupt lessee/borrower's
                                            obligation to refuse to treat a
                                            ground lease rejected by a bankrupt
                                            lessor as terminated. In such
                                            circumstances, a lease could be
                                            terminated notwithstanding lender
                                            protection provisions contained
                                            therein or in the mortgage so that
                                            the lender would lose its security.
                                            Some of the ground leases securing
                                            the mortgaged properties provide
                                            that the ground rent payable
                                            thereunder increases during the term
                                            of the lease. These increases may
                                            adversely affect the cash flow and
                                            net income of the borrower from the
                                            mortgaged property.

CROSS-COLLATERALIZATION OF GROUPS
OF MORTGAGE LOANS COULD LEAD TO
REDUCED PAYMENT ON YOUR
CERTIFICATES AND MAY HAVE AN
ADVERSE EFFECT ON THE
PAYMENT OF YOUR CERTIFICATES                The mortgage pool includes two (2)
                                            groups of mortgage loans, the
                                            largest of which collectively
                                            represents 0.7% of the outstanding
                                            aggregate principal balance of all
                                            mortgage loans as of July 1, 1999,
                                            under which an aggregate amount of
                                            indebtedness is evidenced by
                                            multiple obligations that are
                                            cross-defaulted and
                                            cross-collateralized among multiple
                                            mortgaged properties.

                                            Cross-collateralization arrangements
                                            involving more than one borrower
                                            could be challenged as fraudulent
                                            conveyances by creditors of the
                                            related borrower in an action
                                            brought outside a bankruptcy case
                                            or, if such borrower were to become
                                            a debtor in a bankruptcy case, by
                                            the borrower or its representative.
                                            Specifically, a lien granted by a
                                            borrower entity for the benefit of
                                            another borrower or borrowers in a
                                            cross-collateralization arrangement
                                            could be avoided if a court were to
                                            determine that: (i) such borrower
                                            entity was insolvent when it granted
                                            the lien, was rendered insolvent by
                                            the granting of the lien or was left
                                            with inadequate capital, or was not
                                            able to pay its debts as they
                                            matured; and (ii) such borrower
                                            entity did not receive fair
                                            consideration or reasonably
                                            equivalent value when it allowed its
                                            mortgaged property or properties to
                                            be encumbered by a lien benefiting
                                            the other borrowers. Among other
                                            things, a legal challenge to the
                                            granting of the liens may focus on
                                            the benefits realized by such
                                            borrower entity from the respective
                                            mortgage loan proceeds, as well as
                                            the overall cross-collateralization.
                                            If a court were to conclude that the
                                            granting of the liens was an
                                            avoidable fraudulent conveyance,
                                            that court could subordinate all or
                                            part of the pertinent mortgage loan
                                            to existing or future indebtedness
                                            of that borrower. The court also
                                            could recover payments made under
                                            that mortgage loan or take other
                                            actions detrimental to the holders
                                            of the certificates, including,
                                            under certain circumstances,
                                            invalidating the loan or the
                                            mortgages that are subject to such
                                            cross-collateralization.

THE BANKRUPTCY OR INSOLVENCY OF ANY
GROUPS OF MORTGAGE LOANS MADE TO
AFFILIATED BORROWERS MAY REDUCE THE
CASH FLOW OF THE PROPERTIES AND MAY
HAVE AN ADVERSE EFFECT ON THE
PAYMENT OF YOUR CERTIFICATES                Ten (10) groups of mortgage loans
                                            (including cross-collateralized
                                            mortgage loan groups), the largest
                                            of which represents 4.6% of the
                                            outstanding aggregate principal
                                            balance of all mortgage loans as of
                                            July 1, 1999, were made to borrowers
                                            which are affiliated through common
                                            ownership of partnership or other
                                            equity interests and where, in
                                            general, the related mortgaged
                                            properties are commonly managed.

                                            The bankruptcy or insolvency of any
                                            such borrower or respective
                                            affiliate could have an adverse
                                            effect on the operation of all of
                                            the related mortgaged properties and
                                            on the ability of such related
                                            mortgaged properties to produce
                                            sufficient cash flow to make
                                            required payments on the related
                                            mortgage loans. For example, if a
                                            person that owns or controls several
                                            mortgaged properties experiences
                                            financial difficulty at one such
                                            property, it could defer maintenance
                                            at one or more other mortgaged
                                            properties in order to satisfy
                                            current expenses with respect to the
                                            mortgaged property experiencing
                                            financial difficulty, or it could
                                            attempt to avert foreclosure by
                                            filing a bankruptcy petition that
                                            might have the effect of
                                            interrupting monthly payments for an
                                            indefinite period on all the related
                                            mortgage loans.

THE STATUS OF TENANT LEASES UPON
FORECLOSURE OF THE MORTGAGED
PROPERTIES MAY HAVE AN ADVERSE
EFFECT ON THE PAYMENT OF
YOUR CERTIFICATES                           In some jurisdictions, if tenant
                                            leases are subordinate to the liens
                                            created by the mortgage and do not
                                            contain attornment provisions which
                                            require the tenant to recognize a
                                            successor owner following
                                            foreclosure as landlord under the
                                            lease, the leases may terminate upon
                                            the transfer of the property to a
                                            foreclosing lender or purchaser at
                                            foreclosure. Not all leases were
                                            reviewed to ascertain the existence
                                            of these provisions. Accordingly, if
                                            a mortgaged property is located in
                                            such a jurisdiction and is leased to
                                            one or more desirable tenants under
                                            leases that are subordinate to the
                                            mortgage and do not contain
                                            attornment provisions, such
                                            mortgaged property could experience
                                            a further decline in value if such
                                            tenants' leases were terminated.
                                            This is particularly likely if such
                                            tenants were paying above-market
                                            rents or could not be replaced.

                                            If a lease is not subordinate to a
                                            mortgage, the trust will not possess
                                            the right to dispossess the tenant
                                            upon foreclosure of the mortgaged
                                            property unless it has otherwise
                                            agreed with the tenant. If the lease
                                            contains provisions inconsistent
                                            with the mortgage, for example,
                                            provisions relating to application
                                            of insurance proceeds or
                                            condemnation awards, or which could
                                            affect the enforcement of the
                                            lender's rights, for example, a
                                            right of first refusal to purchase
                                            the property, the provisions of the
                                            lease will take precedence over the
                                            provisions of the mortgage. Some of
                                            the leases at the retail properties
                                            included in the trust may not be
                                            subordinate to the related mortgage.

LITIGATION ARISING OUT OF ORDINARY
BUSINESS MAY AFFECT THE TIMING
AND/OR PAYMENT ON YOUR
CERTIFICATES AND MAY HAVE AN
ADVERSE EFFECT ON YOUR CERTIFICATES         There may be pending or threatened
                                            legal proceedings against the
                                            borrowers and managers of the
                                            mortgaged properties and their
                                            respective affiliates arising out of
                                            the ordinary business of the
                                            borrowers, managers and affiliates.
                                            This litigation could cause a delay
                                            in the payment on your certificates.
                                            Therefore, we cannot assure you that
                                            any such litigation would not have a
                                            material adverse effect on your
                                            certificates.

THERE ARE CONFLICTS OF INTEREST OF
THE OPERATING ADVISER, THE MASTER
SERVICER, THE SPECIAL SERVICER AND
THE MANAGERS OF THE MORTGAGED
PROPERTY THAT MAY HAVE AN ADVERSE
EFFECT ON YOUR CERTIFICATES                 The special servicer is given
                                            considerable latitude in determining
                                            whether and in what manner to
                                            liquidate or modify defaulted
                                            mortgage loans. The operating
                                            adviser will have the right to
                                            replace the special servicer upon
                                            satisfaction of certain conditions.
                                            At any given time, the operating
                                            adviser will be controlled generally
                                            by the holders of the most
                                            subordinated (or, under certain
                                            circumstances, the next most
                                            subordinated) class of certificates
                                            (that is, the controlling class)
                                            outstanding from time to time, and
                                            such holders may have interests in
                                            conflict with those of the holders
                                            of the other certificates. For
                                            instance, the holders of
                                            certificates of the controlling
                                            class might desire to mitigate the
                                            potential for loss to that class
                                            from a troubled mortgage loan by
                                            deferring enforcement in the hope of
                                            maximizing future proceeds. However,
                                            the interests of the trust may be
                                            better served by prompt action,
                                            since delay followed by a market
                                            downturn could result in less
                                            proceeds to the trust than would
                                            have been realized if earlier action
                                            had been taken.

                                            A Delaware business trust of which
                                            the sellers are the sole
                                            beneficiaries is expected to acquire
                                            the Class D, Class E, Class F, Class
                                            G, Class H, Class J, Class K, Class
                                            L, Class M, Class N and Class O
                                            Certificates and it will initially
                                            be the controlling class. General
                                            American Life Insurance Company is
                                            an affiliate of the master servicer
                                            and the special servicer. Under such
                                            circumstances, the master servicer
                                            and the special servicer may have
                                            interests that conflict with the
                                            interests of the other holders of
                                            the certificates.

                                            Substantially all of the property
                                            managers for the mortgaged
                                            properties (or their affiliates)
                                            manage additional properties,
                                            including properties that may
                                            compete with the mortgaged
                                            properties. Affiliates of the
                                            managers, and certain of the
                                            managers themselves, also may own
                                            other properties, including
                                            competing properties. The managers
                                            of the mortgaged properties may
                                            accordingly experience conflicts of
                                            interest in the management of such
                                            mortgaged properties.


PREPAYMENTS MAY REDUCE
THE YIELD ON YOUR CERTIFICATES              The yield to maturity on your
                                            certificates will depend, in
                                            significant part, upon the rate and
                                            timing of principal payments on the
                                            mortgage
                                            loans. For this purpose, principal
                                            payments include both voluntary
                                            prepayments, if permitted, and
                                            involuntary prepayments, such as
                                            prepayments resulting from casualty
                                            or condemnation of mortgaged
                                            properties, defaults and
                                            liquidations by borrowers, or
                                            repurchases as a result of a
                                            seller's breach of representations
                                            and warranties or material defects
                                            in a mortgage loan's documentation.
                                            In particular, the sellers of the
                                            mortgage loans will make certain
                                            representations as to structural
                                            damage and environmental condition
                                            for mortgaged properties that may
                                            not have been inspected in over two
                                            years.

                                            The investment performance of your
                                            certificates may vary materially and
                                            adversely from your expectations if
                                            the actual rate of prepayment is
                                            higher or lower than you anticipate.

                                            Voluntary prepayments under certain
                                            of the mortgage loans require
                                            payment of a prepayment premium
                                            unless the prepayment occurs within
                                            generally two to eight months prior
                                            to the stated maturity date.
                                            Nevertheless, we cannot assure you
                                            that the related borrowers will
                                            refrain from prepaying their
                                            mortgage loans due to the existence
                                            of a prepayment premium. We also
                                            cannot assure you that involuntary
                                            prepayments will not occur. The rate
                                            at which voluntary prepayments occur
                                            on the mortgage loans will be
                                            affected by a variety of factors,
                                            including:

                                            o the terms of the mortgage loans;

                                            o the length of any prepayment
                                              lockout period;

                                            o the level of prevailing interest
                                              rates;

                                            o the availability of mortgage
                                              credit;

                                            o the applicable yield maintenance
                                              charges or prepayment premiums;

                                            o the occurrence of casualties or
                                              natural disasters; and

                                            o economic, demographic, tax or
                                              legal factors.

                                            Generally, no prepayment premium
                                            will be required for prepayments in
                                            connection with a casualty or
                                            condemnation. In addition, if a
                                            seller repurchases any mortgage loan
                                            from the trust due to the breach of
                                            a representation or warranty, the
                                            repurchase price paid will be passed
                                            through to the holders of the
                                            certificates with the same effect as
                                            if the mortgage loan had been
                                            prepaid in part or in full, except
                                            that no prepayment premium will be
                                            payable. Such a repurchase may,
                                            therefore, adversely affect the
                                            yield to maturity on your
                                            certificates.

                                            Also, the description in the
                                            mortgage notes of the method of
                                            calculation of prepayment premiums
                                            is complex and it is possible that
                                            another person would apply a
                                            different methodology than the one
                                            used in determining the yield to
                                            maturity on your certificates as
                                            described in this prospectus
                                            supplement.

THE YIELD ON YOUR CERTIFICATE WILL
BE AFFECTED BY THE PRICE AT WHICH
THE CERTIFICATE WAS PURCHASED AND
THE RATE, TIMING AND AMOUNT OF
DISTRIBUTIONS ON THE CERTIFICATE            The yield on any certificate will
                                            depend on (1) the price at which
                                            such certificate is purchased by an
                                            investor and (2) the rate, timing
                                            and amount of distributions on such
                                            certificate. The rate, timing and
                                            amount of distributions on any
                                            certificate will, in turn, depend
                                            on, among other things:

                                            o the interest rate for such
                                              certificate;

                                            o the rate and timing of principal
                                              payments (including principal
                                              prepayments) and other principal
                                              collections on or in respect of
                                              the mortgage loans and the extent
                                              to which such amounts are to be
                                              applied or otherwise result in a
                                              reduction of the certificate
                                              balance of such certificate;

                                            o the rate, timing and severity of
                                              losses on or in respect of the
                                              mortgage loans or unanticipated
                                              expenses of the trust;

                                            o the timing and severity of any
                                              interest shortfalls resulting from
                                              prepayments;

                                            o the timing and severity of any
                                              reductions in the appraised value
                                              of any mortgaged property in a
                                              manner that has an effect on the
                                              amount of advancing required on
                                              the related mortgage loan; and

                                            o the method of calculation of
                                              prepayment premiums and the extent
                                              to which prepayment premiums are
                                              collected and, in turn,
                                              distributed on such certificate.

YOU BEAR THE RISK OF
BORROWER  DEFAULTS                          The rate and timing of delinquencies
                                            or defaults on the mortgage loans
                                            will affect the following aspects of
                                            the offered certificates:

                                            o the aggregate amount of
                                              distributions on them;

                                            o their yields to maturity;

                                            o their rates of principal payments;
                                              and

                                            o their weighted average lives.

                                            The rights of holders of each class
                                            of subordinate certificates to
                                            receive payments of principal and
                                            interest otherwise payable on their
                                            certificates will be subordinated to
                                            such rights of the holders of the
                                            more senior certificates having an
                                            earlier alphabetical class
                                            designation. Losses on the mortgage
                                            loans will be allocated to the Class
                                            O, Class N, Class M, Class L, Class
                                            K, Class J, Class H, Class G, Class
                                            F, Class E, Class D, Class C and
                                            Class B Certificates, in that order,
                                            reducing amounts otherwise payable
                                            to each class. Any remaining losses
                                            would then be allocated, pro rata,
                                            to the Class A-1, Class A-2, Class
                                            A-3, Class A-4 Certificates and,
                                            with respect to interest only, the
                                            Class X Certificates.

                                            If losses on the mortgage loans
                                            exceed the aggregate certificate
                                            balance of the classes of
                                            certificates subordinated to a
                                            particular class, such class will
                                            suffer a loss equal to the full
                                            amount of such excess (up to the
                                            outstanding certificate balance of
                                            such class).

                                            If you calculate your anticipated
                                            yield based on assumed rates of
                                            default and losses that are lower
                                            than the default rate and losses
                                            actually are experienced and such
                                            losses are allocable to your
                                            certificates, your actual yield to
                                            maturity will be lower than the
                                            assumed yield. Under certain extreme
                                            scenarios, such yield could be
                                            negative. In general, the earlier a
                                            loss borne by your certificates
                                            occurs, the greater the effect on
                                            your yield to maturity.

                                            Even if losses on the mortgage loans
                                            are not borne by your certificates,
                                            those losses may affect the weighted
                                            average life and yield to maturity
                                            of your certificates. This may be so
                                            because those losses cause your
                                            certificates to have a higher
                                            percentage ownership interest in the
                                            trust (and therefore a greater
                                            portion of the related distributions
                                            of principal payments on the
                                            mortgage loans) than would otherwise
                                            have been the case. The effect on
                                            the weighted average life and yield
                                            to maturity of your certificates
                                            will depend upon the characteristics
                                            of the remaining mortgage loans.

                                            Additionally, delinquencies and
                                            defaults on the mortgage loans may
                                            significantly delay the receipt of
                                            distributions by you on your
                                            certificates, unless advances are
                                            made to cover delinquent payments or
                                            the subordination of another class
                                            of certificates fully offsets the
                                            effects of any such delinquency or
                                            default.

COMPENSATION TO THE MASTER
SERVICER, THE SPECIAL SERVICER AND
THE TRUSTEE MAY HAVE AN ADVERSE
EFFECT ON THE PAYMENT OF
YOUR CERTIFICATES                           To the extent described in this
                                            prospectus supplement, the master
                                            servicer or the trustee will be
                                            entitled to receive interest on
                                            unreimbursed advances they have made
                                            with respect to defaulted monthly
                                            payments or that are made with
                                            respect to the preservation and
                                            protection of the related mortgaged
                                            property. This interest will
                                            generally accrue from the date on
                                            which the related advance is made or
                                            the related expense is incurred
                                            through the date of reimbursement.
                                            In addition, under certain
                                            circumstances, including
                                            delinquencies in the payment of
                                            principal and interest, a mortgage
                                            loan will be serviced by the special
                                            servicer, and the special servicer
                                            is entitled to compensation for
                                            special servicing activities. The
                                            right to receive interest on
                                            advances and special servicing
                                            compensation is senior to the rights
                                            of certificateholders to receive
                                            distributions.



THE SELLERS OF THE MORTGAGE LOANS
ARE SUBJECT TO BANKRUPTCY OR
INSOLVENCY LAWS THAT MAY AFFECT
THE TRUST'S OWNERSHIP OF
THE MORTGAGE LOANS                          General American Life Insurance
                                            Company is a Missouri life insurance
                                            corporation regulated under the
                                            insurance laws of the State of
                                            Missouri. As such, General American
                                            is not susceptible to bankruptcy
                                            proceedings under federal law, but
                                            in the event of its insolvency or
                                            comparable circumstances, General
                                            American may be placed in
                                            receivership or otherwise seized for
                                            purposes of rehabilitation or
                                            liquidation by the director of the
                                            Missouri department of insurance.

                                            The City and County of San Francisco
                                            Employees' Retirement System Pension
                                            Trust is a public pension plan
                                            created by a municipal corporation
                                            for the benefit of its employees. It
                                            is unclear whether federal
                                            bankruptcy law or California common
                                            law would govern if the Pension
                                            Trust became insolvent.

                                            In the event of the insolvency of
                                            either seller, it is possible the
                                            trust's right to payment from or
                                            ownership of the mortgage loans
                                            could be challenged, and if such
                                            challenge were successful, delays or
                                            reductions in payments on the
                                            certificates could occur.

                                            Based upon an opinion of counsel
                                            that the conveyance of the mortgage
                                            loans to the depositor will be a
                                            true sale under applicable state
                                            law, which opinion is subject to
                                            various assumptions and
                                            qualifications, the sellers believe
                                            that such a challenge will be
                                            unsuccessful, but there can be no
                                            assurance that the director of the
                                            Missouri department of insurance, a
                                            bankruptcy trustee, if applicable,
                                            or other interested party will not
                                            attempt to assert such a position.
                                            Even if actions seeking such results
                                            were not successful, it is possible
                                            that payments on the certificates
                                            would be delayed while a court
                                            resolves the claim.

COMPUTER PROGRAMMING PROBLEMS
RELATED TO THE YEAR 2000 MAY HAVE
ADVERSE EFFECTS ON THE PAYMENT OF
YOUR CERTIFICATES                           We are aware of the issues
                                            associated with the programming code
                                            in existing computer systems as the
                                            year 2000 approaches. The "year 2000
                                            problem" is pervasive and complex.
                                            Virtually every computer operation
                                            will be affected in some way by the
                                            rollover of the two digit year value
                                            to 00. The issue is whether computer
                                            systems will properly recognize
                                            date-sensitive information when the
                                            year changes to 2000. Systems that
                                            do not properly recognize such
                                            information could generate erroneous
                                            data or otherwise fail.

                                            We have been advised by each of the
                                            trustee, the master servicer and the
                                            special servicer that they are
                                            committed either to (1) implement
                                            modifications to their respective
                                            existing systems to the extent
                                            required to cause them to be year
                                            2000 compliant or (2) acquire
                                            computer systems that are year 2000
                                            compliant, in each case prior to
                                            January 1, 2000. However, we have
                                            not made any independent
                                            investigation of the computer
                                            systems of the trustee, the master
                                            servicer or the special servicer. In
                                            the event that computer problems
                                            arise out of a failure of such
                                            efforts to be completed on time, or
                                            in the event that the computer
                                            systems of the trustee, the master
                                            servicer or the special servicer are
                                            not fully year 2000 compliant, the
                                            resulting disruptions in the
                                            collection or distribution of
                                            receipts on the mortgage loans could
                                            materially adversely affect your
                                            investment.

                                            Additionally, no independent
                                            investigation of the computer
                                            systems of any borrower or any
                                            tenant of a mortgaged property has
                                            been completed. The operation of a
                                            borrower or a tenant at a mortgaged
                                            property may be dependent upon
                                            computer systems that are not fully
                                            year 2000 compliant. In such case,
                                            disruptions could occur in the
                                            borrower's collection of rents and
                                            other income from such mortgaged
                                            property, potentially resulting in
                                            disruptions in the borrower's
                                            required payments due in connection
                                            with such mortgage loan.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The Series 1999-CAM1 Commercial Mortgage Pass-Through Certificates will be issued on or about July 21, 1999 pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-Off Date, among the Depositor, the Master Servicer, the Special Servicer and the Trustee.

         Capitalized terms used and not otherwise defined herein have the meanings given to them in the section of this Prospectus Supplement entitled "Glossary of Terms."

         The Certificates will represent in the aggregate the entire beneficial ownership interest in the Trust Fund consisting primarily of:

        o the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-Off Date (exclusive of principal prepayments received prior to the Cut-Off Date and scheduled payments of principal and interest due on or before the Cut-Off Date);

        o any Mortgaged Property acquired on behalf of the Certificateholders in respect of a defaulted Mortgage Loan through foreclosure, deed in lieu of foreclosure or otherwise; and

        o certain rights of the Depositor under, or assigned to the Depositor pursuant to, each of the Mortgage Loan Purchase Agreements relating to Mortgage Loan document delivery requirements and the representations and warranties of the related Seller regarding its Mortgage Loans.

         The Certificates will consist of twenty-one (21) classes, to be designated as:

        o the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and the Class A-4 Certificates;

        o the Class X Certificates;

        o the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates and the Class O Certificates; and

        o the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates.

         Only the Class A, Class B, Class C, Class D, Class E and Class F Certificates are offered hereby. The Class X, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates and the Residual Certificates have not been registered under the Securities Act of 1933, as amended, and are not offered hereby.

         The Class A Certificates will be issued in book-entry form in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess thereof. The Class B, Class C, Class D, Class E and Class F Certificates will be issued in book-entry form in denominations of $100,000 initial Certificate Balance and in any whole dollar denomination in excess thereof.

         Each Class of Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in an Offered Certificate will be entitled to receive a fully registered physical certificate representing such interest, except as set forth in the Prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates". Unless and until Definitive Certificates are issued in respect of any Class of Offered Certificates, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through DTC's participating organizations.

         All references herein to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to the related Certificate Owners through DTC's Participants in accordance with DTC procedures. Until Definitive Certificates are issued in respect of any Class of Offered Certificates, interests in such Certificates will be transferred on the book-entry records of DTC (and its Participants). See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the Prospectus.

         Certificateholders must hold their Offered Certificates in book-entry form, and delivery of the Offered Certificates will be made through the facilities of DTC, in the United States, and may be made through the facilities of CEDEL or Euroclear, in Europe. Transfers within DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through CEDEL or Euroclear, on the other, will be effected in DTC through Citibank, N.A. or The Chase Manhattan Bank, the relevant depositaries of CEDEL and Euroclear, respectively.

         Because of time-zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participant or CEDEL customer on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

         DTC management is aware that some DTC Systems are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its Participants and other members of the financial community that it has developed and is implementing a program so that the DTC Systems, as the same relate to the timely payment of distributions, including principal and income payments, to securityholders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

         However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provisions of services, including telecommunication and electrical utility service providers, among others.

         DTC has informed its Participants and other members of the financial community that it is contacting and will continue to contact third party vendors from whom DTC acquires services to:

        o impress upon them the importance of such services being Year 2000 compliant; and

        o determine the extent of their efforts for Year 2000 remediation and, as appropriate, testing of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

         According to DTC, the foregoing information with respect to DTC has been provided to its Participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

                  CERTIFICATE BALANCES AND NOTIONAL AMOUNT

         Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates will have the following aggregate Certificate Balances. In each case, the Certificate Balances may vary by 5%:


                                                        APPROXIMATE           RATINGS
                              INITIAL AGGREGATE     PERCENT OF INITIAL      (FITCH IBCA/          APPROXIMATE
              CLASS          CERTIFICATE BALANCE       POOL BALANCE             S&P)             CREDIT SUPPORT

         Class A-1                $95,763,000             80.50%              AAA/AAA               19.50%

         Class A-2               $180,000,000             80.50%              AAA/AAA               19.50%

         Class A-3               $167,680,000             80.50%              AAA/AAA               19.50%

         Class A-4               $205,751,000             80.50%              AAA/AAA               19.50%

         Class B                  $26,209,000              3.25%               AA/AA                16.25%

         Class C                  $26,210,000              3.25%                A/A                 13.00%

         Class D                  $12,097,000              1.50%               A-/A-                11.50%

         Class E                  $20,161,000              2.50%              BBB/BBB                9.00%

         Class F                   $8,065,000              1.00%             BBB-/BBB-               8.00%

         Classes G-O              $64,519,937              8.00%               ------               ------


         The percentages indicated under the columns "Approximate Credit Support" and "Approximate Percent of Initial Pool Balance" with respect to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates represent the approximate credit support and total Certificate Balances, as applicable, for the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates in the aggregate.

         The initial Certificate Balance of each Principal Balance Certificate will be set forth on the face thereof. On each Distribution Date, the Certificate Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on that Certificate on the applicable Distribution Date, and will be further reduced by any Realized Losses and Expense Losses allocated to such Certificate on such Distribution Date. See "--Distributions" and "--Distributions--Subordination; Allocation of Losses and Certain Expenses" below.

         The Interest Only Certificates will not have a Certificate Balance. Such Class of Certificates will represent the right to receive distributions of interest accrued as described herein on a Notional Amount.

         The aggregate Notional Amount of the Interest Only Certificates will equal 100% of the aggregate Scheduled Principal Balance of the Mortgage Loans outstanding from time to time. The Interest Only Certificates will have an initial aggregate Notional Amount of $806,455,937, subject to a permitted variance of plus or minus 5%. The Notional Amount of each Interest Only Certificate is used solely for the purpose of determining the amount of interest to be distributed on such Certificate and does not represent the right to receive any distributions of principal.

         The Residual Certificates will not have Certificate Balances or Notional Amounts.

PASS-THROUGH RATES

         The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-3, Class A-4 and Class B Certificates for each Distribution Date will, at all times, be equal to 6.54%, 6.76%, 6.92%, 7.02% and 7.12% per annum, respectively; provided, however, that each such Pass-Through Rate will not exceed the Weighted Average Net Mortgage Rate for such Distribution Date.

         The Pass-Through Rates applicable to the Class C, Class D, Class E and Class F Certificates for the initial Distribution Date will equal approximately 7.37%, 7.50%, 7.50% and 7.50% per annum, respectively. For each subsequent Distribution Date, the Pass-Through Rate on the Class C Certificates will be a per annum rate equal to the Weighted Average Net Mortgage Rate for such Distribution Date minus 0.13%. For each subsequent Distribution Date, the Pass-Through Rate on the Class D, Class E and Class F Certificates will be a per annum rate equal to the Weighted Average Net Mortgage Rate for such Distribution Date.

         The Pass-Through Rates applicable to the Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates, which are Private Certificates, for each Distribution Date will each, at all times, be equal to 6.54% per annum; provided, however, that each such Pass-Through Rate will not exceed the Weighted Average Net Mortgage Rate for such Distribution Date.

         The Pass-Through Rate applicable to the Class X Certificates, which are Private Certificates, for the initial Distribution Date will equal approximately 0.62% per annum.

         The Pass-Through Rate applicable to the Class X Certificates for each Distribution Date subsequent to the initial Distribution Date will, in general, equal the excess, if any, of:

        o the Weighted Average Net Mortgage Rate for such Distribution Date, over

        o the weighted average of the Pass-Through Rates applicable to the respective Classes of Principal Balance Certificates for such Distribution Date, the relevant weighting to be on the basis of the respective aggregate Certificate Balances of such Classes of Certificates immediately prior to such Distribution Date.

         The Administrative Cost Rate for each Mortgage Loan is set forth in Appendix II. The Administrative Cost Rate will be payable on the Scheduled Principal Balance of each Mortgage Loan outstanding from time to time. The Administrative Cost Rate applicable to a Mortgage Loan in any month will be determined using the same interest accrual basis (i.e., a 360-day year consisting of twelve 30-day months or a 360-day year and actual days elapsed) on which interest accrues under the terms of such Mortgage Loan.

DISTRIBUTIONS

General

         Distributions on or with respect to the Certificates will be made by the Trustee, to the extent of available funds, and in accordance with the manner and priority set forth herein, on each Distribution Date, commencing in August 1999. Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the related Record Date. Every distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions on or before the related Record Date, or otherwise by check mailed to such Certificateholder.

         The final distribution on any Certificate will be determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such Certificate. The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Expense Loss previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such Certificate. The likelihood of any such distribution is remote. All distributions made on or with respect to a Class of Certificates will be allocated pro rata among such Certificates based on their respective Percentage Interests in such Class.

The Available Distribution Amount

         With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for that Distribution Date.

         With respect to the Distribution Date occurring in each January, other than a leap year, and each February, the Interest Reserve Amount will be deposited to the Interest Reserve Account in respect of each Interest Reserve Loan in an amount equal to one day's interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which such Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made in respect thereof for such Due Date. The Net Mortgage Rate will be applied without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the definition of "Net Mortgage Rate" in the Glossary. With respect to the Distribution Date occurring in March of each year, an amount is required to be withdrawn from the Interest Reserve Account in respect of each Interest Reserve Loan equal to the related Interest Reserve Amount from the preceding January, if applicable, and February, and the withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

Application of the Available Distribution Amount

         On each Distribution Date, except as described under "--Optional Termination" below, for so long as any Class of Offered Certificates remains outstanding, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

            (i) to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class X Certificates, the Distributable Certificate Interest Amount in respect of each such Class of Certificates for such Distribution Date, pro rata in proportion to the Distributable Certificate Interest Amount payable in respect of each such Class;

            (ii) to the holders of the Class A-1, Class A-2 and Class A-3 Certificates, the Principal Distribution Amount for such Distribution Date, until the aggregate Certificate Balance of the Class A-1, Class A-2 and Class A-3 Certificates has been reduced to zero pro rata in proportion to the aggregate amount to be distributed pursuant to this clause as follows:
                    (A) to the Class A-2 Certificates, the Class A-2 Scheduled Principal Amount and (B) to the Class A-1 Certificates, until the aggregate outstanding Certificate Balance of the Class A-1 Certificates is reduced to zero, and then to the Class A-3 Certificates, an amount equal to the difference between the Principal Distribution Amount and the Class A-2 Scheduled Principal Amount;

            (iii) upon payment in full of the aggregate Certificate Balance of the Class A-1, Class A-2 and Class A-3 Certificates, to the holders of the Class A-4 Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-4 Certificates has been reduced to zero; the Principal Distribution Amount herein will be reduced by any portion thereof distributed to the holders of the Class A-1 Certificates, Class A-2 Certificates and the Class A-3 Certificates;

            (iv) to the holders of the Class A and Class X Certificates, pro rata in proportion to their respective entitlements to reimbursement described in this clause, to reimburse them for any Realized Losses and Expense Losses previously allocated to such Classes of Certificates, plus interest on such Realized Losses and Expense Losses, compounded monthly, at one-twelfth the applicable Pass-Through Rate;

            (v) to the holders of the Class B Certificates, the Distributable Certificate Interest Amount in respect of such Class of Certificates for such Distribution Date;

            (vi) upon payment in full of the aggregate Certificate Balance of the Class A-4 Certificates, to the holders of the Class B Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class B Certificates has been reduced to zero; the Principal Distribution Amount herein will be reduced by any portion thereof distributed to the holders of the Class A Certificates;

            (vii) to the holders of the Class B Certificates, to reimburse them for any Realized Losses and Expense Losses previously allocated to such Class of Certificates, plus interest on such Realized Losses and Expense Losses, compounded monthly, at one-twelfth the applicable Pass-Through Rate;

            (viii) to the holders of the Class C Certificates, the Distributable Certificate Interest Amount in respect of such Class of Certificates for such Distribution Date;

            (ix) upon payment in full of the aggregate Certificate Balance of the Class B Certificates, to the holders of the Class C Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class C Certificates has been reduced to zero; the Principal Distribution Amount herein will be reduced by any portion thereof distributed to the holders of the Class A and Class B Certificates;

            (x) to the holders of the Class C Certificates, to reimburse them for any Realized Losses and Expense Losses previously allocated to such Class of Certificates, plus interest on such Realized Losses and Expense Losses, compounded monthly, at one-twelfth the applicable Pass-Through Rate;

            (xi) to the holders of the Class D Certificates, the Distributable Certificate Interest Amount in respect of such Class of Certificates for such Distribution Date;

            (xii) upon payment in full of the aggregate Certificate Balance of the Class C Certificates, to the holders of the Class D Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class D Certificates has been reduced to zero; the Principal Distribution Amount herein will be reduced by any portion thereof distributed to the holders of the Class A, Class B and Class C Certificates;

            (xiii) to the holders of the Class D Certificates, to reimburse them for any Realized Losses and Expense Losses previously allocated to such Class of Certificates, plus interest on such Realized Losses and Expense Losses, compounded monthly, at one-twelfth the applicable Pass-Through Rate;

            (xiv) to the holders of the Class E Certificates, the Distributable Certificate Interest Amount in respect of such Class of Certificates for such Distribution Date;

            (xv) upon payment in full of the aggregate Certificate Balance of the Class D Certificates, to the holders of the Class E Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class E Certificates has been reduced to zero; the Principal Distribution Amount herein will be reduced by any portion thereof distributed to the holders of the Class A, Class B, Class C and Class D Certificates;

            (xvi) to the holders of the Class E Certificates, to reimburse them for any Realized Losses and Expenses Losses previously allocated to such Class of Certificates, plus interest on such

                    Realized Losses and Expense Losses, compounded monthly, at one-twelfth the applicable Pass-Through Rate;

            (xvii) to the holders of the Class F Certificates, the Distributable Certificate Interest Amount in respect of such Class of Certificates for such Distribution Date;

            (xviii) upon payment in full of the aggregate Certificate Balance of the Class E Certificates, to the holders of the Class F Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class F Certificates has been reduced to zero; the Principal Distribution Amount herein will be reduced by any portion thereof distributed to the holders of the Class A, Class B, Class C, Class D and Class E Certificates;

            (xix) to the holders of the Class F Certificates, to reimburse them for any Realized Losses and Expense Losses previously allocated to such Class of Certificates, plus interest on such Realized Losses and Expense Losses, compounded monthly, at one-twelfth the applicable Pass-Through Rate; and

            (xx) to make payments to the holders of the Private Certificates, other than the Class X Certificates, as contemplated below.

         Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all Classes of Subordinate Certificates has been reduced to zero or the aggregate Appraisal Reduction in effect is greater than or equal to the aggregate Certificate Balance of all Classes of Subordinate Certificates, the Principal Distribution Amount will be distributed, first, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in proportion to their respective Certificate Balances, in reduction of their respective Certificate Balances, until the aggregate Certificate Balance of each such Class is reduced to zero; and, second, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in proportion to their respective Certificate Balances, for the unreimbursed amount of Realized Losses and Expense Losses previously allocated to such Classes.

         On each Distribution Date, following the above-described distributions on the Offered Certificates and the Class X Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments to the holders of each of the respective Classes of Private Certificates (other than the Class X Certificates and Residual Certificates), in alphabetical order of Class designation, in each case for the following purposes and in the following order of priority (i.e., payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class G Certificates, then payments under clauses (1), (2), and (3) below, in that order, to the holders of the Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates):

         (1) to pay interest to the holders of the particular Class of Certificates, up to an amount equal to the Distributable Certificate Interest Amount in respect of such Class of Certificates for such Distribution Date;

         (2) if the aggregate Certificate Balance of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation has been reduced to zero, to pay principal to the holders of the particular Class of Certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate Certificate Balance of such Class of Certificates and (b) the aggregate of the remaining Principal Distribution Amount for such Distribution Date; and

         (3) to reimburse the holders of the particular Class of Certificates, up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts, compounded monthly, at one-twelfth the Pass-Through Rate of such Classes.

         Any portion of the Available Distribution Amount for any Distribution Date that is not otherwise payable to the holders of REMIC Regular Certificates as contemplated above, will be paid to the holders of the Class R-I Certificates.

Distributions of Prepayment Premiums

         Any Yield Maintenance Payment collected with respect to a Mortgage Loan during any particular Collection Period will be distributed on the following Distribution Date as between the Class X Certificates and all other eligible Classes based upon the Base Interest Fraction. The product of the Base Interest Fraction and the aggregate amount of such Yield Maintenance Payment will be allocated for distribution to Classes entitled to receive principal distributions on the related Distribution Date. The product of (a) the amount of principal distributed to each Class of Certificates (other than the Class X Certificates) as a percentage of the principal distributed to all Classes multiplied by (b) the Base Interest Fraction and multiplied by (c) the amount of Yield Maintenance Payments collected, will be distributed to each such Class of Certificates. The remainder of such Yield Maintenance Payment will be distributed to the Class X Certificates.

         Twenty-five percent (25%) of any Percentage Premium collected with respect to a Mortgage Loan during any particular Collection Period will be distributed on the following Distribution Date as follows: The holders of the Class A, Class B, Class C, Class D, Class E and Class F Certificates entitled to receive principal distributions on the related Distribution Date on a pro rata basis, based on the amount of principal distributed to each such Class as a percentage of the amount of principal distributed to all Classes. The remainder of such Percentage Premiums will be allocated to the Class X Certificates.

         Notwithstanding the foregoing, no Percentage Premiums or Yield Maintenance Payments will be distributed to holders of the Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O or Residual Certificates. Instead, after the Certificate Balances have been reduced to zero, all Percentage Premiums and Yield Maintenance Payments will be distributed to holders of the Class X Certificates.

         Any Prepayment Premiums distributed to the holders of a Class of Certificates may not be sufficient to fully compensate such Certificateholders for any loss in yield attributable to the related Principal Prepayments.

Treatment of REO Properties

         Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will, for purposes of, among other things, determining Pass-Through Rates of, distributions on and allocations of Realized Losses and Expense Losses to the Certificates, as well as the amount of Servicing Fees, Excess Servicing Fees, Trustee Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement, be treated as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property, exclusive of related operating costs, will be "applied" by the Master Servicer as principal, interest and other amounts "due" on such Mortgage Loan; and, subject to the recoverability determination described under "--Advances" below and the effect of any Appraisal Reductions described under "--Appraisal Reductions" below, the Master Servicer will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding. References to Mortgage Loan and Mortgage Loans in the definitions of Weighted Average Net Mortgage Rate and Principal Distribution Amount are intended to include any Mortgage Loan or Mortgage Loans as to which the related Mortgaged Property has become an REO Property.

Appraisal Reductions

         Not later than the earliest Appraisal Event, the Special Servicer is required to obtain an MAI appraisal, if the Scheduled Principal Balance of the Mortgage Loan is greater than $1,000,000, or an internal valuation, if the Scheduled Principal Balance of the Mortgage Loan is equal to or less than $1,000,000, of the related Mortgaged Property or REO Property, as the case may be. However, the Special Servicer need not obtain either the MAI appraisal or the internal valuation if such an appraisal or valuation had been obtained within the prior twelve months. An appraisal must be obtained no later than 60 days after the Appraisal Event and an internal valuation must be obtained no later than 30 days after the Appraisal Event. As a result of such appraisal or internal valuation, an Appraisal Reduction may be created.

         An Appraisal Reduction will be reduced to zero as of the date the related Mortgage Loan is brought current under the then current terms of the Mortgage Loan for at least three consecutive months. No Appraisal Reduction will exist as to any Mortgage Loan after it has been paid in full, liquidated, repurchased or otherwise disposed of. An appraisal for any Mortgage Loan that has not been brought current for at least three consecutive months will be updated annually, with a corresponding adjustment to the amount of the related Appraisal Reduction. In addition, the Operating Adviser may at any time request the Special Servicer to obtain (at the Operating Adviser's expense) an updated appraisal, with a corresponding adjustment to the amount of the Appraisal Reduction.

         The existence of an Appraisal Reduction will proportionately reduce the Master Servicer's or the Trustee's, as the case may be, obligation to make P&I Advances in respect of interest on the related Mortgage Loan, which will generally result in a reduction in current distributions of interest in respect of the then most subordinate Class (or, in some cases, Classes) of Principal Balance Certificates. See "--Advances--P&I Advances" below.

Subordination; Allocation of Losses and Certain Expenses

         As and to the extent described herein, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described herein, to the rights of holders of the Senior Certificates, and to the rights of the holders of each other Class of Subordinate Certificates with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of each Class of Class A Certificates of principal in an amount equal to the entire Certificate Balance of the Class A Certificates.

         Similarly, but to decreasing degrees and in alphabetical order of Class designation, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates, other than the Class O Certificates, which do not have the benefit of any effective subordination, of the full amount of interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire Certificate Balance of such Class of Certificates. This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described above under "--Application of the Available Distribution Amount" and by the allocation of Realized Losses and Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the Certificates.

         Allocation to the Class A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will generally have the effect of reducing the Certificate Balance of that Class at a faster rate than would be the case if principal payments were allocated pro rata to all Classes of Certificates with Certificate Balances. Thus, as principal is distributed to the holders of the Class A Certificates, the percentage interest in the Trust Fund evidenced by the Class A Certificates will be decreased, with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate Certificates, thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Certificates by the Subordinate Certificates.

         Following retirement of the Class A Certificates, the herein described successive allocation to the Subordinate Certificates, in alphabetical order of Class designation, in each case until such Class is paid in full, of the entire Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such Class of Certificates as regards the relative amount of subordination afforded thereto by the other Classes of Certificates with later alphabetical Class designations.

         Realized Losses of principal and interest on the Mortgage Loans and Expense Losses for any Distribution Date (to the extent not previously allocated) will be allocated to the Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and then to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates and, solely with respect to Realized Losses and Expense

Losses of interest, to the Class X Certificates, pro rata, in each case reducing principal and/or interest otherwise payable thereon.

         Any shortfall in the amount of the Distributable Certificate Interest Amount paid to the Certificateholders of any Class of Certificates on any Distribution Date will result in Unpaid Interest for such Class which, together with interest thereon compounded monthly at one-twelfth the applicable Pass-Through Rate, will be distributable in subsequent periods to the extent of funds available therefor.

Prepayment Interest Shortfalls and Prepayment Interest Excesses

         To the extent that the aggregate Prepayment Interest Shortfalls on all Mortgage Loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Excesses for such Mortgage Loans for the Collection Period related to a Distribution Date, the Servicing Fee (but not the Excess Servicing
Fee) will be reduced by the amount of such excess. Likewise, to the extent that the aggregate Prepayment Interest Shortfalls on all Specially Serviced Mortgage Loans that result from voluntary Principal Prepayments--not from Liquidations Proceeds or from modifications to Specially Serviced Mortgage Loans--exceed the aggregate Prepayment Interest Excesses for such Mortgage Loans for the Collection Period related to a Distribution Date, the Special Servicing Fee will be reduced by the amount of such excess. See "Servicing of the Mortgage Loans--The Master Servicer--Master Servicer Compensation" and "--The Special Servicer--Special Servicer Compensation" in this Prospectus Supplement.

         Any Net Aggregate Prepayment Interest Shortfall for a Distribution Date will be allocated to each Class of Certificates, pro rata, in each case reducing interest otherwise payable thereon. The Distributable Certificate Interest Amount in respect of any Class of REMIC Regular Certificates will be reduced to the extent any Net Aggregate Prepayment Interest Shortfalls are allocated to such Class of Certificates. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expense" in this Prospectus Supplement.

         On any Distribution Date, to the extent that the aggregate Prepayment Interest Excesses on all Mortgage Loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such Mortgage Loans for such Distribution Date, the excess amount will be payable to the Master Servicer as additional servicing compensation. Likewise, to the extent that the aggregate Prepayment Interest Excesses on all Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such Mortgage Loans for such Distribution Date, the excess amount will be payable to the Special Servicer as additional servicing compensation.

OPTIONAL TERMINATION

         The Depositor, the Master Servicer, the Special Servicer and the holder of the majority interest in the Class R-I Certificates, each in turn, will have the option to purchase, in whole but not in part, the Mortgage Loans and any other property remaining in the Trust Fund on any Distribution Date on or after the Distribution Date on which the aggregate Certificate Balance of all Classes of Principal Balance Certificates then outstanding is less than or equal to 1% of the Initial Pool Balance.

         The purchase price for any such purchase will be 100% of the aggregate unpaid principal balances of the Mortgage Loans, other than any Mortgage Loans as to which the Special Servicer has determined that all payments or recoveries with respect thereto have been made, plus accrued and unpaid interest at the Mortgage Rate to the Due Date for each Mortgage Loan ending in the Collection Period with respect to which such purchase occurs, plus any related expenses reimbursable to the Master Servicer, the Special Servicer or the Trustee including unreimbursed Advances, with interest thereon at the Advance Rate, and the fair market value of any other property remaining in the Trust Fund. The optional termination of the Trust Fund must be conducted so as to constitute a "qualified liquidation" of each REMIC under Section 860F of the Code.

         Upon any such termination, the purchase price for the Mortgage Loans and the other property in the Trust Fund will be applied to pay accrued and unpaid interest on and reduce the Certificate Balance of all outstanding Classes to zero in the manner provided under "Description of the Certificates--Distributions--Application of the Available Distribution Amount" in this Prospectus Supplement. Notice of any optional termination must be mailed by the Trustee to the Certificateholders and the Rating Agencies upon the receipt of written notice of such optional termination by the Trustee.

         ANY SUCH TERMINATION WILL HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY OUTSTANDING OFFERED CERTIFICATES PURCHASED AT A PREMIUM. SEE "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

ADVANCES

P&I Advances

         On the business day prior to each Distribution Date, the Master Servicer will be obligated to make a P&I Advance, but only to the extent that the Master Servicer determines, in its sole discretion, exercised in good faith, that the amount so advanced, plus interest expected to accrue thereon, will be recoverable from subsequent payments or collections, including Insurance Proceeds and Liquidation Proceeds, in respect of the related Mortgage Loan, and only until the Mortgage Loan has been liquidated; provided, however, that the amount of any P&I Advance required to be advanced by the Master Servicer with respect to interest on a Mortgage Loan as to which there has been an Appraisal Reduction will be an amount equal to the product of:

o the amount of interest required to be advanced by the Master Servicer without giving effect to this sentence, and

o a fraction, the numerator of which is the Scheduled Principal Balance of such Mortgage Loan as of the immediately preceding Determination Date less any Appraisal Reduction in effect with respect to such Mortgage Loan and the denominator of which is the Scheduled Principal Balance of the Mortgage Loan as of such Determination Date.

         With respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment, including any REO Property as to which the related Mortgage Loan provided for a Balloon Payment, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, less the related Servicing Fee and Excess Servicing Fee, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled Payments.

         The Master Servicer will be entitled to interest on P&I Advances, which interest will accrue at the Advance Rate.

         P&I Advances and interest accrued thereon at the Advance Rate will be reimbursable or payable from recoveries on the related Mortgage Loans and, to the extent the Master Servicer determines in its sole discretion, exercised in good faith, that a P&I Advance will not be ultimately recoverable from related recoveries, from any funds on deposit in the Certificate Account and Distribution Account. In no event will the Master Servicer be required to make aggregate P&I Advances with respect to any Mortgage Loan which, when including the amount of interest accrued thereon at the Advance Rate, equals an amount greater than the Scheduled Principal Balance plus all overdue amounts thereof, less any Appraisal Reductions with respect thereto.

         The right of the Master Servicer to reimbursement or payment out of recoveries will be prior to the right of the Certificateholders to receive any amounts recovered with respect to any Mortgage Loan. If the Master Servicer fails to make a required P&I Advance, the Trustee is required to make such P&I Advance (subject to the same limitations, and with the same rights, as described above for the Master Servicer).

Servicing Advances

         Servicing Advances, in all cases, will be reimbursable as described below. The Master Servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account or Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

         With respect to Mortgage Loans, the Master Servicer will be obligated to make Servicing Advances for real estate taxes and insurance premiums (to the extent that insurance coverage is available at commercially reasonable rates) not paid by the related borrower on a timely basis and for collection or foreclosure costs, including reasonable attorneys fees. With respect to REO Properties, the Master Servicer will be obligated to make Servicing Advances, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

o insurance premiums (to the extent that insurance coverage is available at commercially reasonable rates);

o real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien;

o any ground rents in respect of such REO Property; and

o costs and expenses necessary to maintain, manage or operate such REO Property.

         Notwithstanding the foregoing, the Master Servicer will be obligated to make such Servicing Advances only to the extent that the Master Servicer determines that the amount so advanced will be recoverable from subsequent payments or collections, including Insurance Proceeds, Liquidation Proceeds and REO Income, in respect of such Mortgage Loan or REO Property.

         Servicing Advances, including interest accrued thereon at the Advance Rate, will be reimbursable from recoveries or collections on the related Mortgage Loan or REO Property. However, if the Master Servicer determines, as described below, that any Servicing Advance previously made, and accrued interest thereon at the Advance Rate, will not be ultimately recoverable from such related recoveries, such advances will be reimbursable from any amounts on deposit in the Certificate or Distribution Account. If the Master Servicer fails to make a required Servicing Advance, the Trustee is required to make such Servicing Advance (subject to the same limitations, and with the same rights, as described above for the Master Servicer).

Nonrecoverable Advances

         The determination by the Master Servicer that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable will be made in the sole discretion of the Master Servicer, exercising good faith, and is required to be accompanied by an officer's certificate delivered to the Trustee and setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such determination. The Master Servicer's determination of nonrecoverability will be conclusive and binding upon the Certificateholders and the Trustee. The Trustee shall be entitled to rely conclusively on any determination by the Master Servicer of nonrecoverability with respect to such Advance and shall have no obligation, but will be entitled, to make a separate determination of recoverability.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

Trustee Reports

         Based solely on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee (in CSSA standard file format, CSSA loan setup file format and CSSA loan periodic update file format), the Trustee will be required to provide or make available to each Certificateholder on each Distribution Date:

         (a)      A statement setting forth, to the extent applicable:

                  (i) the amount, if any, of such distributions to the holders of each Class of Principal Balance Certificates applied to reduce the aggregate Certificate Balance thereof;

                  (ii) the amount of such distribution to holders of each Class of REMIC Regular Certificates allocable to (A) interest and (B) Prepayment Premiums;

                  (iii) the number of outstanding Mortgage Loans and the aggregate principal balance and Scheduled Principal Balance of the Mortgage Loans at the close of business on the related Determination Date;

                  (iv) the number and aggregate Scheduled Principal Balance of Mortgage Loans:

                           (A)  delinquent 30 to 59 days,

                           (B)  delinquent 60 to 89 days,

                           (C)  delinquent 90 days or more, or

                           (D) as to which foreclosure proceedings have been commenced;

                  (v) with respect to any REO Property included in the Trust Fund, the principal balance of the related Mortgage Loan as of the date of acquisition of the REO Property and the Scheduled Principal Balance thereof;

                  (vi)     as of the related Determination Date:

                           (A) as to any REO Property sold during the related
                               Collection Period, the date of the related determination by the Special Servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the Certificate Account, and

                           (B) the aggregate amount of other revenues collected
                               by the Special Servicer with respect to each REO Property during the related Collection Period and credited to the Certificate Account, in each case identifying such REO Property by the loan number of the related Mortgage Loan;

                  (vii) the aggregate Certificate Balance or Notional Amount of each Class of REMIC Regular Certificates before and after giving effect to the distribution made on such Distribution Date;

                  (viii) the aggregate amount of Principal Prepayments made during the related Collection Period;

                  (ix) the Pass-Through Rate applicable to each Class of REMIC Regular Certificates for such Distribution Date;

                  (x) the aggregate amount of servicing fees paid to the Master Servicer and the Special Servicer;

                  (xi) the amount of Unpaid Interest, Realized Losses or Expense Losses, if any, incurred with respect to the Mortgage Loans;

                  (xii) the aggregate amount of Servicing Advances and P&I Advances outstanding that have been made by the Master Servicer and the Trustee, separately stated;

                  (xiii) the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions in effect as of such Distribution Date; and

                  (xiv) such other information and in such form as shall be specified in the Pooling and Servicing Agreement.

         (b) A report containing information regarding the Mortgage Loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the Mortgage Loans set forth in Appendix I and will be presented in a tabular format substantially similar to the format utilized in Appendix I.

         In the case of information furnished pursuant to subclauses (i), (ii) and (xi) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual principal amount of the Certificates for all Certificates of each applicable Class.

         The Trustee will make available each month, to any interested party, the foregoing reports via the Trustee's Website at www.chase.com/sfa, its electronic bulletin board and its customer service. The Trustee's electronic bulletin board may be accessed by calling 1-800-204-2737, and its customer service may be accessed by calling (212) 946-3471. For assistance with the above-mentioned services, Certificateholders may call (212) 946-3228.

         In addition, the Trustee will also make Mortgage Loan information as presented in the CSSA standard file format, the CSSA loan setup file format, the CSSA loan periodic update file format, the Special Servicer Reports and the Annual Report each month to any Certificateholder, any Certificate Owner, the Rating Agencies or any other interested party via the Trustee's Website. In addition, pursuant to the Pooling and Servicing Agreement, the Trustee will make available as a convenience for interested parties--and not in furtherance of the distribution of the Prospectus or this Prospectus Supplement under the securities laws--the Pooling and Servicing Agreement, the Prospectus and this Prospectus Supplement via the Trustee's Website. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information of which it is not the original source.

         In connection with providing access to the Trustee's Website or electronic bulletin board, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

         On an annual basis, the Master Servicer is required to deliver the Annual Report to the Trustee, which will deliver such report to the Underwriters, the Certificateholders, the Depositor and anyone the Depositor or any Underwriter reasonably designates, the Special Servicer, the Rating Agencies, and, upon request, any Certificateholder.

         On a monthly basis, the Trustee is required to make available on the Trustee's Website to the Underwriters, the Rating Agencies, the Depositor, the Operating Adviser and anyone the Depositor or any Underwriter reasonably designates, and upon request to any Certificateholder, a report, in electronic format, substantially in the form of the data file contained on the diskette attached to the inside back cover of this Prospectus Supplement with the information contained therein updated to the date of such report.

Special Servicer Reports

         On or about each Determination Date, the Special Servicer will prepare, or provide the Master Servicer with the information to prepare, the Special Servicer Reports with respect to Specially Serviced Mortgage Loans as required by the Pooling and Servicing Agreement. Such reports will be delivered, no later than the business day prior to each Distribution Date, to the Underwriters, the Rating Agencies, the Trustee and the Depositor; provided that certain limitations will be imposed on such recipients with respect to the use and further dissemination of the information in such reports to the extent described in the Pooling and Servicing Agreement.

Other Information

         The Pooling and Servicing Agreement generally requires that the Trustee make available, at its corporate trust offices or at such other office as it may reasonably designate, during normal business hours, upon reasonable advance notice for review by any holder of a Certificate, each Rating Agency or the Depositor, originals or copies of, among other things, the following items, except to the extent not permitted by applicable law or under any of the Mortgage Loan documents:

        o the Pooling and Servicing Agreement and any amendments thereto;

        o all reports or statements delivered to holders of the relevant Class of Certificates since the Closing Date;

        o all officer's certificates delivered to the Trustee since the Closing Date;

        o all accountants' reports delivered to the Trustee since the Closing Date;

        o the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer in respect of each Mortgaged Property and delivered to the Trustee;

        o the most recent Mortgaged Property annual operating statements and rent rolls, if any, collected by or on behalf of the Master Servicer or the Special Servicer and delivered to the Trustee;

        o any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer and/or the Special Servicer and delivered to the Trustee; and

        o any and all officer's certificates and other evidence delivered to the Trustee to support the Master Servicer's determination that any Advance was not or, if made, would not be, recoverable.

         Copies of any and all of the foregoing items and any servicer reports will be available from the Trustee upon request; however, the Trustee will be permitted to require the requesting party to pay a sum sufficient to cover the reasonable costs and expenses of providing such copies. Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the Certificates by such recipient.

Book-Entry Certificates

         Until such time, if any, as Definitive Certificates are issued in respect of the Offered Certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the Trustee. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         The Master Servicer, the Special Servicer, the Trustee and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered with the Certificate Registrar as of the related Record Date; however, any Certificate Owner that has delivered to the Certificate Registrar a written certification, in the form prescribed by the Pooling and Servicing Agreement, regarding such Certificate Owner's beneficial ownership of Offered Certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

EXAMPLE OF DISTRIBUTIONS

         The following chart sets forth an example of distributions on the Certificates for the first month of the Trust Fund's existence, assuming the Certificates are issued in July, 1999:

      The close of business on

      July 1                   (A) Cut-Off Date.

      July 30                  (B) Record Date for all Classes of Certificates.

      July 1 - August 9        (C) The Collection Period. The Master
                                   Servicer receives Scheduled Payments
                                   due on July 1 and any Principal
                                   Prepayments made after the Cut-Off Date
                                   and on or prior to August 9.

      August 9                 (D) Determination Date.

      August 13                (E) Master Servicer Remittance Date.

      August 16                (F) Distribution Date.

         Succeeding monthly periods follow the pattern of (B) through (F) (except as described below).

         (A) The outstanding principal balance of the Mortgage Loans will be the aggregate outstanding principal balance of the Mortgage Loans at the close of business on July 1, 1999, after deducting principal payments due on or before such date, whether or not received. Principal payments due on or before such date, and the accompanying interest payments, are not part of the Trust Fund.

         (B) Distributions on the next Distribution Date will be made to those persons that are Certificateholders of record on this date. Each subsequent Record Date will be the last business day of the month preceding the related Distribution Date.

         (C) Any Scheduled Payments due and collected and Principal Prepayments collected, after the Cut-Off Date and on or prior to August 9, 1999 will be deposited in the Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs.

         (D) As of the close of business on the Determination Date, the Master Servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

         (E) The Master Servicer will remit to the Trustee no later than the business day prior to the related Distribution Date all amounts held by the Master Servicer, and any P&I Advances required to be made by the Master Servicer, that together constitute the Available Distribution Amount for such Distribution Date.

         (F) The Trustee will make distributions to Certificateholders on the 15th day of each month or, if such day is not a business day, the next succeeding business day.

THE TRUSTEE

The Trustee

         The Chase Manhattan Bank, a New York banking corporation with its principal offices in New York, New York, will act as the Trustee pursuant to the Pooling and Servicing Agreement. The Trustee's corporate trust office is located at 450 West 33rd Street, 14th Floor, New York, New York 10001; Capital Markets Fiduciary Services (CMBS).

         The Trustee will be paid the Trustee Fee.

EXPECTED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

         The Expected Final Distribution Date for each Class of Certificates listed on the cover page of this Prospectus Supplement is the date on which such Class is expected to be paid in full, assuming timely payments and no Principal Prepayments will be made on the Mortgage Loans in accordance with their terms and otherwise based on the Maturity Assumptions.

         The Rated Final Distribution Date of each Class of Certificates is the Distribution Date in March 2032.

         The ratings assigned by the Rating Agencies to each Class of Principal Balance Certificates reflects an assessment of the likelihood that the Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

         The yield to maturity on the Offered Certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such Offered Certificates. The rate, timing and amount of distributions on any such Certificate will in turn depend on, among other things:

        o the Pass-Through Rate for such Certificate;

        o the rate and timing of principal payments, including Principal Prepayments, and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied in reduction of the Certificate Balance of such Certificate;

        o the rate, timing and severity of Realized Losses and Expense Losses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance of such Certificate; and

        o the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest Amount payable on such Certificate.

         In addition, the effective yield to holders of the Offered Certificates will differ from the yield otherwise produced by the applicable Pass-Through Rate and purchase prices of such Certificates because interest distributions will not be payable to such holders until at least the 15th day of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

PASS-THROUGH RATES

         The Pass-Through Rates on the Offered Certificates will be based on or subject to the Weighted Average Net Mortgage Rate. Accordingly, the yields on the Offered Certificates will be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary prepayments and any unscheduled collections of principal and/or any experience of Realized Losses as a result of liquidations of Mortgage Loans. In general, the effect of any such changes on such yields and Pass-Through Rates will be particularly adverse to the extent that Mortgage Loans with relatively higher Mortgage Rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or Realized Losses than Mortgage Loans with relatively lower Mortgage Rates.

RATE AND TIMING OF PRINCIPAL PAYMENTS

         The yield to maturity on any Class of Offered Certificate purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Balance of such Class of Certificates. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A-1, Class A-2 and Class A-3 Certificates, until the aggregate Certificate Balance of the Class A-1, Class A-2 and Class A-3 Certificates has been reduced to zero, in proportion to the amounts to be distributed pursuant to clause (ii) under the heading "Description of the Certificates--Distributions--Application of Available Distribution Amounts." Thereafter, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of each other Class of Principal Balance Certificates, in descending alphabetical, and, if applicable, descending numerical, order of Class designation, in each case until the aggregate Certificate Balance of such Class of Certificates is, in turn, reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate Certificate Balance of each Class of Offered Certificates will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due and the rate and timing of Principal Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties and purchases of Mortgage Loans out of the Trust Fund.

         Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the Mortgage Loans will result in distributions on the Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the Trust Fund as described herein under "Description of the Certificates--Optional Termination" will also shorten the weighted average lives of those Certificates then outstanding. Defaults on the Mortgage Loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the Mortgage Loans, and, accordingly, on the Principal Balance Certificates, while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates. See "Servicing of the Mortgage Loans--Mortgage Loan Modifications" in this Prospectus Supplement.

         The extent to which the yield to maturity of any Offered Certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance of its Class. An investor should consider, in the case of any such Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

         In general, if an Offered Certificate is purchased at a discount or premium, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of the related Class, the greater will be the effect on the yield to maturity of such Certificate. As a result, the effect on an investor's yield of principal payments on the Mortgage Loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. With respect to the Class A, Class B, Class C, Class D, Class E and Class F Certificates, the allocation of a portion of collected Prepayment Premiums to the Certificates as described herein is intended to mitigate those risks; however, such allocation (if any) may be insufficient to offset fully the adverse effects on yield that such prepayments may have. The Prepayment Premium payable, if any, with respect to any Mortgage Loan, is required to be calculated as set forth in "Appendix II Certain Characteristics of the Mortgage Loans."

         Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of Mortgage Loans comparable to the Mortgage Loans.

LOSSES AND SHORTFALLS

         The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Realized Losses and Expense Losses will generally be applied to reduce the Certificate Balances of the Principal Balance Certificates in the following order: first, to the Class O Certificates until the Certificate Balance thereof has been reduced to zero; then to the other respective Classes of Principal Balance Certificates, in ascending (that is, from N to A) alphabetical order of

Class designation, until the remaining Certificate Balance of each such Class of Certificates has been reduced to zero; provided that with respect to interest, Realized Losses and Expense Losses of interest will be allocated to the Class A-1, Class A-2, Class A-3, Class A-4 and Class X Certificates, pro rata based on interest distributable on such Certificates. Net Aggregate Prepayment Interest Shortfalls will be borne by the holders of each Class of Certificates, pro rata in each case reducing interest otherwise payable thereon. Shortfalls arising from delinquencies and defaults, to the extent the Master Servicer determines that P&I Advances would be nonrecoverable, Appraisal Reductions, Expense Losses and Realized Losses generally will result in, among other things, a shortfall in current distributions of interest payable to the most subordinate Class of Certificates outstanding.

CERTAIN RELEVANT FACTORS

         The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors including, without limitation, prevailing interest rates, the terms of the Mortgage Loans--for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums, and amortization terms that require Balloon Payments--the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" in this Prospectus Supplement and "Risk Factors" in the Prospectus.

         The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its Mortgage Loan. A requirement that a prepayment be accompanied by a Prepayment Premium may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

         Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

         The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

WEIGHTED AVERAGE LIFE

         Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such Certificate.

         Prepayments on Mortgage Loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this Prospectus Supplement is the Constant Prepayment Rate or CPR model. The Depositor makes no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the Offered Certificates.

         The following tables indicate the percent of the initial Certificate Balance of each Class of Offered Certificates after each of the dates shown and the corresponding weighted average life of each such Class of the Certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR, and sets forth the percentage of the initial Certificate Balance of such Certificates that would be outstanding after each of the dates shown. The tables below have also been prepared generally on the basis of the Maturity Assumptions.

         The Mortgage Loans do not have all of the characteristics of the Maturity Assumptions. To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables, the Classes of Certificates analyzed in the tables may mature earlier or later than indicated by the tables. Certain of the Mortgage Loans permit partial prepayments. Additionally, mortgage loans generally do not prepay at any constant rate. Accordingly, it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the Maturity Assumptions. Furthermore, it is unlikely that the Mortgage Loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances, and shorten or extend the weighted average lives, shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

        For the purposes of each table, the weighted average life of a Certificate is determined by:

        o multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of the Certificate to the related Distribution Date;

        o summing the results; and

        o dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such Certificate.

         The characteristics of the Mortgage Loans differ in substantial respects from those assumed in preparing the tables below, and the tables are presented for illustrative purposes only. In particular, it is unlikely that the Mortgage Pool will experience neither defaults nor losses, and neither the Mortgage Pool nor any Mortgage Loan will prepay at any constant rate. Therefore, there can be no assurance that the Mortgage Loans will prepay at any particular rate.

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR


DISTRIBUTION DATE                0%           3%            5%           7%           10%          15%

Initial                          100%         100%         100%          100%         100%         100%

July 15, 2000                     88           88           88            88           88           88

July 15, 2001                     75           75           75            75           74           74

July 15, 2002                     61           61           60            60           59           59

July 15, 2003                     44           43           42            41           40           39

July 15, 2004                      0            0            0             0            0            0

Weighted average life (years)      3.2          3.2          3.2           3.1          3.1          3.1


           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR


DISTRIBUTION DATE                           0%           3%            5%           7%           10%          15%

Initial                                     100%         100%         100%          100%         100%         100%

July 15, 2000                                96           96           96            96           96           96

July 15, 2001                                91           91           91            91           91           90

July 15, 2002                                86           86           86            85           85           85

July 15, 2003                                80           79           79            79           78           78

July 15, 2004                                61           60           60            60           59           58

July 15, 2005                                46           45           45            44           44           43

July 15, 2006                                32           31           31            30           30           29

July 15, 2007                                23           22           22            22           21           20

July 15, 2008                                 3            2            2             2            2            2

July 15, 2009                                 0            0            0             0            0            0

Weighted average life (years)                 5.7          5.7          5.6           5.6          5.6          5.5



           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR


DISTRIBUTION DATE                           0%           3%            5%           7%           10%          15%

Initial                                     100%         100%         100%          100%         100%         100%

July 15, 2000                               100          100          100           100          100          100

July 15, 2001                               100          100          100           100          100          100

July 15, 2002                               100          100          100           100          100          100

July 15, 2003                               100          100          100           100          100          100

July 15, 2004                                96           95           94            94           93           92

July 15, 2005                                72           71           70            70           69           67

July 15, 2006                                50           49           48            48           47           46

July 15, 2007                                36           35           35            34           33           32

July 15, 2008                                 4            4            3             3            3            3

July 15, 2009                                 0            0            0             0            0            0

Weighted average life (years)                 7.1          7.1          7.1           7.0          7.0          6.9

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-4 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR


DISTRIBUTION DATE                           0%           3%            5%           7%           10%          15%

Initial                                     100%         100%         100%          100%         100%         100%

July 15, 2000                               100          100          100           100          100          100

July 15, 2001                               100          100          100           100          100          100

July 15, 2002                               100          100          100           100          100          100

July 15, 2003                               100          100          100           100          100          100

July 15, 2004                               100          100          100           100          100          100

July 15, 2005                               100          100          100           100          100          100

July 15, 2006                               100          100          100           100          100          100

July 15, 2007                               100          100          100           100          100          100

July 15, 2008                               100          100          100           100          100          100

July 15, 2009                                 2            2            2             1            1            1

July 15, 2010                                 0            0            0             0            0            0

Weighted average life (years)                 9.7          9.7          9.7           9.7          9.7          9.7


           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS B CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR


DISTRIBUTION DATE                           0%           3%            5%           7%           10%          15%

Initial                                     100%         100%         100%          100%         100%         100%

July 15, 2000                               100          100          100           100          100          100

July 15, 2001                               100          100          100           100          100          100

July 15, 2002                               100          100          100           100          100          100

July 15, 2003                               100          100          100           100          100          100

July 15, 2004                               100          100          100           100          100          100

July 15, 2005                               100          100          100           100          100          100

July 15, 2006                               100          100          100           100          100          100

July 15, 2007                               100          100          100           100          100          100

July 15, 2008                               100          100          100           100          100          100

July 15, 2009                               100          100          100           100          100          100

July 15, 2010                                47           43           41            39           36           31

July 15, 2011                                 0            0            0             0            0            0

Weighted average life (years)                10.9         10.9         10.9          10.9         10.8         10.8


           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS C CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR


DISTRIBUTION DATE                           0%           3%            5%           7%           10%          15%

Initial                                     100%         100%         100%          100%         100%         100%

July 15, 2000                               100          100          100           100          100          100

July 15, 2001                               100          100          100           100          100          100

July 15, 2002                               100          100          100           100          100          100

July 15, 2003                               100          100          100           100          100          100

July 15, 2004                               100          100          100           100          100          100

July 15, 2005                               100          100          100           100          100          100

July 15, 2006                               100          100          100           100          100          100

July 15, 2007                               100          100          100           100          100          100

July 15, 2008                               100          100          100           100          100          100

July 15, 2009                               100          100          100           100          100          100

July 15, 2010                               100          100          100           100          100          100

July 15, 2011                                23           20           18            16           14           11

July 15, 2012                                 0            0            0             0            0            0

Weighted average life (years)                11.8         11.8         11.7          11.7         11.7         11.7


           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS D CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR


DISTRIBUTION DATE                           0%           3%            5%           7%           10%          15%

Initial                                     100%         100%         100%          100%         100%         100%

July 15, 2000                               100          100          100           100          100          100

July 15, 2001                               100          100          100           100          100          100

July 15, 2002                               100          100          100           100          100          100

July 15, 2003                               100          100          100           100          100          100

July 15, 2004                               100          100          100           100          100          100

July 15, 2005                               100          100          100           100          100          100

July 15, 2006                               100          100          100           100          100          100

July 15, 2007                               100          100          100           100          100          100

July 15, 2008                               100          100          100           100          100          100

July 15, 2009                               100          100          100           100          100          100

July 15, 2010                               100          100          100           100          100          100

July 15, 2011                               100          100          100           100          100          100

July 15, 2012                                 0            0            0             0            0            0
Weighted average life (years)                12.7         12.6         12.6          12.6         12.6         12.5


           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS E CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           3%            5%           7%           10%          15%

Initial                                     100%         100%         100%          100%         100%         100%

July 15, 2000                               100          100          100           100          100          100

July 15, 2001                               100          100          100           100          100          100

July 15, 2002                               100          100          100           100          100          100

July 15, 2003                               100          100          100           100          100          100

July 15, 2004                               100          100          100           100          100          100

July 15, 2005                               100          100          100           100          100          100

July 15, 2006                               100          100          100           100          100          100

July 15, 2007                               100          100          100           100          100          100

July 15, 2008                               100          100          100           100          100          100

July 15, 2009                               100          100          100           100          100          100

July 15, 2010                               100          100          100           100          100          100

July 15, 2011                               100          100          100           100          100          100

July 15, 2012                                74           71           68            66           64           60

July 15, 2013                                 0            0            0             0            0            0

Weighted average life (years)                13.3         13.3         13.2          13.2         13.2         13.2

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS F CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR


DISTRIBUTION DATE                           0%           3%            5%           7%           10%          15%

Initial                                     100%         100%         100%          100%         100%         100%

July 15, 2000                               100          100          100           100          100          100

July 15, 2001                               100          100          100           100          100          100

July 15, 2002                               100          100          100           100          100          100

July 15, 2003                               100          100          100           100          100          100

July 15, 2004                               100          100          100           100          100          100

July 15, 2005                               100          100          100           100          100          100

July 15, 2006                               100          100          100           100          100          100

July 15, 2007                               100          100          100           100          100          100

July 15, 2008                               100          100          100           100          100          100

July 15, 2009                               100          100          100           100          100          100

July 15, 2010                               100          100          100           100          100          100

July 15, 2011                               100          100          100           100          100          100

July 15, 2012                               100          100          100           100          100          100

July 15, 2013                                69           61           56            52           47           40

July 15, 2014                                 0            0            0             0            0            0

Weighted average life (years)                14.1         14.0         14.0          14.0         14.0         14.0


                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

         The Mortgage Pool will consist of 152 fixed-rate Mortgage Loans with aggregate Cut-Off Date Balances of $806,455,937 subject to a permitted variance of plus or minus 5%. The Cut-Off Date Balances of the Mortgage Loans range approximately from $755,588 to $23,896,720, and the Mortgage Loans have an average Cut-Off Date Balance of approximately $5,305,631. All numerical information concerning the Mortgage Loans is approximate. For purposes of the presentation of certain Mortgage Pool Information herein, each Mortgage Loan is deemed to be secured by a mortgage on one Mortgaged Property, whether or not such Mortgaged Property consists of more than one parcel of real property.

         The Mortgage Loans were originated between March 16, 1990 and June 28, 1999. As of the Cut-Off Date, none of the Mortgage Loans were 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-Off Date. Brief summaries of the material terms of the ten
(10) largest Mortgage Loans in the Mortgage Pool are contained in Appendix III attached hereto.

         Each Mortgage Loan is evidenced by a Mortgage Note (or, with respect to two (2) of the Mortgage Loans, identified as loan numbers 32 and 125 on Appendix II to this Prospectus Supplement, representing 1.2% of the Initial Pool Balance, a lost note affidavit and indemnity was delivered by the related Seller with respect to each such Mortgage Loan with a true and complete copy of the Mortgage Note attached thereto) and secured by a Mortgage that creates a first mortgage lien on a fee simple or leasehold estate income-producing Mortgaged Property, as follows:

        o Fee Interest. One hundred forty-three (143) Mortgage Loans, representing 93.0% of the Initial Pool Balance. Such Mortgage Loans include four (4) Mortgage Loans, representing 4.5% of the Initial Pool Balance, wherein the related Mortgage encumbers both the related borrower's leasehold interest in the related Mortgaged Property and the fee interest of the person/entity which owns the related Mortgaged Property. The execution of such Mortgages by such fee owners may be subject to challenge as a fraudulent conveyance. See "Risk Factors--Mortgage Loans Secured by Mortgages on Borrower's Leasehold Interests Will Subject Your Investment to the Risk of a Loss Upon a Lease Default" in this Prospectus Supplement. Such Mortgage Loans are deemed to be fee mortgages for purposes of the information presented herein.

        o Leasehold Interest. Nine (9) Mortgage Loans, representing 7.0% of the Initial Pool Balance, including two Mortgage Loans, representing 1.0% of the Initial Pool Balance, wherein the related Mortgage encumbers both the related borrower's leasehold interest in a portion of the related Mortgaged Property and fee simple interest in the remainder of the related Mortgaged Property.

         One hundred twenty-nine (129) of the General American Mortgage Loans, representing 77.6% of the Initial Pool Balance, were originated by Conning Asset Management Company, as Originator, on behalf of the Majority Seller. Sixteen
(16) of the Retirement System Mortgage Loans, representing 15.1% of the Initial Pool Balance, were originated by Conning Asset Management Company, as Originator, on behalf of the Minority Seller and seven (7) of the Mortgage Loans, representing 7.3% of the Initial Pool Balance were otherwise originated on behalf of the Minority Seller.

         On or prior to the Closing Date, the Depositor will acquire the Mortgage Loans from the Sellers, in each case pursuant to a Mortgage Loan Purchase Agreement to be entered into between the Depositor and the particular Seller. The Depositor will thereupon assign its interests in the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. See "--The Sellers" and "--Assignment of Mortgage Loans" below.

CERTAIN TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS

Mortgage Rates; Calculations of Interest

         The Mortgage Loans bear interest at Mortgage Rates that will remain fixed for their remaining terms (except for one mortgage loan which provides for an automatic increase in the interest rate within two years from the Cut-Off
Date). One hundred forty-nine (149) of the Mortgage Loans, representing 96.0% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months, or do not specify the basis for interest accruals. In connection with those Mortgage Loans for which no interest accrual basis is specified, the related Seller has been servicing such Mortgage Loans upon a 30/360 basis. The remaining three (3) Mortgage Loans, representing 4.0% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed each month in a 360-day year.

PROPERTY TYPES

         The Mortgaged Properties consist of the following property types:

         o Retail - Sixty-five (65) of the Mortgaged Loans, which represent 36.8% of the Initial Pool Balance, are secured by retail properties;

         o Office - Forty-seven (47) of the Mortgaged Loans, which represent 36.2% of the Initial Pool Balance, are secured by office properties;

         o Industrial - Thirty-one (31) of the Mortgaged Loans, which represent 17.7% of the Initial Pool Balance, are secured by industrial properties;

         o Multifamily - Seven (7) of the Mortgaged Loans, which represent 6.2% of the Initial Pool Balance, are secured by multifamily properties; and

         o Hospitality - Two (2) of the Mortgaged Loans, which represent 3.1% of the Initial Pool Balance, are secured by hospitality properties.

PROPERTY LOCATION

         The following five states contain the largest concentrations of Mortgaged Properties securing the Mortgage Loans:

         o California - Thirty-one (31) Mortgage Loans, representing 20.2% of the Initial Pool Balance are secured by mortgaged properties located in California;

         o Washington - Ten (10) Mortgage Loans, representing 6.9% of the Initial Pool Balance are secured by mortgaged properties located in Washington;

         o Georgia - Eleven (11) Mortgage Loans, representing 6.6% of the Initial Pool Balance are secured by mortgaged properties located in Georgia;

         o Florida - Fourteen (14) Mortgage Loans, representing 6.1% of the Initial Pool Balance are secured by mortgaged properties located in Florida;

         o Maryland - Nine (9) Mortgage Loans, representing 5.9% of the Initial Pool Balance are secured by mortgaged properties located in Maryland.

Due Dates

         All of the Mortgage Loans have Due Dates on the first of each calendar month.

Amortization

         The Mortgage Loans have the following amortization features:

         o Ninety-eight (98) of the Mortgage Loans, representing 73.9% of the Initial Pool Balance, are Balloon Loans and, as a result, will have a Balloon Payment greater than 5% of their respective original principal balance on their respective maturity dates, unless prepaid prior thereto. The amount of the Balloon Payments on those Mortgage Loans that accrue interest on the basis of the actual number of days elapsed each month in a 360-day year will be greater, and the actual amortization terms will be longer, than would be the case if such Mortgage Loans accrued interest on the basis of a 360-day year consisting of 30-day months as a result of the application of interest and principal on such Mortgage Loans over time. See "Risk Factors And Other Special Considerations--The Mortgage Loans--Balloon Payments."

         o Two (2) of such Balloon Loans, representing 2.4% of the Initial Pool Balance, are interest-only loans and do not provide for any amortization of their respective principal balances over their respective terms.

         o The remaining Mortgage Loans fully amortize over their respective terms.

Prepayment Restrictions

         As of the Cut-Off Date, the following prepayment restrictions applied to the Mortgage Loans:

         o Eighty (80) Mortgage Loans, representing 59.7% of the Initial Pool Balance, are currently in a Lock-out Period ranging from 1 to 105 months. The Prepayment Premiums applicable to such Mortgage Loans after the applicable Lock-out Period are calculated as follows:

         o Seventy-three (73) of such Mortgage Loans (which include (1) Mortgage Loan that permits the related borrower to select either prepayment as described herein or defeasance by delivery of non-terminable, non-callable U.S. Treasury obligations in exchange for the release of the related Mortgaged Property), representing 53.3% of the Initial Pool Balance, provide for Prepayment Premiums equal to the greater of a yield maintenance formula and 1% of the amount prepaid;

         o One (1) of such Mortgage Loans, representing 0.5% of the Initial Pool Balance, provides for a Prepayment Premium for a specified period equal to the greater of a yield maintenance formula and 1% of the amount prepaid, and following such period an additional five twelve-month periods during which a Prepayment Premium is calculated on the basis of the lesser of a yield maintenance formula and an amount equal to 5%, 4%, 3%, 2% and 1%, of the amount prepaid, respectively;

         o Two (2) of such Mortgage Loans, representing 1.4% of the Initial Pool Balance, provide for Prepayment Premiums equal to the greater of a yield maintenance formula and 3% of the amount prepaid;

         o One (1) of such Mortgage Loans, representing 0.6% of the Initial Pool Balance, provide for Prepayment Premiums equal to a yield maintenance formula; and

         o Three (3) of such Mortgage Loans, representing 3.9% of the Initial Pool Balance, provide for Prepayment Premiums calculated on the basis of a percentage of the amount prepaid, which percentage declines over time.

      o Seventy-two (72) Mortgage Loans, representing 40.3% of the Initial Pool Balance, do not provide for a Lock-out Period or have a Lock-out Period which has expired. The Prepayment Premiums applicable to such Mortgage Loans are calculated as follows:

         o Sixty-nine (69) of such Mortgage Loans, representing 39.3% of the Initial Pool Balance, provide for Prepayment Premiums equal to the greater of a yield maintenance formula and 1% of the amount prepaid. With respect to six (6) of such Mortgage Loans, after a specified period the Prepayment Premium is calculated as follows:

           o Five (5) of such Mortgage Loans, representing 2.1% of the Initial Pool Balance, provide for Prepayment Premiums calculated on the basis of a percentage of the amount prepaid, which percentage generally declines over time; and

           o One (1) of such Mortgage Loans, representing 1.4% of the Initial Pool Balance, provides for Prepayment Premiums equal to a yield maintenance formula plus an amount equal to 0.50% of the amount prepaid for a period of time, and following such period equal to a yield maintenance formula plus an amount equal to 0.75% of the amount prepaid.

        o One (1) of such Mortgage Loans, representing 0.3% of the Initial Pool Balance, provides for a Prepayment Premium equal to a yield maintenance formula;

        o Two (2) of such Mortgage Loans, representing 0.7% of the Initial Pool Balance, provide for Prepayment Premiums calculated on the basis of a percentage of the amount prepaid, which percentage declines over time.

         As of the Cut-Off Date, there are Mortgage Loans that have the additional following prepayment characteristics:

                  o Seventy-nine (79) Mortgage Loans, representing 57.8% of the Initial Pool Balance, permit voluntary principal prepayments of less than the full amount of the Mortgage Loan.

                           o Nine (9) of such Mortgage Loans, representing 5.1% of the Initial Pool Balance, permit voluntary principal prepayments up to (10%) of the original principal balance per year without requiring any Prepayment Premium.

                  o One (1) Mortgage Loan, representing 2.3% of the Initial Pool Balance, permits voluntary prepayment of the full amount of the Mortgage Loan without any Prepayment Premium during the 58th through 63rd months of the loan term if the mortgagee does not agree to increase the principal amount of such Mortgage Loan above $19,000,000 subject to a maximum loan to value ratio of 75% and a minimum debt service coverage ratio of 1.25x. The Master Servicer will be prohibited from advancing any additional funds to the related borrower; and investors should assume that the borrower will have the option to prepay such Mortgage Loan, without premium, during such period.

                  o Fifty-five (55) Mortgage Loans, representing 45.0% of the Initial Pool Balance, have an Open Period. The applicable Open Period is eight months or less for fifty-three (53) of such Mortgage Loans, is 12 months for one such Mortgage Loan and is 25 months for the remaining one such Mortgage Loan.

                  o One (1) Mortgage Loan, representing 2.1% of the Initial Pool Balance, currently has a $2,000,000 letter of credit in place as a performance enhancement. If certain performance thresholds are not met by January 14, 2004 (the fifth anniversary of the note date), the letter of credit may be applied to the then outstanding principal balance, subject to a 4% Prepayment Premium. The letter of credit application is at the option of the mortgagee.

                  o One (1) Mortgage Loan, representing 1.1% of the Initial Pool Balance, permits prepayment of up to $800,000 of the outstanding principal balance, without a Prepayment Premium, if a certain tenant elects to prepay the non-amortized cost of their outstanding borrower-financed tenant improvements. The prepayment may occur at any time and if the prepayment occurs, the related principal and interest payments would need to be recalculated.

                  o One (1) Mortgage Loan, representing 1.0% of the Initial Pool Balance, permits prepayment of up to three (3) payments during the loan term, as long as each separate payment is no less than $500,000 and no greater than $1,500,000. These prepayment options are subject to a 1% Prepayment Premium.

         The method of calculation of any Prepayment Premium will vary for any Mortgage Loan as set forth in "Appendix II - Certain Characteristics of the Mortgage Loans."

Non-Recourse Obligations

         The Mortgage Loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor, the Depositor has not evaluated the financial condition of any such person, and prospective investors should thus consider all of the Mortgage Loans to be non-recourse. None of the Mortgage Loans is insured or guaranteed by the United States, any government entity or instrumentality or any other person.

"Due-on-Sale" and "Due-on-Encumbrance" Provisions

         The Mortgages contain due-on-sale and due-on-encumbrance clauses that, in general, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or that prohibit the borrower from doing so without the consent of the holder of the Mortgage. However, the Mortgage Loans generally permit transfers of the related Mortgaged Property, subject to reasonable approval of the proposed transferee by the holder of the Mortgage, payment of an assumption fee (which may be waived by the Master Servicer or the Special Servicer, as the case may be, or, if collected, will be paid to the Master Servicer or the Special Servicer as additional servicing compensation) and certain other conditions.

         In addition, certain Mortgage Loans permit the borrower to transfer the related Mortgaged Property to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, upon the satisfaction of certain limited conditions as determined by the Master Servicer, after receiving the consent or deemed consent of the Special Servicer. The Master Servicer (with the consent or deemed consent of the Special Servicer) or the Special Servicer, as the case may be, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property in accordance with the Pooling and Servicing Agreement.

Cross-Collateralization; Related Parties

         The Mortgage Pool includes two (2) groups of Mortgage Loans, the largest of which collectively represents 0.7% of the Initial Pool Balance, which are cross-defaulted and cross-collateralized with the other Mortgage Loan in such group. See Appendix II for further information with respect to such groups.

         The borrowers in one such cross-collateralized group are affiliated, through common ownership, with the borrower in one separate Mortgage Loan. Such separate Mortgage Loan is not cross-defaulted and cross-collateralized with the two Mortgage Loans in such group, and all three Mortgage Loans collectively represent 1.3% of the Initial Pool Balance.

         There are also eight (8) additional groups of Mortgage Loans, other than the groups discussed above, for which the borrowers are affiliated through common ownership and where, in general, the related Mortgaged Properties are commonly managed. The three largest of these groups represent 4.6%, 2.5% and 2.0%, respectively, of the Initial Pool Balance.

Subordinate and Other Financing

         Generally the Mortgage Loans prohibit subordinate indebtedness without the mortgagee's prior consent thereto. However, with respect to eleven (11) Mortgage Loans, representing 9.7% of the Initial Pool Balance, subject to certain maximum loan-to-value and/or minimum debt service coverage ratio restrictions, and in certain cases, subject to lender approval (or, in one case, subject to a maximum subordinate debt amount), the borrower may utilize the mortgaged property to maintain secured subordinate debt or to incur secured subordinate debt in the future and the Mortgaged Properties of two (2) of such Mortgage Loans currently have subordinated indebtedness. None of such Mortgage Loans require the subordinate lender to enter into a standstill agreement limiting the exercise of its remedies upon a borrower's default. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Subordinate Financing" in the Prospectus.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

Appraisals

         In connection with the origination or acquisition of each of the Mortgage Loans, the related Mortgaged Property was appraised by an independent appraiser or an employee of the originator who was a state certified appraiser. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals sought to establish the amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Information regarding the values of the Mortgaged Properties as of the Cut-Off Date is presented herein for illustrative purposes only.

Environmental Assessments

         An environmental site assessment was prepared in connection with the origination of each Mortgage Loan. A Phase I environmental site assessment dated on or after January 1, 1998 was obtained from a third-party environmental engineer or consultant in connection with the origination of sixty-six (66) Mortgage Loans, representing 52.8% of the Initial Pool Balance. With respect to the Mortgaged Properties relating to such Mortgage Loans, the related Seller has represented to the Depositor that, except as disclosed in such environmental assessments, it has no knowledge of the presence of any adverse environmental condition affecting any such Mortgaged Property. With respect to all other Mortgaged Properties, representing 47.2% of the Initial Pool Balance, the related Seller has represented to the Depositor that, except as disclosed to the Depositor, no adverse environmental conditions exist affecting any such Mortgaged Property. See "Risk Factors--Environmental Issues Relating to Specific Properties May Have an Adverse Effect on the Payment of Your Certificates."

Property Condition Assessments

         Engineering reports from engineers or consultants were generally obtained with respect to Mortgaged Properties that were constructed more than three years prior to the origination of the related Mortgage Loan. In cases where the Mortgaged Property was newly constructed, an architect's certification was generally obtained to ensure that the improvements were built to approved plans and specifications.

         Engineering reports dated on or after January 1, 1998, were obtained in connection with the origination of forty-four (44) Mortgage Loans, representing 39.9% of the Initial Pool Balance. These reports are intended to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. If such reports indicate the existence of significant repairs or maintenance, the related borrower generally is required to establish reserves to complete such repairs or maintenance.

         With respect to such Mortgage Loans, the related Seller has represented to the Depositor that, except as disclosed in such report, the related Mortgaged Property is free and clear of any damage that would materially and adversely affect its value as security for such Mortgage Loan. With respect to all other Mortgaged Properties, representing 60.1% of the Initial Pool Balance, the related Seller has represented to the Depositor that, except as disclosed to the Depositor, no adverse condition exists affecting any such Mortgaged Property. See "Risk Factors Property Inspections Performed on the Mortgaged Properties May Not Reflect All Conditions That Require Repair on the Property."

Seismic Review Process

         A seismic study is considered if a Mortgaged Property is located in close proximity to an existing fault line in California, Washington or Oregon, and is not either a low rise, concrete tilt-wall industrial property, a newer single-story retail property or a three story or less office property. The Mortgaged Properties relating to forty-seven of the Mortgage Loans, representing 28.1% of the Initial Pool Balance, are located in areas generally considered locations of high seismic activity. Seismic studies were obtained in connection with twelve (12) of such Mortgage Loans, representing 12.2% of the Initial Pool Balance. If a seismic study indicates a probable maximum loss factor of greater than 20%, earthquake insurance and/or seismic retrofit is considered, but is waived in many instances. No earthquake insurance or seismic retrofit was required in connection with any of the Mortgage Loans, including the three (3) Mortgage Loans, identified on Appendix II attached hereto as loan numbers 30, 84 and 120, representing 1.8% of the Initial Pool Balance, where the related seismic study indicated a probable maximum loss factor of greater than 20%. However, the three (3) Mortgage Loans described in the previous sentence had loan-to value ratios of 58.9%, 67.1% and 49.3%, respectively, as of July 1, 1999.

ADDITIONAL MORTGAGE LOAN INFORMATION

         Each of the tables set forth in Appendix I sets forth certain characteristics of the Mortgage Pool presented, where applicable, as of the Cut-Off Date. For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Appendix II hereto, and for a brief summary of the significant Mortgage Loans in the Mortgage Pool, see Appendix III hereto. Certain additional information regarding the Mortgage Loans is contained in this Prospectus Supplement under "Risk Factors and Other Special Considerations--The Mortgage Loans," elsewhere in this "Description of the Mortgage Pool" section and under "Certain Legal Aspects of Mortgage Loans and the Leases" in the Prospectus.

         For purposes of the tables in Appendix I and for the information set forth in Appendix II and Appendix III:

         (1) References to "DSCR" are references to "Debt Service Coverage Ratios" and references to "Assumed DSCR" are references to "Assumed Debt Service Coverage Ratios." In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. For purposes of this Prospectus Supplement, including for the tables in Appendix I and the information set forth in Appendix II and Appendix III, the "Debt Service Coverage Ratio" or "DSCR" for any Mortgage Loan (or group of cross-collateralized Mortgage Loans) or "Assumed DSCR" or "Assumed Debt Service Coverage Ratios" is calculated pursuant to the definition thereof under the "Glossary of Terms" in this Prospectus Supplement.

                  In connection with the calculation of DSCR, Assumed DSCR and loan-to-value ratios, in determining Underwritable Cash Flow for a Mortgaged Property, the applicable Seller relied on rent rolls and other generally unaudited financial information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the Mortgaged Property of which the Seller was aware (e.g., new signed leases or end of "free rent" periods and market data), and estimated capital expenditures, leasing commission and tenant improvement reserves. The applicable Seller made certain changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom, based upon the Seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information. In most cases, borrower supplied "trailing-12 months" income and/or expense information was utilized. In certain cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In certain instances, historical expenses were inflated. For purposes of calculating Underwritable Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted to reflect market rents for similar properties.

                  Thirty-six (36) of the Mortgage Loans, representing 29.4% of the Initial Pool Balance, are secured by Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and other Mortgaged Properties for which there were no useful historical operating results or financial statements available with respect to such Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable Seller in determining the presented operating information.

                  The Debt Service Coverage Ratios are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

         (2) References in the tables to "Cut-Off Date LTV" are references to "Cut-Off Date Loan-to-Value" and references to "Balloon LTV" are references to "Balloon Loan-to-Value." For purposes of this Prospectus Supplement, including for the tables in Appendix I and the information set forth in Appendix II and Appendix III, the "Cut-Off Date LTV," "Cut-Off Date Loan-to-Value," "Balloon LTV" or "Balloon Loan-to-Value" for any Mortgage Loan is calculated pursuant to the definition thereof under the "Glossary of Terms" in this Prospectus Supplement.

                  With respect to seventy-nine (79) Mortgage Loans, representing 62.8% of the Initial Pool Balance, for which appraisals were dated on or after June 1, 1997, the value of the related Mortgaged Property or Properties was based upon the determination of value in such appraisal (as described above under "--Assessments of Property Value and Condition--Appraisals"). With respect to all other Mortgage Loans, the value was calculated by applying a capitalization rate to the Underwritable Cash Flow of such Mortgaged Property or Properties.

                  With respect to retail properties, the capitalization rate used was 9.0% for anchored properties, or 10.0% for unanchored and freestanding properties. With respect to office properties, the capitalization rate used was 9.5%. With respect to industrial properties, the capitalization rate used was 9.5%. With respect to multifamily properties, the capitalization rate used was 8.5%. With respect to hospitality properties, the capitalization rate used was 11.0%.

                  No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.

         (3) References to "weighted averages" are references to averages weighted on the basis of the Cut-Off Date Balances of the related Mortgage Loans.

         The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

         Generally, the loan documents with respect to the Mortgage Loans require the borrowers to provide the related lender with annual operating statements.

STANDARD HAZARD INSURANCE

         To the extent required by the Servicing Standard, the Master Servicer will require each borrower to maintain a fire and hazard insurance policy with extended coverage in the manner required under the related Mortgage Loan. The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such Mortgage Loan, with no deduction for depreciation, and the outstanding principal balance owing on such Mortgage Loan, but in any event, unless otherwise specified in the applicable Mortgage or Mortgage Note, in an amount sufficient to avoid the application of any coinsurance clause.

         If, on the date of origination of a Mortgage Loan, the related Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), the Master Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage of at least the lesser of:

                  o the outstanding principal balance of the related Mortgage Loan; and

                  o the maximum amount of such insurance available for the related Mortgaged Property, but only to the extent such Mortgage Loan permits the lender to require such coverage and such coverage conforms to the Servicing Standard.

         If a borrower fails to maintain such hazard insurance, the Master Servicer will be required to obtain such insurance and the cost thereof will be a Servicing Advance, subject to a determination of recoverability. The Special Servicer will be required to maintain fire insurance with extended coverage and, if applicable, flood insurance on an REO Property in an amount not less than the maximum amount obtainable with respect to such REO Property and the cost thereof will be a Servicing Advance, subject to a determination of recoverability.

         In addition, the Master Servicer may require any borrower to maintain other forms of insurance as the Master Servicer may be permitted to require under the related Mortgage, including, but not limited to, loss of rents endorsements and comprehensive public liability insurance. The Master Servicer will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its Mortgage Loan to maintain earthquake insurance. Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders.

THE SELLERS

General American Life Insurance Company.

         General American Life Insurance Company, the Majority Seller, is a Missouri life insurance corporation founded in 1933. General American does business directly or through its subsidiaries in 49 states and the District of Columbia. General American offers a variety of products, including traditional life and universal life insurance policies and individual and group annuity contracts. General American is the Seller with respect to 129 of the Mortgage Loans, representing 77.6% of the Initial Pool Balance. Each of the General American Mortgage Loans was underwritten and originated by Conning Asset Management Company on behalf of General American. Conning Asset Management Company acts as the investment advisor for General American. The principal office of General American Life Insurance Company is located at 700 Market Street, St. Louis, Missouri 63101. Its telephone number is (314) 231-1700.

City and County of San Francisco Employees' Retirement System Pension Trust

         The City and County of San Francisco Employees' Retirement System Pension Trust, the Minority Seller, is a public pension plan created by a municipal corporation for the benefit of its employees. The Retirement System is the Seller with respect to twenty-three (23) of the Mortgage Loans, representing 22.4% of the Initial Pool Balance. Sixteen (16) of the Mortgage Loans, representing 15.1% of the Initial Pool Balance, were underwritten and originated by Conning Asset Management Company on behalf of the Retirement System, and seven (7) of the Mortgage Loans, representing 7.3% of the Initial Pool Balance, were otherwise originated on behalf of the Minority Seller. Conning Asset Management Company acts as the investment advisor for the Retirement System. The principal office of the Retirement System is located at 1155 Market Street, San Francisco, California 94103. Its telephone number is (415) 554-1541.

ASSIGNMENT OF THE MORTGAGE LOANS

         On or prior to the Closing Date, each Seller will assign its Mortgage Loans, without recourse, to the Depositor, and the Depositor, in turn, will assign all of the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with such assignments, each Seller is required in accordance with the related Mortgage Loan Purchase Agreement to deliver the Mortgage File, with respect to each Mortgage Loan so assigned by it to the Trustee.

         The Trustee will be required to review the documents delivered by each Seller with respect to its Mortgage Loans within 90 days following the Closing Date, and the Trustee will hold the related documents in trust. Within 90 days following the Closing Date, pursuant to the Pooling and Servicing Agreement, the assignments with respect to each Mortgage Loan and any related assignment of rents and leases (as described in the "Glossary of Terms" under the term "Mortgage File") are to be completed in the name of the Trustee (if delivered in blank) and submitted for recording in the real property records of the appropriate jurisdictions.

REPRESENTATIONS AND WARRANTIES

         In its respective Mortgage Loan Purchase Agreement, the related Seller has represented and warranted with respect to each of its Mortgage Loans, subject to certain exceptions specified in the applicable Mortgage Loan Purchase Agreement, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

         o the information set forth in the schedule of the Mortgage Loans attached to the related Mortgage Loan Purchase Agreement is true and correct in all material respects;

         o such Seller owns the Mortgage Loan free and clear of any and all pledges, liens and/or other encumbrances;

         o no scheduled payment of principal and interest under the Mortgage Loan was 30 days or more past due as of the Cut-Off Date, and the Mortgage Loan has not been 30 days or more delinquent in the twelve-month period immediately preceding the Cut-Off Date;

         o subject to certain creditors' rights exceptions, the related Mortgage constitutes a valid and enforceable first priority mortgage lien (subject to certain permitted encumbrances) upon the related Mortgaged Property;

         o the assignment of the related Mortgage in favor of the Trustee constitutes a legal, valid and binding assignment;

         o subject to certain creditors' rights exceptions, the related assignment of leases establishes and creates a valid and enforceable first priority lien in the related borrower's interest in all leases of the Mortgaged Property;

         o the Mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in part;

         o the related Mortgaged Property is, to the Seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the Mortgage Loan;

         o with respect to the Mortgaged Properties relating to Mortgage Loans for which a engineering report was obtained on or after January 1, 1998, except as disclosed in such engineering report, to the Seller's knowledge, such Mortgaged Properties are free and clear of any damage that would materially and adversely affect its value as security for the Mortgage Loan; with respect to any condition disclosed in the engineering report, such condition has either been remedied to Seller's satisfaction or funds as deemed necessary by the Seller or the related engineer or consultant have been placed in escrow sufficient to remedy such condition satisfactorily; and with respect to all other Mortgaged Properties, other than as disclosed, such Mortgaged Properties are, to the Seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the related Mortgage Loan or, such conditions have either been satisfactorily remedied or funds have been placed in escrow to remedy such conditions satisfactorily;

         o the related Mortgaged Property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy that insures that the related Mortgage is a valid, first priority lien on such Mortgaged Property, subject only to certain permitted encumbrances;

         o the proceeds of the Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto;

         o with respect to the Mortgaged Properties relating to Mortgage Loans for which a Phase I environmental report was obtained on or after January 1, 1998, except as disclosed in such report, the Seller has no knowledge of the presence of any Adverse Environmental Conditions;

                  o with respect to any Adverse Environmental Condition disclosed in a Phase I environmental report, such condition has either been remedied to the Seller's satisfaction or funds as deemed necessary by the Seller or the related environmental engineer or consultant have been placed in escrow sufficient to remedy such condition to Seller's satisfaction; and with respect to all other Mortgaged Properties, other than as disclosed, no Adverse Environmental Condition exists, or, with respect to disclosed Adverse Environmental Conditions, such conditions have either been remedied to Seller's satisfaction or funds as deemed necessary by the Seller or the related environmental engineer or consultant have been placed in escrow sufficient to remedy such conditions to Seller's satisfaction;

         o each Mortgage Note, Mortgage and other agreement that evidences or secures the Mortgage Loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and to the knowledge of the Seller there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such Mortgage Note, Mortgage or other agreement;

         o the related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by casualty and liability insurance policies of a type specified in the related Mortgage Loan Purchase Agreement;

         o there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage;

         o to the Seller's knowledge, the related borrower is not a debtor in any state or federal bankruptcy or insolvency proceeding;

         o the related Mortgaged Property consists of the related borrower's fee simple estate in real estate or, if the related Mortgage encumbers the interest of a borrower as a lessee under a ground lease of the Mortgaged Property or, where the Mortgage Loan is secured by a ground lease and the fee interest in the Mortgaged Property, the fee interest is subject and subordinate of record to the Mortgage and the Mortgage does not by its terms provide that it will be subordinated to the lien of any other Mortgage or lien upon such fee interest and upon the occurrence of an event of default under the terms of the Mortgage, the mortgagee has the right to foreclose or otherwise exercise its rights with respect to the fee interest with in a commercially reasonable time (subject to certain creditors' rights exceptions):

                  o such ground lease or a memorandum thereof has been or will be duly recorded and permits the interest of the lessee thereunder to be encumbered by the related Mortgage;

                  o the borrower's interest in such ground lease is assignable to the Depositor and its successors and assigns upon notice to, but without the consent of, the lessor thereunder;

                  o all ground rents under such ground lease have been paid and such ground lease is in full force and effect and, to the knowledge of the Seller, no material default has occurred thereunder;

                  o such ground lease, or an estoppel letter related thereto, requires the lessor under such ground lease to give notice of any default by the lessee to the mortgagee, provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder and further provides that no modification of the ground lease will be effective without prior written consent of the related mortgagor;

                  o the holder of the Mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such ground lease;

                  o such ground lease has an original term (including any extension options set forth therein) which extends not less than ten years beyond the scheduled maturity date of the Mortgage Loan;

         o the Mortgage Loan is not cross-collateralized with any loan other than one or more other Mortgage Loans;

         o no Mortgage requires the holder thereof to release all or any material portion of the related Mortgaged Property from the lien thereof except, upon payment in full of the Mortgage Loan or, in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and (b) except where the portion of the Mortgaged Property permitted to be released was not considered by the Seller in underwriting the Mortgage Loan, the payment of a release price and prepayment consideration in connection therewith; and

         o to such Seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the related Mortgage Note or Mortgage in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property.

REPURCHASES AND OTHER REMEDIES

         If any Mortgage Loan document required to be delivered to the Trustee by a Seller with respect to its Mortgage Loans as described under "--Assignment of the Mortgage Loans" above has a Document Defect, or if there is Material Document Defect or a Material Breach by a Seller regarding the characteristics of any of its Mortgage Loans and/or the related Mortgaged Properties as described under "--Representations and Warranties" above, then such Seller will be obligated to cure such Material Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period.

         If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure Period, the Seller will be obligated, not later than the last day of such Permitted Cure Period, to:

         o repurchase the affected Mortgage Loan from the Trust Fund at the Purchase Price; or

         o if within the three-month period commencing on the Closing Date (or within the two-year period commencing on the Closing Date if the related Mortgage Loan is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulation Section 1.860G-2(f)):

                  o replace such Mortgage Loan with a Qualifying Substitute Mortgage Loan; and

                  o pay an amount generally equal to the excess of the applicable Purchase Price for the Mortgage Loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

         If such Material Document Defect or Material Breach would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), then notwithstanding the previous sentence, repurchase must occur within 90 days from the date the Seller was notified of the defect and substitution must occur within the sooner of:

                  o 90 days from the date the Seller was notified of the defect; or

                  o        two years from the Closing Date.

         The Seller must cure the Material Document Defect or the Material Breach within the Permitted Cure Period. However, if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period, but the related Seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure Period will be extended for an additional 90 days.

         The foregoing obligations of each Seller to cure a Material Document Defect or a Material Breach in respect of any of its Mortgage Loans or repurchase or replace the defective Mortgage Loan, will constitute the sole remedies of the Trustee and the Certificateholders with respect to such Material Document Defect or Material Breach; and none of the Depositor, the other Seller or any other person or entity will be obligated to repurchase or replace the affected Mortgage Loan if the related Seller defaults on its obligation to do so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

         The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the time the Offered Certificates are issued. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. A limited number of other Mortgage Loans may be included in the Mortgage Pool prior to the issuance of the Offered Certificates, unless including such Mortgage Loans would materially alter the characteristics of the Mortgage Pool as described herein. The information set forth herein is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Certificates are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

         The Master Servicer and the Special Servicer, either directly or through sub-servicers, will be required to service and administer the Mortgage Loans in keeping with the Servicing Standard.

         Each of the Master Servicer and the Special Servicer is required to adhere to the Servicing Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled, any relationship it may have with any borrower, and the different payment priorities among the Classes of Certificates. Each of the Master Servicer and the Special Servicer may become the owner or pledgee of Certificates with the same rights as each would have if it were not the Master Servicer or the Special Servicer, as the case may be.

         Any such interest of the Master Servicer or the Special Servicer in the Certificates will not be taken into account when evaluating whether actions of the Master Servicer or the Special Servicer are consistent with their respective obligations in accordance with the Servicing Standard, regardless of whether such actions may have the effect of benefiting the Class or Classes of Certificates owned by the Master Servicer or the Special Servicer. In addition, the Master Servicer or the Special Servicer may, under certain limited circumstances, lend money on an unsecured basis to, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though the Master Servicer or the Special Servicer were not a party to the transactions contemplated hereby.

         Each of the Master Servicer and the Special Servicer is permitted to enter into a sub-servicing agreement and any such Sub-Servicer will receive a fee for the services specified in such sub-servicing agreement. However, the Master Servicer or the Special Servicer, as the case may be, will remain liable for its servicing obligations under the Pooling and Servicing Agreement. The Master Servicer or the Special Servicer, as the case may be, will be required to pay any servicing compensation due to any Sub-Servicer out of its own funds.

         The Master Servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days notice to the Trustee, provided that:

         o a successor servicer is available and willing to assume the obligations of the Master Servicer, and accepts appointment as successor Master Servicer, on substantially the same terms and conditions, and for not more than equivalent compensation;

         o the Master Servicer bears all costs associated with its resignation and the transfer of servicing; and

         o the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates.

         Furthermore, the Master Servicer may resign if it determines that the Master Servicer's duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. If the Master Servicer ceases to serve as such and shall not have been replaced by a qualified successor, the Trustee or an agent of the Trustee will assume the Master Servicer's duties and obligations under the Pooling and Servicing Agreement. If the Special Servicer ceases to serve as such and shall not have been replaced by a qualified successor, the Master Servicer will assume the Special Servicer's duties and obligations under the Pooling and Servicing Agreement, and if the Master Servicer fails to so assume such duties and obligations, the Trustee or an agent of the Trustee will assume such duties and obligations. The relationship of each of the Master Servicer and the Special Servicer to the Trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

         The Master Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement, and the Special Servicer will have no responsibility for the performance by the Master Servicer of its duties under the Pooling and Servicing Agreement.

         The Master Servicer initially will be responsible for the servicing and administration of the entire Mortgage Pool. However, the Special Servicer will be responsible for servicing and administering any Specially Serviced Mortgage Loans.

         In the event of any of the foregoing with respect to any Mortgage Loan, the Master Servicer will be required to transfer its principal servicing responsibilities with respect thereto to the Special Servicer in accordance with certain procedures set forth in the Pooling and Servicing Agreement. Notwithstanding such transfer, the Master Servicer will continue to receive payments on such Mortgage Loan, including amounts collected by the Special Servicer, to make certain calculations with respect to such Mortgage Loan, and to make remittances and prepare certain reports to the Trustee with respect to such Mortgage Loan. If title to the related Mortgaged Property is acquired by the Trust Fund, whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will be responsible for the operation and management thereof and such loan will be considered a Specially Serviced Mortgage Loan.

         A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage Loan to which the Master Servicer will re-assume all servicing responsibilities.

         The Master Servicer and the Special Servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See "Description of the Certificates--Advances--Servicing Advances" in this Prospectus Supplement.

THE MASTER SERVICER

         Conning Asset Management Company was organized under the laws of the State of Missouri in 1982. Conning is a registered investment advisor that provides, among other asset management services, loan servicing and asset management for large pools of commercial real estate loans. Conning will be responsible for servicing the Mortgage Loans as Master Servicer. Conning is a wholly-owned subsidiary of Conning Corporation, a publicly traded company. General American Life Insurance Company is the beneficial owner of a majority of the outstanding common stock of Conning Corporation. Conning is the investment advisor for General American Life Insurance Company as well as for the City and County of San Francisco Employees' Retirement System Pension Trust. Conning's address is 700 Market Street, St. Louis, Missouri 63101. Its telephone number is (800) 754-0754.

         As of March 31, 1999, Conning serviced approximately $3.8 billion of multifamily and commercial Mortgage Loans, including approximately $1.4 billion for third parties. The collateral for these loans is located in 38 states and the District of Columbia. Approximately 125 of the loans, with a total principal balance of approximately $621 million, pertain to commercial and multifamily mortgage-backed securities for which Conning acted as primary servicer. The portfolio includes multifamily, office, retail, hospitality and other types of income producing properties.

         The information set forth herein concerning Conning has been provided by Conning. Accordingly, the Depositor makes no representations or warranty as to the accuracy or completeness of such information. Conning has been approved as Master Servicer by Fitch IBCA and S&P for this transaction.

Master Servicer Compensation

         The Master Servicer will be entitled to a Servicing Fee equal to the portion of the Servicing Fee Rate applied to the outstanding Scheduled Principal Balance of each Mortgage Loan, including REO Properties. The Master Servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Certificate Account and interest on escrow accounts if permitted by the related loan documents, and--in each case to the extent not payable to the Special Servicer or any Sub-Servicer as provided in the Pooling and Servicing Agreement or any sub-servicing agreement--certain late payment charges (net of Advance interest), assumption fees, modification fees, extension fees and default interest payable at a rate above the related Mortgage Rate (net of Advance interest).

         However, the amount of the related Servicing Fee, but not the fee payable to the Trustee, will be reduced, to not less than zero, on each Distribution Date by the amount (if any) of Compensating Interest paid by the Master Servicer on such Distribution Date. Any Net Aggregate Prepayment Interest Shortfall will be allocated as set forth under "Description of the Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment Interest Excesses" in this Prospectus Supplement. If Prepayment Interest Excesses for all Mortgage Loans other than Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such Mortgage Loans as of any Distribution Date, such excess amount will be payable to the Master Servicer as additional servicing compensation.

         In addition, Conning will be entitled to the Excess Servicing Fee. The Excess Servicing Fee shall not be terminated even if Conning resigns or is terminated as the Master Servicer.

RIGHTS UPON EVENT OF DEFAULT

         If an Event of Default described under the second or third bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of the Master Servicer under the Pooling and Servicing Agreement will terminate on the date which is 60 days following the date on which the Trustee or Depositor gives written notice to the Master Servicer that the Master Servicer is terminated.

         After any other Event of Default, the Trustee may elect to terminate the Master Servicer by providing such notice, and shall provide such notice if holders of Certificates representing more than 25% of the Certificate Balance of all Certificates so direct the Trustee. Upon such termination, all authority, power and rights of the Master Servicer under the Pooling and Servicing Agreement, whether with respect to the Mortgage Loans or otherwise, shall terminate except for any rights related to unpaid servicing compensation or unreimbursed advances or the Excess Servicing Fee, provided that in no event shall the termination of the Master Servicer be effective until a successor servicer shall have succeeded the Master Servicer as successor servicer, notified the Master Servicer of such designation, and such successor servicer shall have assumed the Master Servicer's obligations and responsibilities with respect to the Mortgage Loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. The Trustee may not succeed the Master Servicer as servicer until and unless it has satisfied certain provisions specified in the Pooling and Servicing Agreement. However, if the Master Servicer is terminated as a result of an Event of Default described under the first, fifth, sixth or seventh bullet under the definition of "Event of Default" under the "Glossary of Terms", the Trustee shall act as successor servicer immediately and shall use its best efforts to either satisfy the conditions specified in the Pooling and Servicing Agreement or transfer the duties of the Master Servicer to a successor servicer who has satisfied such conditions.

         However, if the Master Servicer is terminated solely due to an Event of Default described in the fourth bullet of the definition thereof, prior to being replaced as described in the previous paragraph, the terminated Master Servicer will have sixty days to sell the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement to a successor servicer that meets the requirements of a Master Servicer under the Pooling and Servicing Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates. The termination of the Master Servicer will be effective when such servicer has succeeded the Master Servicer as successor servicer and such successor servicer has assumed the Master Servicer's obligations and responsibilities with respect to the Mortgage Loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. If a successor Master Servicer is not appointed within sixty days, the Master Servicer will be replaced by the Trustee as described in the previous paragraph.

THE SPECIAL SERVICER

         The Special Servicer will oversee the resolution of Specially Serviced Mortgage Loans, act as disposition manager of REO Properties acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure, maintain insurance with respect to REO Properties and provide monthly reports to the Master Servicer and the Trustee. It is anticipated that a Delaware business trust, in which General American Life Insurance Company and the City and County of San Francisco Employees' Retirement System Pension Trust will be the sole beneficiaries, will purchase all or a significant portion of certain Classes of the Subordinate Certificates on or about the Closing Date. General American Life Insurance Company is an affiliate of the Special Servicer.

         The information set forth herein concerning Conning has been provided by Conning. Accordingly, the Depositor makes no representations or warranty as to the accuracy or completeness of such information. Conning has been approved as Special Servicer by Fitch IBCA and S&P for this transaction.

Special Servicer Compensation

         The Special Servicer will be entitled to receive:

o         a Special Servicing Fee;

o         a Workout Fee; and

o         a Liquidation Fee equal to 1.00% of the related Liquidation Proceeds.

         The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property. If the Special Servicer is terminated for any reason, it will retain the right to receive any Workout Fees payable on Mortgage Loans that became Rehabilitated Mortgage Loans while it acted as Special Servicer and remained Rehabilitated Mortgage Loans at the time of such termination until such Mortgage Loan becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property. The successor Special Servicer will not be entitled to any portion of such Workout Fees.

         The Special Servicer is also permitted to retain, in general, certain assumption fees, late payment charges (net of Advance interest), modification fees and extension fees and default interest payable above the Mortgage Rate (net of Advance interest), certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for REO Property collections, and other charges specified in the Pooling and Servicing Agreement. The Special Servicing Fee, the Liquidation Fee and the Workout Fee will be obligations of the Trust

Fund and will represent Expense Losses. The Special Servicer Compensation will be payable in addition to the Servicing Fee payable to the Master Servicer.

         In addition, the Special Servicer will be entitled to all assumption fees received in connection with any Specially Serviced Mortgage Loan. The amount of the Special Servicing Fee, but not the fee payable to the Trustee, will be reduced, to not less than zero, on each Distribution Date by the amount (if any) of Compensating Interest paid by the Special Servicer on such Distribution Date. If Prepayment Interest Excesses for all Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such Mortgage Loans as of any Distribution Date, such excess amount will be payable to the Special Servicer as additional servicing compensation.

         As described in this Prospectus Supplement under "--The Operating Adviser," the Operating Adviser will have the right to receive notification of certain actions of the Special Servicer, subject to the limitations described herein.

TERMINATION OF SPECIAL SERVICER

         If a Special Servicer Event of Default has occurred, the Special Servicer will be subject to the same procedures for termination as the Master Servicer as described under "--Rights Upon Event of Default" above (other than with respect to a termination of the Master Servicer related to the fourth bullet under the definition of Event of Default).

         In addition to the termination of the Special Servicer upon a Special Servicer Event of Default, upon the direction of the Operating Adviser, subject to the satisfaction of certain conditions, the Trustee will remove the Special Servicer from its duties as Special Servicer at any time upon the appointment and acceptance of such appointment by a successor Special Servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the Trustee shall have received a letter from each Rating Agency to the effect that such appointment would not result in a downgrade or withdrawal in any rating then assigned to any Class of Certificates. All costs of the Trust in connection with such a termination of a Special Servicer are required to be paid by the Operating Adviser.

THE OPERATING ADVISER

         An Operating Adviser appointed by the holders of a majority of the Controlling Class will have the right to receive notification from the Special Servicer in regard to certain actions. The Special Servicer will be required to notify the Operating Adviser of, among other things:

         o any proposed modification of a Money Term of a Mortgage Loan other than an extension of the original maturity date for two years or less;

         o any foreclosure or comparable conversion of the ownership of a Mortgaged Property;

         o any proposed sale of a Specially Serviced Mortgage Loan, other than in connection with the termination of the Trust Fund as described in this Prospectus Supplement under "Description of the Certificates--Optional Termination";

         o any proposal to bring an REO Property into compliance with applicable environmental laws; and

         o any acceptance of substitute or additional collateral for a Mortgage Loan.

         In no event shall the Special Servicer be obligated to take any action, or be delayed in taking any action, with respect to any Specially Serviced Mortgage Loan, as a result of any notice required to be given to the Operating Adviser.

         In addition, subject to the satisfaction of certain conditions, the Operating Adviser will have the right to direct the Trustee to remove the Special Servicer at any time upon the appointment and acceptance of such appointment by a successor Special Servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the Trustee shall have received a letter from each Rating Agency to the effect that such appointment would not result in a downgrade or withdrawal in any rating then assigned to any Class of Certificates. All costs of the Trust in connection with such a termination of a Special Servicer are required to be paid by the Operating Adviser.

         At any time, the holders of a majority of the Controlling Class may direct the Trustee in writing to hold an election for an Operating Adviser, which election will be held commencing as soon as practicable thereafter or upon:

         o the resignation or removal of the person acting as Operating Adviser; or

         o a determination by the Trustee, based upon a written notice from the Certificate Registrar, that the Controlling Class has changed. After such receipt or determination, the Trustee is required to call a meeting of the holders of the Controlling Class, which may be held by telephone, in the manner, and in accordance with the procedures, specified in the Pooling and Servicing Agreement. At the meeting, each such holder will be entitled to nominate one person to act as Operating Adviser.

         All expenses of the Operating Adviser are required to be paid by the Controlling Class.

MORTGAGE LOAN MODIFICATIONS

         Subject to any restrictions applicable to REMICs, and to certain limitations imposed by the Pooling and Servicing Agreement, the Master Servicer may (subject to receiving the consent or deemed consent of the Special Servicer with respect to any such action which it deems otherwise material) modify, waive, amend or provide consent with respect to any term, other than a Money Term, of a Mortgage Loan that is not a Specially Serviced Mortgage Loan and may extend the maturity date of any Balloon Loan (other than a Specially Serviced Mortgage Loan) to a date not more than 60 days beyond the original maturity date.

         Subject to any restrictions applicable to REMICs, the Special Servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to:

         o reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium;

         o reduce the amount of the Scheduled Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate;

         o forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan;

         o extend the maturity date of any Specially Serviced Mortgage Loan; and/or

         o        accept a Principal Prepayment during any Lock-out Period;

provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the Special Servicer, such default is reasonably foreseeable, and (2) in the reasonable judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery to Certificateholders on a net present value basis, as demonstrated in writing by the Special Servicer to the Trustee.

         In no event, however, will the Special Servicer be permitted to:

         o extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date; and

         o if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced Mortgage Loan beyond a date which is ten (10) years prior to the expiration of the term of such ground lease.

         Modifications that forgive principal or interest of a Mortgage Loan will result in Realized Losses on such Mortgage Loan and such Realized Losses will be allocated among the various Classes of Certificates in the manner described under "Description of the Certificates--Distributions--Subordination; Allocation of Losses and Certain Expenses" in this Prospectus Supplement.

         The modification of a Mortgage Loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the Certificates beyond that which might otherwise be the case. See "Yield, Prepayment and Maturity Considerations" in this Prospectus Supplement.

SALE OF DEFAULTED MORTGAGE LOANS AND REO PROPERTIES

         The Pooling and Servicing Agreement grants to each of the Master Servicer, the Special Servicer and any holder of Certificates evidencing a majority interest in the Controlling Class a right to purchase from the Trust Fund, at the applicable Purchase Price, those defaulted Mortgage Loans that are at least 60 days delinquent and which the Special Servicer has determined, in its reasonable and good faith judgment, in accordance with the Servicing Standard, will become the subject of foreclosure proceedings (other than any such Mortgage Loan that it determines, in its reasonable and good faith judgment, in accordance with the Servicing Standard, is in default to avoid a prepayment restriction).

         The Special Servicer may, upon notice to the Operating Adviser and the Trustee, offer to sell any such defaulted Mortgage Loan not otherwise purchased pursuant to the prior paragraph (other than any such Mortgage Loan that it determines, in its reasonable and good faith judgment, in accordance with the Servicing Standard, is in default to avoid a prepayment restriction) or any REO Property, if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Trust Fund. Such offer is to be made in a commercially reasonable manner for a period of not less than 30 days. Unless the Special Servicer determines that acceptance, in accordance with the Servicing Standard, of any offer would not be in the best economic interests of the Trust Fund, the Special Servicer shall accept the highest cash offer received from any person that constitutes a fair price (which may be less than the Purchase Price) for such Mortgage Loan or REO Property. When an Interested Party is to be the purchaser of any such defaulted Mortgage Loan, the Trustee is to determine (with the aid of an independent real estate adviser and an appraisal) what constitutes a fair price.

FORECLOSURES

         The Special Servicer may at any time, with notification to the Operating Adviser and in accordance with the Pooling and Servicing Agreement, institute foreclosure proceedings, exercise any power of sale contained in any Mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a Mortgaged Property by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on the related Mortgage Loan has occurred but subject, in all cases, to certain limitations concerning environmental matters and, in certain cases, the receipt of an opinion of counsel relating to certain REMIC requirements.

         If any Mortgaged Property is acquired as described in the preceding paragraph, the Special Servicer is required to sell the REO Property within three years after the end of the year in which it was acquired, or any applicable extension period, unless the Special Servicer has obtained an extension from the Internal Revenue Service or has previously delivered to the Trustee an opinion of counsel to the effect that the holding of the REO Property by the Trust Fund subsequent to three years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as "foreclosure property" under the REMIC provisions of the Code. In addition, the Special Servicer is required to use its best efforts to sell any REO Property prior to the Rated Final Distribution Date.

         If the Trust Fund acquires a Mortgaged Property by foreclosure or deed-in-lieu of foreclosure upon a default of a Mortgage Loan, the Pooling and Servicing Agreement provides that the Trustee (or the Special Servicer, on behalf of the Trustee) must administer such Mortgaged Property so that it qualifies at all times as "foreclosure property" within the meaning of Code
Section 860G(a)(8). The Pooling and Servicing Agreement also requires that any such Mortgaged Property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such Mortgaged Property. Among other things, the independent contractor will not be permitted to perform construction work on the Mortgaged Property unless such construction was at least 10% completed when default on the related Mortgage Loan became imminent. Generally, REMIC I will not be taxable on income received with respect to a Mortgaged Property to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by a Trust Fund, presumably allocated based on the value of any non-qualifying services, would not constitute "rents from real property." In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by REMIC I, including but not limited to a hotel or healthcare business, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to REMIC I at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of Certificates. Under the Pooling and Servicing Agreement, the Special Servicer is required to determine whether the earning of such income taxable to REMIC I would result in a greater recovery to Certificateholders on a net after-tax basis than a different method of operation of such property. Prospective investors are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following discussion, when read in conjunction with the discussion of "Certain Federal Income Tax Consequences" in the Prospectus, describes the material federal income tax considerations for investors in the Offered Certificates. However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations. Prospective purchasers should consult their own tax advisers in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

GENERAL

         For United States federal income tax purposes, the Trust Fund will be a "tiered REMIC structure" described in the Prospectus. See "Certain Federal Income Tax Consequences--REMICs--Tiered REMIC Structures" in the Prospectus. Three separate REMIC elections will be made with respect to designated portions of the Trust Fund. Upon the issuance of the Offered Certificates, Cadwalader, Wickersham & Taft, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

         o        the making of proper elections;

         o ongoing compliance with all provisions of the Pooling and Servicing Agreement; and

         o compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury Regulations adopted thereunder, for federal income tax purposes, each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Code.

         For federal income tax purposes, the Residual Certificates will represent three separate classes of REMIC residual interests evidencing the sole class of "residual interests" in each of REMIC I, REMIC II and REMIC III; and the REMIC Regular Certificates will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III. See "Certain Federal Income Tax Consequences--REMICs" in the Prospectus. The Offered Certificates will be REMIC Regular Certificates issued by REMIC III. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the Prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates. References in the Prospectus to the Master REMIC should be read as references to REMIC III. Each of REMIC I and REMIC II will be a Subsidiary REMIC as such term is used in the Prospectus.

         The Offered Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) (formerly, Section 856(c)(5)(A)) and 856(c)(5)(B) (formerly, Section 856(c)(6)(B)) of the Code in the same proportion that the assets of the Trust Fund underlying such Certificates would be so treated. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code.

         Moreover, the Offered Certificates will be "qualified mortgages" under
Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Offered Certificates also will qualify for treatment as "permitted assets," within the meaning of
Section 860L(c)(1)(G) of the Code, of a FASIT generally in the same proportion as the assets of the Trust Fund would be so treated, and those Offered Certificates held by certain financial institution will constitute "evidence of indebtedness" within the meaning of Section 582(c)(1) of the Code.

         The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C)(v) of the Code generally only to the extent that the Mortgage Loans secured by mortgages on multifamily properties are a percentage of the principal balance of the Mortgage Pool. The percentage of such Mortgage Loans included in the initial principal balance of the Mortgage Pool is 6.2%. The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Section 593(d) to any taxable year beginning after December 31, 1995. See "Description of the Mortgage Pool" in this Prospectus Supplement and "Certain Federal Income Tax Consequences--REMICs" in the Prospectus.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

         The Class F Certificates will, and the other Offered Certificates will not, be treated as having been issued with original issue discount or federal income tax reporting purposes. Certain Classes of Offered Certificates may be issued with premium depending on the price at which such Classes of Certificates are sold. The prepayment assumption that will be used in determining the rate of accrual of original issue discount and amortizable premium, if any, for federal income tax purposes will be a 0% CPR (as described in the Prospectus) applied to each Mortgage Loan during any period that voluntary principal prepayments may be made thereon without a Yield Maintenance Premium being required. For a description of CPR, see "Yield, Prepayment and Maturity Considerations" in this Prospectus Supplement. However, the Depositor makes no representation that the Mortgage Loans will not prepay during any such period or that they will prepay at any particular rate before or during any such period.

         The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" in the Prospectus. Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to prepayable securities such as the Offered Certificates.

         Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of applicable statutory provisions. No assurance can be given that the Internal Revenue Service will not take a different position as to matters respecting accrual of original issue discount in respect of Offered Certificates. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" in the Prospectus. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates, and the appropriate method of reporting interest and original issue discount with respect to Offered Certificates.

         If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a holder of a Certificate, the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificate. Although the matter is not free from doubt, a holder may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. Any such loss might be treated as a capital loss.

         Certain Classes of Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of any such Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder.

         On December 31, 1997, the IRS published in the Federal Register final regulations on the amortization of bond premium. Those regulations (a) do not apply to regular interests in a REMIC such as the Offered Certificates, and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments. Holders of each such Class of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the Prospectus.

         To the extent that any Offered Certificate is purchased in this offering or in the secondary market at not more than a de minimis discount, as defined in the Prospectus, a holder who receives a payment that is included in the stated redemption price at maturity (generally, the principal amount) of such Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the Offered Certificate. Such allocable portion of the holder's adjusted basis will be based upon the proportion that such payment of stated redemption price bears to the total remaining stated redemption price at maturity, immediately before such payment is made, of such Certificate. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" and "--Sale Exchange or Redemption" in the Prospectus.

         The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that holders of Offered Certificates issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to Certificateholders and the IRS. Prospective purchasers of Offered Certificates issued with original issue discount are advised to consult their tax advisors concerning the treatment of such Certificates.

         Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the holders of each Class of Certificates entitled thereto as described under "Description of the Certificates--Distributions--Distributions of Prepayment Premiums" in this Prospectus Supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium should be taxed to the holders of a Class of Certificates entitled to a Prepayment Premium. For federal income tax information reporting purposes, Prepayment Premiums will be treated as income to the holders of a Class of Certificates entitled to Prepayment Premiums only after the Master Servicer's actual receipt of a Prepayment Premium to which the holders of such Class of Certificates is entitled under the terms of the Pooling and Servicing Agreement, rather than including projected Prepayment Premiums in the determination of a Certificateholder's projected constant yield to maturity. It appears that Prepayment Premiums are treated as ordinary income rather than capital gain. However, the timing and characterization of such income is not entirely clear and Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums.

ADDITIONAL CONSIDERATIONS

         The Special Servicer is authorized, under certain circumstances in which doing so is consistent with maximizing the Trust Fund's net after-tax proceeds from an REO Property, to incur taxes on the Trust Fund in connection with the operation of such REO Property. Any such taxes imposed on the Trust Fund would reduce the amount distributable to Certificateholders. See "Servicing of the Mortgage Loans--Foreclosure" in this Prospectus Supplement.

         Federal income tax information reporting duties with respect to the Offered Certificates and REMIC I, REMIC II and REMIC III will be the obligation of the Trustee, and not of the Master Servicer. See "Certain Federal Income Tax Consequences REMICs--Information Reporting and Backup Withholding" in the Prospectus.

         For further information regarding the tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences--REMICs" and "State Tax Considerations" in the Prospectus.

               CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS LOCATED IN
             CALIFORNIA, WASHINGTON, GEORGIA, FLORIDA, AND MARYLAND

         The following discussion summarizes certain legal aspects of Mortgage Loans secured by real property in California (approximately 20.2% of the Initial Pool Balance), Washington (approximately 6.9% of the Initial Pool Balance), Georgia (approximately 6.6% of the Initial Pool Balance), Florida (approximately 6.1% of the Initial Pool Balance) and Maryland (approximately 5.9% of the Initial Pool Balance) which are general in nature. These summaries do not purport to be complete and are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

CALIFORNIA

         Mortgage Loans in California generally are secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the Trustee, if foreclosed pursuant to the Trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action rule" requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial sale to the excess of the outstanding debt over the greater of (i) the fair market value of the property at the time of the public sale and (ii) the amount of the winning bid in the foreclosure. Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

WASHINGTON

         In Washington, it is most common to foreclose a deed of trust by a non-judicial trustee's sale. Non-judicial foreclosure is available only if the deed of trust provides that the property is not used principally for agricultural purposes, and the property is, in fact, not so used, both at the time the deed of trust is granted and at the time of foreclosure. The non-judicial foreclosure process requires a preliminary 30-day notice of default and a subsequent 90-day notice of sale. The notice of sale must be posted on the premises and published twice in a local newspaper. The trustee's sale cannot be held sooner than 190 days after the date of default.

         Washington has a "one action" rule that prohibits non-judicial foreclosure during the pendency of any action that seeks satisfaction of an obligation secured by the deed of trust, with the exception of actions for the appointment of a receiver or to enforce any other lien or security interest granted to secure the obligation secured by the deed of trust.

         Non-judicial foreclosure has the effect of satisfying the entire obligation secured by the deed of trust, including any cross-collateralized obligations and any obligations of the grantor contained in separate documents that are the "substantial equivalent" of obligations secured by the deed of trust. Limited exceptions to the "anti-deficiency" rule allow post-foreclosure actions against the grantor within one year after the date of foreclosure to collect misapplied rents, insurance or condemnation proceeds, or to recover for waste committed against the property, in both instances, and cumulatively, to the extent the fair value of the property, less the outstanding amount prior liens, is less than the outstanding portion of the debt secured by the deed of trust immediately prior to the trustee's sale. In the case of waste, the waste must have been caused by the grantor after the deed of trust was granted and be the cause of such difference.

         In Washington, a lender may elect to foreclose a deed of trust judicially as a mortgage and preserve the right to a deficiency judgment against the grantor. There is a one-year redemption period from the date of sale following a judicial foreclosure. The redemption period may be reduced to eight months if the foreclosure complaint waives any deficiency judgment against the grantor. There is no right to redeem the property following a non-judicial trustee's sale, although the grantor has the statutory right to reinstate the debt on a non-accelerated basis until eleven (11) days prior to the date of the trustee's sale.

GEORGIA

         Mortgage loans in Georgia are customarily secured by deeds to secure debt and are generally foreclosed pursuant to a private, non-judicial sale under the power of foreclosure remedy contained in the deed to secure debt. Judicial foreclosure is also an available but rarely exercised, remedy. In the power of sale foreclosure, the lender must provide notice of the sale by advertisement in a newspaper in which sheriff's notices are published in the county in which the property is located once a week for four (4) consecutive weeks immediately preceding the date of sale. The advertisement must contain certain information, including a description of the property and the instrument pursuant to which the sale is being conducted. The foreclosure sale is conducted by the lender or its representatives, must always occur between the hours of 10:00 a.m. and 4:00 p.m. on the first Tuesday of a month (except, if the first Tuesday of a month falls on New Year's Day or Independence Day, then the sale must be conducted on the immediately following Wednesday) and is held on the courthouse steps of the court in which the property is located. At the sale the property is sold to the highest bidder, and the lender may "bid in" the amount of its debt at the sale. The debtor's right of redemption is extinguished by the power of the sale foreclosure. In order to obtain a deficiency judgement for a recourse loan, the lender must first report the foreclosure sale to a judge of the Superior Court of the county in which the property is located within thirty (30) days after the date of sale. The judge will then conduct a "confirmation hearing," notice of which must be served at least five (5) days prior to the hearing on all obligors, and at which hearing evidence must be presented to prove that (a) the real property sold for its "true market value" (which has been interpreted to mean "fair market value") and (b) the foreclosure sale was conducted in accordance with law. The judge may (a) confirm the sale (in which case the creditor may pursue the deficiency claim in a separate action against the obligors), (b) set the sale aside (in which case the parties are returned to their respective positions immediately prior to the sale and a new foreclosure sale must be conducted) or (c) deny confirmation of the sale and refuse to permit a resale (in which case the sale stands as completed but the creditor may not pursue a deficiency claim against the obligors). Georgia has no "one action" rule or statute.

FLORIDA

         Mortgage loans involving real property in Florida are secured by mortgages and foreclosures are accomplished by judicial foreclosure. There is no power of sale in Florida. After an action for foreclosure is commenced and the lender secures a judgment, the final judgment will provide that the property be sold at a public sale at the courthouse if the full amount of the judgment is not paid prior to the scheduled sale. Generally, the foreclosure sale must occur no earlier than twenty (20) (but not more than thirty-five (35)) days after the judgment is entered. During this period, a notice of sale must be published twice in the county in which the property is located. There is no right of redemption after the foreclosure sale. Florida does not have a "one action rule" or "anti-deficiency legislation." Subsequent to a foreclosure sale, however, a lender may be required to prove the value of the property sold as of the date of foreclosure in order to recover a deficiency. In certain circumstances, the lender may have a receiver appointed.

MARYLAND

         Most mortgage loans are secured in the State of Maryland by deeds of trust. A mortgage or deed of trust may be foreclosed by the secured party or trustee pursuant to (i) a power of sale contained in the lien instrument, (ii) an "assent to decree" (i.e., a provision in the lien instrument declaring a debtor's assent to the entry of an order for the sale of the mortgaged property upon a specified default), or (iii) a judicial decree by a court of equity. When a lien instrument contains neither a power of sale nor an assent to decree, an action to foreclose must be commenced and processed in the same manner as any other civil action. Most foreclosures in the State of Maryland are effected by non-judicial means. Nevertheless, even non-judicial foreclosure sales are subject to approval of a court of equity in the county in which the mortgaged property is located. A non-judicial foreclosure is commenced by the filing of an order to docket or complaint to foreclose in the court. This filing is not a pleading and does not require service of process, an answer from the debtor or a hearing; it is simply a means by which the jurisdiction of the equity court is exercised. Before conducting a foreclosure sale, the secured party or trustee must (i) post a bond (generally in the amount of the debt, plus expenses of foreclosure), (ii) advertise the sale in a newspaper of general circulation in the county in which the mortgaged property is located once a week for three consecutive weeks not less than fifteen (15) days and not more than one week prior to the date of sale, and (iii) mail a notice of sale to the last know addresses of the debtor, the present record owner of the mortgaged property and all holders of subordinate mortgage or judgment liens on the mortgaged property. Subject to the foregoing notice requirements, a non-judicial foreclosure sale can be held in approximately twenty-one (21) days after docketing.

         As Maryland law requires that a non-judicial foreclosure sale must be approved by the court, a foreclosure sale is not effective to pass title until the sale is ratified by the court. The court has full power to hear any objection or exception filed against the foreclosure sale, but the court cannot question the validity of an unopposed foreclosure sale. Notwithstanding the requirement of court approval, a debtor's right of redemption is extinguished at the time of sale. Under Maryland law, a debtor has no additional time after foreclosure to redeem the mortgaged property.

         The State of Maryland does not have a "one action" or "anti-deficiency" rule. If the net proceeds of sale of the entire mortgaged property (after deducting the costs and expenses allowed by the court) are insufficient to pay the mortgage debt and accrued interest, a motion for a deficiency decree may be filed at any time within three years after the court's final ratification of the foreclosure sale.

                              ERISA CONSIDERATIONS

         ERISA and the Code impose certain restrictions on Plans that are subject to ERISA and/or Section 4975 of the Code and on persons that are Parties in Interest. ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan.

PLAN ASSETS

         The Department of Labor will promulgate the DOL Regulation, defining the term "plan assets." There can be no assurance, however, that any of the exceptions set forth in the DOL Regulation will apply to the purchase or holding of Certificates. Accordingly, a Plan's investment in Certificates may cause the Mortgage Loans or other assets constituting, or underlying the assets of, the Trust Fund to be deemed Plan assets. If the Mortgage Loans or other Trust Fund assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the Mortgage Loans and other Trust Fund assets.

         Certain affiliates of the Depositor, the Underwriters, the Master Servicer, the Special Servicer and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in Interest with respect to investing Plans. Moreover, the Trustee, the Master Servicer, the Special Servicer, the Operating Adviser, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the Trust Fund or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing Plans. In the absence of an applicable exemption, "prohibited transactions" (within the meaning of ERISA and Section 4975 of the Code) could arise if Certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

         In addition, an insurance company proposing to acquire or hold the Subordinate Certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA, as amended by the Small Business Job Protection Act of 1996, Public Law No. 104-188, and subsequent DOL and judicial guidance. See "--Insurance Company General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO CLASS A CERTIFICATES

         With respect to the acquisition and holding of Class A Certificates, the DOL has granted to the Underwriters' Exemptions (Morgan Stanley & Co. Incorporated, Prohibited Transaction Exemption 90-24, 55 Fed. Reg. 20548 (May 17, 1990), Donaldson, Lufkin & Jenrette Securities Corporation, Prohibited Transaction Exemption 90-83, 55 Fed. Reg. 50250 (December 5, 1990) and Prudential Securities Incorporated, Prohibited Transaction Exemption 90-32, 55 Fed. Reg. 23147 (June 6, 1990) each as amended by Prohibited Transaction Exemption 97-34), which generally exempt from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

         o the initial purchase, the holding, and the subsequent resale by Plans of Certificates evidencing interests in pass-through trusts; and

         o transactions in connection with the servicing, management and operation of such trusts, provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemptions.

         The assets covered by the Exemptions include mortgage loans such as the Mortgage Loans and fractional undivided interests in such loans.

         Among the conditions that must be satisfied for the Exemptions to apply are the following:

         o The acquisition of the Certificates by a Plan must be on terms, including the price for the Certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

         o The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other Certificates of the Trust Fund;

         o The Certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from Fitch IBCA, S&P, Moody's Investor Services, Inc. or Duff & Phelps Credit Rating Co.;

         o The sum of all payments made to the Underwriters in connection with the Distribution of the Certificates must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Depositor in consideration of the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Master Servicer, the Special Servicer, and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

         o The Plan investing in the Certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the 1933 Act.

         Moreover, the Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

         o the investing Plan fiduciary or its affiliates is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust;

         o the Plan's investment in certificates does not exceed 25% of all of the certificates outstanding at the time of the acquisition; and

         o immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

         The Depositor believes that the Exemptions will apply to the acquisition and holding of Class A Certificates by Plans or persons acting on behalf of or with "plan assets" of Plans, and that all conditions of the Exemptions, other than those within the control of the investing Plans or Plan investors, have been met. Upon request, the Underwriters will deliver to any fiduciary or other person considering investing "plan assets" of any Plan in the Certificates a list identifying each borrower that is the obligor under each Mortgage Loan that constitutes more than 5% of the aggregate principal balance of the assets of the Trust Fund.

         Because the characteristics of the Class B, Class C, Class D, Class E and Class F Certificates do not meet the requirements of the Exemptions, the purchase or holding of such Certificates by, on behalf of or with "plan assets" of any Plan may result in a non-exempt prohibited transaction or the imposition of excise taxes or civil penalties under ERISA and/or Section 4975 of the Code. Accordingly, such Certificates may not be purchased by, transferred to or held by a Plan or any person using "plan assets" of any Plan to effect such acquisition or holding. Each person that acquires or holds any Class B, Class C, Class D, Class E or Class F Certificate shall be deemed to have represented and warranted to the Depositor, the Trustee and the Master Servicer that it satisfies the foregoing limitation, provided that an insurance company investing solely assets of its general account may acquire and hold such Certificates subject to the limitations described in "--Insurance Company General Accounts" below.

INSURANCE COMPANY GENERAL ACCOUNTS

         The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA ("Section 401(c) Regulations"), which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. The DOL issued proposed regulations under
Section 401(c) on December 22, 1997, but the required final regulations have not been issued as of the date hereof. Section 401(c) required the DOL to issue final regulations no later than December 31, 1997 to provide guidance for purposes of determining, in cases where insurance policies or annuity contracts supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan Assets.

         Section 401(c) generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute "plan assets" of any Plan, except:

         o as otherwise provided by the DOL in the 401(c) Regulations to prevent avoidance of the Regulations; or

         o as determined in an action brought by the DOL for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law.

         Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c) Regulations, may be treated as "plan assets" of such Plans. Because Section 401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in the Subordinate Certificates should consult with their legal counsel with respect to the applicability of Section 401(c), including the general account's ability to continue to hold such Certificates after the date which is 18 months after the date the 401(c) Regulations become final.

         Accordingly, any insurance company that acquires or holds any Class B, Class C, Class D, Class E or Class F Certificate shall be deemed to have represented and warranted to the Depositor, the Trustee and the Master Servicer that (1) such acquisition and holding is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or
Section 4975 of the Code, and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, and (2) the source of funds used to acquire and hold such Certificates is an "insurance company general account" (as defined in DOL Prohibited Transaction Class Exemption 95-60) and the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

         Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and Section 4975 of the Code, the applicability of the Exemptions, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the Certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

         The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors to determine whether, and to what extent, the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

         No representations are made as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. The uncertainties referred to above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates, may adversely affect the liquidity of the Offered Certificates. See "Legal Investment" in the Prospectus.

                                 USE OF PROCEEDS

         The Depositor will apply the net proceeds of the offering of the Certificates towards the simultaneous purchase of the Mortgage Loans from the Sellers and to the payment of certain expenses in connection with the issuance of the Certificates.

                              PLAN OF DISTRIBUTION

         The Depositor has entered into an Underwriting Agreement with Morgan Stanley & Co. Incorporated, an affiliate of the Depositor, Donaldson, Lufkin & Jenrette Securities Corporation and Prudential Securities Incorporated. Subject to the terms and conditions set forth in the Underwriting Agreement, the Depositor has agreed to sell to each Underwriter, and each Underwriter has agreed severally to purchase from the Depositor, the percentage of the respective aggregate Certificate Balance of each Class of Offered Certificates set forth below.

         UNDERWRITERS                 CLASS A-1  CLASS A-2  CLASS A-3  CLASS A-4  CLASS B  CLASS C  CLASS D  CLASS E  CLASS F
-----------------------------------------------------------------------------------------------------------------------------
Morgan Stanley & Co.                    71.4%       85%       79.1%      79.9%     100%     100%     100%     100%     100%
   Incorporated

Donaldson, Lufkin & Jenrette            14.6%       1.1%     14.9%        5.1%       0%       0%       0%       0%       0%
   Securities Corporation

Prudential Securities                   15%        13.9%      6%         15%         0%       0%       0%       0%       0%
   Incorporated

     Total.....................        100%       100%      100%        100%       100%     100%     100%     100%     100%

         Morgan Stanley & Co. Incorporated will act as sole lead manager and bookrunner with respect to the Offered Certificates.

         The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent, and that the Underwriters severally will be obligated to purchase all of the Offered Certificates if any are purchased. In the event of a default by an Underwriter, the Underwriting Agreement provides that the purchase commitment of the non-defaulting Underwriter may be increased. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately $741,095,023, plus accrued interest.

         The Underwriters have advised the Depositor that they will propose to offer the Offered Certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling such Classes of Offered Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of such Classes of Offered Certificates for whom they may act as agent.

         A.G. Edwards & Sons, Inc. is acting as a selling agent.

         The Offered Certificates are offered by the Underwriters when, as and if issued by the Depositor, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about July 21, 1999, which is the eighth business day following the date of pricing of the Certificates.

         Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

         The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such Classes of Offered Certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

         The Depositor has agreed to indemnify the Underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect thereof.

         The Underwriters currently intend to make a secondary market in the Offered Certificates, but they are not obligated to do so.

                                  LEGAL MATTERS

         The legality of the Offered Certificates and the material federal income tax consequences of investing in the Offered Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft, New York, New York. Certain legal matters with respect to the Offered Certificates will be passed upon for the Underwriters by Cadwalader, Wickersham & Taft, New York, New York. Certain legal matters will be passed upon for the Sellers by Morrison & Hecker L.L.P., Kansas City, Missouri and Morrison & Foerster L.L.P., New York, New York.

                                     RATINGS

         It is a condition of the issuance of the Offered Certificates that they receive the following credit ratings from Fitch IBCA and S&P.

         CLASS                                 FITCH IBCA           S&P

         Class A-1......................          AAA               AAA
         Class A-2......................          AAA               AAA
         Class A-3......................          AAA               AAA
         Class A-4......................          AAA               AAA
         Class B........................           AA               AA
         Class C........................           A                 A
         Class D........................           A-               A-
         Class E........................          BBB               BBB
         Class F........................          BBB-             BBB-

         The ratings of the Offered Certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the Offered Certificates by the Rated Final Distribution Date. That date is the first Distribution Date that follows by at least 36 months the end of the amortization term of the Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term. The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

         The ratings of the Certificates do not represent any assessment of (1) the likelihood or frequency of principal prepayments, voluntary or involuntary, on the Mortgage Loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment Premiums or default interest will be received or (4) the allocation of Net Aggregate Prepayment Interest Shortfalls. A security rating does not represent any assessment of the yield to maturity that investors may experience. In general, the ratings thus address credit risk and not prepayment risk.

         There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned thereto at the request of the Depositor.

                                GLOSSARY OF TERMS

         The Certificates will be issued pursuant to the Pooling and Servicing Agreement. The following Glossary of Terms is not complete. You should also refer to the Prospectus and the Pooling and Servicing Agreement for additional definitions. If you send a written request to the Trustee at its corporate office, the Trustee will provide to you without charge a copy of the Pooling and Servicing Agreement (without exhibits and schedules).

         Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this Series of Certificates.

         "Accrued Certificate Interest" means, in respect of each Class of REMIC Regular Certificates for each Distribution Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such Class of Certificates outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         "Administrative Cost Rate" will equal the sum of the related Servicing Fee, the Excess Servicing Fee and the Trustee Fee for any month (in each case, expressed as a per annum rate) for any Mortgage Loan in such month.

         "Advance Rate" means a rate equal to the "Prime Rate" as reported in The Wall Street Journal from time to time.

         "Advances" means Servicing Advances and P&I Advances, collectively.

         "Adverse Environmental Condition"  means:

         o there is Hazardous Material present on the Mortgaged Property related to such Mortgage Loan such that the value of such Mortgaged Property is materially and adversely affected, or under applicable federal, state or local law, such Hazardous Material could be required to be eliminated at a cost materially and adversely affecting the value of the Mortgaged Property before such Mortgaged Property could be required to be eliminated or before such Mortgaged Property could be altered, renovated, demolished or transferred or the presence of such Hazardous Material could (upon action by the appropriate governmental authorities) subject the owner of such Mortgaged Property, or the holders of a security interest therein, to liability for the cost of eliminating such Hazardous Material or the hazard created thereby at a cost materially and adversely affecting the value of the Mortgaged Property, or

         o such Mortgaged Property is not in material compliance with all applicable federal, state and local laws pertaining to Hazardous Materials, or Seller or, to Seller's knowledge, the related Mortgagor or any current tenant thereon, has received a notice of any violation or potential violation of any such law.

         "Annual Report" means a report for each Mortgage Loan based on the most recently available year-end financial statements and most recently available rent rolls of each applicable borrower, to the extent such information is provided to the Master Servicer, containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation, Debt Service Coverage Ratios, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.

         "Appraisal Event" means each of the following:

         o the date 60 days after the occurrence of any delinquency in payment with respect to a Mortgage Loan if such delinquency remains uncured;

         o the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition or the borrower has become the subject of involuntary bankruptcy proceedings or the borrower has consented to the filing of a bankruptcy proceeding against it or a receiver is appointed in respect of the related Mortgaged Property, provided that such petition or appointment remains in effect;

         o the effective date of any modification to a Money Term of a Mortgage Loan, other than an extension of the date that a Balloon Payment is due for a period of less than six months; and

         o the date 30 days following the date a Mortgaged Property becomes an REO Property.

         "Appraisal Reduction" will equal, for any Mortgage Loan, including a Mortgage Loan as to which the related Mortgaged Property has become an REO Property, an amount, calculated as of the first Determination Date that is at least fifteen days after the date on which the appraisal is obtained or the internal valuation is performed, equal to the excess, if any, of:

         o        the sum of:

                  o        the Scheduled Principal Balance of such Mortgage
                           Loan;

                  o to the extent not previously advanced by the Master Servicer or the Trustee, all accrued and unpaid interest on the Mortgage Loan;

                  o all related unreimbursed Advances and interest on such Advances at the Advance Rate; and

                  o to the extent not previously advanced by the Master Servicer or the Trustee, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, as the case may be (in each case, net of any amounts escrowed for such item), over

         o 90% of the value (net of any prior mortgage liens) of such Mortgaged Property or REO Property as determined by such appraisal or internal valuation.

         "Assumed Debt Service Coverage Ratio" or "Assumed DSCR" means, in general, a ratio that was calculated in the same manner as DSCR, except that a fixed constant of 8.5% was assumed in such calculation.

         "Assumed DSCR" - See "Assumed Debt Service Coverage Ratio."

         "Assumed Scheduled Payment" means an amount deemed due in respect of:

         o any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated maturity date; or

         o any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

The Assumed Scheduled Payment deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. With respect to any Mortgage Loan as to which the related Mortgaged Property has become an REO Property, the Assumed Scheduled Payment deemed due on each Due Date for so long as the REO Property remains part of the Trust Fund, equals the Scheduled Payment (or Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

         "Available Distribution Amount" means in general, for any Distribution
Date:

         (1) all amounts on deposit in the Distribution Account on the related Distribution Date, exclusive of any portion thereof that represents one or more of the following:

                  o Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period;

                  o Prepayment Premiums (which are separately distributable on the Certificates as described in this Prospectus Supplement);

                  o amounts that are payable or reimbursable to any person other than the Certificateholders (including, among other things, amounts payable to the Trustee as compensation);

                  o amounts deposited in the Distribution Account in error; and

                  o if such Distribution Date occurs during January, other than a leap year, or February of any year, the Interest Reserve Amounts with respect to the Interest Reserve Loans to be deposited into the Interest Reserve Account;

         (2) to the extent not already included in clause (1), any P&I Advances made and any Compensating Interest Payments paid with respect to such Distribution Date; and

         (3) if such Distribution Date occurs during March of any year, the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve Account in respect of each Interest Reserve Loan.

         "Balloon Loans" means Mortgage Loans which provide for Scheduled Payments based on amortization schedules significantly longer than their terms to maturity and which are expected to have remaining principal balances equal to or greater than 5% of the original principal balance of each Mortgage Loan as of their respective Stated Maturity Date.

         "Balloon LTV" - See "Balloon LTV Ratio."

         "Balloon LTV Ratio" or "Balloon LTV" means the ratio, expressed as a percentage, of the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due (calculated based on the Maturity Assumptions and a 0% CPR) to the value of the related Mortgaged Property or Properties determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this Prospectus Supplement.

         "Balloon Payment" means, with respect to the Balloon Loans, the principal payments and scheduled interest due and payable on the relevant maturity dates.

         "Base Interest Fraction" means, with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Certificates, a fraction (a) whose numerator is the amount, if any, by which (1) the Pass-Through Rate on the related Class of Certificates exceeds (2) the yield rate used in calculating the Yield Maintenance Payment with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which
(1) the Mortgage Rate on such Mortgage Loan exceeds (2) the yield rate used in calculating the Yield Maintenance Payment with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If the yield rate is greater than or equal to the lesser of (a) the Mortgage Rate on such Mortgage Loan and (b) the related Pass-Through Rate, then the Base Interest Fraction will equal zero.

         "CEDEL" means Cedelbank, societe anonyme.

         "Certificate" means any of the Class A-1, Class A-2, Class A-3, Class A-4, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class R-I, Class R-II or Class R-III Certificates.

         "Certificate Account" means one or more separate accounts established and maintained by the Master Servicer (or any sub-servicer on behalf of the Master Servicer) pursuant to the Pooling and Servicing Agreement.

         "Certificate Balance" will equal the then maximum amount that the holder of each Principal Balance Certificate will be entitled to receive in respect of principal out of future cash flow on the Mortgage Loans and other assets included in the Trust Fund.

         "Certificateholder" or "Holder" means a Person in whose name a Certificate is registered in the Certificate Registrar or a Person in whose name ownership of an uncertificated Certificate is recorded in the books and records of the Trustee.

         "Certificate Owner" means a Person acquiring an interest in an Offered Certificate.

         "Certificate Registrar" means the Trustee, in its capacity as the Certificate Registrar.

         "Class" means the designation applied to the Offered Certificates and the Private Certificates, pursuant to this Prospectus Supplement.

         "Class A Certificates" means the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates.

         "Class A-2 Scheduled Principal Amount" means, with respect to any Distribution Date, an amount equal to the product of (a) the Principal Distribution Amount and (b) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Balance of the Class A-2 Certificates and the denominator of which is equal to the sum of the aggregate outstanding Certificate Balances of the Class A-1, Class A-2 and Class A-3 Certificates.

         "Closing Date" means July 21, 1999.

         "Collection Period" means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution Date, the Cut-Off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

         "Compensating Interest Payment" means with respect to any Distribution Date, an amount equal to the excess of (A) Prepayment Interest Shortfalls resulting from Principal Prepayments during the related Collection Period over
(B) Prepayment Interest Excesses resulting from Principal Prepayments during the same Collection Period, but in any event (i) with respect to Compensating Interest Payments to be paid by the Master Servicer, not more than the portion of the aggregate Servicing Fee for the related Collection Period calculated in respect of all the Mortgage Loans and (ii) with respect to Compensating Interest Payments to be paid by the Special Servicer, not more than the portion of the aggregate Special Servicing Fee for the related Collection Period calculated in respect of all the Specially Serviced Mortgage Loans.

         "Conning" means Conning Asset Management Company.

         "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of Mortgage Loans for the life of such Mortgage Loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of Mortgage Loans or a prediction of the anticipated rate of prepayment of any Mortgage Loans, including the Mortgage Loans.

         "Controlling Class" means the most subordinate Class of Subordinate Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such Class of Certificates is less than 50%, with respect to the Class N and Class O Certificates, and 25%, with respect to all other Classes, of the initial aggregate Certificate Balance of such Class as of the Closing Date, the Controlling Class shall be the next most subordinate Class of Certificates.

         "CPR" - See "Constant Prepayment Rate" above.

         "Cut-Off Date" means July 1, 1999.

         "Cut-Off Date Balance" means, with respect to any Mortgage Loan, such Mortgage Loan's principal balance outstanding as of the Cut-Off Date, after application of all payments of principal due on or before such date, whether or not received, determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this Prospectus Supplement.

         "Cut-Off Date Loan-to-Value" or "Cut-Off Date LTV" means a ratio, expressed as a percentage, of the Cut-Off Date Balance of a Mortgage Loan (or the aggregate principal balance of a group of cross-collateralized Mortgage Loans) to the value of the related Mortgaged Property or Properties determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this Prospectus Supplement.

         "Cut-Off Date LTV" - See "Cut-Off Date Loan-to-Value."

         "Debt Service Coverage Ratio" or "DSCR" means, the ratio of Underwritable Cash Flow estimated to be produced by the related Mortgaged Property or Properties to the annualized amount of debt service payable under that Mortgage Loan (or that group of cross-collateralized Mortgage Loans).

         "Definitive Certificate" means a fully registered physical certificate.

         "Depositor" means Morgan Stanley Capital I Inc.

         "Determination Date" means, with respect to any Distribution Date, the 5th business day prior to the related Distribution Date.

         "Discount Rate" means, for the purposes of the distribution of Prepayment Premiums, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

         "Distributable Certificate Interest Amount" means, in respect of any Class of REMIC Regular Certificates for any Distribution Date, the sum of Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, plus Unpaid Interest, reduced (to not less than zero) by:

                  o        any Net Aggregate Prepayment Interest Shortfalls; and

                  o Realized Losses and Expense Losses, in each case specifically allocated with respect to such Distribution Date to reduce the Distributable Certificate Interest Amount payable in respect of such Class in accordance with the terms of the Pooling and Servicing Agreement.

         "Distribution Account" means the distribution account maintained by the Trustee, in accordance with the Pooling and Servicing Agreement.

         "Distribution Date" means the 15th day of each month, or if any such 15th day is not a business day, on the next succeeding business day.

         "Document Defect" means a situation in which a Mortgage Loan is not delivered as and when required, is not properly executed or is defective on its face.

         "DOL Regulation" means that final regulation, promulgated by the Department of Labor, defining the term "plan assets" which provides, generally, that when a Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless certain exceptions apply.

         "DSCR" - See "Debt Service Coverage Ratio."

         "DTC" means The Depository Trust Company.

         "DTC Systems" means those computer applications, systems, and the like for processing data for DTC.

         "Due Dates" means dates upon which the related Scheduled Payments are due and occur on the first day of each month.

         "EPA" means the United States Environmental Protection Agency.

         "Euroclear" means the Euroclear System.

         "Event of Default" means, with respect to the Master Servicer under the Pooling and Servicing Agreement, any one of the following events:

         o any failure by the Master Servicer to remit to the Trustee any payment required to be remitted by the Master Servicer under the terms of the Pooling and Servicing Agreement, including any required Advances;

         o any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the Master Servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which notice shall have been given by the Depositor or the Trustee; provided, however, that if the Master Servicer certifies to the Trustee and the Depositor that the Master Servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the Master Servicer to cure such failure; provided, further that such cure period may not exceed 90 days;

         o any breach of the representations and warranties of the Master Servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any Class of Certificates and that continues unremedied for a period of 30 days after notice shall have been given to the Master Servicer by the Depositor or the Trustee, provided, however, that if the Master Servicer certifies to the Trustee and the Depositor that the Master Servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the Master Servicer to cure such breach; provided, further that such cure period may not exceed 90 days;

         o the Trustee shall receive notice from Fitch IBCA to the effect that the continuation of the Master Servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch IBCA to any Class of Certificates or if the Master Servicer is not an "approved" Master Servicer by S&P; or

         o a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

         o the Master Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or

         o the Master Servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, makes an assignment for the benefit of its creditors, voluntarily suspends payment of its obligations, or takes any corporate action in furtherance of the foregoing.

         "Excess Servicing Fee" means an additional fee payable to Conning, as set forth in the Pooling and Servicing Agreement, which is assignable and non-terminable.

         "Exemptions" means the individual prohibited transaction exemptions granted by the DOL to the Underwriters.

         "Expense Losses" means, among other things:

         o any interest paid to the Master Servicer or Trustee in respect of unreimbursed Advances;

         o all Special Servicer Compensation payable to the Special Servicer from amounts that are part of the Trust Fund;

         o any of certain other expenses of the Trust Fund, including, but not limited to, certain reimbursements and indemnification payments to the Trustee and certain related persons, certain reimbursements and indemnification payments to the Depositor, the Master Servicer, the Special Servicer and certain related persons, certain taxes payable from the assets of the Trust Fund, the costs and expenses of any tax audits with respect to the Trust Fund and certain other tax-related expenses and the cost of various opinions of counsel required to be obtained in connection with the servicing of the Mortgage Loans and administration of the Trust Fund; and

         o any other expense of the Trust Fund not specifically included in the calculation of Realized Loss for which there is no corresponding collection from the borrower.

         "FASIT" means a financial asset securitization investment trust.

         "Fitch IBCA" means Fitch IBCA, Inc.

         "401(c) Regulations" means the final regulations that DOL is required to issue according to Section 401(c) of ERISA.

         "General American" means General American Life Insurance Company.

         "General American Mortgage Loans" means the one hundred twenty-nine
(129) of the Mortgage Loans that were originated by Conning Asset Management Company on behalf of General American Life Insurance Company.

         "Hazardous Materials" means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, and any other substance or material as may be defined as a hazardous or toxic substance by any federal, state or local environmental law, ordinance, rule, regulation or order, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. ss.ss. 9601 et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. ss.ss. 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss.ss. 6901 et seq.), THE Federal Water Pollution Control Act, as amended (33 U.S.C. ss.ss. 1251 et seq.), the Clean Air Act, as amended (42 U.S.C. ss.ss. 7401 et seq.), and any regulations promulgated pursuant thereto.

         "Initial Pool Balance" means the aggregate Cut-Off Date Balance of $806,455,937.

         "Insurance Proceeds" means all amounts paid by an insurer in connection with a Mortgage Loan, other than any amounts required to be paid to the related borrower.

         "Interest Accrual Period" means, for each Class of REMIC Regular Certificates and each Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

         "Interest Only Certificates" means the Class X Certificates.

         "Interest Reserve Account" means an account that the Trustee has established and will maintain for the benefit of the holders of the Certificates.

         "Interest Reserve Amount" means all amounts deposited in the Interest Reserve Account with respect to Scheduled Payments due in any applicable January and February.

         "Interest Reserve Loan" - See "Non-30/360 Loan" below.

         "Interested Party" means the Special Servicer, the Master Servicer, the Depositor, the holder of any Certificate, the Operating Advisor or any affiliate of such party.

         "Lock-out Period" means the period ending on a date determined by the related mortgage note during which voluntary principal prepayments are prohibited.

         "Liquidation Fee" means 1.00% of the related Liquidation Proceeds.

         "Liquidation Proceeds" means proceeds from the sale or liquidation of a Mortgage Loan or related REO Property, net of expenses and any related Advances and interest thereon.

         "Majority Seller" means General American Life Insurance Company.

         "Master Servicer" means Conning Asset Management Company.

         "Master Servicer Remittance Date" means the business day immediately prior to each Distribution Date.

         "Material Breach" means a breach of any of the representations and warranties that materially and adversely affects the interests of the holders of the Certificates.

         "Material Document Defect" means a breach of any of the representations and warranties has occurred that has resulted from a Document Defect and that materially and adversely affects the interests of the holders of the Certificates.

         "Maturity Assumptions" means the following assumptions:

         o the initial Certificate Balances and initial Pass-Through Rates of the Certificates are as set forth herein;

         o        the settlement date for the sale of the Certificates is July
                  21, 1999;

         o distributions on the Certificates are made on the 15th day of each month, commencing in August, 1999;

         o there are no delinquencies, defaults or Realized Losses with respect to the Mortgage Loans;

         o Scheduled Payments on the Mortgage Loans are timely received on the first day of each month;

         o        the Trust Fund does not experience any Expense Losses;

         o no Principal Prepayment on any Mortgage Loan is made during its Lock-out Period (if any) or during any period when Principal Prepayments on such Mortgage Loans are required to be accompanied by a Yield Maintenance Payment and otherwise Principal Prepayments are made on the Mortgage Loans at the indicated levels of CPR (notwithstanding any limitations in the Mortgage Loans on partial prepayments);

         o any Prepayment Premiums are allocated as described elsewhere in this Prospectus Supplement;

         o        no Prepayment Interest Shortfalls occur;

         o no Mortgage Loan is the subject of a repurchase or substitution by the respective Seller and no optional termination of the Trust Fund occurs;

         o with respect to the Mortgage Loan identified as loan number 2 on Appendix II to this prospectus supplement, that the related borrower does exercise its right to partially prepay during the 58th through 63rd months of the Mortgage Loan term;

         o with respect to the Mortgage Loan identified as loan number 5 on Appendix II to this prospectus supplement, the related borrower does exercise its right to partially prepay the Mortgage Loan on January 14, 2004 in scenarios where the prepayments are assumed on the Mortgage Loan;

         o with respect to the Mortgage Loan identified as loan number 18 on Appendix II to this Prospectus Supplement, that the related borrower does not exercise its right to prepay $800,000 of the principal balance of such Mortgage Loan;

         o with respect to the Mortgage Loan identified as loan number 27 on Appendix II to this Prospectus Supplement, that the related borrower does not exercise its right to prepay the three installments which can be no less than $500,000 and no greater than $1,500,000 of the principal balance of such Mortgage Loan;

         o with respect to the Mortgage Loan identified as loan number 75 on Appendix II to this prospectus supplement, that the related borrower does exercise its right to partially prepay during the lesser of yield maintenance and percentage premium periods; and

         o with respect to the Mortgage Loans identified as loan numbers 15, 29, 37, 85, 86, 116, 119, 132 and 138 on Appendix II to
                  this prospectus supplement, that the related borrower does not exercise its right to partially prepay during the lockout and yield maintenance periods.

         "Minority Seller" means the City and County of San Francisco Employees' Retirement System Pension Trust.

         "Money Term" means, with respect to any Mortgage Loan, the maturity date, Mortgage Rate, principal balance, amortization term or payment frequency thereof or any provision thereof requiring the payment of a Prepayment Premium, Yield Maintenance Payment or Percentage Premium in connection with a Principal Prepayment (but shall not include late fees or default interest provisions).

         "Mortgage" means a mortgage, deed of trust or other similar security instrument.

         "Mortgaged Property" means a fee simple estate income-producing real property.

         "Mortgage File" means the following documents, among others:

         o the original Mortgage Note, endorsed (without recourse) in blank or to the order of the Trustee (or, with respect to two
                  (2) of the Mortgage Loans, identified as loan numbers 32 and 125 on Appendix II to this Prospectus Supplement, representing 1.2% of the Initial Pool Balance, a lost note affidavit and indemnity from the related Seller with respect to each such Mortgage Loan with a true and complete copy of the Mortgage Note attached thereto);

         o the original or a copy of the related Mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

         o the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the Mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

         o an assignment of each related Mortgage in blank or in favor of the Trustee, in recordable form;

         o an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the Mortgage) in blank or in favor of the Trustee, in recordable form;

         o an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of such Mortgage Loan); and

         o        when relevant, the related ground lease or a copy thereof.

         "Mortgage Loan Purchase Agreement" means the agreements entered into between the Depositor and the particular Seller, as the case may be.

         "Mortgage Loans" and collectively, the "Mortgage Pool," means the 152 fixed rate Mortgage Loans with aggregate Cut-Off Date Balances of $806,455,937 subject to a permitted variance of plus or minus 5%.

         "Mortgage Note" means a promissory note evidencing a respective Mortgage Loan.

         "Mortgage Pool" - See "Mortgage Loans."

         "MSCI" means Morgan Stanley Capital I Inc., the Depositor.

         "Mortgage Rate" means, for a given Mortgage Loan, the per annum rate at which interest accrues on such Mortgage Loan.

         "Mortgaged Property" means the real property, together with improvements thereto, securing the indebtedness of the Mortgagor under the related Mortgage Loan.

         "Net Aggregate Prepayment Interest Shortfall" means, for the related Distribution Date, the aggregate of all Prepayment Interest Shortfalls incurred in respect of all of the Mortgage Loans during any Collection Period that are neither offset by Prepayment Interest Excesses collected on the Mortgage Loans during such Collection Period nor covered by a Compensating Interest Payment paid by the Master Servicer or Special Servicer.

         "Net Mortgage Rate" means, in general, with respect to any Mortgage Loan, a per annum rate equal to the related Mortgage Rate minus the related Administrative Cost Rate; provided that, for purposes of calculating the Pass-Through Rate for each Class of REMIC Regular Certificates from time to time, the Net Mortgage Rate for any Mortgage Loan will be calculated without regard to any modification, waiver or amendment of the terms of such Mortgage Loan subsequent to the Closing Date. In addition, because the Certificates accrue interest on the basis of a 360-day year consisting of twelve 30-day months, when calculating the Pass-Through Rate for each Class of

Certificates for each Distribution Date, the Net Mortgage Rate on a Non-30/360 Loan will be appropriately adjusted to reflect such difference. However, with respect to each Non-30/360 Loan:

         o the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in January of each year (other than a leap year) and February of each year will be adjusted to take into account the applicable Interest Reserve Amount; and

         o the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in March of each year (commencing in 2000) will be adjusted to take into account the applicable Interest Reserve Amount for the preceding January (if applicable) and February.

         "Non-30/360 Loan" or "Interest Reserve Loan" means a Mortgage Loan that accrues interest other than on the basis of a 360-day year consisting of 12 30-day months.

         "Notional Amount" means the notional principal amount of the Class X Certificates, which will be based upon the outstanding principal balance of all Principal Balance Certificates.

         "NWAC Rate" - See "Weighted Average Net Mortgage Rate."

         "Offered Certificates" means the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E and Class F Certificates.

         "OID" means original issue discount.

         "Open Period" means the period beginning on a date prior to maturity as determined by the related mortgage note when voluntary principal prepayments are permitted without any Prepayment Premiums.

         "Operating Adviser" means that entity appointed by the holders of a majority of the Controlling Class which will have the right to receive notification from the Special Servicer in regard to certain actions.

         "Originator" means Conning Asset Management Company, to the extent it was the originator of the Mortgage Loans.

         "P&I Advance" means the amount of any Scheduled Payments or Assumed Scheduled Payment (net of the related Servicing Fees and Excess Servicing Fees), other than any Balloon Payment, on the Mortgage Loans that are delinquent as of the close of business on the preceding Determination Date.

         "Participants" means DTC's participating organizations.

         "Parties in Interest" means persons who have certain specified relationships to Plans ("parties in interest" under ERISA or "disqualified persons" under Section 4975 of the Code).

         "Pass-Through Rate" means the rate per annum at which any Class of Certificates (other than the Residual Certificates) accrues interest.

         "Percentage Interest" will equal, as evidenced by any REMIC Regular Certificate in the Class to which it belongs, a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional Amount, as the case may be, of such Certificate as set forth on the face thereof, and the denominator of which is equal to the initial aggregate Certificate Balance or Notional Amount, as the case may be, of such Class.

         "Percentage Premium" means, with respect to any Distribution Date, any amount received as a Prepayment Premium, other than a Yield Maintenance Payment, that is calculated as a percentage of the principal amount prepaid.

         "Permitted Cure Period" means, for the purposes of any Material Document Defect or Material Breach in respect of any Mortgage Loan, the 90-day period immediately following the earlier of the discovery by the related Seller or receipt by the related Seller of notice of such Material Document Defect or Material Breach, as the case may be.

         "Plans" means, with respect to ERISA and the Code, employee benefit and other plans that are subject to ERISA and/or Section 4975 of the Code.

         "Pooling and Servicing Agreement" means that certain Pooling and Servicing Agreement dated as of July 1, 1999, by and between Morgan Stanley Capital I Inc., as Depositor, Conning, as Master Servicer and Special Servicer and The Chase Manhattan Bank, as Trustee.

         "Prepayment Interest Excess" means, in a case in which a full or partial Principal Prepayment or a Balloon Payment is made during any Collection Period after the Due Date for such Mortgage Loan, the amount of interest which accrues on the amount of such Principal Prepayment or Balloon Payment that exceeds the corresponding amount of interest accruing on the Certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on the Mortgage Loan from such Due Date to the date such payment was made (net of the Servicing Fee and Excess Servicing Fee (or, if the related Mortgage Loan is a Specially Serviced Mortgage Loan, the Special Servicing Fee) and the Trustee Fee).

         "Prepayment Interest Shortfall" means, for any Distribution Date and with respect to any Mortgage Loan the related borrower has made a full or partial Principal Prepayment or a Balloon Payment during the related Collection Period, and the date such payment was made (or, in the case of a Balloon Payment, the date through which interest thereon accrues) occurred prior to the Due Date for such Mortgage Loan in such Collection Period. Such a shortfall arises because the amount of interest (net of the Servicing Fee and Excess Servicing Fee (or, if the related Mortgage Loan is a Specially Serviced Mortgage Loan, the Special Servicing Fee) and the Trustee Fee) that accrues on the amount of such Principal Prepayment or Balloon Payment will be less than the corresponding amount of interest accruing on the Certificates. In such a case, the Prepayment Interest Shortfall will generally equal the excess of:

         o the aggregate amount of interest which would have accrued at the Net Mortgage Rate on the Scheduled Principal Balance of such Mortgage Loan for the 30 days ending on such Due Date if such Principal Prepayment or Balloon Payment had not been made, over

         o the aggregate interest that did so accrue through the date such payment was made.

         "Prepayment Premium" means with respect to any Distribution Date, the aggregate of all Yield Maintenance Payments, or Percentage Premiums, if any, received during the related Collection Period in connection with Principal Prepayments.

         "Principal Balance Certificates" means, upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates.

         "Principal Distribution Amount" equals, in general, for any Distribution Date, the aggregate of the following:

         o the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments due or deemed due, as the case may be, in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period; and

         o all payments (including Principal Prepayments and the principal portion of Balloon Payments) and other collections (including Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and REO Income (each as defined herein) and proceeds of Mortgage Loan repurchases) that were received on or in respect of the Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such payment or other collection that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered.

         "Principal Prepayments" means the payments and collections with respect to principal of the Mortgage Loans including all voluntary and involuntary prepayments of principal made prior to their scheduled Due Dates.

         "Private Certificates" means the Class X, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates and the Residual Certificates.

         "PTCE" means a DOL Prohibited Transaction Class Exemption.

         "Purchase Price" means that amount at least equal to the unpaid principal balance of such Mortgage Loan, together with accrued but unpaid interest thereon to but not including the date of the repurchase and any related expenses reimbursable to the Master Servicer, the Special Servicer or the Trustee, including any related unreimbursed Servicing Advances and including all unpaid interest on all Advances.

         "Qualifying Substitute Mortgage Loan" means a Mortgage Loan having certain payment terms comparable to the Mortgage Loan to be replaced due to a Material Document Defect or a Material Breach and for which the Rating Agencies have confirmed in writing that the replacement with such Mortgage Loan would not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates.

         "Rated Final Distribution Date" means the first Distribution Date that follows by at least 36 months the end of the amortization term of the Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term.

         "Rating Agencies" means Fitch IBCA and S&P.

         "Realized Losses" means losses arising from the inability of the Master Servicer, the Trustee or the Special Servicer to collect all amounts due and owing under any defaulted Mortgage Loan, including by reason of any modifications to the terms of a Mortgage Loan, bankruptcy of the related borrower or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated Mortgage Loan or related REO Property, will generally equal the excess, if any, of:

         o the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related Mortgage Rate, over

         o the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation, net of any portion of such liquidation proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses. If the Mortgage Rate on any Mortgage Loan is reduced or a portion of the debt due under any Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss.

         "Record Date" means, with respect to each Class of Offered Certificates for each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

         "Rehabilitated Mortgage Loan" will result from a Specially Serviced Mortgage Loan when (a) three consecutive Scheduled Payments have been made (in the case of any such Mortgage Loan that was modified, based on the modified terms), (b) no other Servicing Transfer Event has occurred and is continuing with respect to such

Mortgage Loan and (c) the Trust Fund has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer Event or such amounts have been forgiven.

         "REMIC Regular Certificates" means the Senior Certificates and the Subordinate Certificates.

         "REO Income" means the Liquidation Proceeds and income received in connection with the operation of an REO Property, net of certain expenses.

         "REO Property" means any Mortgaged Property acquired on behalf of the Certificateholders in respect of a defaulted Mortgage Loan through foreclosure, deed in lieu of foreclosure or otherwise.

         "REO Tax" means a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Code.

         "Residual Certificates" means the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates.

         "Retirement System" means the City and County of San Francisco Employees' Retirement System Pension Trust.

         "Retirement System Mortgage Loans" means twenty-three (23) of the Mortgage Loans that were either originated by Conning Asset Management Company or others on behalf of the Minority Seller.

         "Scheduled Payment" means, in general, for any Mortgage Loan on any Due Date, the amount of the scheduled payment of principal and interest (or interest only) due thereon on such date (taking into account any waiver, modification or amendment of the terms of such Mortgage Loan subsequent to the Closing Date, whether agreed to by the Special Servicer or occurring in connection with a bankruptcy proceeding involving the related borrower).

         "Scheduled Principal Balance" of any Mortgage Loan on any Distribution Date will generally equal the Cut-Off Date Balance, as defined above, thereof, reduced (to not less than zero) by:

         o any payments or other collections of principal (or Advances in lieu thereof) on such Mortgage Loan that have been collected or received during any preceding Collection Period, other than any Scheduled Payments due in any subsequent Collection Period; and

         o the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during any preceding Collection Period.

         "Sellers" means General American Life Insurance Company and the City and County of San Francisco Employees' Retirement System Pension Trust.

         "Senior Certificates" means the Class A Certificates and the Class X Certificates.

         "Servicing Advances" means, in general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by the Master Servicer in connection with the servicing of a Mortgage Loan after a default (whether or not a payment default), delinquency or other unanticipated event, or in connection with the administration of any REO Property.

         "Servicing Fee" means the monthly amount, based on the Servicing Fee Rate, to which the Master Servicer is entitled in compensation for servicing the Mortgage Loans.

         "Servicing Fee Rate" means 0.04% per annum each month payable with respect to a Mortgage Loan in connection with the Servicing Fee.

         "Servicing Standard" means the higher of the following standards of care:

         o in the same manner in which and with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and to the maximization of the net present value of the Mortgage Loans; and

         o the care, skill, prudence and diligence the Master Servicer or the Special Servicer, as the case may be, uses for loans which it owns and which are substantially the same as the Mortgage Loans, giving due consideration to the maximization of the net present value of the Mortgage Loans;

but without regard to: any relationship that the Master Servicer or Special Servicer or any affiliate of the Master Servicer or Special Servicer may have with the related mortgagor; the ownership of any Certificate by the Master Servicer or Special Servicer or any affiliate; the ownership of any junior indebtedness by the Master Servicer or Special Servicer or any affiliate with respect to the Mortgaged Property securing any Mortgage Loan; the Master Servicer or Special Servicer's right under the Pooling and Servicing Agreement to receive compensation for its services or with respect to any particular transaction; the servicing of the Mortgage Loans that are not Specially Serviced Mortgage Loans by the Master Servicer; and the Master Servicer's obligation to make Advances and Servicing Advances as specified herein or General American's obligation to repurchase any Mortgage Loan under its Mortgage Loan Purchase Agreement or Retirement System's obligation to repurchase any Mortgage Loan under its Mortgage Loan Purchase Agreement.

         "Servicing Transfer Event" means an instance where an event has occurred that has caused a Mortgage Loan to become a Specially Serviced Mortgage Loan.

         "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

         "Specially Serviced Mortgage Loan" means the following:

         o any Mortgage Loan as to which a Balloon Payment is past due, and the Master Servicer has determined that payment is unlikely to be made on or before the second Due Date succeeding the date the Balloon Payment was due, or any other payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due;

         o any Mortgage Loan as to which, to the Master Servicer's knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged or unstayed for a period of 60 days;

         o any Mortgage Loan as to which the Master Servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property;

         o any Mortgage Loan as to which the Master Servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which, in the judgment of the Master Servicer, materially and adversely affects the interests of the Certificateholders and which has occurred and remains unremedied for the applicable grace period specified in such Mortgage Loan (or, if no grace period is specified, 60 days);

         o any Mortgage Loan as to which the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; and

         o any Mortgage Loan as to which, in the judgment of the Master Servicer, a default has occurred or in the judgment of the Master Servicer is imminent or is likely to occur within 60 days.

         "Special Servicer" means Conning Asset Management Company.

         "Special Servicer Compensation" means such fees payable to the Special Servicer, collectively, the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

         "Special Servicer Event of Default" means, with respect to the Special Servicer under the Pooling and Servicing Agreement, any one of the following events:

         o any failure by the Special Servicer to remit to the Trustee or the Master Servicer when due any amount required to be so remitted under the terms of the Pooling and Servicing Agreement;

         o any failure on the part of the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Special Servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 90 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Special Servicer by the Depositor or the Trustee; provided, however, that to the extent that the Special Servicer certifies to the Trustee and the Depositor that the Special Servicer is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended for up to an additional 60 days;

         o any breach by the Special Servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any Class of Certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Special Servicer by the Depositor or the Trustee, provided, however, that to the extent that the Special Servicer is in good faith attempting to remedy such breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended for up to an additional 60 days;

         o the Trustee shall receive notice from Fitch IBCA to the effect that the continuation of the Special Servicer in such capacity would result in the downgrade or withdrawal of any rating then assigned by Fitch IBCA to any Class of Certificates or if the Special Servicer is not an "approved" special servicer by S&P;

         o a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

         o the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Special Servicer or of or relating to all or substantially all of its property; or

         o the Special Servicer's having admitted in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing.

         "Special Servicer Report" means, generally, a report showing loan-by-loan detail on each Specially Serviced Mortgage Loan that is 60 days delinquent, 90 days delinquent, or in the process of foreclosure, an REO status report for each REO Property and a modification report showing loan-by-loan detail for each modification closed during the most recent reporting period.

         "Special Servicing Fee" means an amount equal to, in any month, the portion of a rate equal to 0.25% per annum applicable to such month (determined in the same manner as the applicable Mortgage Rate is determined for each Specially Serviced Mortgage Loan for such month) of the outstanding Scheduled Principal Balance of each Specially Serviced Mortgage Loan.

         "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.

         "Subordinate Certificates" means the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates and the Class O Certificates.

         "Sub-Servicer" means an entity with whom either the Master Servicer or the Special Servicer has entered a sub-servicing agreement.

         "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date (one longer and one shorter) most nearly approximating the maturity date of the Mortgage Loan prepaid. If Release H.15 is no longer published, the Master Servicer will select a comparable publication to determine the Treasury Rate.

         "Trustee" means The Chase Manhattan Bank.

         "Trustee Fee" means a monthly fee as set forth in the Pooling and Servicing Agreement to be paid from the Distribution Account to the Trustee as compensation for the performance of its duties.

         "Trustee's Website" means the Trustee's website, initially located at "www.chase.com/sfa".

         "Trust Fund" means the trust fund created by the Pooling and Servicing Agreement consisting primarily of:

         o the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-Off Date (exclusive of principal prepayments received prior to the Cut-Off Date and scheduled payments of principal and interest due on or before the Cut-Off Date);

         o any Mortgaged Property acquired on behalf of the Certificateholders in respect of a defaulted Mortgage Loan through foreclosure, deed in lieu of foreclosure or otherwise; and

         o certain rights of the Depositor under, or assigned to the Depositor pursuant to, each of the Mortgage Loan Purchase Agreements relating to Mortgage Loan document delivery requirements and the representations and warranties of the related Seller regarding its Mortgage Loans.

         "Underwritable Cash Flow" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a Mortgaged Property (consisting primarily of rental income) less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

         "Underwriting Agreement" means that agreement, dated July 9, 1999, entered into by the Depositor, Morgan Stanley & Co. Incorporated, an affiliate of the Depositor, Donaldson, Lufkin & Jenrette Securities Corporation and Prudential Securities Incorporated.

         "Underwriters" means Morgan Stanley & Co. Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and Prudential Securities Incorporated.

         "Unpaid Interest" means on any Distribution Date with respect to any Class of Certificates (other than the Residual Certificates), the portion of Distributable Certificate Interest for such Class remaining unpaid as of the close of business on the preceding Distribution Date, plus one month's interest thereon at the applicable Pass-Through Rate other than unpaid interest relating to Net Aggregate Prepayment Interest Shortfalls.

         "Weighted Average Net Mortgage Rate" or "NWAC Rate" means, for any Distribution Date, the weighted average of the Net Mortgage Rates for the Mortgage Loans (adjusted, in the case of each Mortgage Loan that is a Non-30/360 Mortgage Loan, as described under the definition of Net Mortgage Rate), weighted on the basis of their respective Scheduled Principal Balances as of the close of business on the preceding Distribution Date.

         "Workout Fee" means that fee, payable with respect to any Rehabilitated Mortgage Loan, equal to 1.00% of the amount of each collection of interest and principal received on such Mortgage Loan for so long as it remains a Rehabilitated Mortgage Loan.

         "Yield Maintenance Payment" means, with respect to any Distribution Date, any amount received as a Prepayment Premium which is calculated based upon a yield maintenance formula.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   APPENDIX I

                           MORTGAGE POOL INFORMATION

                              CUT-OFF DATE BALANCES

------------------------------------------------------------------------------------------------------------------------------
                                                                                 WEIGHTED
                                                         PERCENT BY  WEIGHTED    AVERAGE              ASSUMED    WEIGHTED
                            NUMBER OF       AGGREGATE    AGGREGATE   AVERAGE    REMAINING     WEIGHTED WEIGHTED   AVERAGE
                             MORTGAGE     CUT-OFF DATE  CUT-OFF DATE MORTGAGE    TERM TO      AVERAGE  AVERAGE    CUT-OFF
                              LOANS        BALANCE ($)   BALANCE (%)  RATE (%) MATURITY (MOS) DSCR (X)  DSCR (X) DATE LTV (%)
------------------------------------------------------------------------------------------------------------------------------
CUT-OFF DATE BALANCE ($)

1 - 1,000,000                      5         4,586,639       0.57     8.270        145          1.38     1.94      60.1
1,000,001 - 2,000,000             17        26,891,335       3.33     8.047        145          1.33     1.84      60.6
2,000,001 - 3,000,000             27        68,137,130       8.45     7.842        151          1.37     1.69      66.3
3,000,001 - 4,000,000             25        84,883,823      10.53     8.238        124          1.31     1.66      66.7
4,000,001 - 5,000,000             17        76,682,033       9.51     7.815        116          1.34     1.62      61.7
5,000,001 - 6,000,000             10        54,518,405       6.76     7.736        153          1.39     1.66      64.4
6,000,001 - 7,000,000             12        78,544,014       9.74     7.538        122          1.36     1.50      68.4
7,000,001 - 8,000,000             13        97,727,750      12.12     7.602        122          1.35     1.52      66.6
8,000,001 - 9,000,000              9        76,786,572       9.52     7.659         98          1.43     1.75      64.0
9,000,001 - 10,000,000             3        28,307,105       3.51     7.420        128          1.95     2.39      55.2
10,000,001 - 15,000,000            9       114,283,714      14.17     7.416        133          1.41     1.48      65.4
15,000,001 - 20,000,000            4        71,210,698       8.83     7.283        137          1.59     1.76      59.8
20,000,001 - 25,000,000            1        23,896,720       2.96     7.920        116          1.55     1.68      43.4
------------------------------------------------------------------------------------------------------------------------------

TOTAL OR WEIGHTED AVERAGE:       152      $806,455,937     100.00%    7.685%       128          1.41X    1.65X     63.8%
==============================================================================================================================


--------

WEIGHTED
AVERAGE
BALLOON
 LTV (%)
--------


 11.2
 14.8
 24.2
 33.7
 35.2
 27.5
 44.7
 41.1
 42.1
 35.6
 44.5
 36.9
 35.2
--------

 36.6%
========

Min:        $755,588
Max:     $23,896,720
Average:  $5,305,631

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION

                                     STATES

--------------------------------------------------------------------------------------------------------------------------
                                                                                        WEIGHTED
                                                           PERCENT BY     WEIGHTED      AVERAGE                 ASSUMED
                             NUMBER OF     AGGREGATE       AGGREGATE      AVERAGE       REMAINING    WEIGHTED   WEIGHTED
                              MORTGAGE    CUT-OFF DATE     CUT-OFF DATE   MORTGAGE       TERM TO     AVERAGE    AVERAGE
STATE                          LOANS       BALANCE ($)     BALANCE (%)    RATE (%)   MATURITY (MOS)  DSCR (X)   DSCR (X)
--------------------------------------------------------------------------------------------------------------------------
California                       31          162,984,813     20.21         7.551           127         1.41       1.60
Washington                       10           55,433,588      6.87         7.402           134         1.34       1.64
Georgia                          11           53,311,636      6.61         7.455           146         1.40       1.51
Florida                          14           49,356,595      6.12         7.951           121         1.28       1.55
Maryland                          9           47,694,501      5.91         7.612           106         1.44       1.68
Arizona                           8           38,946,795      4.83         7.507           128         1.45       1.67
Virginia                          6           36,204,042      4.49         8.290           106         1.49       2.06
North Carolina                    6           35,967,114      4.46         7.351           126         1.45       1.56
Nevada                            6           31,021,745      3.85         8.081           125         1.35       1.61
Texas                             5           30,187,823      3.74         7.738            84         1.34       1.49
New York                          3           29,640,384      3.68         6.681           125         1.66       1.44
Illinois                          4           29,012,796      3.60         7.947           133         1.23       1.44
Colorado                          4           23,935,340      2.97         9.154           182         1.27       1.79
Missouri                          3           23,931,276      2.97         7.634           124         1.46       1.84
District of Columbia              3           21,310,532      2.64         8.215           136         2.01       2.78
Michigan                          3           19,603,440      2.43         8.129           103         1.31       1.51
Pennsylvania                      3           19,544,178      2.42         7.151           140         1.33       1.37
Massachusetts                     1           17,756,107      2.20         7.400           210         1.78       2.14
New Jersey                        1           16,842,081      2.09         7.375           115         1.77       2.01
Oregon                            6           16,003,576      1.98         8.107           145         1.19       1.51
Nebraska                          3           13,059,059      1.62         7.298           128         1.23       1.29
Maine                             1            8,190,600      1.02         7.750            84         1.27       1.47
Utah                              2            6,800,105      0.84         8.035           126         1.34       1.55
Connecticut                       1            6,397,909      0.79         8.000            78         1.13       1.30
Wisconsin                         3            5,076,196      0.63         7.967           164         1.28       1.68
South Carolina                    1            3,002,149      0.37         7.375           107         1.23       1.29
Indiana                           3            2,997,821      0.37         8.994           156         1.17       1.83
Tennessee                         1            2,243,737      0.28         8.150           194         1.19       1.56
-------------------------------------------------------------------------------------------------------------------------

TOTAL OR WEIGHTED AVERAGE:      152         $806,455,937    100.00%        7.685%          128         1.41X      1.65X
=========================================================================================================================



------------------------
  WEIGHTED      WEIGHTED
  AVERAGE       AVERAGE
  CUT-OFF       BALLOON
DATE LTV (%)    LTV (%)
------------------------
    60.4      36.3
    65.0      30.6
    70.6      37.3
    70.7      45.0
    63.4      44.5
    62.2      31.5
    55.4      30.7
    66.4      38.2
    67.2      41.1
    64.8      54.8
    49.1      42.1
    74.1      40.1
    61.4       5.0
    64.0      34.7
    46.0      17.6
    67.6      50.0
    71.6      47.8
    46.7       0.0
    63.6      44.2
    68.4      25.0
    72.0      49.3
    80.1      64.6
    71.1      37.1
    81.7      69.6
    69.2      11.4
    72.8      58.7
    65.9       0.0
    75.6       0.0
------------------------

    63.8%     36.6%
========================

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION

                                 PROPERTY TYPES

---------------------------------------------------------------------------------------------------------------------------------
                                                                                  WEIGHTED
                                                        PERCENT BY   WEIGHTED      AVERAGE               ASSUMED    WEIGHTED
                              NUMBER OF    AGGREGATE     AGGREGATE    AVERAGE     REMAINING   WEIGHTED   WEIGHTED    AVERAGE
                               MORTGAGE  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE      TERM TO    AVERAGE    AVERAGE     CUT-OFF
PROPERTY TYPE                   LOANS     BALANCE ($)   BALANCE (%)  RATE (%)  MATURITY (MOS) DSCR (X)   DSCR (X)  DATE LTV (%)
---------------------------------------------------------------------------------------------------------------------------------
Retail                             65     297,073,252     36.84        7.738         144        1.29       1.52        70.5
         Anchored                  32     206,787,517     25.64        7.624         132        1.33       1.52        68.4
         Free Standing             30      73,272,308      9.09        8.117         176        1.19       1.52        75.3
         Unanchored                 3      17,013,427      2.11        7.487         140        1.30       1.49        75.1
---------------------------------------------------------------------------------------------------------------------------------
                  SUBTOTAL:        65    $297,073,252     36.84%       7.738%        144        1.29X      1.52X       70.5%
Office                             47     291,562,472     36.15        7.528         127        1.50       1.73        58.2
         Suburban                  35     197,944,352     24.54        7.439         127        1.44       1.67        61.6
         Urban                      7      68,802,008      8.53        7.699         118        1.65       1.86        47.5
         Medical Office             5      24,816,111      3.08        7.770         152        1.61       1.78        60.9
---------------------------------------------------------------------------------------------------------------------------------
                  SUBTOTAL:        47    $291,562,472     36.15%       7.528%        127        1.50X      1.73X       58.2%
Industrial                         31     142,908,491     17.72        7.637         108        1.39       1.64        64.2
         Warehouse                 19      83,456,191     10.35        7.855         117        1.34       1.68        63.7
         Flex Industrial           12      59,452,299      7.37        7.329          95        1.47       1.58        64.7
---------------------------------------------------------------------------------------------------------------------------------
                  SUBTOTAL:        31    $142,908,491     17.72%       7.637%        108        1.39X      1.64X       64.2%
Multifamily                         7      49,791,111      6.17        8.393         113        1.47       1.77        58.1
         Garden                     7      49,791,111      6.17        8.393         113        1.47       1.77        58.1
---------------------------------------------------------------------------------------------------------------------------------
                  SUBTOTAL:         7    $ 49,791,111      6.17%       8.393%        113        1.47X      1.77X       58.1%
Hospitality                         2      25,120,611      3.11        7.746          96        1.82       2.24        58.4
         Full Service               1      16,842,081      2.09        7.375         115        1.77       2.01        63.6
         Limited Service            1       8,278,530      1.03        8.500          56        1.93       2.71        47.8
---------------------------------------------------------------------------------------------------------------------------------

                  SUBTOTAL:         2    $ 25,120,611      3.11%       7.746%         96        1.82X      2.24X       58.4%
---------------------------------------------------------------------------------------------------------------------------------

TOTAL OR WEIGHTED AVERAGE:        152    $806,455,937    100.00%       7.685%        128        1.41X      1.65X       63.8%
=================================================================================================================================


---------
 WEIGHTED
 AVERAGE
 BALLOON
 LTV (%)
---------
  34.7
  41.5
  14.9
  38.4
---------
  34.7%
  35.1
  35.4
  35.0
  33.9
---------
  35.1%
  43.2
  36.1
  52.2
---------
  43.2%
  35.0
  35.0
---------
  35.0%
  42.3
  44.2
  38.4
---------

  42.3%
---------

  36.6%
=========

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION

                                 MORTGAGE RATES


----------------------------------------------------------------------------------------------------------------------------
                                                                                          WEIGHTED
                                                               PERCENT BY   WEIGHTED       AVERAGE                ASSUMED
                                  NUMBER OF       AGGREGATE    AGGREGATE    AVERAGE       REMAINING     WEIGHTED  WEIGHTED
                                   MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE        TERM TO     AVERAGE   AVERAGE
MORTGAGE RATE (%)                   LOANS        BALANCE ($)   BALANCE (%)  RATE (%)    MATURITY (MOS)  DSCR (X)  DSCR (X)
----------------------------------------------------------------------------------------------------------------------------
6.001 to 6.500                          1         10,640,384      1.32       6.310           172          2.00      1.89
6.501 to 7.000                         19        147,965,741     18.35       6.857           106          1.44      1.39
7.001 to 7.500                         50        293,966,327     36.45       7.277           143          1.47      1.63
7.501 to 8.000                         33        149,091,665     18.49       7.878           128          1.32      1.61
8.001 to 8.500                         20         85,760,566     10.63       8.279           127          1.41      1.84
8.501 to 9.000                         12         57,751,147      7.16       8.778            95          1.36      1.93
9.001 to 9.500                         10         29,248,283      3.63       9.321           118          1.27      1.86
9.501 to 10.000                         7         32,031,823      3.97       9.754           144          1.26      1.96
----------------------------------------------------------------------------------------------------------------------------

TOTAL OR WEIGHTED AVERAGE:            152       $806,455,937    100.00%      7.685%          128          1.41X     1.65X
============================================================================================================================

-----------------------
 WEIGHTED     WEIGHTED
 AVERAGE       AVERAGE
 CUT-OFF       BALLOON
DATE LTV (%)    LTV (%)
-----------------------
    48.4        28.8
    66.2        52.0
    64.5        37.9
    64.5        31.9
    64.5        29.8
    59.9        34.2
    61.0        24.2
    55.3        11.1
-----------------------

    63.8%       36.6%
=======================

Min:                  6.310%
Max:                  9.875%
Weighted Average:     7.685%

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION

                                    CONSTANTS


--------------------------------------------------------------------------------------------------------------------------
                                                                                        WEIGHTED
                                                             PERCENT BY   WEIGHTED      AVERAGE                 ASSUMED
                                NUMBER OF   AGGREGATE        AGGREGATE    AVERAGE      REMAINING      WEIGHTED  WEIGHTED
                                MORTGAGE  CUT-OFF DATE      CUT-OFF DATE  MORTGAGE      TERM TO       AVERAGE   AVERAGE
CONSTANT (%)                     LOANS     BALANCE ($)       BALANCE (%)   RATE (%)  MATURITY (MOS)   DSCR (X)  DSCR (X)
--------------------------------------------------------------------------------------------------------------------------
6.001 to 7.000                         2      19,000,000        2.36       6.889            99          1.47     1.19
7.001 to 8.000                         4      36,865,894        4.57       6.530            56          1.76     1.58
8.001 to 9.000                        40     249,840,138       30.98       7.137           127          1.38     1.40
9.001 to 10.000                       26     169,962,225       21.08       7.574           129          1.36     1.54
10.001 to 11.000                      29     144,068,738       17.86       8.081           136          1.41     1.74
11.001 to 12.000                      26     102,897,852       12.76       8.079           139          1.55     2.07
12.001 to 13.000                       9      36,026,391        4.47       9.043           170          1.34     1.95
13.001 to 14.000                       6      17,044,019        2.11       8.880           127          1.18     1.84
14.001 to 15.000                       1       3,664,222        0.45       9.750           131          1.35     2.37
15.001 to 16.000                       8      18,322,363        2.27       9.167           104          1.32     2.36
17.001 to 18.000                       1       8,764,095        1.09       9.000            98          1.22     2.49
--------------------------------------------------------------------------------------------------------------------------

TOTAL OR WEIGHTED AVERAGE:           152    $806,455,937      100.00%      7.685%          128          1.41X    1.65X
==========================================================================================================================



----------------------

  WEIGHTED    WEIGHTED
   AVERAGE    AVERAGE
   CUT-OFF    BALLOON
DATE LTV (%)  LTV (%)
----------------------
    49.5        49.5
    62.8        59.0
    68.2        51.9
    67.3        41.1
    63.5        28.3
    58.7        18.2
    53.6         1.9
    62.0        13.0
    47.3         0.0
    49.1         9.4
    50.1         0.0
----------------------

    63.8%       36.6%
======================

Min:               6.580%
Max:              17.335%
Weighted Average:  9.975%

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION

                                    SEASONING


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                  WEIGHTED
                                                         PERCENT BY   WEIGHTED     AVERAGE                   ASSUMED   WEIGHTED
                             NUMBER OF   AGGREGATE        AGGREGATE   AVERAGE     REMAINING      WEIGHTED   WEIGHTED   AVERAGE
                              MORTGAGE  CUT-OFF DATE    CUT-OFF DATE  MORTGAGE     TERM TO       AVERAGE     AVERAGE   CUT-OFF
SEASONING (MOS)                LOANS    BALANCE ($)      BALANCE (%)  RATE (%)  MATURITY (MOS)   DSCR (X)   DSCR (X)  DATE LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

(less than
or equal to) 0                    3        22,950,000        2.85      7.075         120          1.29        1.30       73.8
1 to 12                          59       388,197,673       48.14      7.196         129          1.47        1.56       62.8
13 to 24                         17        96,163,191       11.92      7.409         130          1.32        1.47       66.6
25 to 36                         15        61,251,960        7.60      8.329         115          1.36        1.70       67.2
37 to 48                         27       121,304,428       15.04      8.056         142          1.26        1.59       70.5
49 to 60                         19        75,008,854        9.30      9.173         112          1.31        1.88       58.4
61 to 84                         11        40,062,403        4.97      8.455         126          1.97        2.80       45.4
85 to 120                         1         1,517,427        0.19      9.875         129          1.11        1.97       59.8
-----------------------------------------------------------------------------------------------------------------------------------

TOTAL OR WEIGHTED AVERAGE:      152      $806,455,937      100.00%     7.685%        128          1.41X       1.65X      63.8%
===================================================================================================================================


------------

WEIGHTED
AVERAGE
BALLOON)
 LTV (%)
------------
  58.2
  40.9
  40.1
  39.6
  28.8
  27.4
  12.0
   0.0
------------

  36.6%
============


Min:                  0
Max:                111
Weighted Average:    22

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION

                        ORIGINAL TERMS TO STATED MATURITY


----------------------------------------------------------------------------------------------------------------------------------
                                                                                              WEIGHTED
                                                                   PERCENT BY    WEIGHTED      AVERAGE                  ASSUMED
                                         NUMBER OF   AGGREGATE      AGGREGATE    AVERAGE      REMAINING     WEIGHTED    WEIGHTED
                                          MORTGAGE  CUT-OFF DATE  CUT-OFF DATE   MORTGAGE      TERM TO      AVERAGE     AVERAGE
ORIGINAL TERM TO STATED MATURITY (MOS)     LOANS    BALANCE ($)    BALANCE (%)   RATE (%)   MATURITY (MOS)  DSCR (X)    DSCR (X)
----------------------------------------------------------------------------------------------------------------------------------
1 to 60                                       5       41,865,894     5.19         6.536           56          1.71       1.51
61 to 120                                    75      444,743,277    55.15         7.669          100          1.38       1.56
121 to 180                                   30      148,820,573    18.45         7.608          147          1.38       1.72
181 to 240                                   41      163,115,804    20.23         8.067          200          1.47       1.87
241 to 300                                    1        7,910,389     0.98         8.200          220          1.31       1.63
----------------------------------------------------------------------------------------------------------------------------------

TOTAL OR WEIGHTED AVERAGE:                  152     $806,455,937   100.00%        7.685%         128         1.41X       1.65X
==================================================================================================================================



----------------------

 WEIGHTED     WEIGHTED
 AVERAGE      AVERAGE
 CUT-OFF      BALLOON
DATE LTV (%)   LTV (%)
----------------------
  58.3           55.0
  65.4           51.1
  61.8           26.2
  62.4            3.4
  64.8            0.0
----------------------

  63.8%          36.6%
======================



Min:                 60
Max:                264
Weighted Average:   150

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION

                       REMAINING TERMS TO STATED MATURITY


------------------------------------------------------------------------------------------------------------------------------------
                                                                            WEIGHTED
                                                   PERCENT BY   WEIGHTED     AVERAGE                 ASSUMED    WEIGHTED    WEIGHTED
                         NUMBER OF   AGGREGATE     AGGREGATE     AVERAGE    REMAINING     WEIGHTED  WEIGHTED    AVERAGE     AVERAGE
REMAINING TERM            MORTGAGE  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE     TERM TO      AVERAGE    AVERAGE    CUT-OFF     BALLOON
TO STATED MATURITY (MOS)   LOANS    BALANCE ($)   BALANCE (%)   RATE (%)  MATURITY (MOS)  DSCR (X)  DSCR (X)  DATE LTV (%)  LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
1 to 60                        9      66,706,345     8.27        7.270         54          1.68        1.74       57.0        52.5
61 to 120                     77     450,451,649    55.86        7.643        103          1.36        1.54       66.0        50.7
121 to 180                    35     149,362,588    18.52        7.708        160          1.48        1.88       59.2        17.5
181 to 240                    31     139,935,354    17.35        7.992        208          1.38        1.71       64.8         4.0
------------------------------------------------------------------------------------------------------------------------------------

TOTAL OR
WEIGHTED AVERAGE:            152    $806,455,937   100.00%       7.685%       128          1.41X       1.65X      63.8%       36.6%
====================================================================================================================================

Min:                40
Max:               230
Weighted Average:  128

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION

                           ORIGINAL AMORTIZATION TERMS

----------------------------------------------------------------------------------------------------------------------------
                                                                                                          WEIGHTED
                                                                               PERCENT BY     WEIGHTED     AVERAGE
                                       NUMBER OF                                AGGREGATE     AVERAGE     REMAINING
                                        MORTGAGE         AGGREGATE            CUT-OFF DATE    MORTGAGE     TERM TO
ORIGINAL AMORTIZATION TERM (MOS)         LOANS    CUT-OFF DATE BALANCE ($)     BALANCE (%)    RATE (%)   MATURITY (MOS)
----------------------------------------------------------------------------------------------------------------------------
BALLOON LOAN
         Interest Only                       2             19,000,000              2.36         6.889         99
         121 to 179                          1              5,038,665              0.62         9.840         66
         180                                 1              3,711,572              0.46         7.250        105
         181 to 239                          4             11,809,243              1.46         8.596         73
         240                                20            112,922,955             14.00         7.597        115
         241 to 299                         10             61,964,342              7.68         8.108         84
         300                                51            314,885,666             39.05         7.426        121
         301 to 359                          2             16,445,201              2.04         7.912         80
         360                                 7             50,430,888              6.25         6.841         74
----------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                   98            596,208,533             73.93         7.519        109

FULLY AMORTIZING LOAN
         60 to 119                           1              8,764,095              1.09         9.000         98
         121 to 179                          1              1,831,682              0.23         8.125        108
         180                                16             51,313,405              6.36         7.894        153
         181 to 239                          8             36,113,122              4.48         8.047        196
         240                                26            100,093,635             12.41         8.269        197
         241 to 299                          2             12,131,465              1.50         8.043        214
----------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                   54           $210,247,404             26.07         8.156        182
----------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:                 152           $806,455,937            100.00%        7.685%       128
============================================================================================================================




-------------------------------------------------------
               ASSUMED        WEIGHTED         WEIGHTED
 WEIGHTED     WEIGHTED         AVERAGE         AVERAGE
 AVERAGE       AVERAGE         CUT-OFF         BALLOON
 DSCR (X)     DSCR (X)      DATE LTV (%)       LTV (%)
-------------------------------------------------------

  1.47          1.19             49.5           49.5
  1.09          1.97             56.7           33.9
  1.27          1.72             70.6           34.0
  1.44          2.02             57.1           40.9
  1.37          1.65             66.4           42.1
  1.42          1.71             65.1           51.6
  1.39          1.47             66.7           50.4
  1.19          1.30             71.5           62.6
  1.69          1.57             63.7           58.1
-------------------------------------------------------
  1.41          1.54             65.5           49.5


  1.22          2.49             50.1            0.0
  1.18          2.17             54.1            0.0
  1.42          2.10             51.6            0.0
  1.54          1.98             55.0            0.0
  1.43          1.89             63.8            0.0
  1.35          1.65             65.3            0.0
-------------------------------------------------------
  1.43          1.97             58.8            0.0
-------------------------------------------------------
  1.41X         1.65X            63.8%          36.6%
=======================================================

Min:               105
Max:               360
Weighted Average:  268

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                          REMAINING AMORTIZATION TERMS

---------------------------------------------------------------------------------------------------------------------------------
                                                                                                     PERCENT BY AGGREGATE
REMAINING AMORTIZATION TERM (MOS)   NUMBER OF MORTGAGE LOANS    AGGREGATE CUT-OFF DATE BALANCE     CUT-OFF DATE BALANCE (%)
---------------------------------------------------------------------------------------------------------------------------------
Interest Only                                    2                            19,000,000                     2.36
  61 to 120                                      4                            16,405,465                     2.03
121 to 180                                      30                           100,493,787                    12.46
181 to 240                                      54                           277,302,951                    34.39
241 to 300                                      54                           333,933,278                    41.41
301 to 360                                       8                            59,260,457                     7.35
---------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:                     152                          $806,455,937                   100.00%
=================================================================================================================================


---------------------------------------------------------------------------------------------------------------------
 WEIGHTED AVERAGE        WEIGHTED AVERAGE REMAINING TERM     WEIGHTED AVERAGE DSCR              ASSUMED
 MORTGAGE RATE (%)              TO MATURITY (MOS)                     (X)              WEIGHTED AVERAGE DSCR (X)
---------------------------------------------------------------------------------------------------------------------
     6.889                                  99                      1.47                       1.19
     8.757                                 105                      1.37                       2.62
     8.225                                 140                      1.54                       2.21
     7.902                                 149                      1.37                       1.68
     7.473                                 118                      1.38                       1.46
     6.902                                  79                      1.62                       1.52
---------------------------------------------------------------------------------------------------------------------
     7.685%                                128                      1.41X                      1.65X
=====================================================================================================================



--------------------------------------------------------
WEIGHTED AVERAGE CUT-OFF      WEIGHTED AVERAGE BALLOON
      DATE LTV (%)                    LTV (%)
--------------------------------------------------------
           49.5                          49.5
           46.1                           0.1
           53.9                           9.0
           65.5                          25.9
           66.9                          51.0
           64.6                          58.1
--------------------------------------------------------
           63.8%                         36.6%
========================================================


Min:               98
Max:              356
Weighted Average: 246

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION

                          DEBT SERVICE COVERAGE RATIOS


-----------------------------------------------------------------------------------------------------------------------------------
                                                                        WEIGHTED
                                               PERCENT BY   WEIGHTED     AVERAGE                 ASSUMED     WEIGHTED      WEIGHTED
                    NUMBER OF     AGGREGATE    AGGREGATE    AVERAGE     REMAINING     WEIGHTED  WEIGHTED     AVERAGE       AVERAGE
DEBT SERVICE        MORTGAGE    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE     TERM TO      AVERAGE    AVERAGE     CUT-OFF       BALLOON
COVERAGE RATIO (X)    LOANS      BALANCE ($)   BALANCE(%)   RATE (%)  MATURITY (MOS)  DSCR(X)   DSCR (X)   DATE LTV (%)    LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
0.01 to 1.00(1)          1        5,590,230       0.69       8.125          202          1.00     1.29        91.4            0.0
1.01 to 1.15            21       83,049,074      10.30       8.333          118          1.11     1.47        71.7           33.9
1.16 to 1.25            34      151,021,237      18.73       7.549          133          1.21     1.45        70.8           38.6
1.26 to 1.35            41      227,820,914      28.25       7.744          137          1.30     1.50        67.1           38.7
1.36 to 1.50            24      121,156,540      15.02       7.695          114          1.43     1.68        62.9           38.4
1.51 to 1.75            15      108,637,148      13.47       7.554          126          1.55     1.71        55.2           37.9
1.76 to 2.00            10       76,505,731       9.49       7.454          121          1.83     2.14        51.6           30.6
2.01 or greater          6       32,675,064       4.05       7.111          126          2.46     2.75        44.2           28.2
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL OR
WEIGHTED AVERAGE:      152     $806,455,937     100.00%      7.685%         128         1.41X     1.65X       63.8%          36.6%
===================================================================================================================================

Min:               1.00
Max:               3.14
Weighted Average:  1.41

Note:    (1)  One loan, Tab 58 Home Depot, has a 1.00 DSCR. The loan is a
              20-year fully-amortizing loan based on a NNN lease to Home Depot for 20 years.

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION

              ASSUMED DEBT SERVICE COVERAGE RATIOS @ 8.5% CONSTANT


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                       WEIGHTED
                                                                            PERCENT BY    WEIGHTED      AVERAGE
                                             NUMBER OF       AGGREGATE       AGGREGATE     AVERAGE     REMAINING        WEIGHTED
                                              MORTGAGE     CUT-OFF DATE    CUT-OFF DATE   MORTGAGE      TERM TO          AVERAGE
DEBT SERVICE COVERAGE RATIO @ 8.5% (X)         LOANS        BALANCE ($)     BALANCE (%)   RATE (%)    MATURITY (MOS)    DSCR (X)
-----------------------------------------------------------------------------------------------------------------------------------
1.01 to 1.15                                       2           12,454,074     1.54         6.906             63           1.20
1.16 to 1.25                                       7           34,284,123     4.25         7.097            126           1.19
1.26 to 1.35                                      24          152,791,943    18.95         7.249            114           1.29
1.36 to 1.50                                      28          164,400,181    20.39         7.576            141           1.27
1.51 to 1.75                                      45          215,480,627    26.72         7.797            126           1.38
1.76 to 2.00                                      21          105,545,634    13.09         8.073            128           1.54
2.01 or greater                                   25          121,499,355    15.07         8.089            138           1.81
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:                       152         $806,455,937   100.00%        7.685%           128           1.41X
===================================================================================================================================



---------------------------------------

  ASSUMED       WEIGHTED       WEIGHTED
  WEIGHTED       AVERAGE        AVERAGE
  AVERAGE        CUT-OFF        BALLOON
  DSCR (X)    DATE LTV (%)      LTV (%)
---------------------------------------
    1.09         54.6           50.1
    1.22         72.8           53.4
    1.30         71.6           55.3
    1.42         72.9           41.8
    1.61         63.4           33.9
    1.88         56.0           25.4
    2.47         47.4           14.2
=======================================
    1.65X        63.8%          36.6%
=======================================

Min:               1.01
Max:               4.18
Weighted Average:  1.65

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION

                        CUT-OFF DATE LOAN-TO-VALUE RATIOS


--------------------------------------------------------------------------------------------------------------------
                                                                                      WEIGHTED
                                                             PERCENT BY    WEIGHTED    AVERAGE
CUT-OFF DATE                      NUMBER OF    AGGREGATE     AGGREGATE     AVERAGE    REMAINING         WEIGHTED
LOAN-TO-VALUE                     MORTGAGE   CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    TERM TO          AVERAGE
RATIO (%)                           LOANS     BALANCE ($)   BALANCE (%)    RATE (%)  MATURITY (MOS)     DSCR (X)
--------------------------------------------------------------------------------------------------------------------
20.1 to 30.0                            2       14,383,281      1.78        7.180        134             2.50
30.1 to 40.0                            2        4,269,808      0.53        8.500         94             2.20
40.1 to 50.0                           20      113,781,466     14.11        7.910        141             1.72
50.1 to 60.0                           24      128,084,846     15.88        7.905        125             1.45
60.1 to 70.0                           40      242,270,215     30.04        7.695        120             1.40
70.1 to 80.0                           57      268,571,583     33.30        7.429        129             1.25
80.1 to 90.0                            6       29,504,509      3.66        8.148        131             1.19
90.1 to 100.0(1)                        1        5,590,230      0.69        8.125        202             1.00
--------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:            152     $806,455,937    100.00%       7.685%       128             1.41X
====================================================================================================================


----------------------------------------

    ASSUMED       WEIGHTED      WEIGHTED
   WEIGHTED       AVERAGE       AVERAGE
    AVERAGE       CUT-OFF       BALLOON
   DSCR (X)     DATE LTV (%)    LTV (%)
----------------------------------------
     3.08           26.1           8.7
     3.17           34.8          18.5
     2.14           46.0          18.9
     1.78           55.5          26.5
     1.58           65.7          41.9
     1.38           73.5          45.4
     1.41           81.7          47.2
     1.29           91.4           0.0
----------------------------------------
     1.65X          63.8%         36.6%
========================================


Min:               25.0
Max:               91.4
Weighted Average:  63.8

Note:     (1) One loan, Tab 58 Home Depot, has a 91.4% LTV. The loan is a
              20-year fully-amortizing loan based on a NNN lease to Home Depot for 20 years.

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION

                          BALLOON LOAN-TO-VALUE RATIOS


---------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED
                                                                      PERCENT BY      WEIGHTED         AVERAGE
                                NUMBER OF           AGGREGATE         AGGREGATE       AVERAGE         REMAINING     WEIGHTED
BALLOON LOAN-TO-VALUE           MORTGAGE           CUT-OFF DATE      CUT-OFF DATE     MORTGAGE         TERM TO      AVERAGE
RATIO (%)                         LOANS            BALANCE ($)       BALANCE (%)      RATE (%)     MATURITY (MOS)   DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------
0.0                                  53              206,051,612         25.55           8.146            183          1.43
0.1 to 10.0                           2                5,905,882          0.73           8.259            146          1.49
10.1 to 20.0                          1                5,721,128          0.71           7.180            229          2.42
20.1 to 30.0                          7               40,365,021          5.01           7.207            153          1.55
30.1 to 40.0                         15               88,422,518         10.96           7.856            120          1.46
40.1 to 50.0                         19              106,576,353         13.22           7.659            109          1.44
50.1 to 60.0                         46              295,919,113         36.69           7.419            104          1.38
60.1 to 70.0                          9               57,494,311          7.13           7.514             69          1.27
---------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:          152             $806,455,937        100.00%          7.685%           128          1.41X
=================================================================================================================================


-----------------------------------

  ASSUMED    WEIGHTED      WEIGHTED
 WEIGHTED    AVERAGE       AVERAGE
  AVERAGE    CUT-OFF       BALLOON
  DSCR (X)  DATE LTV (%)    LTV (%)
-----------------------------------
    1.95       59.1            0.0
    2.39       47.8            2.2
    2.49       43.0           15.8
    1.64       54.2           27.8
    1.76       57.2           34.6
    1.66       64.1           45.8
    1.43       68.6           55.8
    1.34       75.6           66.6
-----------------------------------
    1.65X      63.8%          36.6%
===================================


Min:                0.0
Max:               69.6
Weighted Average:  36.6

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION

                                FEE OR LEASEHOLD

-----------------------------------------------------------------------------------------------------------------------
FEE OR LEASEHOLD     NUMBER OF     AGGREGATE      PERCENT BY     WEIGHTED      WEIGHTED       WEIGHTED     ASSUMED
                     MORTGAGE    CUT-OFF DATE      AGGREGATE     AVERAGE       AVERAGE        AVERAGE     WEIGHTED
                       LOANS      BALANCE ($)    CUT-OFF DATE    MORTGAGE     REMAINING       DSCR (X)     AVERAGE
                                                  BALANCE (%)    RATE (%)      TERM TO                     DSCR (X)
                                                                            MATURITY (MOS)
-----------------------------------------------------------------------------------------------------------------------
Fee                      143       749,975,833      93.00         7.703          127            1.41       1.64
Fee/Leasehold              2         8,107,999       1.01         7.865          107            1.16       1.34
Leasehold                  7        48,372,105       6.00         7.365          146            1.52       1.83
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                   152      $806,455,937     100.00%        7.685%         128            1.41X      1.65X
=======================================================================================================================



-----------------------
 WEIGHTED      WEIGHTED
 AVERAGE       AVERAGE
 CUT-OFF       BALLOON
DATE LTV (%)    LTV (%)

-----------------------
    63.9        37.2
    78.5        56.2
    59.1        23.8
-----------------------
    63.8%       36.6%
=======================

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION

                         PREPAYMENT RESTRICTION ANALYSIS

                                                                     PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION
                                                                                 ASSUMING NO PREPAYMENTS(1)(2)
----------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTION                       CURRENT       12 MO.        24 MO.        36 MO.        48 MO.       60 MO.
----------------------------------------------------------------------------------------------------------------------------
Locked Out/Defeasance                         59.77%       57.33%         48.09%       31.55%         24.50%        2.75%
Yield Maintenance                             39.54%       41.98%         49.88%       65.83%         69.45%       91.71%
Penalty Points
         5.00% and greater                     0.00%        0.00%          1.35%        0.00%          0.00%        0.00%
         4.00% to 4.99%                        0.69%        0.69%          0.68%        1.79%          2.41%        0.00%
         3.00% to 3.99%                        0.00%        0.00%          0.00%        0.24%          2.66%        4.03%
         2.00% to 2.99%                        0.00%        0.00%          0.00%        0.00%          0.00%        1.52%
         1.00% to 1.99%                        0.00%        0.00%          0.00%        0.00%          0.00%        0.00%
Open                                           0.00%        0.00%          0.00%        0.59%          0.98%        0.00%

----------------------------------------------------------------------------------------------------------------------------
                               TOTALS        100.00%      100.00%        100.00%      100.00%        100.00%      100.00%
============================================================================================================================

Mortgage Pool Balance Outstanding         $806,455,937  $787,342,398  $766,641,201  $744,216,434  $715,725,848  633,202,460
       (in millions)
% of Initial Pool Balance                    100.00%       97.63%         95.06%       92.28%         88.75%       78.52%


--------------------------
    72 MO.       84 MO.
--------------------------
     1.73%         1.82%
    92.31%        91.23%

     0.00%         0.00%
     0.00%         0.45%
     1.14%         1.18%
     3.18%         0.32%
     1.64%         3.15%
     0.00%         1.85%

--------------------------
   100.00%       100.00%
==========================

 $566,787,69  $504,186,887

    70.28%        62.52%

                                                                      PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION
                                                                                    ASSUMING NO PREPAYMENTS(1)(2)
----------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTION                       96 MO.       108 MO.        120 MO.      132 MO.        144 MO.      156 MO.
----------------------------------------------------------------------------------------------------------------------------

Locked Out/Defeasance                          1.15%        0.00%          0.00%        0.00%          0.00%        0.00%
Yield Maintenance                             91.59%       92.67%         93.46%       91.19%         94.29%       94.28%
Penalty Points
         5.00% and greater                     0.00%        1.84%          2.86%        2.96%          0.00%        0.00%
         4.00% to 4.99%                        0.00%        0.00%          0.93%        0.00%          3.46%        3.86%
         3.00% to 3.99%                        0.88%        0.52%          0.00%        0.76%          0.00%        0.00%
         2.00% to 2.99%                        0.73%        0.81%          2.75%        2.71%          0.59%        0.00%
         1.00% to 1.99%                        3.64%        0.00%          0.00%        0.00%          1.67%        1.75%
Open                                           2.02%        4.16%          0.00%        2.38%          0.00%        0.12%

----------------------------------------------------------------------------------------------------------------------------
                               TOTALS        100.00%      100.00%        100.00%      100.00%        100.00%      100.00%
============================================================================================================================

Mortgage Pool Balance Outstanding         $465,942,058  $374,573,605  $162,221,454  $143,477,552  $110,877,527  $87,603,044
       (in millions)
% of Initial Pool Balance                     57.78%       46.45%         20.12%       17.79%         13.75%       10.86%



--------------------------
   168 MO.       180 MO.
--------------------------
     0.00%         0.00%
    93.95%        92.68%

     0.00%         0.00%
     0.00%         0.00%
     4.12%         6.62%
     0.00%         0.00%
     0.00%         0.00%
     1.93%         0.69%

--------------------------
   100.00%       100.00%
==========================

 $70,087,471   $35,695,682

     8.69%         4.43%

Notes:            (1)  For 1 of the Mortgage Loans (2.2% of the Cut-Off Date
                       Balance) which allow borrowers to choose between Defeasance and Yield Maintenance, Yield Maintenance is assumed.
                  (2)  The above analysis is based on Maturity Assumptions and a 0% CPR as discussed in the Prospectus Supplement.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION

-----------------------------------------------------------------------------
   LOAN
   NO.      SELLER(1)                     PROPERTY NAME(2)
-----------------------------------------------------------------------------
         1     GAL      Century Park Office Building
         2      SF      Landow Office Building
         3     GAL      Del Norte Plaza
         4     GAL      Picture Tel Office Building
         5     GAL      Club Hotel & Suites by Doubletree
         6     GAL      Ram's Village Apartments
         7      SF      Walsh Research Center
         8      SF      45 West 45th Street
         9     GAL      Downtown Woodinville Retail Development #2
        10     GAL      Mid Rivers Plaza Shopping Center
        11     GAL      Pahrump Valley Junction Shopping Center
        12      SF      Ogden Mall
        13     GAL      Westlake Village Marketplace
        14      SF      Ingram Micro Inc. Facility
        15     GAL      Greylyn Business Park
        16     GAL      1700 Pennsylvania Avenue, N.W.
        17      SF      Federal Express
        18     GAL      Fairview Center
        19      SF      Stoneridge II Office Building
        20     GAL      Fort Collier Industrial Park
        21     GAL      Battelle Environmental Technology Bldg.
        22      SF      Parkview Office Building
        23      SF      Arboretum IV Office Building
        24     GAL      Drury Inn - Union Station
        25     GAL      Marketplace of Augusta - Phase 2
        26     GAL      Sonora Quest Laboratories
        27     GAL      Winder Corners Shopping Center
        28     GAL      Battelle Energy & Environmental Sciences Bldg.
        29     GAL      Encino Spectrum
        30      SF      Seventh Street Properties
        31     GAL      Townview Square Shopping Center
        32      SF      Highridge Apartments
        33      SF      Federal Express
        34     GAL      Seven Corners Corporate Center
        35     GAL      The Mark Office Building
        36      SF      Rancho Viejo Apartments
        37      SF      Eastway Crossing Shopping Center
        38     GAL      Fair Oaks Medical Plaza
        39     GAL      First Data Office Building
        40     GAL      1301 Connecticut Avenue, N.W.
        41     GAL      Downtown Woodinville Retail Development #1
        42     GAL      Melbourne Square Promenade
        43     GAL      Glen Place Shopping Center
        44      SF      Richmond Plaza Shopping Center
        45     GAL      Ocean Terrace Apartments
        46     GAL      Pheasant Run Apartments
        47     GAL      Liberty Crossing
        48      SF      Loganville Town Center
        49     GAL      Danbury Commons Shopping Center
        50     GAL      Dairy Ashford Plaza Office Building
        51     GAL      Mt. Vernon Center
        52     GAL      Norwalk Plaza (A)
        53     GAL      Magnolia Plaza (A)
        54     GAL      Atrium Circle At Campus Circle
        55     GAL      Fair Oaks Professional Building
        56     GAL      Orthologics Building
        57     GAL      General Instruments Building
        58     GAL      Home Depot
        59      SF      1875 Charleston Road
        60     GAL      Mountain View Professional Plaza
        61     GAL      Ventana Village Shopping Center
        62     GAL      MA Bioservices
        63     GAL      65 K Street
        64      SF      655 5th Avenue
        65     GAL      14600 Winchester Blvd.
        66     GAL      Best Buy
        67     GAL      Village Grove Shopping Center
        68     GAL      6006 Executive Boulevard
        69      SF      University Business Center
        70     GAL      4215 Glencoe
        71     GAL      Snowcreek Crossing
        72     GAL      Lighthouse Crossing Shopping Center
        73     GAL      Best Buy
        74     GAL      Creekside Office Park
        75     GAL      Lithonia Lighting West Building
        76     GAL      5353-5499 Downey Road
        77     GAL      Townley Apartments
        78     GAL      Walgreens and Staples
        79     GAL      Prince Frederick Office Park
        80     GAL      Bay Tree Village (B)
        81     GAL      Bugaboo Steak House (B)
        82     GAL      Cotswold Plaza II
        83     GAL      Lake Regency Building
        84     GAL      Merit Abrasiveproducts Inc.
        85     GAL      Totem Ridge Business Park
        86      SF      DSHS Office Building
        87     GAL      Stafford Corporate Center
        88     GAL      Best Buy
        89     GAL      R and R Plaza
        90     GAL      Best Buy
        91     GAL      Circuit City - Colorado Springs
        92     GAL      204TH Street Partners
        93     GAL      Commons 1 Office Building
        94     GAL      Quail Business Park
        95     GAL      Hayden Island Business Park
        96     GAL      NW Corner of Hwy 74 & Mail Street
        97     GAL      Sportmart Plaza
        98     GAL      Spectrum Business Park V
        99     GAL      Northwest Business Center III
       100     GAL      Mizner Place
       101     GAL      Kroger
       102     GAL      Food 4 Less
       103     GAL      Oxford Hill Apartments
       104     GAL      Linens N' Things
       105     GAL      Parklane Centre
       106     GAL      Goldseker Industrial Portfolio (I)
       107      SF      Walgreens
       108     GAL      Cahners Publishing Company
       109     GAL      Walden Woods Village Shopping Center
       110     GAL      Grand Terrace Shopping Center
       111     GAL      2199 Innerbelt Business Center Drive
       112     GAL      Kohl's
       113     GAL      Office Max
       114     GAL      Meadows Pavillion II
       115     GAL      Bernardo Gateway Business Park
       116     GAL      1371 & 1375 N. Miller Street
       117     GAL      Blakely Corners Shopping Center
       118     GAL      Sparks Medical Office Building
       119     GAL      North Canal Office Park
       120     GAL      Federal Express
       121     GAL      Behr Processing Building
       122     GAL      The Shoppes at Salisbury II
       123     GAL      Walgreens (II)
       124      SF      Eckerd Drug Store
       125     GAL      Shop N' Kart Discount Grocery
       126     GAL      Office Max
       127      SF      Eckerd Drug Store
       128     GAL      Office Max
       129     GAL      DEA Building
       130     GAL      56th Street Commerce Park
       131     GAL      4520 36th Street
       132     GAL      Pacific Park
       133     GAL      Walgreens
       134     GAL      North Roseburg Plaza
       135     GAL      Probity International Corp
       136     GAL      NOAA-National Weather Service Building
       137     GAL      Winchester Court
       138     GAL      2400 E. Francis
       139     GAL      Walgreens
       140     GAL      Walgreens
       141     GAL      The Shoppes at Salisbury
       142     GAL      Ames Department Store
       143     GAL      Eckerd Drug Store
       144     GAL      Pier I Office Building
       145     GAL      Harstad/Coates Industrial Park
       146     GAL      Blockbuster Video
       147     GAL      Walgreens
       148     GAL      Walgreens
       149     GAL      15690 North 83rd Way
       150     GAL      Walgreens
       151     GAL      The McCormick Executive Center Office Building
       152     GAL      Blockbuster Video (III)

                             TOTAL/WEIGHTED AVERAGE

                                                                                                 AGGREGATE
                                    RELATED BORROWER                                              CUT-OFF
                                       LOAN GROUPS                                            DATE BALANCE(3)
-------------------------------------------------------------------------------------------------------------------
                                                                                                   $23,896,720
                                                                                                   $18,633,444
                                                                                                   $17,979,067
                                                                                                   $17,756,107
                                                                                                   $16,842,081
                                                                                                   $14,565,552
Parkview Office Building (22), Rancho Viejo Apts (36), Richmond Plaza (44)                         $14,347,808
                                                                                                   $14,000,000
Downtown Woodinville Retail #1 (41)                                                                $13,050,000
                                                                                                   $12,898,672
                                                                                                   $12,806,774
                                                                                                   $11,219,710
                                                                                                   $10,754,814
                                                                                                   $10,640,384
                                                                                                    $9,607,369
                                                                                                    $9,383,281
                                                                                                    $9,316,456
                                                                                                    $8,933,670
                                                                                                    $8,829,570
                                                                                                    $8,764,095
Battelle Energy & Env. Sciences Bldg. (28)                                                          $8,614,708
Walsh Research Center (7), Rancho Viejo Apts (36), Richmond Plaza (44)                              $8,600,310
                                                                                                    $8,454,403
                                                                                                    $8,278,530
                                                                                                    $8,190,600
Orthologics Building (56)                                                                           $8,120,686
                                                                                                    $7,910,389
Batelle Environmental Tech. Bldg (21)                                                               $7,840,352
                                                                                                    $7,798,047
                                                                                                    $7,781,064
                                                                                                    $7,676,106
                                                                                                    $7,615,631
                                                                                                    $7,509,920
                                                                                                    $7,454,074
                                                                                                    $7,398,413
Walsh Research Center (7), Parkview Office Building (22), Richmond Plaza (44)                       $7,364,458
                                                                                                    $7,287,699
Fair Oaks Professional Building (55)                                                                $7,046,651
                                                                                                    $7,044,946
                                                                                                    $6,888,586
Downtown Woodinville Retail #2 (9)                                                                  $6,900,000
                                                                                                    $6,849,537
Bay Tree Village (80), Bugaboo Steakhouse (81)                                                      $6,648,658
Walsh Research Center (7), Parkview Office Building (22), Rancho Viejo Apts (36)                    $6,553,319
                                                                                                    $6,537,273
                                                                                                    $6,487,978
                                                                                                    $6,487,896
                                                                                                    $6,411,882
                                                                                                    $6,397,909
                                                                                                    $6,338,536
                                                                                                    $6,042,439
Magnolia Plaza (53)                                                                                 $3,147,689
Norwalk Plaza (52)                                                                                  $2,797,946
                                                                                                    $5,894,727
Fair Oaks Medical Plaza (38)                                                                        $5,721,128
Sonora Quest Laboratories (26)                                                                      $5,662,021
                                                                                                    $5,590,556
                                                                                                    $5,590,230
                                                                                                    $5,366,560
                                                                                                    $5,355,150
                                                                                                    $5,151,783
                                                                                                    $5,147,586
                                                                                                    $5,038,665
                                                                                                    $5,000,000
                                                                                                    $4,962,419
                                                                                                    $4,933,616
                                                                                                    $4,843,323
                                                                                                    $4,769,832
                                                                                                    $4,748,373
                                                                                                    $4,594,756
                                                                                                    $4,583,447
                                                                                                    $4,482,933
                                                                                                    $4,334,333
                                                                                                    $4,287,914
                                                                                                    $4,222,763
                                                                                                    $4,221,076
                                                                                                    $4,197,916
                                                                                                    $4,197,905
                                                                                                    $4,195,792
Bugaboo Steak House (81), Glen Place Shopping Center (43)                                           $3,400,147
Bay Tree Village (80), Glen Place Shopping Center (43)                                                $755,588
                                                                                                    $4,105,633
                                                                                                    $3,985,677
                                                                                                    $3,956,036
                                                                                                    $3,778,994
                                                                                                    $3,711,572
                                                                                                    $3,695,610
                                                                                                    $3,681,463
                                                                                                    $3,664,222
                                                                                                    $3,649,630
                                                                                                    $3,431,393
                                                                                                    $3,428,490
                                                                                                    $3,401,447
                                                                                                    $3,371,177
                                                                                                    $3,370,101
                                                                                                    $3,321,133
                                                                                                    $3,269,186
                                                                                                    $3,236,873
                                                                                                    $3,211,277
                                                                                                    $3,057,427
                                                                                                    $3,044,970
Shop N' Kart Discount Grocery (125)                                                                 $3,041,913
                                                                                                    $3,022,303
                                                                                                    $3,002,944
                                                                                                    $3,002,149
                                                                                                    $2,996,511
                                                                                                    $3,000,000
Blockbuster (152)                                                                                   $2,935,451
                                                                                                    $2,797,215
                                                                                                    $2,780,387
                                                                                                    $2,754,074
                                                                                                    $2,730,798
                                                                                                    $2,717,802
                                                                                                    $2,683,897
                                                                                                    $2,655,912
                                                                                                    $2,653,366
                                                                                                    $2,649,094
                                                                                                    $2,587,549
                                                                                                    $2,434,443
                                                                                                    $2,391,234
                                                                                                    $2,354,579
The Shoppes at Salisbury (141)                                                                      $2,329,992
                                                                                                    $2,319,467
                                                                                                    $2,280,279
Food 4 Less (102)                                                                                   $2,262,922
                                                                                                    $2,243,737
                                                                                                    $2,230,258
                                                                                                    $2,216,658
                                                                                                    $2,203,906
                                                                                                    $2,100,632
                                                                                                    $2,029,021
                                                                                                    $1,884,552
                                                                                                    $1,853,071
                                                                                                    $1,835,871
                                                                                                    $1,831,682
                                                                                                    $1,797,159
                                                                                                    $1,781,997
                                                                                                    $1,727,502
                                                                                                    $1,710,090
                                                                                                    $1,674,970
The Shoppes at Salisbury II (122)                                                                   $1,613,896
                                                                                                    $1,517,427
                                                                                                    $1,473,701
                                                                                                    $1,387,116
                                                                                                    $1,328,168
                                                                                                    $1,188,692
                                                                                                    $1,156,706
                                                                                                    $1,128,736
                                                                                                      $996,967
                                                                                                      $967,171
                                                                                                      $964,999
Cahners Publishing Company (108)                                                                      $901,914

                                                                                                  $806,455,937

                                                                        ORIGINAL
      CUT-OFF                                                            TERM TO
   DATE BALANCE/       MORTGAGE         NOTE                            MATURITY       REM. TERM
   UNIT OR SF(4)         RATE           DATE       MATURITY DATE(5)       (MOS)       TO MATURITY
-----------------------------------------------------------------------------------------------------
         $76.91           7.920%        02/23/1999          03/01/2009   120              116
         $86.58           7.000%        03/19/1998          04/01/2008   120              105
         $83.67           7.375%        05/11/1999          06/01/2009   120              119
         $88.78           7.400%        12/22/1998          01/01/2017   216              210
     $84,633.57           7.375%        01/14/1999          02/01/2009   120              115
     $41,029.72           9.750%        01/27/1995          02/01/2015   240              187
         $75.44           6.530%        02/26/1999          03/01/2004    60               56
        $118.46           7.000%        12/28/1998          01/01/2009   120              114
        $143.95           7.000%        06/10/1999          07/01/2009   120              120
         $67.53           7.000%        08/27/1998          09/01/2013   180              170
        $114.27           7.250%        12/23/1998          01/01/2009   120              114
         $40.34           8.280%        10/20/1995          10/31/2007   144              100
        $145.02           7.375%        12/29/1998          02/01/2014   180              175
         $53.18           6.310%        10/26/1998          11/01/2013   180              172
         $36.45           7.750%        07/24/1997          08/01/2007   120               97
         $62.17           7.500%        12/30/1993          01/01/2014   240              174
         $69.19           7.000%        01/28/1999          02/01/2009   120              115
        $107.35           7.125%        07/02/1998          01/01/2009   126              114
        $105.83           7.250%        03/31/1998          03/31/2008   120              105
         $21.67           9.000%        11/23/1998          09/01/2007   105               98
         $85.84           7.125%        08/09/1998          09/01/2013   180              170
         $68.48           6.530%        02/26/1999          03/01/2004    60               56
         $74.56           8.670%        10/31/1996          11/01/2006   120               88
     $47,037.10           8.500%        02/25/1994          03/01/2004   120               56
         $68.74           7.750%        06/27/1996          07/01/2006   120               84
         $68.82           7.000%        10/20/1998          11/01/2008   120              112
         $45.29           8.200%        10/30/1995          11/01/2017   264              220
         $78.12           7.125%        08/09/1998          09/01/2013   180              170
        $105.29           7.875%        02/12/1996          02/01/2011   180              139
        $114.37           7.125%        03/30/1999          05/01/2009   120              118
         $45.22           8.250%        06/12/1996          04/01/2006   120               81
     $25,728.48           8.680%        09/28/1996          08/31/2003    84               50
         $50.40           7.030%        04/08/1998          05/01/2012   168              154
         $86.44           7.125%        01/11/1999          02/01/2005    72               67
         $90.08           7.250%        03/15/1999          04/01/2009   120              117
     $27,685.93           6.530%        02/26/1999          03/01/2004    60               56
         $47.69           7.500%        03/09/1998          04/01/2018   240              225
         $89.81           8.875%        12/19/1994          01/01/2005   120               66
        $100.08           7.250%        01/15/1999          02/01/2009   120              115
        $107.70           8.000%        10/24/1995          11/01/2010   180              136
        $130.66           7.250%        06/10/1999          07/01/2009   120              120
         $63.06           8.750%        12/27/1997          01/01/2005   120               66
         $59.40           7.938%        11/07/1996          11/01/2005   107               76
         $38.41           6.530%        02/26/1999          03/01/2004    60               56
     $65,372.73           7.000%        02/02/1999          03/01/2009   120              116
     $26,161.20           8.000%        05/01/1996          05/01/2011   180              142
         $52.57           7.250%        05/12/1999          06/01/2009   120              119
         $82.56           7.200%        08/04/1998          08/01/2018   240              229
         $82.05           8.000%        12/21/1995          01/01/2006   120               78
         $29.09           7.310%        09/23/1998          11/01/2008   120              112
         $72.15           7.125%        06/12/1998          07/01/2018   240              228
         $54.58           7.875%        05/14/1996          05/01/2011   180              142
         $46.91           7.875%        05/14/1996          05/01/2011   180              142
         $69.39           7.150%        04/09/1998          05/01/2008   120              106
         $72.38           7.180%        08/03/1998          08/01/2018   240              229
         $56.62           7.000%        06/29/1998          07/01/2008   120              108
         $65.93           7.125%        01/13/1999          02/01/2009   120              115
         $54.61           8.125%        04/29/1996          05/01/2016   240              202
        $127.36           7.250%        04/12/1999          05/01/2014   180              178
        $122.04           7.500%        04/14/1998          05/01/2018   240              226
         $46.79           9.500%        08/20/1996          01/01/2015   221              186
        $106.14           7.000%        10/23/1997          11/01/2008   120              112
        $106.22           9.840%        05/09/1995          01/01/2005   115               66
        $102.40           6.580%        04/23/1999          05/01/2004    60               58
         $92.33           7.250%        02/08/1999          03/01/2009   120              116
        $109.64           8.125%        10/31/1995          12/01/2010   180              137
         $45.00           8.000%        09/15/1997          10/01/2007   120               99
        $113.30           9.125%        04/26/1995          05/01/2005   120               70
         $44.11           8.250%        10/31/1995          10/31/2002    84               40
        $103.25           7.500%        04/29/1999          06/01/2009   120              119
         $59.67           7.750%        07/16/1996          07/01/2006   120               84
         $60.06           7.125%        04/16/1999          05/01/2009   120              118
         $74.31           8.125%        11/03/1995          11/01/2015   240              196
        $107.57           7.125%        05/12/1998          06/01/2008   120              107
         $19.28           8.000%        10/20/1997          11/01/2012   180              160
         $19.43           7.750%        04/24/1996          05/01/2016   240              202
     $18,251.81           8.500%        08/12/1993          09/01/2003   120               50
        $125.31           7.750%        03/27/1996          04/01/2016   240              201
         $45.86           8.625%        09/29/1993          05/01/2009   179              118
         $60.72           7.750%        10/20/1995          11/01/2005   120               76
        $132.33           7.750%        10/20/1995          11/01/2005   120               76
        $107.93           7.375%        02/25/1999          03/01/2009   120              116
         $93.26           7.250%        03/11/1999          04/01/2009   120              117
         $26.37           8.260%        10/20/1997          11/01/2007   120              100
         $28.78           8.500%        05/12/1994          06/01/2014   240              179
         $77.49           7.250%        02/18/1998          04/01/2008   120              105
         $33.60           7.250%        05/10/1999          06/01/2009   120              119
         $63.47           7.750%        02/28/1996          03/01/2016   240              200
         $67.30           9.750%        05/08/1995          06/01/2010   180              131
         $61.63           8.125%        09/18/1995          10/01/2015   240              195
         $80.39           9.125%        12/15/1995          01/01/2016   240              198
         $42.96           8.875%        07/06/1994          08/01/2004   120               61
         $88.86           7.250%        04/28/1998          05/01/2008   120              106
         $31.21           9.500%        07/01/1994          08/01/2004   120               61
         $33.79           7.000%        11/11/1998          12/01/2008   120              113
         $36.50           7.375%        05/24/1999          06/01/2009   120              119
         $53.45           8.750%        07/06/1994          07/01/2014   240              180
         $37.28           9.625%        04/27/1995          06/01/2005   120               71
         $35.95           7.950%        06/24/1996          07/01/2006    96               84
        $105.13           9.100%        05/19/1995          06/01/2005   120               71
         $54.57           8.000%        11/13/1995          12/01/2015   240              197
         $55.16           9.750%        10/01/1992          10/01/2012   240              159
     $23,611.74           9.375%        12/28/1994          01/01/2005   120               66
         $88.32           7.550%        01/05/1996          02/01/2011   180              139
         $61.67           7.375%        05/29/1998          06/01/2008   120              107
         $37.27           7.375%        05/06/1999          06/01/2009   120              119
        $215.75           7.000%        06/28/1999          07/01/2009   120              120
         $47.46           7.875%        07/01/1994          08/01/2014   240              181
         $37.63           7.875%        07/26/1996          08/01/2006   120               85
         $45.09           7.500%        12/01/1998          01/01/2009   120              114
         $49.43           8.000%        12/27/1995          01/01/2009   156              114
         $35.85           8.000%        06/22/1994          07/01/2014   240              180
        $120.79           8.000%        10/18/1995          01/01/2015   230              186
         $86.29           7.250%        10/14/1998          11/01/2008   120              112
         $33.81           8.500%        08/06/1996          08/01/2006   120               85
         $26.07           8.750%        05/20/1997          06/01/2015   216              191
         $39.75           7.375%        08/06/1998          09/01/2018   240              230
         $76.00           7.250%        01/25/1999          03/01/2009   120              116
         $79.44           7.750%        04/01/1996          04/01/2011   180              141
         $63.77           7.125%        03/30/1999          04/01/2009   120              117
         $20.97           8.250%        02/01/1996          02/01/2006   120               79
         $48.42           8.375%        07/24/1996          08/01/2016   240              205
         $63.47           9.500%        11/18/1992          12/01/2011   228              149
        $209.05           6.625%        12/17/1998          01/01/2018   228              222
         $55.53           8.000%        01/22/1998          02/01/2018   240              223
         $71.23           8.150%        12/27/1996          09/01/2015   225              194
        $204.46           6.625%        12/17/1998          08/01/2017   223              217
         $94.33           8.625%        03/24/1997          04/01/2017   240              213
        $149.48           8.000%        01/14/1997          02/01/2017   240              211
         $13.59           8.875%        07/21/1994          08/01/2004   120               61
         $22.25           7.625%        12/30/1997          01/01/2008   120              102
         $39.65           7.500%        10/20/1998          12/01/2008   120              113
        $139.91           7.000%        02/23/1999          04/01/2014   180              177
         $27.12           9.500%        01/11/1995          02/01/2010   180              127
        $157.90           8.125%        07/05/1996          07/01/2008   144              108
        $158.14           7.875%        06/30/1994          07/01/2012   216              156
        $135.49           7.050%        09/30/1998          11/01/2008   120              112
         $15.89           8.000%        02/22/1996          12/01/2005   120               77
        $107.35           7.360%        06/16/1998          07/01/2017   228              216
        $120.46           7.625%        07/18/1996          08/01/2016   240              205
         $15.98           8.500%        08/12/1993          09/01/2008   180              110
         $26.38           9.875%        03/16/1990          04/01/2010   240              129
        $146.08           7.350%        10/02/1998          04/01/2017   221              213
         $57.78           9.250%        09/26/1994          10/01/2009   180              123
         $12.33           8.125%        01/21/1998          02/01/2013   180              163
        $182.88           7.250%        01/26/1999          02/01/2009   120              115
         $88.98           8.625%        02/17/1994          03/01/2014   240              176
         $86.83           8.250%        03/08/1994          03/01/2014   240              176
         $32.16           7.450%        05/06/1999          06/01/2014   180              179
         $77.10           9.625%        11/24/1992          12/01/2012   240              161
         $50.89           7.250%        07/08/1998          08/01/2013   180              169
         $64.42           9.250%        11/01/1994          11/01/2009   180              124

                          7.685%                                         150              128

 ORIGINAL
  AMORT.           BALLOON
   TERM             LOAN                BALLOON      SECURITY
 (MOS)(6)          BALANCE               LTV(4)        TYPE
--------------------------------------------------------------------
     300           $19,343,656           35.2%         Fee
     300           $14,940,345           51.0%         Fee
     300           $14,301,011           51.8%         Fee
     216                    $0            0.0%         Fee
     240           $11,724,666           44.2%         Fee
     240                    $0            0.0%         Fee
     360           $13,484,623           65.8%         Fee
     N/A           $14,000,000           58.3%         Fee
     300           $10,261,657           58.8%         Fee
     240            $5,433,275           30.2%         Fee
     300           $10,214,248           59.4%         Fee
     264            $9,026,464           57.2%         Fee
     300            $6,698,004           43.2%         Fee
     300            $6,340,767           28.8%         Fee
     252            $7,133,292           47.8%         Fee
     240                    $0            0.0%         Fee
     300            $7,371,881           59.0%         Fee
     300            $7,101,720           58.5%         Fee
     324            $7,395,454           58.2%         Fee
     105                    $0            0.0%         Fee
     180                    $0            0.0%      Leasehold
     360            $8,082,903           55.7%         Fee
     300            $7,184,121           55.1%         Fee
     240            $6,649,413           38.4%         Fee
     276            $6,597,575           64.6%         Fee
     240            $5,508,828           50.1%      Leasehold
     264                    $0            0.0%         Fee
     180                    $0            0.0%      Leasehold
     300            $3,477,448           30.9%         Fee
     300            $6,154,823           46.6%         Fee
     240            $5,754,505           54.6%         Fee
     324            $6,965,388           67.6%         Fee
     360            $5,836,750           51.2%         Fee
     300            $6,687,515           66.9%         Fee
     300            $5,879,131           56.5%         Fee
     360            $6,921,401           52.0%         Fee
     240                    $0            0.0%         Fee
     300            $6,184,266           53.9%      Leasehold
     300            $5,611,898           59.1%         Fee
     240            $3,185,668           29.8%         Fee
     300            $5,463,434           57.5%         Fee
     264            $5,654,732           51.4%         Fee
     287            $5,667,463           66.5%         Fee
     360            $6,159,062           56.5%         Fee
     300            $5,166,213           58.0%         Fee
     240            $2,887,632           25.1%         Fee
     240            $4,375,978           47.1%         Fee
     300            $2,350,921           27.0%         Fee
     300            $5,451,522           69.6%    Fee/Leasehold
     300            $5,075,842           44.1%         Fee
     240                    $0            0.0%         Fee
     180                    $0            0.0%         Fee
     180                    $0            0.0%         Fee
     300            $4,737,758           57.1%         Fee
     300            $2,094,994           15.8%      Leasehold
     240            $3,872,873           48.4%      Leasehold
     300            $4,438,574           56.9%         Fee
     240                    $0            0.0%         Fee
     180                    $0            0.0%      Leasehold
     240                    $0            0.0%         Fee
     220                    $0            0.0%         Fee
     300            $4,088,936           59.7%         Fee
     175            $3,011,587           33.9%         Fee
     N/A            $5,000,000           25.0%         Fee
     240            $3,366,137           37.4%         Fee
     300            $3,325,376           55.1%         Fee
     264            $3,723,849           42.8%         Fee
     204            $3,261,056           46.5%         Fee
     264            $4,322,404           43.2%         Fee
     300            $3,667,005           53.9%         Fee
     300            $3,848,153           55.0%         Fee
     240            $3,017,195           49.5%         Fee
     300            $1,755,002           33.9%         Fee
     240            $2,950,146           50.0%         Fee
     180                    $0            0.0%         Fee
     264                    $0            0.0%         Fee
     284            $3,761,445           38.4%         Fee
     240                    $0            0.0%         Fee
     180               $52,202            0.5%         Fee
     300            $2,888,827           67.7%         Fee
     300              $641,960           67.7%         Fee
     300            $3,277,314           57.7%         Fee
     300            $3,167,208           56.6%         Fee
     240            $2,849,125           48.3%         Fee
     240                    $0            0.0%         Fee
     180            $1,787,288           34.0%         Fee
     300            $2,938,657           59.4%         Fee
     240                    $0            0.0%         Fee
     180                    $0            0.0%         Fee
     240                    $0            0.0%         Fee
     240                    $0            0.0%         Fee
     300            $3,031,781           56.2%         Fee
     300            $2,740,624           58.0%         Fee
     360            $3,157,273           58.1%         Fee
     300            $2,673,534           53.5%         Fee
     300            $2,641,714           59.4%         Fee
     240                    $0            0.0%         Fee
     300            $2,852,461           57.4%         Fee
     216            $2,374,779           41.6%         Fee
     240            $2,386,195           48.9%         Fee
     240                    $0            0.0%         Fee
     240                    $0            0.0%         Fee
     300            $2,635,485           47.0%         Fee
     252            $1,487,129           39.6%         Fee
     300            $2,423,227           58.7%         Fee
     300            $2,383,502           59.6%         Fee
     300            $2,359,001           57.0%         Fee
     240                    $0            0.0%         Fee
     240            $2,060,222           51.4%         Fee
     300            $1,907,965           44.4%         Fee
     240            $1,609,959           45.0%         Fee
     240                    $0            0.0%         Fee
     230                    $0            0.0%         Fee
     360            $2,370,132           64.1%         Fee
     264            $2,114,791           29.8%         Fee
     216                    $0            0.0%         Fee
     240                    $0            0.0%         Fee
     300            $2,058,686           51.8%         Fee
     180                    $0            0.0%         Fee
     300            $1,893,792           39.0%         Fee
     240            $1,773,400           52.3%         Fee
     240                    $0            0.0%         Fee
     228                    $0            0.0%         Fee
     300              $930,688           30.0%         Fee
     240                    $0            0.0%         Fee
     225                    $0            0.0%         Fee
     300              $961,081           31.3%         Fee
     240                    $0            0.0%         Fee
     240                    $0            0.0%         Fee
     228            $1,618,765           32.3%         Fee
     240            $1,430,883           50.2%         Fee
     300            $1,514,631           59.4%         Fee
     300            $1,132,223           36.5%         Fee
     180                    $0            0.0%         Fee
     144                    $0            0.0%         Fee
     216                    $0            0.0%         Fee
     300            $1,417,383           50.6%         Fee
     232            $1,267,877           34.9%         Fee
     240              $160,891            6.2%    Fee/Leasehold
     240                    $0            0.0%         Fee
     180                    $0            0.0%         Fee
     240                    $0            0.0%         Fee
     221                    $0            0.0%         Fee
     180                    $0            0.0%         Fee
     180                    $0            0.0%         Fee
     240              $807,871           48.7%         Fee
     240                    $0            0.0%         Fee
     240                    $0            0.0%         Fee
     180                    $0            0.0%         Fee
     240                    $0            0.0%         Fee
     180                    $0            0.0%         Fee
     180                    $0            0.0%         Fee

     262                                 36.6%

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

---------------------------------------------------------------------------------------------------------------------------------
    LOAN
     NO.     PROPERTY NAME(2)                                             ADDRESS
---------------------------------------------------------------------------------------------------------------------------------
           1 Century Park Office Building                                 1880 Century Park East
           2 Landow Office Building                                       7910 Woodmont Avenue
           3 Del Norte Plaza                                              302-360 El Norte Parkway
           4 Picture Tel Office Building                                  200 Minuteman Park
           5 Club Hotel & Suites by Doubletree                            455 Washington Boulevard
           6 Ram's Village Apartments                                     900-901 Constitution Avenue
           7 Walsh Research Center                                        2401-2403 Walsh Avenue
           8 45 West 45th Street                                          45 West 45th Street
           9 Downtown Woodinville Retail Development #2                   NWQ NE 175th Street and 138th Ave. NE
          10 Mid Rivers Plaza Shopping Center                             235-281 Mid Rivers Mall Drive
          11 Pahrump Valley Junction Shopping Center                      100-240 S. Highway 160
          12 Ogden Mall                                                   NW Corner Ogden Avenue & Naperville-Weaton Road
          13 Westlake Village Marketplace                                 5754-5790 Lindero Canyon Road
          14 Ingram Micro Inc. Facility                                   1759 Wehrle Drive & 395 Youngs Road
          15 Greylyn Business Park                                        9301 - 9317 Monroe Road
          16 1700 Pennsylvania Avenue, N.W.                               1700 Pennsylvania Avenue, N.W.
          17 Federal Express                                              300 Fulling Mill Road
          18 Fairview Center                                              6601 North Illinois Street
          19 Stoneridge II Office Building                                2050 North Woodward Avenue
          20 Fort Collier Industrial Park                                 265 West Brooke Road
          21 Battelle Environmental Technology Bldg.                      3200 Q Avenue
          22 Parkview Office Building                                     5821 Fairview Road
          23 Arboretum IV Office Building                                 34705 West 12 Mile Road
          24 Drury Inn - Union Station                                    201 South 20TH Street
          25 Marketplace of Augusta - Phase 2                             N/S Townsend Road at Civic Center Drive
          26 Sonora Quest Laboratories                                    1255 West Washington Street
          27 Winder Corners Shopping Center                               Intersection of GA HWYS 8 & 11
          28 Battelle Energy & Environmental Sciences Bldg.               3230 Q Avenue
          29 Encino Spectrum                                              15503 Ventura Boulevard
          30 Seventh Street Properties                                    2910 Seventh ST. & 890 Heinz Avenue
          31 Townview Square Shopping Center                              SEC US Highway 301 & Pretty Pond Road
          32 Highridge Apartments                                         9353 Viscount Boulevard
          33 Federal Express                                              1500 Blueball Avenue
          34 Seven Corners Corporate Center                               6245 Leesburg Pike
          35 The Mark Office Building                                     9290 West Dodge Street
          36 Rancho Viejo Apartments                                      8530 North 22nd Avenue
          37 Eastway Crossing Shopping Center                             3304-3330 Eastway Drive
          38 Fair Oaks Medical Plaza                                      3700 Joseph Siewick Drive
          39 First Data Office Building                                   2975 Breckenridge
          40 1301 Connecticut Avenue, N.W.                                1301 Connecticut Avenue N.W.
          41 Downtown Woodinville Retail Development #1                   NEQ NE 175th Street and 138th Avenue NE
          42 Melbourne Square Promenade                                   1900 Evans Road
          43 Glen Place Shopping Center                                   110 Altama Avenue
          44 Richmond Plaza Shopping Center                               NE Quad & I-520 Wrightsboro Road
          45 Ocean Terrace Apartments                                     1630 Merrill Street
          46 Pheasant Run Apartments                                      2101 North Evergreen Street
          47 Liberty Crossing                                             8508-8514 Liberty Road
          48 Loganville Town Center                                       4325 Atlanta Highway
          49 Danbury Commons Shopping Center                              13 Sugar Hollow Road
          50 Dairy Ashford Plaza Office Building                          2000 & 2020 Dairy Ashford Drive
          51 Mt. Vernon Center                                            2480-2520 Mt. Vernon Road
          52 Norwalk Plaza (A)                                            11752-94 Firestone Blvd.
          53 Magnolia Plaza (A)                                           9035-9126 Garfield Ave and 18926 Magnolia Ave
          54 Atrium Circle At Campus Circle                               5800 Campus Circle Drive
          55 Fair Oaks Professional Building                              3650 Joseph Siewick Drive
          56 Orthologics Building                                         1275 West Washington Street
          57 General Instruments Building                                 1725 Lakepointe Drive
          58 Home Depot                                                   100 W. Dundee Road
          59 1875 Charleston Road                                         1875 Charleston Road
          60 Mountain View Professional Plaza                             2851 North Tenaya Way
          61 Ventana Village Shopping Center                              SWC Of Sunrise Drive & Kolb Road
          62 MA Bioservices                                               14920 Broschart Road
          63 65 K Street                                                  65 K Street, N.E.
          64 655 5th Avenue                                               655 5TH Avenue
          65 14600 Winchester Blvd.                                       14600 Winchester Boulevard
          66 Best Buy                                                     12495 Kendall Drive
          67 Village Grove Shopping Center                                1401-1495 E. Foothill Boulevard
          68 6006 Executive Boulevard                                     6006 Executive Boulevard
          69 University Business Center                                   3019 Alvin Devane Boulevard
          70 4215 Glencoe                                                 4215 Glencoe Avenue
          71 Snowcreek Crossing                                           NEC Park Avenue & Kearns Boulevard
          72 Lighthouse Crossing Shopping Center                          NEC Tyrone Boulevard & Park Street
          73 Best Buy                                                     12397 West Sunrise Boulevard
          74 Creekside Office Park                                        1510-1560 140th Avenue NE
          75 Lithonia Lighting West Building                              18401 East Arenth Avenue
          76 5353-5499 Downey Road                                        5353 - 5499 Downey Road
          77 Townley Apartments                                           Cherry Hill Road (11427-63)
          78 Walgreens and Staples                                        3402 North Central Avenue & 106 West Osborn Street
          79 Prince Frederick Office Park                                 201 Prince Frederick Drive
          80 Bay Tree Village (B)                                         1741 Gornto Road
          81 Bugaboo Steak House (B)                                      3505 Satellite Boulevard
          82 Cotswold Plaza II                                            309 South Sharon Amity Road
          83 Lake Regency Building                                        444 Regency Parkway Drive
          84 Merit Abrasiveproducts Inc.                                  201 West Manville
          85 Totem Ridge Business Park                                    13609-13637 N. E. 126TH Place
          86 DSHS Office Building                                         900 East College Way
          87 Stafford Corporate Center                                    7930 SW Burns Way
          88 Best Buy                                                     39330 10TH ST. West
          89 R and R Plaza                                                8064-8084 West Sahara
          90 Best Buy                                                     888 Harriman Place
          91 Circuit City - Colorado Springs                              SEC Academy Boulevard& Platte Avenue
          92 204TH Street Partners                                        6412,6414, & 6416 204TH ST SW
          93 Commons 1 Office Building                                    720 Goodlette Road North
          94 Quail Business Park                                          5301 Longley Lane
          95 Hayden Island Business Park                                  2408-2725 North Hayden Island Drive
          96 NW Corner of Hwy 74 & Mail Street                            NW Corner of Hwy 74 & Mail Street
          97 Sportmart Plaza                                              SEC Army Trail Rd and Wall St.
          98 Spectrum Business Park V                                     101 N. Pecos & 3300-3340 Sunrise
          99 Northwest Business Center III                                2220 And 2225 Northwest Parkway
         100 Mizner Place                                                 490 East Palmetto Park Road
         101 Kroger                                                       3508 High Point Road
         102 Food 4 Less                                                  N.W. Corner Devonshire Avenue & Fisher Road
         103 Oxford Hill Apartments                                       704-772 Madison Ave and 1017-1033 Preston Ave
         104 Linens N' Things                                             5880 West 88TH Avenue
         105 Parklane Centre                                              7499 Parklane Road
         106 Goldseker Industrial Portfolio (I)                           211 Emmorton Park Road, 2113 Columbia Park Road, & 201
                                                                              Gateway Drive
         107 Walgreens                                                    NEC Marks Avenue & Ashlan Avenue
         108 Cahners Publishing Company                                   8878 Barrons Boulevard
         109 Walden Woods Village Shopping Center                         2410 James Redman Parkway
         110 Grand Terrace Shopping Center                                22409-22499 Barton Road
         111 2199 Innerbelt Business Center Drive                         2199 Innerbelt Business Center Drive
         112 Kohl's                                                       3711 Gateway Drive
         113 Office Max                                                   300 North York Road
         114 Meadows Pavillion II                                         6240 Shiloh Road
         115 Bernardo Gateway Business Park                               10845, 10865, 10875 Ranch Bernardo Road
         116 1371 & 1375 N. Miller Street                                 1371 & 1375 N. Miller Street
         117 Blakely Corners Shopping Center                              Columbia St and South Church St
         118 Sparks Medical Office Building                               2385 East Prater Way
         119 North Canal Office Park                                      146 North Canal Street
         120 Federal Express                                              1600 63rd Street
         121 Behr Processing Building                                     3400 W. Garry Avenue
         122 The Shoppes at Salisbury II                                  NWC Of U.S. Route 50 & Tilghman Road
         123 Walgreens (II)                                               36 W. 16TH Street
         124 Eckerd Drug Store                                            8522 US Highway 19
         125 Shop N' Kart Discount Grocery                                2000 Queen Avenue
         126 Office Max                                                   3110 Browns Mill Road
         127 Eckerd Drug Store                                            8401 Armenia Avenue
         128 Office Max                                                   920 South University Avenue
         129 DEA Building                                                 5800 Newton Drive
         130 56th Street Commerce Park                                    4302-4424 56th St, 5302-5556 56th Commerce Park Blvd
         131 4520 36th Street                                             4520 36th Street
         132 Pacific Park                                                 18081, 18091 & 18101 Redondo Circle
         133 Walgreens                                                    1800 Concord
         134 North Roseburg Plaza                                         1350 N.E. Stephens/Garden Valley/1289-97 Walnut Street
         135 Probity International Corp                                   2900 Wilshire Blvd
         136 NOAA-National Weather Service Building                       NE 122nd Ave and NE Marx Street
         137 Winchester Court                                             1925 South Winchester Blvd
         138 2400 E. Francis                                              2400 E. Francis
         139 Walgreens                                                    11079 South Military Trail
         140 Walgreens                                                    NWC 25TH Street and 2ND Avenue
         141 The Shoppes at Salisbury                                     The N/W/C OF U.S. RT. 50 & Tilghman Road
         142 Ames Department Store                                        NEC Maryland Route 27 & Twin Arch Road
         143 Eckerd Drug Store                                            SEC of SR 19 & County Rd 44
         144 Pier I Office Building                                       West 111 North River Drive
         145 Harstad/Coates Industrial Park                               250 Dittmer Road
         146 Blockbuster Video                                            3329 E. Express Court
         147 Walgreens                                                    8615 North Port Washington Rd
         148 Walgreens                                                    4001 Madison Avenue
         149 15690 North 83rd Way                                         15690 North 83RD Way
         150 Walgreens                                                    3003 Kessler Boulevard
         151 The McCormick Executive Center Office Building               8070 East Morgan Trail
         152 Blockbuster Video (III)                                      6029 W. 10th St and 4903 Emerson Ave

-----------------------------------------------------------------------------------------------------------------------------------
                                                                          PROPERTY                PROPERTY
CITY                                         STATE       ZIP CODE           TYPE                  SUB-TYPE               UNITS/NSF
-----------------------------------------------------------------------------------------------------------------------------------
Los Angeles                                   CA          90067       Office            Urban                             310,703
Bethesda                                      MD          20814       Office            Suburban                          215,223
Escondido                                     CA          92026       Retail            Anchored                          214,893
Andover                                       MA          01810       Office            Suburban                          200,000
Jersey City                                   NJ          07310       Hospitality       Full Service                          199
Fort Collins                                  CO          80521       Multifamily       Garden Apts.                          355
Santa Clara                                   CA          95051       Industrial        Flex Industrial                   190,200
New York                                      NY          10036       Office            Urban                             118,187
Woodinville                                   WA          98072       Retail            Anchored                           90,659
St. Peters                                    MO          63376       Retail            Anchored                          191,017
Pahrump                                       NV          89048       Retail            Anchored                          112,071
Naperville                                    IL          60563       Retail            Anchored                          278,109
Westlake Village                              CA          91362       Retail            Anchored                           74,162
Amherst                                       NY          14221       Office            Suburban                          200,075
Charlotte                                     NC          28270       Industrial        Warehouse                         263,583
Washington                                    DC          20006       Office            Urban                             150,938
Middletown                                    PA          17057       Industrial        Warehouse                         134,642
Fairview Heights                              IL          62208       Retail            Anchored                           83,222
Bloomfield Hills                              MI          48304       Office            Suburban                           83,434
Winchester                                    VA          22603       Industrial        Warehouse                         404,502
Richland                                      WA          99352       Office            Suburban                          100,358
Charlotte                                     NC          28209       Office            Suburban                          125,580
Farmington Hills                              MI          48331       Office            Suburban                          113,394
St. Louis                                     MO          63103       Hospitality       Limited Service                       176
Augusta                                       ME          04330       Retail            Unanchored                        119,156
Tempe                                         AZ          85008       Industrial        Warehouse                         118,000
Winder                                        GA          30680       Retail            Anchored                          174,655
Richland                                      WA          99352       Office            Suburban                          100,358
Encino                                        CA          91436       Office            Suburban                           74,062
Berkley                                       CA          94710       Industrial        Flex Industrial                    68,034
Zephyrhills                                   FL          33540       Retail            Anchored                          169,736
El Paso                                       TX          79925       Multifamily       Garden Apts.                          296
Lower Chichester Township                     PA          19061       Industrial        Flex Industrial                   149,000
Falls Church                                  VA          22044       Office            Suburban                           86,233
Omaha                                         NE          68114       Office            Suburban                           82,136
Phoenix                                       AZ          85021       Multifamily       Garden Apts.                          266
Charlotte                                     NC          28205       Retail            Anchored                          152,823
Fairfax                                       VA          22033       Office            Medical Office                     78,466
Norcross                                      GA          30136       Office            Suburban                           70,393
Washington                                    DC          20036       Office            Urban                              63,962
Woodinville                                   WA          98072       Retail            Anchored                           52,809
Melbourne                                     FL          32904       Retail            Anchored                          108,615
Brunswick                                     GA          31525       Retail            Anchored                          111,924
Augusta                                       GA          30901       Retail            Anchored                          170,597
Santa Cruz                                    CA          95062       Multifamily       Garden Apts.                          100
Chandler                                      AZ          85224       Multifamily       Garden Apts.                          248
Randallstown                                  MD          21133       Retail            Anchored                          123,414
Loganville                                    GA          30052       Retail            Anchored                           77,661
Danbury                                       CT          06810       Retail            Anchored                           77,972
Houston                                       TX          77077       Office            Suburban                          217,864
Dunwoody                                      GA          30338       Retail            Unanchored                         83,747
Norwalk                                       CA          90650       Retail            Anchored                           57,676
Fountain Valley                               CA          92708       Retail            Anchored                           59,650
Irving                                        TX          75063       Office            Suburban                           84,954
Fairfax                                       VA          22033       Office            Medical Office                     79,038
Tempe                                         AZ          85008       Industrial        Flex Industrial                   100,000
Lewisville                                    TX          75067       Industrial        Flex Industrial                    84,800
Cicero                                        IL          60067       Retail            Free Standing                     102,370
Mountain View                                 CA          94043       Office            Suburban                           42,136
Las Vegas                                     NV          89128       Office            Medical Office                     43,879
Tucson                                        AZ          85715       Retail            Anchored                          110,096
Rockville                                     MD          20850       Office            Suburban                           48,500
Washington                                    DC          20002       Office            Urban                              47,438
New York                                      NY          10022       Office            Urban                              48,830
Los Gatos                                     CA          95032       Industrial        Warehouse                          53,744
Miami                                         FL          33186       Retail            Free Standing                      45,000
Upland                                        CA          91786       Retail            Anchored                          107,626
Rockville                                     MD          20852       Office            Suburban                           42,100
Austin                                        TX          78741       Industrial        Flex Industrial                   107,648
Marina Del Rey                                CA          90292       Office            Urban                              44,500
Park City                                     UT          84060       Retail            Anchored                           76,816
St. Petersburg                                FL          33710       Retail            Anchored                           74,647
Plantation                                    FL          33324       Retail            Free Standing                      58,325
Bellevue                                      WA          98005       Office            Suburban                           39,861
City of Industry                              CA          91745       Industrial        Warehouse                         219,000
Vernon                                        CA          90058       Industrial        Warehouse                         217,264
Beltsville                                    MD          20705       Multifamily       Garden Apts.                          230
Phoenix                                       AZ          85012       Retail            Anchored                           33,500
Winchester                                    VA          22602       Office            Suburban                           91,500
Valdosta                                      GA          31601       Retail            Free Standing                      55,999
Duluth                                        GA          30136       Retail            Free Standing                       5,710
Charlotte                                     NC          28211       Office            Medical Office                     38,041
Omaha                                         NE          68114       Office            Suburban                           42,736
Los Angeles                                   CA          90220       Industrial        Warehouse                         150,000
Kirkland                                      WA          98034       Industrial        Warehouse                         131,300
Mount Vernon                                  WA          98273       Office            Suburban                           47,900
Wilsonville                                   OR          97070       Industrial        Warehouse                         109,973
Palmdale                                      CA          93551       Retail            Free Standing                      58,000
Las Vegas                                     NV          89117       Office            Suburban                           54,444
San Bernardino                                CA          92408       Retail            Free Standing                      59,220
Colorado Springs                              CO          80909       Retail            Free Standing                      42,684
Lynnwood                                      WA          98036       Industrial        Warehouse                          79,800
Naples                                        FL          34104       Office            Suburban                           38,280
Reno                                          NV          89511       Industrial        Warehouse                         108,006
Portland                                      OR          97217       Industrial        Warehouse                          99,723
Rockingham                                    NC          28379       Retail            Anchored                           90,991
Glendale Heights                              IL          60139       Retail            Anchored                           61,167
Las Vegas                                     NV          89101       Industrial        Flex Industrial                    86,822
Marietta                                      GA          30067       Office            Suburban                           89,332
Boca Raton                                    FL          33434       Office            Suburban                           29,083
Greensboro                                    NC          27407       Retail            Free Standing                      55,798
Salem                                         OR          97305       Retail            Free Standing                      55,150
Charlottesville                               VA          22903       Multifamily       Garden Apts.                          128
Westminister                                  CO          80030       Retail            Free Standing                      34,000
Columbia                                      SC          29223       Office            Suburban                           48,678
Bel Air                                       MD       21014/21040    Industrial        Flex Industrial                    80,400
Fresno                                        CA          93706       Retail            Anchored                           13,905
Higlands Ranch                                CO          80126       Office            Suburban                           61,850
Plant City                                    FL          33566       Retail            Anchored                           74,336
Grand Terrace                                 CA          92313       Retail            Unanchored                         61,663
Overland                                      MO          63114       Industrial        Flex Industrial                    55,720
Eau Claire                                    WI          54701       Retail            Free Standing                      76,164
Upper Moreland Township                       PA          19090       Retail            Free Standing                      22,500
Alpharetta                                    GA          30005       Office            Suburban                           31,105
San Diego                                     CA          92127       Office            Suburban                           78,552
Anaheim                                       CA          92806       Industrial        Warehouse                         101,779
Blakely                                       GA          20705       Retail            Anchored                           66,650
Sparks                                        NV          89434       Office            Medical Office                     34,046
Seattle                                       WA          98103       Office            Suburban                           30,644
Emeryville                                    CA          94608       Industrial        Warehouse                          37,500
Santa Ana                                     CA          92704       Industrial        Warehouse                         112,270
Salisbury                                     MD          21801       Retail            Anchored                           48,120
Holland                                       MI          49423       Retail            Free Standing                      36,544
Port Richey                                   FL          34668       Retail            Free Standing                      10,908
Albany                                        OR          97321       Retail            Free Standing                      40,750
Johnson City                                  TN          37604       Retail            Free Standing                      31,500
Tampa                                         FL          33604       Retail            Free Standing                      10,908
Provo                                         UT          84601       Retail            Free Standing                      23,500
Carlsbad                                      CA          92008       Office            Suburban                           14,744
Tampa                                         FL          33610       Industrial        Flex Industrial                   154,550
Orlando                                       FL          32811       Industrial        Warehouse                          91,182
Huntington Beach                              CA          92648       Industrial        Warehouse                          47,528
Concord                                       CA          94520       Retail            Free Standing                      13,245
Roseburg                                      OR          97470       Retail            Anchored                           67,700
Santa Monica                                  CA          90403       Retail            Free Standing                      11,600
Portland                                      OR          97230       Office            Suburban                           11,364
Campbell                                      CA          95008       Office            Suburban                           13,152
Ontario                                       CA          91761       Industrial        Flex Industrial                   108,703
Boynton Beach                                 FL          33436       Retail            Free Standing                      15,930
Kearney                                       NE          68847       Retail            Free Standing                      13,905
Salisbury                                     MD          21801       Retail            Anchored                          101,023
Mt. Airy                                      MD          21771       Retail            Free Standing                      57,514
Eustis                                        FL          32726       Retail            Free Standing                      10,088
Spokane                                       WA          99201       Office            Suburban                           24,007
Fairfield                                     CA          94585       Industrial        Warehouse                         107,700
Appleton                                      WI          54915       Retail            Free Standing                       6,500
Fox Point                                     WI          53217       Retail            Free Standing                      13,000
Indianapolis                                  IN          46227       Retail            Free Standing                      13,000
Scottsdale                                    AZ          85260       Industrial        Flex Industrial                    31,000
Indianapolis                                  IN          46240       Retail            Free Standing                      12,544
Scottsdale                                    AZ          85258       Office            Suburban                           18,964
Indianapolis                                  IN          46224       Retail            Free Standing                      14,000

       YEAR               YEAR
       BUILT            RENOVATED
--------------------------------------
       1970               1997
       1971               1993
       1984                N/A
       1998                N/A
       1998                N/A
       1989                N/A
       1972               1997
       1923               1988
       1998                N/A
       1989               1996
       1998                N/A
       1973               1993
       1998                N/A
       1988               1998
       1986                N/A
       1968                N/A
       1998                N/A
       1970               1998
       1984               1997
       1991               1998
       1994                N/A
       1971               1990
       1990                N/A
       1907               1988
       1995                N/A
       1997                N/A
       1994                N/A
       1993                N/A
       1993                N/A
       1984                N/A
       1990                N/A
       1984                N/A
       1997                N/A
       1988                N/A
       1986                N/A
       1985                N/A
       1990               1990
       1993                N/A
       1998                N/A
       1918               1988
       1998                N/A
       1994                N/A
       1992               1996
       1979                N/A
       1972                N/A
       1985                N/A
       1973                N/A
       1997                N/A
       1995                N/A
       1983               1994
       1974               1993
       1988                N/A
       1978               1993
       1982                N/A
       1987                N/A
       1997                N/A
       1998                N/A
       1995                N/A
       1998                N/A
       1997                N/A
       1994                N/A
       1998                N/A
       1968               1987
       1932                N/A
       1960                N/A
       1995                N/A
       1981                N/A
       1970               1994
       1986                N/A
       1983                N/A
       1996                N/A
       1990                N/A
       1995                N/A
       1986                N/A
       1972                N/A
       1973                N/A
       1966               1980
       1995                N/A
       1994                N/A
       1992                N/A
       1988                N/A
       1998                N/A
       1986                N/A
       1952               1995
       1984                N/A
       1997                N/A
       1999                N/A
       1994                N/A
       1991                N/A
       1995                N/A
       1995                N/A
       1993                N/A
       1982                N/A
       1988                N/A
       1982                N/A
       1983                N/A
       1993                N/A
       1991                N/A
       1988                N/A
       1990                N/A
       1979                N/A
       1992                N/A
       1970                N/A
       1995                N/A
       1988                N/A
       1986                N/A
       1999                N/A
       1994                N/A
       1984                N/A
       1975                N/A
       1995                N/A
       1993                N/A
       1995                N/A
       1998                N/A
       1989                N/A
       1974                N/A
       1996                N/A
       1982                N/A
       1989                N/A
       1988                N/A
       1974               1990
       1995                N/A
       1962               1989
       1997                N/A
       1991                N/A
       1995                N/A
       1997                N/A
       1996                N/A
       1996                N/A
       1981                N/A
       1988                N/A
       1977                N/A
       1994                N/A
       1975                N/A
       1994                N/A
       1994                N/A
       1985                N/A
       1987                N/A
       1997                N/A
       1996                N/A
       1988                N/A
       1989                N/A
       1997                N/A
       1910               1993
       1973                N/A
       1998                N/A
       1993                N/A
       1993                N/A
       1997                N/A
       1992                N/A
       1982                N/A
       1993                N/A

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

----------------------------------------------------------------------------------------------------------
    LOAN                                                                             UNDERWRITABLE
     NO.                             PROPERTY NAME(2)                                  CASH FLOW
----------------------------------------------------------------------------------------------------------
           1 Century Park Office Building                                               $3,413,707
           2 Landow Office Building                                                     $2,430,941
           3 Del Norte Plaza                                                            $2,098,688
           4 Picture Tel Office Building                                                $3,232,529
           5 Club Hotel & Suites by Doubletree                                          $2,878,190
           6 Ram's Village Apartments                                                   $2,453,982
           7 Walsh Research Center                                                      $1,597,231
           8 45 West 45th Street                                                        $1,496,194
           9 Downtown Woodinville Retail Development #2                                 $1,441,580
          10 Mid Rivers Plaza Shopping Center                                           $1,490,157
          11 Pahrump Valley Junction Shopping Center                                    $1,516,061
          12 Ogden Mall                                                                 $1,420,087
          13 Westlake Village Marketplace                                               $1,232,746
          14 Ingram Micro Inc. Facility                                                 $1,712,331
          15 Greylyn Business Park                                                      $1,416,842
          16 1700 Pennsylvania Avenue, N.W.                                             $3,336,545
          17 Federal Express                                                              $994,566
          18 Fairview Center                                                              $992,234
          19 Stoneridge II Office Building                                                $946,188
          20 Fort Collier Industrial Park                                               $1,852,970
          21 Battelle Environmental Technology Bldg.                                    $1,398,412
          22 Parkview Office Building                                                   $1,153,767
          23 Arboretum IV Office Building                                               $1,238,826
          24 Drury Inn - Union Station                                                  $1,905,587
          25 Marketplace of Augusta - Phase 2                                           $1,022,010
          26 Sonora Quest Laboratories                                                    $941,320
          27 Winder Corners Shopping Center                                             $1,097,917
          28 Battelle Energy & Environmental Sciences Bldg.                             $1,240,701
          29 Encino Spectrum                                                            $1,069,690
          30 Seventh Street Properties                                                  $1,050,901
          31 Townview Square Shopping Center                                              $949,007
          32 Highridge Apartments                                                         $876,134
          33 Federal Express                                                              $918,890
          34 Seven Corners Corporate Center                                               $725,747
          35 The Mark Office Building                                                     $775,054
          36 Rancho Viejo Apartments                                                    $1,132,477
          37 Eastway Crossing Shopping Center                                             $945,487
          38 Fair Oaks Medical Plaza                                                    $1,090,966
          39 First Data Office Building                                                   $718,505
          40 1301 Connecticut Avenue, N.W.                                                $862,989
          41 Downtown Woodinville Retail Development #1                                   $756,207
          42 Melbourne Square Promenade                                                   $989,795
          43 Glen Place Shopping Center                                                   $766,737
          44 Richmond Plaza Shopping Center                                             $1,068,948
          45 Ocean Terrace Apartments                                                     $761,828
          46 Pheasant Run Apartments                                                      $978,064
          47 Liberty Crossing                                                             $839,630
          48 Loganville Town Center                                                       $746,665
          49 Danbury Commons Shopping Center                                              $704,522
          50 Dairy Ashford Plaza Office Building                                          $821,594
          51 Mt. Vernon Center                                                            $730,945
          52 Norwalk Plaza (A)                                                            $618,060
          53 Magnolia Plaza (A)                                                           $466,922
          54 Atrium Circle At Campus Circle                                               $605,187
          55 Fair Oaks Professional Building                                            $1,211,742
          56 Orthologics Building                                                         $627,456
          57 General Instruments Building                                                 $623,882
          58 Home Depot                                                                   $611,421
          59 1875 Charleston Road                                                       $1,001,760
          60 Mountain View Professional Plaza                                             $653,746
          61 Ventana Village Shopping Center                                              $982,859
          62 MA Bioservices                                                               $548,498
          63 65 K Street                                                                  $844,052
          64 655 5th Avenue                                                               $430,065
          65 14600 Winchester Blvd.                                                       $637,862
          66 Best Buy                                                                     $603,533
          67 Village Grove Shopping Center                                                $624,252
          68 6006 Executive Boulevard                                                     $665,896
          69 University Business Center                                                   $890,556
          70 4215 Glencoe                                                                 $494,316
          71 Snowcreek Crossing                                                           $630,178
          72 Lighthouse Crossing Shopping Center                                          $650,310
          73 Best Buy                                                                     $518,361
          74 Creekside Office Park                                                        $455,680
          75 Lithonia Lighting West Building                                              $543,973
          76 5353-5499 Downey Road                                                        $607,017
          77 Townley Apartments                                                           $832,734
          78 Walgreens and Staples                                                        $513,941
          79 Prince Frederick Office Park                                                 $988,572
          80 Bay Tree Village (B)                                                         $423,644
          81 Bugaboo Steak House (B)                                                       $97,847
          82 Cotswold Plaza II                                                            $455,983
          83 Lake Regency Building                                                        $445,624
          84 Merit Abrasiveproducts Inc.                                                  $514,234
          85 Totem Ridge Business Park                                                    $730,196
          86 DSHS Office Building                                                         $543,100
          87 Stafford Corporate Center                                                    $398,680
          88 Best Buy                                                                     $495,678
          89 R and R Plaza                                                                $736,704
          90 Best Buy                                                                     $492,967
          91 Circuit City - Colorado Springs                                              $414,583
          92 204TH Street Partners                                                        $512,824
          93 Commons 1 Office Building                                                    $387,388
          94 Quail Business Park                                                          $516,412
          95 Hayden Island Business Park                                                  $375,461
          96 NW Corner of Hwy 74 & Mail Street                                            $372,337
          97 Sportmart Plaza                                                              $523,094
          98 Spectrum Business Park V                                                     $472,302
          99 Northwest Business Center III                                                $542,883
         100 Mizner Place                                                                 $463,147
         101 Kroger                                                                       $425,049
         102 Food 4 Less                                                                  $451,412
         103 Oxford Hill Apartments                                                       $476,200
         104 Linens N' Things                                                             $375,782
         105 Parklane Centre                                                              $329,474
         106 Goldseker Industrial Portfolio (I)                                           $411,325
         107 Walgreens                                                                    $331,770
         108 Cahners Publishing Company                                                   $391,662
         109 Walden Woods Village Shopping Center                                         $360,618
         110 Grand Terrace Shopping Center                                                $400,114
         111 2199 Innerbelt Business Center Drive                                         $339,568
         112 Kohl's                                                                       $379,543
         113 Office Max                                                                   $350,841
         114 Meadows Pavillion II                                                         $324,463
         115 Bernardo Gateway Business Park                                               $673,066
         116 1371 & 1375 N. Miller Street                                                 $488,828
         117 Blakely Corners Shopping Center                                              $334,226
         118 Sparks Medical Office Building                                               $344,874
         119 North Canal Office Park                                                      $383,376
         120 Federal Express                                                              $359,557
         121 Behr Processing Building                                                     $322,114
         122 The Shoppes at Salisbury II                                                  $367,183
         123 Walgreens (II)                                                               $328,289
         124 Eckerd Drug Store                                                            $231,027
         125 Shop N' Kart Discount Grocery                                                $265,867
         126 Office Max                                                                   $296,903
         127 Eckerd Drug Store                                                            $229,994
         128 Office Max                                                                   $268,303
         129 DEA Building                                                                 $334,964
         130 56th Street Commerce Park                                                    $476,312
         131 4520 36th Street                                                             $260,754
         132 Pacific Park                                                                 $245,387
         133 Walgreens                                                                    $213,055
         134 North Roseburg Plaza                                                         $331,590
         135 Probity International Corp                                                   $338,424
         136 NOAA-National Weather Service Building                                       $234,430
         137 Winchester Court                                                             $220,297
         138 2400 E. Francis                                                              $345,288
         139 Walgreens                                                                    $213,961
         140 Walgreens                                                                    $214,378
         141 The Shoppes at Salisbury                                                     $478,508
         142 Ames Department Store                                                        $253,941
         143 Eckerd Drug Store                                                            $166,627
         144 Pier I Office Building                                                       $270,920
         145 Harstad/Coates Industrial Park                                               $187,064
         146 Blockbuster Video                                                            $152,888
         147 Walgreens                                                                    $191,623
         148 Walgreens                                                                    $159,023
         149 15690 North 83rd Way                                                         $226,529
         150 Walgreens                                                                    $132,050
         151 The McCormick Executive Center Office Building                               $129,503
         152 Blockbuster Video (III)                                                      $174,364

             TOTAL/WEIGHTED AVERAGE

-----------------------------------------------------------------------------------------------------------------------------
                 MONTHLY                       ASSUMED                                      VALUATION(9)
                PAYMENT(7)    DSCR(4)         DSCR(4),(8)               VALUE(9)             DATE/CAP RATE  LTV(4)
-----------------------------------------------------------------------------------------------------------------------------
                 $183,966      1.55               1.68                 $55,000,000             01/01/99     43.4%
                 $134,288      1.51               1.53                 $29,300,000             12/05/97     63.6%
                 $131,558      1.33               1.37                 $27,600,000             04/01/99     65.1%
                 $151,027      1.78               2.14                 $38,000,000             10/01/98     46.7%
                 $135,654      1.77               2.01                 $26,500,000             09/01/98     63.6%
                 $151,763      1.35               1.98                 $28,870,376              8.5%        50.5%
                  $91,302      1.46               1.31                 $20,500,000             06/03/98     70.0%
                  $81,667      1.53               1.26                 $24,000,000             09/16/98     58.3%
                  $92,235      1.30               1.30                 $17,450,000             12/18/98     74.8%
                 $101,952      1.22               1.36                 $18,000,000             01/30/98     71.7%
                  $93,242      1.35               1.39                 $17,200,000             09/25/98     74.5%
                  $92,718      1.28               1.49                 $15,778,745              9.0%        71.1%
                  $79,070      1.30               1.35                 $15,500,000             11/12/98     69.4%
                  $71,387      2.00               1.89                 $22,000,000             10/01/98     48.4%
                  $80,473      1.47               1.73                 $14,914,126              9.5%        64.4%
                  $88,615      3.14               4.18                 $35,121,526              9.5%        26.7%
                  $66,261      1.25               1.26                 $12,500,000             07/29/98     74.5%
                  $64,330      1.29               1.31                 $12,135,000             02/15/99     73.6%
                  $63,166      1.25               1.26                 $12,700,000             01/01/98     69.5%
                 $126,605      1.22               2.49                 $17,500,000             06/24/98     50.1%
                  $80,619      1.45               1.91                 $15,000,000             06/16/98     57.4%
                  $54,728      1.76               1.58                 $14,500,000             09/24/98     59.3%
                  $71,463      1.44               1.72                 $13,040,274              9.5%        64.8%
                  $82,443      1.93               2.71                 $17,323,518             11.0%        47.8%
                  $67,241      1.27               1.47                 $10,220,100             10.0%        80.1%
                  $63,962      1.23               1.36                 $11,000,000             07/01/98     73.8%
                  $69,615      1.31               1.63                 $12,199,078              9.0%        64.8%
                  $73,372      1.41               1.86                 $14,000,000             06/16/98     56.0%
                  $70,302      1.27               1.61                 $11,259,895              9.5%        69.3%
                  $55,752      1.57               1.59                 $13,200,000             09/30/98     58.9%
                  $70,581      1.12               1.45                 $10,544,524              9.0%        72.8%
                  $65,342      1.12               1.35                 $10,307,459              8.5%        73.9%
                  $50,716      1.51               1.44                 $11,400,000             03/31/98     65.9%
                  $53,608      1.13               1.15                 $10,000,000             11/01/98     74.5%
                  $53,668      1.20               1.23                 $10,400,000             01/15/99     71.1%
                  $46,864      2.01               1.81                 $13,300,000             03/04/99     55.4%
                  $60,419      1.30               1.53                 $10,716,000             12/01/97     68.0%
                  $62,299      1.46               1.82                 $11,483,853              9.5%        61.4%
                  $51,229      1.17               1.20                  $9,500,000             09/16/98     74.2%
                  $62,733      1.15               1.47                 $10,700,000             08/26/98     64.4%
                  $49,874      1.26               1.29                  $9,500,000             12/18/98     72.6%
                  $64,104      1.29               1.70                 $10,997,722              9.0%        62.3%
                  $53,959      1.18               1.36                  $8,519,300              9.0%        78.0%
                  $41,702      2.14               1.92                 $10,900,000             02/01/98     60.1%
                  $46,435      1.37               1.37                  $8,900,000             10/09/98     73.5%
                  $58,551      1.39               1.77                 $11,506,635              8.5%        56.4%
                  $51,374      1.36               1.52                  $9,300,000             11/03/98     69.8%
                  $46,773      1.33               1.37                  $8,700,000             06/03/98     73.7%
                  $52,098      1.13               1.30                  $7,828,022              9.0%        81.7%
                  $46,507      1.47               1.52                 $11,500,000             06/15/98     55.1%
                  $48,437      1.26               1.42                  $8,250,000             03/03/98     73.2%
                  $34,144      1.40               2.15                  $6,867,333              9.0%        49.3%
                  $30,350      1.40               2.15                  $5,188,022              9.0%        49.3%
                  $42,983      1.17               1.21                  $8,300,000             01/01/98     71.0%
                  $41,662      2.42               2.49                 $13,300,000             10/20/97     43.0%
                  $44,967      1.16               1.30                  $8,000,000             03/05/98     70.8%
                  $40,206      1.29               1.31                  $7,800,000             10/20/98     71.7%
                  $50,865      1.00               1.29                  $6,114,212             10.0%        91.4%
                  $49,295      1.69               2.20                 $11,600,000             11/12/98     46.3%
                  $44,308      1.23               1.44                  $7,800,000             12/11/97     68.7%
                  $53,171      1.54               2.24                 $10,920,657              9.0%        47.2%
                  $36,753      1.24               1.25                  $6,850,000             06/29/98     75.1%
                  $64,588      1.09               1.97                  $8,884,758              9.5%        56.7%
                  $27,417      1.31               1.01                 $20,000,000             03/05/99     25.0%
                  $39,519      1.35               1.51                  $9,000,000             10/13/98     55.1%
                  $40,566      1.24               1.44                  $6,035,330             10.0%        81.7%
                  $40,309      1.29               1.52                  $8,700,000             07/19/97     55.7%
                  $52,675      1.05               1.64                  $7,009,436              9.5%        68.0%
                  $41,933      1.77               2.21                 $10,000,000             02/08/99     47.5%
                  $33,994      1.21               1.27                  $6,800,000             03/10/99     67.6%
                  $36,222      1.45               1.62                  $7,001,978              9.0%        65.5%
                  $35,227      1.54               1.71                  $6,100,000             10/01/98     73.5%
                  $35,690      1.21               1.41                  $5,183,605             10.0%        83.6%
                  $34,444      1.10               1.25                  $5,900,000             02/05/98     72.7%
                  $43,004      1.05               1.52                  $6,885,000             07/15/97     61.3%
                  $35,562      1.42               1.69                  $6,389,653              9.5%        66.1%
                  $37,040      1.87               2.33                  $9,796,871              8.5%        42.8%
                  $37,353      1.15               1.44                  $5,710,456              9.0%        73.5%
                  $52,580      1.57               2.77                 $10,406,021              9.5%        40.3%
                  $27,192      1.31               1.48                  $4,236,440             10.0%        79.7%
                   $6,043      1.31               1.48                    $978,470             10.0%        79.7%
                  $30,149      1.26               1.31                  $5,680,000             02/01/99     72.3%
                  $28,912      1.28               1.32                  $5,600,000             10/05/98     71.2%
                  $34,960      1.23               1.53                  $5,900,000             06/16/97     67.1%
                  $37,316      1.63               2.27                  $7,686,276              9.5%        49.2%
                  $35,602      1.27               1.72                  $5,260,000             03/17/98     70.6%
                  $26,744      1.24               1.27                  $4,950,000             07/01/99     74.7%
                  $32,838      1.26               1.58                  $4,956,780             10.0%        74.3%
                  $45,553      1.35               2.37                  $7,754,780              9.5%        47.3%
                  $33,769      1.22               1.59                  $4,929,671             10.0%        74.0%
                  $33,588      1.03               1.42                  $4,145,828             10.0%        82.8%
                  $30,527      1.40               1.76                  $5,398,146              9.5%        63.5%
                  $25,018      1.29               1.34                  $4,725,000             02/12/98     72.0%
                  $29,430      1.46               1.80                  $5,435,921              9.5%        62.0%
                  $24,031      1.30               1.31                  $5,000,000             05/28/98     67.4%
                  $24,302      1.28               1.32                  $4,450,000             11/01/98     74.6%
                  $32,697      1.33               1.88                  $5,812,153              9.0%        56.2%
                  $30,002      1.31               1.72                  $4,971,600              9.5%        65.1%
                  $28,750      1.57               1.99                  $5,714,559              9.5%        56.2%
                  $30,357      1.27               1.78                  $4,875,232              9.5%        62.7%
                  $27,812      1.27               1.64                  $4,250,488             10.0%        71.6%
                  $34,147      1.10               1.75                  $4,514,118             10.0%        67.4%
                  $28,113      1.41               1.85                  $5,602,353              8.5%        53.9%
                  $25,749      1.22               1.47                  $3,757,820             10.0%        79.9%
                  $22,292      1.23               1.29                  $4,125,000             01/20/98     72.8%
                  $21,926      1.56               1.61                  $4,000,000             11/12/98     74.9%
                  $21,203      1.30               1.30                  $4,140,000             08/20/98     72.5%
                  $27,761      1.18               1.57                  $4,122,757              9.5%        71.2%
                  $24,860      1.21               1.52                  $4,006,867              9.0%        69.8%
                  $22,648      1.47               1.69                  $4,300,000             10/09/98     64.7%
                  $25,093      1.13               1.45                  $3,574,400              9.5%        77.0%
                  $26,097      1.21               1.64                  $3,795,430             10.0%        71.9%
                  $25,540      1.14               1.52                  $3,508,410             10.0%        77.5%
                  $18,419      1.47               1.42                  $3,700,000             08/08/98     72.6%
                  $23,475      2.39               2.98                  $7,084,905              9.5%        37.5%
                  $25,785      1.58               2.17                  $5,145,558              9.5%        51.6%
                  $21,545      1.29               1.48                  $3,650,000             05/05/98     72.6%
                  $18,793      1.53               1.57                  $3,975,000             11/16/98     65.1%
                  $26,356      1.21               1.85                  $4,035,537              9.5%        60.3%
                  $17,155      1.75               1.77                  $4,850,000             09/30/98     49.3%
                  $21,751      1.23               1.61                  $3,390,675              9.5%        69.4%
                  $21,498      1.42               1.85                  $4,079,811              9.0%        57.1%
                  $26,568      1.03               1.67                  $3,282,886             10.0%        70.7%
                  $15,700      1.23               1.19                  $3,100,000             10/30/98     73.6%
                  $19,523      1.13               1.38                  $3,113,000             09/01/97     72.7%
                  $20,846      1.19               1.56                  $2,969,030             10.0%        75.6%
                  $15,356      1.25               1.21                  $3,070,000             11/09/98     72.6%
                  $20,361      1.10               1.42                  $2,683,030             10.0%        82.6%
                  $19,489      1.43               1.79                  $3,525,937              9.5%        62.5%
                  $21,816      1.82               2.67                  $5,013,811              9.5%        41.9%
                  $17,078      1.27               1.51                  $2,850,000             08/20/97     71.2%
                  $14,041      1.46               1.53                  $2,550,000             04/30/98     73.9%
                  $13,146      1.35               1.35                  $3,100,000             11/01/98     59.8%
                  $22,973      1.20               2.12                  $3,684,330              9.0%        49.8%
                  $23,965      1.18               2.17                  $3,384,240             10.0%        54.1%
                  $18,441      1.06               1.53                  $2,467,680              9.5%        72.8%
                  $12,780      1.44               1.45                  $2,800,000             08/01/98     63.6%
                  $16,104      1.79               2.35                  $3,634,613              9.5%        47.5%
                  $13,948      1.28               1.47                  $2,580,000             11/14/97     66.3%
                  $14,639      1.22               1.51                  $2,143,778             10.0%        78.1%
                  $21,172      1.88               3.49                  $5,316,751              9.0%        30.4%
                  $19,135      1.11               1.97                  $2,539,407             10.0%        59.8%
                  $12,405      1.12               1.33                  $2,105,000             07/17/98     70.0%
                  $17,496      1.29               2.30                  $2,851,791              9.5%        48.6%
                  $13,480      1.16               1.66                  $2,400,000             10/13/97     55.3%
                   $9,485      1.34               1.51                  $1,660,000             08/12/98     71.6%
                  $11,604      1.38               1.95                  $1,916,230             10.0%        60.4%
                  $11,077      1.20               1.66                  $1,590,232             10.0%        71.0%
                   $9,242      2.04               2.67                  $2,100,000             02/04/98     47.5%
                  $10,720      1.03               1.61                  $1,320,497             10.0%        73.2%
                   $9,129      1.18               1.58                  $1,840,000             04/14/98     52.4%
                  $11,321      1.28               2.27                  $1,743,640             10.0%        51.7%

                               1.41               1.65                                                      63.8%

-------------------------------------------------------------------------------------------------------------------
           PERCENT LEASED(10)                                      TENANT INFORMATION(11)
          LEASED       DATE        LARGEST TENANT                                                        % NSF
-------------------------------------------------------------------------------------------------------------------
            80.3%   06/16/99
            98.8%   03/01/99
            83.9%   05/01/99
           100.0%   12/31/98      PictureTel Corporation                                                  100.0%
            67.2%   12/31/98
           100.0%   01/31/99
           100.0%   01/22/99      Electronic Man. Systems, Inc.                                            50.3%
            94.4%   02/23/99
           100.0%   04/15/99      Top Foods                                                                74.1%
            99.5%   03/19/99      Service Merchandise                                                      26.2%
            96.8%   01/01/99      Lucky Supermarket                                                        55.7%
            95.6%   04/15/99      Kmart                                                                    34.5%
            89.8%   12/10/98      Staples                                                                  32.3%
           100.0%   04/15/99      Ingram Micro, Inc.                                                      100.0%
            98.6%   09/30/98
            97.1%   02/28/99      FDIC                                                                     41.5%
           100.0%   04/15/99      Federal Express                                                         100.0%
           100.0%   02/15/99      Bed Bath & Beyond                                                        44.8%
            91.9%   02/05/99      Price Waterhouse                                                         35.4%
           100.0%   04/15/99      Southeastern Container, Inc.                                            100.0%
           100.0%   04/15/99      Battelle Memorial Institute                                             100.0%
            98.1%   02/02/99
            96.0%   03/25/99      PMH Caramanning, Inc.                                                    78.9%
            83.8%   12/31/98
            92.5%   12/31/98      Barnes & Noble                                                           25.2%
           100.0%   04/15/99      Sonora Quest Laboratories                                               100.0%
           100.0%   01/01/99      K-Mart                                                                   54.3%
           100.0%   04/15/99      Battelle Memorial Institute                                             100.0%
           100.0%   04/15/99      The Motion Picture Association of America, Inc.                         100.0%
           100.0%   11/13/98      Xoma Corp.                                                               35.7%
           100.0%   12/31/98      Kmart                                                                    51.0%
            95.6%   02/25/99
           100.0%   04/15/99      Federal Express                                                         100.0%
           100.0%   12/31/98      Fairfax County                                                           75.8%
           100.0%   02/23/99      Cornhusker Casualty                                                      23.2%
            94.7%   01/01/99
            98.7%   03/31/99      Wal-Mart                                                                 74.9%
            98.2%   12/31/98
           100.0%   04/15/99      First Data Resources, Inc.                                              100.0%
           100.0%   03/12/99
           100.0%   04/15/99      Cineplex Odeon Corporation                                               85.2%
           100.0%   03/29/99      Best Buy Electronics                                                     41.8%
            99.0%   02/24/99      Publix Super Market                                                      50.0%
            93.0%   01/31/99      Service Mechandise                                                       31.4%
           100.0%   06/26/98
            90.3%   01/25/99
           100.0%   01/03/99      EZ Store Self Storage                                                    48.7%
           100.0%   02/03/99      Publix Supermarkets                                                      66.2%
           100.0%   01/01/99      Sports Authority                                                         54.6%
            97.6%   02/12/99      Foster Wheeler                                                           49.5%
           100.0%   02/01/99      Harris Teeter                                                            44.0%
           100.0%   02/01/99      Circuit City                                                             52.0%
           100.0%   02/01/99      Hughes Market                                                            58.7%
           100.0%   07/02/98      GTE Interworking                                                         26.2%
            99.4%   02/01/99      Fairfax Family Practice Center                                           26.5%
           100.0%   03/03/98      Orthologic Corp.                                                        100.0%
           100.0%   04/15/99      General Instruments Corp.                                               100.0%
           100.0%   12/31/96      Home Depot                                                              100.0%
           100.0%   04/15/99      OmniOffices, Inc.                                                       100.0%
            94.3%   05/01/99      Premier Medical Center                                                   20.2%
            98.8%   03/08/99      Basha's                                                                  47.7%
           100.0%   04/15/99      MA Bioservices                                                          100.0%
           100.0%   04/15/99      D.C. - D.P.W.                                                           100.0%
           100.0%   04/15/99      Japan Airlines                                                          100.0%
           100.0%   04/07/99      ICTV                                                                     55.4%
           100.0%   04/15/99      Best Buy                                                                100.0%
            90.1%   02/15/99      Albertsons                                                               54.6%
           100.0%   03/11/99      GSA                                                                     100.0%
           100.0%   01/31/99      Advanced Micro                                                           27.9%
           100.0%   04/16/99      Berger, Kahn, Shafton                                                    50.0%
            97.5%   03/19/99      Associated Food Stores                                                   70.2%
           100.0%   02/28/99      PetsMart                                                                 34.3%
           100.0%   12/31/98      Best Buy                                                                100.0%
           100.0%   02/01/99
           100.0%   05/01/99      National Service Industries                                             100.0%
           100.0%   01/01/99      J & J Snack Foods                                                        62.9%
            99.6%   03/25/99
           100.0%   01/01/99      Staples                                                                  59.7%
           100.0%   04/15/99      US Army Corps of Engineers                                              100.0%
           100.0%   02/24/99      Publix Super Market                                                     100.0%
           100.0%   04/15/99      Bugaboo Creek Steak House                                               100.0%
            93.9%   01/29/99      Charlotte Cardiology                                                     29.5%
            94.4%   02/25/99      Omnium Worldwide, Inc.                                                   22.0%
           100.0%   12/31/97      Merit Abrasive Products                                                 100.0%
            98.4%   03/01/98
           100.0%   04/15/99      Dept. of Social & Health Services                                       100.0%
           100.0%   04/14/99      Kevco, Inc.                                                              60.9%
           100.0%   01/08/99      Best Buy                                                                100.0%
            94.6%   02/22/99      R&R Advertising                                                          31.2%
           100.0%   01/12/98      Best Buy                                                                100.0%
           100.0%   12/31/98      Circuit City                                                            100.0%
           100.0%   05/06/99      Signature Bakery                                                         27.8%
           100.0%   02/13/99      Florida Family Mutual Insurance                                          49.2%
            88.6%   03/24/99      High Sierra Industries                                                   20.0%
            95.7%   05/07/99
           100.0%   04/15/99      Food Lion                                                                31.9%
           100.0%   04/15/99      Sportmart                                                                68.9%
            87.2%   01/31/99
           100.0%   02/16/99
           100.0%   04/15/99      Dean Witter Reynolds                                                    100.0%
           100.0%   12/31/98      Kroger                                                                  100.0%
           100.0%   04/15/99      Fleming Foods West, Inc.                                                100.0%
           100.0%   03/23/98
           100.0%   04/15/99      Linens 'N' Things                                                       100.0%
            91.7%   01/01/99
            90.1%   04/01/99
           100.0%   04/15/99      Walgreens                                                               100.0%
           100.0%   05/05/98      Reed Publishing (USA) Inc.                                              100.0%
            95.7%   03/01/99      Winn Dixie                                                               62.7%
            73.1%   10/30/98      Stater Brothers                                                          41.3%
           100.0%   04/15/99      Clayco Construction Company                                             100.0%
           100.0%   01/01/99      Kohls Department Stores, Inc.                                           100.0%
           100.0%   03/16/99      Office Max                                                              100.0%
           100.0%   01/01/99      Orion CEM, Inc.                                                         100.0%
           100.0%   12/01/98      Block Medical\Center for Health Care                                     29.6%
           100.0%   02/01/99      Datatech Depot, Inc.                                                    100.0%
           100.0%   01/19/99      Food Lion                                                                43.5%
            95.8%   03/30/99
           100.0%   01/01/99      Vertical Connection                                                      27.7%
           100.0%   04/15/99      Federal Express                                                         100.0%
           100.0%   04/15/99      Behr Process Corporation                                                100.0%
           100.0%   12/31/98      Food Lion                                                                68.6%
           100.0%   04/15/99      Walgreens                                                                34.3%
           100.0%   04/15/99      Eckerd Drugs                                                            100.0%
           100.0%   04/15/99      Shop 'N' Kart Discount Grocery                                          100.0%
           100.0%   04/15/99      Office Max                                                              100.0%
           100.0%   04/15/99      Eckerd Drugs                                                            100.0%
           100.0%   04/15/99      Office Max                                                              100.0%
           100.0%   04/15/99      US Drug Enforcement Agency                                              100.0%
            92.5%   12/31/98
            92.2%   03/01/99      Piper Productions                                                        71.9%
           100.0%   01/31/99
           100.0%   04/15/99      Walgreens                                                               100.0%
            92.2%   07/01/98      Rite-Aid                                                                 51.7%
           100.0%   01/01/99      Blockbuster Music                                                       100.0%
           100.0%   12/31/98      NOAA -  U.S. Department of Commerce                                     100.0%
            92.5%   04/01/99      David R. Silva, Inc.                                                     20.3%
           100.0%   02/18/99      Kim Lighting, Inc.                                                      100.0%
           100.0%   04/15/99      Walgreens                                                               100.0%
           100.0%   04/15/99      Walgreens                                                               100.0%
           100.0%   12/31/98      TJX Companies/Ames                                                       78.0%
           100.0%   04/15/99      Ames Department Store                                                   100.0%
           100.0%   04/15/99      Eckerd Drugs                                                            100.0%
           100.0%   04/09/99      American Express                                                         37.4%
           100.0%   04/15/99      Primesource                                                             100.0%
           100.0%   04/15/99      Blockbuster                                                             100.0%
           100.0%   04/15/99      Walgreens                                                               100.0%
           100.0%   03/09/99      Walgreens                                                               100.0%
           100.0%   11/01/98      Tire Exchange, Inc.                                                      35.9%
           100.0%   01/02/97      Walgreens                                                               100.0%
           100.0%   03/01/99      National Benefit                                                         36.7%
           100.0%   05/05/98      Blockbuster Video                                                        53.6%

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

------------------------------------------------------------------------------------------------------------

  LOAN                                                               INTEREST ACCRUAL
   NO.                       PROPERTY NAME(2)                            METHOD            SEASONING(12)
------------------------------------------------------------------------------------------------------------
        1 Century Park Office Building                                   30/360                  4
        2 Landow Office Building                                         30/360                  15
        3 Del Norte Plaza                                                30/360                  1
        4 Picture Tel Office Building                                    30/360                  6
        5 Club Hotel & Suites by Doubletree                              Act/360                 5
        6 Ram's Village Apartments                                       30/360                  53
        7 Walsh Research Center                                          30/360                  4
        8 45 West 45th Street                                            30/360                  6
        9 Downtown Woodinville Retail Development #2                     30/360                  0
       10 Mid Rivers Plaza Shopping Center                               Act/360                 10
       11 Pahrump Valley Junction Shopping Center                        30/360                  6
       12 Ogden Mall                                                     30/360                  44
       13 Westlake Village Marketplace                                   30/360                  5
       14 Ingram Micro Inc. Facility                                     30/360                  8
       15 Greylyn Business Park*                                         30/360                  23
       16 1700 Pennsylvania Avenue, N.W.                                 30/360                  66
       17 Federal Express                                                30/360                  5
       18 Fairview Center                                                30/360                  12
       19 Stoneridge II Office Building                                  30/360                  15
       20 Fort Collier Industrial Park                                   30/360                  7
       21 Battelle Environmental Technology Bldg.                        30/360                  10
       22 Parkview Office Building                                       30/360                  4
       23 Arboretum IV Office Building                                   30/360                  32
       24 Drury Inn - Union Station                                      30/360                  64
       25 Marketplace of Augusta - Phase 2                               30/360                  36
       26 Sonora Quest Laboratories                                      30/360                  8
       27 Winder Corners Shopping Center                                 30/360                  44
       28 Battelle Energy & Environmental Sciences Bldg.                 30/360                  10
       29 Encino Spectrum*                                               30/360                  41
       30 Seventh Street Properties                                      30/360                  2
       31 Townview Square Shopping Center                                30/360                  39
       32 Highridge Apartments                                           30/360                  34
       33 Federal Express                                                30/360                  14
       34 Seven Corners Corporate Center                                 30/360                  5
       35 The Mark Office Building                                       30/360                  3
       36 Rancho Viejo Apartments                                        30/360                  4
       37 Eastway Crossing Shopping Center*                              30/360                  15
       38 Fair Oaks Medical Plaza                                        30/360                  54
       39 First Data Office Building                                     30/360                  5
       40 1301 Connecticut Avenue, N.W.                                  30/360                  44
       41 Downtown Woodinville Retail Development #1                     30/360                  0
       42 Melbourne Square Promenade                                     30/360                  54
       43 Glen Place Shopping Center                                     30/360                  31
       44 Richmond Plaza Shopping Center                                 30/360                  4
       45 Ocean Terrace Apartments                                       30/360                  4
       46 Pheasant Run Apartments                                        30/360                  38
       47 Liberty Crossing                                               30/360                  1
       48 Loganville Town Center                                         30/360                  11
       49 Danbury Commons Shopping Center                                30/360                  42
       50 Dairy Ashford Plaza Office Building                            30/360                  8
       51 Mt. Vernon Center                                              30/360                  12
       52 Norwalk Plaza (A)                                              30/360                  38
       53 Magnolia Plaza (A)                                             30/360                  38
       54 Atrium Circle At Campus Circle                                 30/360                  14
       55 Fair Oaks Professional Building                                30/360                  11
       56 Orthologics Building                                           30/360                  12
       57 General Instruments Building                                   30/360                  5
       58 Home Depot                                                     30/360                  38
       59 1875 Charleston Road                                           30/360                  2
       60 Mountain View Professional Plaza                               30/360                  14
       61 Ventana Village Shopping Center                                30/360                  35
       62 MA Bioservices                                                 30/360                  8
       63 65 K Street                                                    30/360                  49
       64 655 5th Avenue                                                 30/360                  2
       65 14600 Winchester Blvd.                                         30/360                  4
       66 Best Buy                                                       30/360                  43
       67 Village Grove Shopping Center                                  30/360                  21
       68 6006 Executive Boulevard                                       30/360                  50
       69 University Business Center                                     30/360                  44
       70 4215 Glencoe                                                   30/360                  1
       71 Snowcreek Crossing                                             30/360                  36
       72 Lighthouse Crossing Shopping Center                            30/360                  2
       73 Best Buy                                                       30/360                  44
       74 Creekside Office Park                                          30/360                  13
       75 Lithonia Lighting West Building                                30/360                  20
       76 5353-5499 Downey Road                                          30/360                  38
       77 Townley Apartments                                             30/360                  70
       78 Walgreens and Staples                                          30/360                  39
       79 Prince Frederick Office Park                                   30/360                  61
       80 Bay Tree Village (B)                                           30/360                  44
       81 Bugaboo Steak House (B)                                        30/360                  44
       82 Cotswold Plaza II                                              30/360                  4
       83 Lake Regency Building                                          30/360                  3
       84 Merit Abrasiveproducts Inc.                                    30/360                  20
       85 Totem Ridge Business Park*                                     30/360                  61
       86 DSHS Office Building*                                          30/360                  15
       87 Stafford Corporate Center                                      30/360                  1
       88 Best Buy                                                       30/360                  40
       89 R and R Plaza                                                  30/360                  49
       90 Best Buy                                                       30/360                  45
       91 Circuit City - Colorado Springs                                30/360                  42
       92 204TH Street Partners                                          30/360                  59
       93 Commons 1 Office Building                                      30/360                  14
       94 Quail Business Park                                            30/360                  59
       95 Hayden Island Business Park                                    30/360                  7
       96 NW Corner of Hwy 74 & Mail Street                              30/360                  1
       97 Sportmart Plaza                                                30/360                  60
       98 Spectrum Business Park V                                       30/360                  49
       99 Northwest Business Center III                                  30/360                  12
      100 Mizner Place                                                   30/360                  49
      101 Kroger                                                         30/360                  43
      102 Food 4 Less                                                    30/360                  81
      103 Oxford Hill Apartments                                         30/360                  54
      104 Linens N' Things                                               30/360                  41
      105 Parklane Centre                                                30/360                  13
      106 Goldseker Industrial Portfolio (I)                             30/360                  1
      107 Walgreens                                                      30/360                  0
      108 Cahners Publishing Company                                     30/360                  59
      109 Walden Woods Village Shopping Center                           30/360                  35
      110 Grand Terrace Shopping Center                                  30/360                  6
      111 2199 Innerbelt Business Center Drive                           30/360                  42
      112 Kohl's                                                         30/360                  60
      113 Office Max                                                     30/360                  44
      114 Meadows Pavillion II                                           Act/360                 8
      115 Bernardo Gateway Business Park                                 30/360                  35
      116 1371 & 1375 N. Miller Street*                                  30/360                  25
      117 Blakely Corners Shopping Center                                30/360                  10
      118 Sparks Medical Office Building                                 30/360                  4
      119 North Canal Office Park*                                       30/360                  39
      120 Federal Express                                                30/360                  3
      121 Behr Processing Building                                       30/360                  41
      122 The Shoppes at Salisbury II                                    30/360                  35
      123 Walgreens (II)                                                 30/360                  79
      124 Eckerd Drug Store                                              30/360                  6
      125 Shop N' Kart Discount Grocery                                  30/360                  17
      126 Office Max                                                     30/360                  31
      127 Eckerd Drug Store                                              30/360                  6
      128 Office Max                                                     30/360                  27
      129 DEA Building                                                   30/360                  29
      130 56th Street Commerce Park                                      30/360                  59
      131 4520 36th Street                                               30/360                  18
      132 Pacific Park*                                                  30/360                  7
      133 Walgreens                                                      30/360                  3
      134 North Roseburg Plaza                                           30/360                  53
      135 Probity International Corp                                     30/360                  36
      136 NOAA-National Weather Service Building                         30/360                  60
      137 Winchester Court                                               30/360                  8
      138 2400 E. Francis*                                               30/360                  43
      139 Walgreens                                                      30/360                  12
      140 Walgreens                                                      30/360                  35
      141 The Shoppes at Salisbury                                       30/360                  70
      142 Ames Department Store                                          30/360                 111
      143 Eckerd Drug Store                                              30/360                  8
      144 Pier I Office Building                                         30/360                  57
      145 Harstad/Coates Industrial Park                                 30/360                  17
      146 Blockbuster Video                                              30/360                  5
      147 Walgreens                                                      30/360                  64
      148 Walgreens                                                      30/360                  64
      149 15690 North 83rd Way                                           30/360                  1
      150 Walgreens                                                      30/360                  79
      151 The McCormick Executive Center Office Building                 30/360                  11
      152 Blockbuster Video (III)                                        30/360                  56

          TOTAL/WEIGHTED AVERAGE                                                                 22

----------------------------------------------------------------------------------------------------------------------------------
                               PREPAYMENT CODE(13)
   LOCKOUT
   PERIOD        YM       YM1    YM3     YM+0.5%     YM+0.75%   (less than) YM5  (less than) YM4  (less than) YM3  (less than) YM2
----------------------------------------------------------------------------------------------------------------------------------
     60                   60
     60
     60                   60
     60                   156
     60                   60
     36                   204
     24                   33
     36                   78
     36                   78
     60                   120
     36                   81
     24                   36                36            42
     60                   120
     60                   117
                          120
     36                   198
     36                   81
     60                   63
     12                   102
     36                   66
                          180
     24                   33
     12                   102
     36                   78
     36                   81
                          120
     36                   225
                          180
     36                   144
     36                   84
     61                   59
     12                   69
     84                   81
     36                   33
     36                   84
     24                   33
     120
     36                   81
     36                   81
     36                   144
     36                   78
     36                   84
     23                   24
     24                   33
     60                   60
     36                   144
     60                   58
     24                   210
     36                   84
     36                   81
     60                   180
     36                   144
     36                   144
     36                             81
     60                   177
                          120
     36                             81
     36                   198
     96                   78
     60                   180
     76
     60                   60
     36                   79
      5          47
     60                   60
     36                   138
     36                   84
     36                   84
     24                   54
     60                   60
     12                   108
     60                   60
     36                   204
     36                   84
     36                   84                                            12       12      12       12
     36                   192
     36                   84
     36                   204
     36                   143
     36                   24
     36                   24
     60                   60
     60                   57
     60                   60
     36                   201

     60                   60
     36                   204
     36                   144
     36                   204
     36                   204
     36                   84
     60                   60
     60                   60
     36                   84
     36                   84
                          240
     36                   84
     12                   81
     36                   84
     36                   201
     36                   192
     36                   81
     36                   84
     36                   84
     36                   81
     36                   84
     36                   204
                          117
     36                   84
     36                   120
                          240
     36                   194
     24                   96
     36                   84
     60                   156
     60                   180
     36                   84
     36                   144
     36                   84
     36                   84
     36                   204
     60          165
     60                   168
     60                   180
     36                   189
     60                   163
     36                   204
     36                   204
     36                   84
     60                   57

     36                   144
     36                   144
     36                   108
     36                   180
     36                   84
     37                   83
     60                   168
     36                   204
     36                   141
     36                   204
     60                   161
     36                   144
     60                   120
     60                   60
                          240
                          240
     60                   120
     60                   177
     60                   120
                          180

--------------------------------------------------------------------------------------------------------------

(less than)                                                                                         YM
 YM1     5.0%      4.5%     4.0%      3.5%     3.0%      2.5%     2.0%      1.0%           Open  Formula(14)
--------------------------------------------------------------------------------------------------------------
                                                                                                     A
                             12                 12                 12       21               3      N/A
                                                                                                     A
                                                                                                     A
                                                                                                     A
                                                                                                     E
                                                                                             3       H
                                                                                             6       A
                                                                                             6       A
                                                                                                     A
                                                                                             3       A
                                                                                             6       D
                                                                                                     A
                                                                                             3       I
                                                                                                     A
                                                                                             6       E
                                                                                             3       A
                                                                                             3       A
                                                                                             6       F
                                                                                             3       C
                                                                                                     A
                                                                                             3       H
                                                                                             6       D
                                                                                             6       A
                                                                                             3       A
                                                                                                     A
                                                                                             3       A
                                                                                                     A
                                                                                                     E
                                                                                                     A
                                                                                                     A
                                                                                             3       D
                                                                                             3       A
                                                                                             3       A
                                                                                                     A
                                                                                             3       H
                36       12        12       12        12       12        21                  3      N/A
                                                                                             3       C
                                                                                             3       A
                                                                                                     A
                                                                                             6       A
                                                                                                     A
                12                 12                 12                 12        9         3       B
                                                                                             3       H
                                                                                                     A
                                                                                                     A
                                                                                             2       A
                                                                                             6       A
                                                                                                     A
                                                                                             3       B
                                                                                                     A
                                                                                                     E
                                                                                                     E
                                                                                             3       B
                                                                                             3       A
                                                                                                     A
                                                                                             3       B
                                                                                             6       B
                                                                                             6       A
                                                                                                     A
                                                      48                 48       24        25      N/A
                                                                                                     A
                                                                                                     A
                                                                                             8       A
                                                                                                     A
                                                                                             6       E
                                                                                                     E
                                                                                                     A
                                                                                             6       G
                                                                                                     A
                                                                                                     B
                                                                                                     A
                                                                                                     E
                                                                                                     A
      12                                                                                             E
                                                                                            12       E
                                                                                                     C
                                                                                                     A
                                                                                                     C
                12                 12                 12                 12        9         3       B
                12                 12                 12                 12        9         3       B
                                                                                                     A
                                                                                             3       A
                                                                                                     E
                                                                                             3       E
                                   60                 60                                            N/A
                                                                                                     A
                                                                                                     E
                                                                                                     E
                                                                                                     E
                                                                                                     B
                                                                                                     E
                                                                                                     A
                                                                                                     B
                                                                                                     A
                                                                                                     A
                                                                                                     B
                                                                                                     E
                                                                                             3       B
                                                                                                     E
                                                                                             3       E
                                                                                   9         3       B
                                                                                             3       C
                                   12                 24                 24                          E
                                                                                                     A
                                                                                             3       A
                                                                                                     E
                                                                                                     B
                                                                                             3       A
                                                                                                     A
                                                                                                     A
                                                                                                     B
                                                                                                     A
                                                                                                     A
                                                                                                     E
                                                                                                     E
                                                                                                     A
                                                                                                     B
                                                                                                     E
                                                                                                     A
                                                                                                     E
                                                                                                     A
                                                                                             3       E
                                                                                                     A
                                                                                                     A
                                                                                                     A
                                                                                                     A
                                                                                                     A
                                                                                                     E
                                                                                                     B
                                                                                             3       A
                                   36                 36                 24       18         6      N/A
                                                                                                     E
                                                                                                     E
                                                                                                     E
                                                                                                     E
                                                                                                     A
                                                                                                     E
                                                                                                     E
                                                                                                     E
                                                                                             3       E
                                                                                                     B
                                                                                                     A
                                                                                                     E
                                                                                                     A
                                                                                                     B
                                                                                                     B
                                                                                                     B
                                                                                                     A
                                                                                             3       E
                                                                                                     A
                                                                                                     B

   PARTIAL PREPAYMENT          ADMINISTRATIVE
      PERMITTED(15)         COST RATE (BPS)(16)
---------------------------------------------------
           Yes                     17.00
           No                      37.25
           Yes                     17.00
           Yes                     17.00
           Yes                     17.00
           No                      17.00
           No                      25.25
           Yes                     25.25
           Yes                     17.00
           Yes                     17.00
           Yes                     17.00
           No                      25.25
           Yes                     17.00
           No                      25.25
           Yes                     17.00
           No                      17.00
           Yes                     25.25
           Yes                     17.00
           No                      25.25
           No                      17.00
           Yes                     17.00
           No                      25.25
           No                      25.25
           No                      17.00
           Yes                     17.00
           Yes                     17.00
           Yes                     17.00
           Yes                     17.00
           Yes                     17.00
           Yes                     25.25
           Yes                     17.00
           No                      25.25
           No                      25.25
           Yes                     17.00
           Yes                     17.00
           No                      25.25
           Yes                     40.25
           No                      17.00
           Yes                     17.00
           Yes                     17.00
           Yes                     17.00
           Yes                     17.00
           No                      17.00
           No                      25.25
           Yes                     17.00
           Yes                     17.00
           Yes                     17.00
           Yes                     37.25
           Yes                     17.00
           No                      17.00
           Yes                     17.00
           No                      17.00
           No                      17.00
           No                      17.00
           Yes                     17.00
           Yes                     17.00
           No                      17.00
           No                      17.00
           Yes                     25.25
           Yes                     17.00
           Yes                     17.00
           Yes                     17.00
           Yes                     17.00
           No                      25.25
           Yes                     17.00
           No                      17.00
           No                      17.00
           Yes                     17.00
           No                      25.25
           Yes                     17.00
           No                      17.00
           Yes                     17.00
           No                      17.00
           Yes                     17.00
           No                      17.00
           Yes                     17.00
           No                      17.00
           Yes                     17.00
           No                      17.00
           No                      17.00
           No                      17.00
           Yes                     17.00
           Yes                     17.00
           No                      17.00
           Yes                     17.00
           Yes                     40.25
           No                      17.00
           No                      17.00
           No                      17.00
           No                      17.00
           No                      17.00
           No                      17.00
           No                      17.00
           No                      17.00
           Yes                     17.00
           No                      17.00
           No                      17.00
           No                      17.00
           No                      17.00
           No                      17.00
           No                      17.00
           No                      17.00
           No                      17.00
           No                      17.00
           Yes                     17.00
           Yes                     17.00
           Yes                     25.25
           No                      17.00
           Yes                     17.00
           Yes                     17.00
           Yes                     17.00
           No                      17.00
           Yes                     17.00
           Yes                     17.00
           No                      17.00
           No                      17.00
           Yes                     17.00
           No                      17.00
           Yes                     17.00
           Yes                     17.00
           No                      17.00
           Yes                     17.00
           No                      17.00
           Yes                     25.25
           Yes                     17.00
           Yes                     17.00
           Yes                     25.25
           No                      17.00
           No                      17.00
           No                      17.00
           Yes                     17.00
           Yes                     17.00
           Yes                     17.00
           No                      17.00
           No                      17.00
           No                      17.00
           Yes                     17.00
           Yes                     17.00
           Yes                     17.00
           No                      17.00
           No                      17.00
           No                      17.00
           Yes                     17.00
           No                      17.00
           Yes                     17.00
           Yes                     17.00
           No                      17.00
           No                      17.00
           Yes                     17.00
           No                      17.00
           Yes                     17.00
           No                      17.00

                                   19.43

FOOTNOTES TO APPENDIX II

1 "GAL" and "SF" denote General American Life Insurance Company and The City and County of San Francisco Employees' Retirement System Pension Trust, respectively, as Sellers.

2 Sets of Mortgage Loans that have identical alphabetical coding designate multiple loans that are cross-collateralized and cross-defaulted. Mortgage Loans that have Roman Numeral coding (inside parenthesis) designate single-note, multi-property loans. Such loans are further described below.

      Loan No. 106, The Goldseker Industrial Portfolio, is secured by three properties, including industrial/retail improvements of 30,000 square feet, 30,000 square feet, and 20,400 square feet, located in Bel Air and Edgewood, Maryland.

      Loan No. 123, Walgreens, is secured by three properties, including freestanding retail improvements of 12,000 square feet, 12,000 square feet and 12,544 square feet, each occupied by a Walgreens Drug Store. Two of the properties are located in Wyoming, Michigan, and one is located in Holland, Michigan.

      Loan No. 152, Blockbuster Video, is secured by two properties, including freestanding retail improvements of 7,500 square feet and 6,500 square feet, each occupied by a Blockbuster Video, located in Indianapolis, Indiana.

3 Loan No. 3, Del Norte Plaza, is permitted to obtain additional secured financing in the future, provided the additional financing does not extend beyond the subject loan, a combined minimum DSCR of 1.30x is maintained and a combined LTV of 75% is not exceeded.

      Loan No. 5, Club Hotel & Suites by Doubletree, has additional secured financing as of June 1, 1999, with an outstanding principal balance of approximately $1,853,410, payable to the New Jersey Economic Development Authority. The additional financing is subordinate to the subject mortgage loan, amortizes over 20 years, has a 10 year term, and bears annual interest of 5%.

      Loan No. 16, 1700 Pennsylvania Avenue, is permitted to obtain additional secured financing in the future, provided a combined minimum DSCR of 1.50x is maintained and a combined LTV of 50% is not exceeded.

      Loan No. 18, Fairview Center, is permitted to obtain additional secured financing in the future, provided a combined minimum DSCR of 1.15x is maintained and a combined LTV of 80% is not exceeded.

      Loan No. 24, Drury Inn - Union Station, is in the process of obtaining additional secured financing with an estimated original principal balance of $2,700,000, payable to First Bank. The expected additional financing will be subordinate to the subject loan, is expected to amortize over 15 years, and is scheduled to mature on 3/1/2004.

      Loan No. 67, Village Grove Shopping Center, is permitted to obtain additional secured financing in the future, provided a combined minimum DSCR of 1.25x is maintained and a combined LTV of 85% is not exceeded.

FOOTNOTES TO APPENDIX II

      Loan No. 104, Linens N' Things, is permitted to obtain additional secured financing in the future, provided a combined minimum DSCR of 1.15x is maintained or the combined debt outstanding does not exceed $3,580,000.

      Loan No. 110, Grand Terrace Shopping Center, is permitted to obtain additional secured financing in the future, provided a combined minimum DSCR of 1.25x is maintained and a combined LTV of 75% is not exceeded.

      Loan No. 115, Bernardo Gateway Business Park, is permitted to obtain additional secured financing in the future, provided a combined minimum DSCR of 1.25x is maintained and a combined LTV of 75% is not exceeded.

      Loan No. 129, the DEA Building, is permitted, with the lender's consent, to obtain additional secured financing in the future, provided a combined minimum DSCR of 1.25x is maintained and a combined LTV of 71% is not exceeded.

      Loan No. 147, Walgreens, is permitted to obtain additional secured financing in the future, provided the additional financing does not exceed $375,000 in principal balance.

4 Certain ratios including Cut-Off Date Balance / Unit or SF, DSCR, Assumed DSCR, LTV and Balloon LTV are calculated on a combined basis for Mortgage Loans that are cross-collateralized and cross-defaulted.

5 Loan No. 108, Cahners Publishing Company, is a twenty year, fully-amortizing loan. The lender has a call option on the fifteenth anniversary of the note; however, the master servicer will be directed not to exercise such call option.

6 The Amortization Term shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note. Due to the actual/360 interest calculation methodology applied to several Mortgage Loans, the actual amortization to a zero balance will be longer.


7 Loan Nos. 8, 45 West 45th Street, and 64, 655 5th Avenue, require monthly payments of interest only until their scheduled maturity. In addition, Loan No. 12, Ogden Mall, requires payments of interest only from its first scheduled payment date of 12/1/95 through 5/1/99, then on 6/1/99, begins to amortize according to a 264 month schedule, and Loan No. 18, Fairview Center, requires payments of interest only from its first scheduled payment date of 8/1/98 through 1/1/99, then on 2/1/99, begins to amortize according to a 300 month schedule. Underwritten DSCR and Assumed DSCR reflect scheduled payments of principal and interest beginning on 6/1/99 and 2/1/99, respectively.

      Loan No. 32, Highridge Apartments, is subject to a payment of $63,267.26 for the first 12 months of the loan term, which implies a 324 month amortization schedule. The loan is subject to a step in payment to $65,341.64 (current payment amount) on the 13th month of the loan term through the 48th month of the loan term, which implies a 288 month amortization schedule. The loan is subject to a final payment step to $66,199.63 on the 49th month of the loan term (10/1/2000), through maturity, which implies a 276 month amortization schedule. Disclosed Original Amortization Term is based on the original payment amount of $63,267.26 per month. The interest rate remains unchanged throughout the loan term. DSCR and Assumed DSCR are based on the current payment of $65,341.64. The increased debt service effective on 10/1/2000, applied to the property's underwritable cash flow, results in a DSCR of 1.10x.

FOOTNOTES TO APPENDIX II

      Loan No. 76, 5353-5499 Downey Road, is subject to an interest rate reset to 8.000%, and a new amortization schedule on 6/1/2001. At that time, the payment will be recalculated according to the 8.000% interest rate, the then outstanding principal balance and a 15 year amortization schedule. The monthly principal and interest payment as of 6/1/2001 will be $38,469.93. DSCR and Assumed DSCR are based on the current payment of $35,562.28, determined by the current interest rate of 7.750%, and the current original amortization term of 264 months. The increased debt service effective 6/1/2001, applied to the property's underwritable cash flow, results in a DSCR of 1.31x.

8 Assumed DSCR is based on an assumed debt service constant of 8.5%, as defined herein.

9 Value is determined either by a) the appraised value for mortgaged properties with June 1, 1997, or later value as of dates (appraised), or
      b) by the amount determined by applying a capitalization rate, as shown in the tables, to the Underwritable Cash Flow, for all other mortgaged properties. LTV and Balloon LTV are based on this Value.

10 In general for each property, "Percent Leased" was determined based on a rent roll provided by the borrower. In certain cases, "Percent Leased" was determined based on an appraisal, executed lease, operating statement or occupancy report. "Percent Leased as of Date" indicates the date as of which "Percent Leased" was determined based on such information. For hospitality properties, the data shown is the average daily occupancy rate, generally for the immediately preceding twelve month period.

11 Largest Tenant refers to the tenant that represents the greatest percentage, equal to, or in excess of 20%, of the total square footage at the subject property.

12 Seasoning represents the approximate number of months elapsed from the date of the first regularly scheduled payment or due date to the Cut-Off Date.

13 Indicates prepayment provisions from the first Due Date as stated in the Mortgage Loan. "YM" represents yield maintenance. "YM1," and "YM3", represent the greater of the product of the applicable yield maintenance formula and one percent and three percent of the outstanding principal balance prepaid, respectively. "YM+0.5%" and "YM+0.75%" represent the product of the applicable yield maintenance formula plus one half of one percent and three quarters of one percent of the principal balance prepaid, respectively. "(less than)YM5", "(less than)YM4", "(less than)YM3", "(less than)YM2", and "(less than)YM1", represent the lesser of the product of the applicable yield maintenance formula and five percent, four percent, three percent, two percent and one percent of the outstanding principal balance prepaid, respectively. The stated percentages represent fixed percentage premiums based on the amount prepaid.



      Loan No. 2, Landow Office Building, has a six month open prepayment period, without premium, during months 58-63 of the loan term (February 1, 2003 through July 31, 2003), if the borrower is denied a request to increase the loan balance subject to certain conditions. The Master Servicer will be prohibited from advancing additional principal; therefore, investors should assume the borrower will have this prepayment option.

      Loan No. 3, Del Norte Plaza, in addition to the prepayment option indicated above, has the option of defeasing the subject loan after the earlier of the second anniversary of the date the Del Norte Loan is transferred to a REMIC or the expiration of the fifth year of the loan term. Any such defeasance will include the release of the related Del Norte Property and the pledge of substitute collateral in the form of direct, non-callable, non-redeemable United States Treasury obligations providing for payments prior, but as close as possible, to all successive dates (including the maturity date of the Del Norte Loan) on which a payment of principal and interest under the Del Norte Loan is due, with each such payment being equal to or greater than such scheduled principal or interest payment due on such date.

FOOTNOTES TO APPENDIX II

      Loan No. 5, Club Hotel & Suites by Doubletree, has a $2,000,000 letter of credit in place as a performance enhancement. If certain performance thresholds are not met by the fifth anniversary of the note date, the letter of credit may be applied to the then outstanding principal balance of the loan, subject to a 4% prepayment premium. Such letter of credit application is at the lender's option.

      Loan No. 18, Fairview Center, permits the prepayment of up to $800,000 of the outstanding principal balance, without premium, should the Borders tenant elect to prepay the non-amortized cost of their outstanding borrower-financed tenant improvements. Such prepayment may occur at any time. Such prepayment would result in a recalculation of the applicable monthly P&I payment.

      Loan No. 27, Winder Corners Shopping Center, permits prepayment of up to three (3) payments during the loan term, so long as each separate payment is no less than $500,000 and no greater than $1,500,000. Such prepayments are subject to a 1% prepayment premium.

      Loan No. 58, Home Depot, is currently subject to partial condemnation proceedings. As a result, it is expected a condemnation award of approximately $342,000 will be applied to the outstanding loan balance within 90 days of the Cut-off date. Such principal reduction will be without a prepayment premium.

      Those properties denoted with an asterisk (*), including Loan Nos. 15, Greylyn Business Park; 29, Encino Spectrum; 37, Eastway Crossing Shopping Center; 85, Totem Ridge Business Park; 86, DSHS Office Building; 116, 1371 & 1375 N. Miller Street; 119, North Canal Office Park; 132, Pacific Park; and 138, 2400 E. Francis, permit prepayment of up to 10% of the original principal balance in any loan year, including any applicable lockout period (except Loan No. 85, Totem Ridge Business Park, which does not permit prepayment during its related lockout period), without the payment of a prepayment premium. The original principal balances for the above loans were $10,000,000; $8,250,000; $7,500,000; $4,300,000; $3,900,000; $2,800,000; $2,800,000; $1,900,000
      and $1,898,500, respectively.

14 Mortgage Loans with associated Yield Maintenance Prepayment Premiums are categorized according to unique Yield Maintenance formulas. There are nine different Yield Maintenance formulas represented by the loans in the subject mortgage loan pool. The different formulas are reference by the letters "A", "B", "C", "D", "E", "F", "G", "H", and "I". Summaries for the nine formulas are listed beginning on page II-17.

15 "Yes" indicates that during any period in which the borrower is permitted to prepay the outstanding principal balance of the related mortgage loan (with or without a prepayment premium), such borrower may prepay an amount less than the entire outstanding principal balance. Loans so noted include the nine mortgage loans which permit prepayment in any loan year of up to 10% of the original principal balance without premium. Eight of the nine mortgage loans that permit such 10% prepayment without premium also permit partial prepayments outside the scope of the 10% prepayment without premium option, but such additional partial prepayments are subject to any applicable prepayment premium.

16 The "Administrative Cost Rate" indicated for each Mortgage Loan will be calculated based on the same interest calculation methodology applicable to each Mortgage Loan.

      FOOTNOTES TO APPENDIX II

      YIELD MAINTENANCE FORMULAS

      The following are summaries of yield maintenance provisions, or formulas, contained in the related promissory note for certain of the mortgage loans. There are nine unique yield maintenance formulas represented by the mortgage loans, each labeled as "A", "B", "C", "D", "E", "F", "G", "H", or "I". Each mortgage loan, which provides for a yield maintenance formula, references the applicable formula printed below in the column titled "YM Formula".

A At any time after the specified anniversary of the date of this Note, the principal amount of this Note may be prepaid by paying, in addition to the principal amount, accrued interest, and all other sums due hereunder, a prepayment consideration equal to the percentage of the outstanding principal balance being prepaid multiplied by an amount equal to the remainder obtained by subtracting (i) the entire outstanding principal balance of this Note as of the date of the prepayment from (ii) the present value as of the date of the prepayment of the remaining scheduled payments of principal and interest under this Note including any final installment of principal payable on the maturity date of this Note determined by discounting such payments at the U.S. Treasury rate, as such rate is reported in the Federal Reserve Statistical Release H.15(519) Selected Interest Rates (or comparable publication as determined by the holder of this Note) under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant prepayment of the Note, with a maturity date most nearly approximating the maturity of this Note when compounded on a monthly basis.

B At any time after the specified anniversary of the date of this Note, the principal amount of this Note may be prepaid by paying, in addition to the principal amount, accrued interest, and all other sums due hereunder, a prepayment consideration equal to the product obtained by multiplying
      (i) the difference obtained by subtracting from the then applicable interest rate on this Note the yield rate on United States Treasury Notes having a maturity date closest to the maturity date of this Note, as such yield rate is reported in the Wall Street Journal or similar publication on the fifth business day preceding the prepayment date, and (ii) the number of years and fraction thereof remaining between the prepayment date and the scheduled maturity date of this Note, and (iii) the prepaid principal amount.

C At any time after the specified anniversary of the date of this Note, the principal amount of this Note may be prepaid by paying, in addition to the principal amount, accrued interest, and all other sums due hereunder, a prepayment consideration equal to the present value of an annuity with
      (i) a monthly payment equal to the product obtained by multiplying the prepaid principal amount by the difference obtained by subtracting from the then applicable interest rate on this Note the yield rate on United States Treasury Notes having a maturity date closest to the maturity date of this Note, as such yield rate is reported in the Wall Street Journal or similar publication on the fifth business day preceding the prepayment date, and (ii) the number of months and fraction thereof remaining between the prepayment date and the scheduled maturity date of this Note, and (iii) a discount rate equal to the yield rate of the Treasury Notes described above.

D "Yield Maintenance Amount" shall mean the amount equal to (a) the present value as of the date of prepayment of the remaining scheduled payments of principal and interest hereunder (allocable to the amount of principal being prepaid), calculated by discounting such payments monthly at a rate equal to one-twelfth of the Treasury Yield (as defined below) less (b) the amount of principal then due (including any amount then being prepaid and any amount then due remaining to be paid). The Treasury Yield shall equal the yield on the Treasury Constant Maturities series having a maturity date equal to the Stated Maturity, as set forth in Federal Reserve Statistical Release H.15(519) (or a comparable publication or source selected by Lender if such publication is no longer available) for the first week ending not less than two full weeks before the date of prepayment. If the Stated Maturity does not correspond to one of the Treasury Constant Maturities published in Federal Reserve Statistical Release H.15(519) (or such successor publication or source), the Treasury Yield shall be determined by Lender by interpolating between the yield on securities having the next longer and the next shorter maturity date. Maker agrees that Lender shall not be obligated actually to reinvest the amount prepaid in any Treasury obligation as a condition to receiving the Yield Maintenance Amount.

E At any time after the specified anniversary of the date of this Note, the principal amount of this Note may be prepaid by paying, in addition to the principal amount, accrued interest, and all other sums due hereunder, a prepayment consideration equal to the present value (as determined by discounting back on a monthly basis, at the Treasury Notes rate identified below in this paragraph, from the maturity date of this Note to such prepayment date) of the product obtained by multiplying (i) the difference obtained by subtracting from the then applicable interest rate on this Note the yield rate on United States Treasury Notes having a maturity date closest to the maturity date of this Note, as such yield rate is reported in The Wall Street Journal or similar publication on the fifth business day preceding the prepayment date, and (ii) the number of years and fraction thereof remaining between the prepayment date and the scheduled maturity date of this Note, and (iii) the prepaid principal amount.

FOOTNOTES TO APPENDIX II

F "Yield Maintenance Amount" at any time shall mean the amount equal to (a) the present value as of the date of prepayment of the remaining scheduled payments of principal and interest hereunder (allocable to the amount of principal being prepaid), calculated by discounting such payments monthly at a rate equal to one-twelfth of the Treasury Yield (as defined below) less (b) the amount of principal being prepaid. The Treasury Yield shall equal the yield on the Treasury Bonds series having a maturity date equal to the Stated Maturity, as set forth in The Wall Street Journal (or a comparable publication or source selected by the Lender if such publication is no longer available) as of the close of business for the Friday that is two full weeks prior to the date of prepayment (or the previous Thursday should the Treasury bond market be closed on that Friday). Application of the previous sentence is illustrated by the following examples:

      If Prepayment Date is:         Then apply Treasury Rate as of the end of
                                     the following day:

      Monday, January 26, 1998       Friday, January 9, 1998

      Thursday, January 29,1998      Friday, January 9, 1998

      Friday, January 30, 1998       Friday, January 16, 1998

      If the Stated Maturity does not correspond to one of the Treasury Bonds published in The Wall Street Journal (or such successor publication or source), the Treasury Yield shall be determined by Lender by interpolating between the yield on securities having the next longer and the next shorter maturity date. Maker agrees that Lender shall not be obligated actually to reinvest the amount prepaid in any treasury obligation as a condition to receiving the Yield Maintenance Amount. The Yield Maintenance Amount shall be calculated by Lender in a commercially reasonable manner and such calculation shall be binding on Maker absent manifest error.

G "Yield Maintenance Amount" at any time shall mean the amount equal to (a) the present value as of the date of prepayment of the remaining scheduled payments of principal and interest hereunder (allocable to the amount of principal being prepaid), calculated by discounting such payments monthly at a rate equal to (y) one-twelfth of the Treasury Yield (as defined below) for any prepayment made before the fourth anniversary of the date of execution hereof and (z) one-twelfth of the sum of Treasury Yield plus 0.50% for any prepayment after such fourth anniversary less (b) the amount of principal then due (including any amount then being prepaid and any amount then due remaining to be paid). The Treasury Yield shall equal the yield on the Treasury Constant Maturities series having a maturity date equal to the Stated Maturity, as set forth in Federal Reserve Statistical Release H.15(519) (or a comparable publication or source selected by Lender if such publication is no longer available) for the first week ending not less than two full weeks before the date of prepayment. If the Stated Maturity does not correspond to one of the Treasury Constant Maturities published in Federal Reserve Statistical Release H.15(519) (or such successor publication or source), the Treasury Yield shall be determined by Lender by interpolating between the yield on securities having the next longer and the next shorter maturity date. Maker agrees that Lender shall not be obligated actually to reinvest the amount prepaid in any treasury obligation as a condition to receiving the Yield Maintenance Amount. Not withstanding anything to the contrary in this paragraph, the Yield Maintenance Amount shall be subject to the terms and provisions of Section 8A hereof (Maximum Interest clause).

H "Yield Maintenance Premium" shall mean the premium which shall be the product of (1) a fraction, the numerator of which is the positive excess, if any, of (i) the present value of all future Payments of principal and interest on the Principal Amount, including the Principal Amount due at maturity, to be made on the Note before the prepayment in question, discounted at an interest rate per annum equal to the Treasury Constant Maturity Yield Index published during the second full week preceding the date on which such premium is payable for instruments having a maturity coterminous with the remaining term of the Note, plus 35 basis points, over (ii) the Principal Amount immediately before such prepayment, and the denominator of which is the Principal Amount immediately prior to the prepayment, and (2) the Principal Amount being prepaid; provided, however, that if there is no Treasury Constant Maturity Yield Index for instruments having a maturity coterminous with the remaining term of the Note, then the index referred to in (1) above shall be equal to the weighted average yield to maturity of the Treasury Constant Maturity Yield Indices with maturities next longer and shorter than such remaining duration of the Note, calculated by averaging (and rounding upward to the nearest whole multiple of 1/100 of 1% per annum, if the average is not such a multiple) the yields of the relevant Treasury Constant Maturity Yield Indices (rounded, if necessary, to the nearest 1/100 of 1% with any figure of 1/200 of 1% or above rounded upward).

FOOTNOTES TO APPENDIX II

I "Yield Maintenance Premium" shall mean the premium which shall be the product of (1) a fraction, the numerator of which is the positive excess, if any, of (i) the present value of all future Payments of principal and interest on the Principal Amount, including the Principal Amount due at maturity, to be made on the Note before the prepayment in question, discounted at an interest rate per annum equal to the Treasury Constant Maturity Yield Index published during the second full week preceding the date on which such premium is payable for instruments having a maturity coterminous with the remaining term of the Note, over (ii) the Principal Amount immediately before such prepayment, and the denominator of which is the Principal Amount immediately prior to the prepayment, and
      (2) the Principal Amount being prepaid; provided, however, that if there is no Treasury Constant Maturity Yield Index for instruments having a maturity coterminous with the remaining term of the Note, then the index referred to in (1) above shall be equal to the weighted average yield to maturity of the Treasury Constant Maturity Yield Indices with maturities next longer and shorter than such remaining duration of the Note, calculated by averaging (and rounding upward to the nearest whole multiple of 1/100 of 1% per annum, if the average is not such a multiple) the yields of the relevant Treasury Constant Maturity Yield Indices (rounded, if necessary, to the nearest 1/100 of 1% with any figure of 1/200 of 1% or above rounded upward).

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                  APPENDIX III

SIGNIFICANT LOAN SUMMARIES

LOAN NO. 1 - CENTURY PARK OFFICE BUILDING LOAN AND PROPERTY

----------------------------------------------------------------------------------------------------------
Cut-Off Date Balance:          $23,896,720                  Balloon Balance:             $19,343,656
----------------------------------------------------------------------------------------------------------

Loan Type:                     Principal and Interest       Property Type:               Office
----------------------------------------------------------------------------------------------------------

Origination Date:              February 23, 1999            Location:                    Los Angeles, CA
----------------------------------------------------------------------------------------------------------

Maturity Date:                 March 1, 2009                Year Renovated:              1997
----------------------------------------------------------------------------------------------------------

Mortgage Rate:                 7.920%                       Appraised Value:             $55,000,000
----------------------------------------------------------------------------------------------------------

Annual Debt Service:           $2,207,589                   Current LTV:                 43.4%
----------------------------------------------------------------------------------------------------------

DSCR:                          1.55x                        Balloon LTV:                 35.2%
----------------------------------------------------------------------------------------------------------

Underwritable Cash Flow:       $3,413,707                   Occupancy:                   80.3%
----------------------------------------------------------------------------------------------------------
                                                            Occupancy as of:             6/16/99
----------------------------------------------------------------------------------------------------------

THE LOAN

         The Century Park Office Building Loan (the "Century Park Loan") is secured by a first mortgage on Century Park Office Building, a 310,703 square foot, 15-story office building located in Century City, California (the "Century Park Property"). The Century Park Loan was originated on February 23, 1999. General American Life Insurance Company is the Seller of the Century Park Loan.

         THE BORROWER. The borrower is Century Park, a California limited partnership (the "Century Park Borrower"). The general partner and managing partner is Harold Held. Held and family members operating as Held Properties, are real estate operators with a portfolio of five properties located within the general area of the Century Park Property. Held has had an ownership interest in the Century Park Property since its original development in 1969.

         While no independent investigation of such matters was conducted for the mortgage loans generally, we are aware that Held was also a general partner of another property-owning entity which was the subject of a bankruptcy proceeding which ran from 1992 to 1998. Based upon information obtained by the Majority Seller, the loan to this entity was originated in 1988 with an 11% interest rate, a 100% loan-to-value ratio and a 40% lender participation in excess cash flows. The bankruptcy resulted in the loan being restructured to defer 3% of the interest until maturity. The loan was reportedly paid in full, including deferred interest, in 1998.

         SECURITY. The Century Park Loan is secured by a first deed of trust, security agreement and fixture filing, a collateral assignment of lease or leases, UCC financing statements and certain additional security documents. The deed of trust is a first lien on a fee interest in the Century Park Property. The Century Park Loan is non-recourse, subject to certain limited exceptions.

         PAYMENT TERMS. The Century Park Loan has a fixed Mortgage Rate of 7.920%, a stated term of 120 months and an original amortization term of 300 months. The Century Park Loan requires monthly payments of principal and interest of $183,965.79, with a balloon payment due at the maturity date. Although the Century Park Loan documents are silent with respect to the accrual basis of the loan, the related Seller has computed accrued interest on the Century Park Loan on the basis of an assumed 360-day year with twelve 30-day months.


                                     III-1

         PREPAYMENT. No prepayments are allowed during the first 60 months of the term of the Century Park Loan. Thereafter, prepayments are allowed, in whole or in part, upon the payment of a premium equal to the greater of yield maintenance or 1% of the amount prepaid.

         TRANSFER OF PROPERTIES OR INTEREST IN BORROWER. Except as described below, the holder of the Century Park Loan will have the option to declare it immediately due and payable upon the transfer of any interest in the Century Park Property or any ownership interest in the Century Park Borrower. The Century Park Loan documents provide for a one-time right of the Century Park Borrower to transfer the Century Park Property to a credit qualified third party approved by the holder of the Century Park Loan upon such holder's receipt of
(i) a true copy of the deed or other transfer instrument, (ii) a letter authorizing the transfer of any then existing escrow funds to the benefit of the transferee, (iii) satisfactory evidence that transferee possess acceptable fire and extended coverage insurance over the Century Park Property, and (iv) a one percent (1%) transfer fee. The Century Park Loan documents also allow (a) a transfer of the general partner's interest in the Century Park Borrower to a limited liability company with assets and liabilities consistent with those of such general partners, and (b) transfers of limited or general partnership interest among family members of the limited and general partners.

         ESCROW/RESERVES. There are no escrow reserves currently required for the Century Park Loan.

         SUBORDINATION/OTHER DEBT. Subordinate indebtedness and encumbrances are prohibited without the lender's prior consent.

THE PROPERTY

         The Century Park Property is a 15-story high-rise office building containing 310,703 square feet and a three level subterranean parking facility. The building was completed in 1970 and has recently undergone a complete renovation and asbestos abatement. It is located in Century City, ten miles west of downtown Los Angeles. Century City is a master-planned, mixed-use, urban community totaling 260 acres. Current uses include high-rise Class A office buildings, high-rise hotels, an upscale regional shopping center, and high-rise and mid-rise condos, along with the ABC Entertainment Center.

         Major tenants of the Century Park Property include Gelfand Rennert (37,159 square feet), Price Waterhouse (21,387 square feet) and Prudential Insurance (11,949 square feet). The Century Park Property was 80.3% leased as of June 16, 1999 to 48 tenants. Leases for 3% of property space expire in 1999, 3% expire in 2000, 10% expire in 2001, 28% expire in 2002, 18% expire in 2003, 9% expire in 2004, 2% expire in 2005, and 7% expire in 2006.

MANAGEMENT

         The Century Park Borrower is the manager of the Century Park Property.


                                     III-2

LOAN NO. 2 - LANDOW OFFICE BUILDING LOAN AND PROPERTY

-----------------------------------------------------------------------------------------------------------

Cut-Off Date Balance:               $18,633,444               Balloon Balance:              $14,940,345
-----------------------------------------------------------------------------------------------------------

Loan Type:                          Principal and Interest    Property Type:                Office
-----------------------------------------------------------------------------------------------------------

Origination Date:                   March 19, 1998            Location:                     Bethesda, MD
-----------------------------------------------------------------------------------------------------------

Maturity Date:                      April 1, 2008             Year Renovated:               1993
-----------------------------------------------------------------------------------------------------------

Mortgage Rate:                      7.000%                    Appraised Value:              $29,300,000
-----------------------------------------------------------------------------------------------------------

Annual Debt Service:                $1,611,457                Current LTV:                  63.6%
-----------------------------------------------------------------------------------------------------------

DSCR:                               1.51x                     Balloon LTV:                  51.0%
-----------------------------------------------------------------------------------------------------------

Underwritable Cash Flow:            $2,430,941                Occupancy:                    98.8%
-----------------------------------------------------------------------------------------------------------

                                                              Occupancy as of:              3/1/99
-----------------------------------------------------------------------------------------------------------

THE LOAN

         The Landow Office Building Loan (the "Landow Loan") is secured by a first mortgage on a 215,223 square foot, 14-story office building located in Bethesda, Maryland (the "Landow Property"). The Landow Loan was originated on March 19, 1998. The City and County of San Francisco Employees' Retirement System Pension Trust is the Seller of the Landow Loan.

         THE BORROWER. The borrower is Landow Building Limited Partnership, a Maryland limited partnership (the "Landow Borrower"). The general partner is Nathan Landow, with Harolyn Landow Cardoza, David M. Landow and Michael Landow as limited partners. The Landow Borrower is a special purpose entity. Nathan Landow has had an ownership interest in the Landow Property since its original development in 1971.

         SECURITY. The Landow Loan is secured by a first amended and restated deed of trust, security agreement and fixture filing, an amended and restated assignment of lessor's interest in leases, a collateral assignment of lease, UCC financing statements and certain additional security documents. The amended and restated deed of trust is a first lien on a fee interest in the Landow Property. The Landow Loan is non-recourse, subject to certain limited exceptions.

         PAYMENT TERMS. The Landow Loan has a fixed Mortgage Rate of 7.000%, a stated term of 120 months and an original amortization term of 300 months. The Landow Loan requires monthly payments of principal and interest of $134,288.05, with a balloon payment due at the maturity date. Although the Landow Loan documents are silent with respect to the accrual basis of the loan, the related Seller has computed accrued interest on the Landow Loan on the basis of an assumed 360-day year with twelve 30-day months.

         PREPAYMENT. Except as described below, no prepayments are allowed during the first 60 months of the term of the Landow Loan. Thereafter, prepayments are allowed, in whole but not in part, upon the payment of a premium equal to the following specified percentages of the amount prepaid: (a) 4% -- 12 months, (b) 3% -- 12 months, (c) 2% -- 12 months, and (2) 1% -- 21 months. No premium is required for a total prepayment during the final 3 months of the term of the Landow Loan. Additionally, no premium is required for a total prepayment during the 58th through 63rd months of the term of the Landow Loan if the holder of the Landow Loan does not agree to increase the principal amount of the Landow Loan above $19,000,000, subject to a maximum LTV of 75% and a minimum debt service coverage ratio of 1.25x. The Master Servicer will be prohibited from advancing any additional funds to the Landow Borrower, and investors should assume that the Landow Borrower will have the option to prepay the Landow Loan, without premium, during such period.

         TRANSFER OF PROPERTIES OR INTEREST IN BORROWER. Except as described below, the holder of the Landow Loan will have the option to declare it immediately due and payable upon the transfer of any interest in the Landow


                                     III-3

Property or any ownership interest in the Landow Borrower. The Landow Loan documents provide for a one-time right of the Landow Borrower to transfer the Landow Property to a credit qualified third party approved by the holder of the Landow Loan upon such holder's receipt of (i) a true copy of the deed or other transfer instrument, (ii) a letter authorizing the transfer of any then existing escrow funds to the benefit of the transferee, (iii) satisfactory evidence that transferee possess acceptable fire and extended coverage insurance over the Landow Property, and (iv) a one percent (1%) transfer fee. The Landow Loan documents also allow (a) transfers of partnership interests in the Landow Borrower by and among Nathan Landow, Harolyn Landow Cardoza, David M. Landow and Michael Landow so long as Nathan Landow remains the general partner of the Landow Borrower, and (b) Harolyn Landow Cardoza, David M. Landow or Michael Landow to succeed Nathan Landow as the general partner of the Landow Borrower upon his death or disability.

         ESCROW/RESERVES. There are no escrow reserves currently required for the Landow Loan.

         SUBORDINATION/OTHER DEBT. Subordinate indebtedness and encumbrances are prohibited without the lender's prior consent.

THE PROPERTY

         The Landow Property is a 14-story high-rise office building containing 215,223 square feet and a three level subterranean parking facility. The building was completed in 1971 and was substantially renovated during 1991-1993. It is located in the central business district of Bethesda, Maryland.

         Major tenants of the Landow Property include Global Exchange (15,619 square feet) and American Gastro (15,619 square feet). The Landow Property was 98.8% leased as of March 1, 1999 to 82 tenants. Leases for approximately 12% of property space expire in 1999, 14% expire in 2000, 11% expire in 2001, 18% expire in 2002, 15% expire 2003, 11% expire in 2004, 9% expire in 2005, 7% expire in 2006, 1% expire in 2007, and 2% expire in 2009, or later.

MANAGEMENT

         The Landow Borrower is the manager of the Landow Property.


                                     III-4

LOAN NO. 3 - DEL NORTE PLAZA LOAN AND PROPERTY

--------------------------------------------------------------------------------------------------------------
Cut-Off Date Balance:               $17,979,067               Balloon Balance:              $14,301,011
--------------------------------------------------------------------------------------------------------------

Loan Type:                          Principal and Interest    Property Type:                Retail
--------------------------------------------------------------------------------------------------------------

Origination Date:                   May 11, 1999              Location:                     Escondido, CA
--------------------------------------------------------------------------------------------------------------

Maturity Date:                      June 1, 2009              Year Built:                   1984
--------------------------------------------------------------------------------------------------------------

Mortgage Rate:                      7.375%                    Appraised Value:              $27,600,000
--------------------------------------------------------------------------------------------------------------

Annual Debt Service:                $1,578,700                Current LTV:                  65.1%
--------------------------------------------------------------------------------------------------------------

DSCR:                               1.33x                     Balloon LTV:                  51.8%
--------------------------------------------------------------------------------------------------------------

Underwritable Cash Flow:            $2,098,688                Occupancy:                    84.6%
--------------------------------------------------------------------------------------------------------------

                                                              Occupancy as of:              6/1/99
--------------------------------------------------------------------------------------------------------------


THE LOAN

         The Del Norte Plaza Loan (the "Del Norte Loan") is secured by a first mortgage on a 214,893 square foot, 1-story shopping center located in Escondido, California (the "Del Norte Property"). The Del Norte Loan was originated on May 11, 1999. General American Life Insurance Company is the Seller of the Del Norte Loan.

         THE BORROWER. The borrower is Del Norte Plaza, L.L.C., a California limited liability company (the "Del Norte Borrower"). Members of the Del Norte Borrower are Pacific West Management, Samuel and Francis Ross, Sol and Ruth Teichman and Alan and Rosana Miller. Pacific West Management is an entity owned by David Hager and Adam Milstein. The borrower purchased the Del Norte Property in 1998.

         SECURITY. The Del Norte Loan is secured by a first deed of trust, security agreement and fixture filing, a collateral assignment of leases and rents, UCC financing statements and certain additional security documents. The deed of trust is a first lien on a fee interest in the Del Norte Property. The Del Norte Loan is non-recourse, subject to certain limited exceptions.

         PAYMENT TERMS. The Del Norte Loan has a fixed Mortgage Rate of 7.375%, a stated term of 120 months and an original amortization term of 300 months. The Del Norte Loan requires monthly payments of principal and interest of $131,558.34, with a balloon payment due at the maturity date. The Del Norte Loan accrues interest computed on the basis of an assumed 360-day year with twelve 30-day months.

         PREPAYMENT/DEFEASANCE. No prepayments are allowed during the first 60 months of the term of the Del Norte Loan. Thereafter, prepayments are allowed, in whole or in part, upon the payment of a premium equal to the greater of yield maintenance or 1% of the amount prepaid.

         Alternatively, after the earlier of the second anniversary of the date the Del Norte Loan is transferred to a REMIC or the expiration of the fifth year of the loan term, the Del Norte Borrower may elect to defease the Del Norte Loan. Any such defeasance will include release of the related Del Norte Property and the pledge of substitute collateral in the form of direct, non-callable, non-redeemable United States Treasury obligations providing for payments prior, but as close as possible, to all successive dates (including the maturity date of the Del Norte Loan) on which a payment of principal or interest under the Del Norte Loan is due, with each such payment being equal to or greater than such scheduled principal or interest payment due on such date.

         TRANSFER OF PROPERTIES OR INTEREST IN BORROWER. Except as described below, the holder of the Del Norte Loan will have the option to declare it immediately due and payable upon the transfer of any interest in the Del Norte Property or any ownership interest in the Del Norte Borrower. So long as no default then exists, the Del Norte Loan documents allow two transfers of the Del Norte Property to a credit qualified third party approved by the


                                     III-5
holder of the Del Norte Loan upon such holder's receipt of (i) a true copy of the deed or other transfer instrument, (ii) a letter authorizing the transfer of any then existing escrow funds to the benefit of the transferee, (iii) satisfactory evidence that transferee possess acceptable fire and extended coverage insurance over the Del Norte Property, (iv) a transfer fee not to exceed one percent (1%) of the loan balance, and (v) confirmation of the transferee's federal tax identification number. The Del Norte Loan documents also allow (a) a transfer of the general partner's interest in the Del Norte Borrower to a limited liability company with assets and liabilities consistent with those of such general partners, and (b) transfers of limited or general partnership interest among family members of the limited and general partners.

         ESCROW/RESERVES. A monthly tax escrow is currently required for the Del Norte Loan.

         SUBORDINATION/OTHER DEBT. The Del Norte Loan documents prohibit subordinate financing without the mortgagee's prior consent; provided, however, that so long as no payment or other material default then exists, the Del Norte Borrower is permitted to grant a subordinate mortgage if (i) the terms of the subordinate loan and the subordinate loan documents, must be acceptable to the senior mortgagee, (ii) the subordinate mortgage must be subordinated to the Del Norte Loan documents, (iii) the term of the subordinate loan must not extend beyond the term of the Del Norte Loan, (iv) the underwritable cash flow from the Del Norte Property equals or exceed 1.30 times the aggregate debt service on the Del Norte Loan and such subordinate loan, and (v) the aggregate loan-to-value ratio for the Del Norte Loan and such subordinate loan is not greater than 75%.

THE PROPERTY

         The Del Norte Property is a one-story anchored neighborhood shopping center containing 214,893 square feet that was constructed in 1984. It is located in Escondido, San Diego County, California. The center has over 1,700 feet of frontage and one signalized entrance on El Norte and over 2,000 feet of frontage along Center City Parkway.

         Major tenants of the Del Norte Property are Vons (40,000 square feet), United Artist Theatres (23,590 square feet) and Sav-On Drugs (22,880 square feet). The Del Norte Property was 84.6% leased as of June 1, 1999 to 46 tenants. Leases for approximately 8% of property space expire in 1999, 24% expire in 2000, 9% expire in 2001, 4% expire in 2002, 4% expire in 2003, 14% expire in 2004, 1% expire in 2005, 1% expire in 2006, 1% expire in 2007, and 19% expire in 2009 or later.

MANAGEMENT

         The Del Norte Borrower is the manager of the Del Norte Property.



                                     III-6

LOAN NO. 4 - PICTURE TEL OFFICE BUILDING LOAN AND PROPERTY

----------------------------------------------------------------------------------------------------------
Cut-Off Date Balance:               $17,756,107               Balloon Balance:              N/A
----------------------------------------------------------------------------------------------------------

Loan Type:                          Principal and Interest    Property Type:                Office
----------------------------------------------------------------------------------------------------------

Origination Date:                   December 22, 1998         Location:                     Andover, MA
----------------------------------------------------------------------------------------------------------

Maturity Date:                      January 1, 2017           Year Built:                   1998
----------------------------------------------------------------------------------------------------------

Mortgage Rate:                      7.400%                    Appraised Value:              $38,000,000
----------------------------------------------------------------------------------------------------------

Annual Debt Service:                $1,812,321                Current LTV:                  46.7%
----------------------------------------------------------------------------------------------------------

DSCR:                               1.78x                     Balloon LTV:                  N/A
----------------------------------------------------------------------------------------------------------

Underwritable Cash Flow:            $3,232,529                Occupancy:                    100%
----------------------------------------------------------------------------------------------------------

                                                              Occupancy as of:              12/31/98
----------------------------------------------------------------------------------------------------------

THE LOAN

         The Picture Tel Office Building Loan (the "Picture Tel Loan") is secured by a first mortgage on a 200,000 square foot, 3-story office building located in Andover, Massachusetts (the "Picture Tel Property"). The Picture Tel Loan was originated on December 22, 1998. General American Life Insurance Company is the Seller of the Picture Tel Loan.

         THE BORROWER. The borrower is 200 Minuteman, L.P., a Massachusetts limited partnership (the "Picture Tel Borrower"). The general partner is Niuna - 200 Minuteman, Inc., a Massachusetts corporation. The principal entity of the Picture Tel Borrower is The Brickstone Companies ("Brickstone"). Brickstone is a real estate development firm. The primary principal of Brickstone is John Kusmiersky. The Picture Tel Borrower is a special purpose entity. John Kusmiersky has had an ownership interest in the Picture Tel Property since its original development in 1997.

         SECURITY. The Picture Tel Loan is secured by a mortgage and security agreement, a collateral assignment of lease or leases, UCC financing statements and certain additional security documents. The Mortgage is a first lien on a fee interest in the Picture Tel Property. The Picture Tel Loan is non-recourse, subject to certain limited exceptions.

         PAYMENT TERMS. The Picture Tel Loan has a fixed Mortgage Rate of 7.400%, a stated term of 216 months and an original amortization term of 216 months. The Picture Tel Loan requires monthly payments of principal and interest of $151,026.71. Although the Picture Tel Loan documents are silent with respect to the accrual basis of the loan, the related Seller has computed accrued interest on the Picture Tel Loan on the basis of an assumed 360-day year with twelve 30-day months.

         PREPAYMENT. No prepayments are allowed during the first 60 months of the term of the Picture Tel Loan. Thereafter, prepayments are allowed, in whole or in part, upon the payment of a premium equal to the greater of yield maintenance or 1% of the amount prepaid.

         TRANSFER OF PROPERTIES OR INTEREST IN BORROWER. Except as described below, the holder of the Picture Tel Loan will have the option to declare it immediately due and payable upon the transfer of any interest in the Picture Tel Property or any ownership interest in the Picture Tel Borrower. The Picture Tel Loan documents provide for a one-time right of the Picture Tel Borrower to transfer the Picture Tel Property to a credit qualified third party approved by the holder of the Picture Tel Loan upon such holder's receipt of (i) a true copy of the deed or other transfer instrument, (ii) a letter authorizing the transfer of any then existing escrow funds to the benefit of the transferee, (iii) satisfactory evidence that transferee possess acceptable fire and extended coverage insurance over the Picture Tel Property, and (iv) a one percent (1%) transfer fee. The Picture Tel Loan documents also allow (a) a


                                     III-7
transfer of the general partner's interest in the Picture Tel Borrower to a limited liability company with assets and liabilities consistent with those of such general partners, and (b) transfers of limited or general partnership interest among family members of the limited and general partners.

         ESCROW/RESERVES. There is a tax and insurance escrow reserve which requires deposits in an amount sufficient to pay taxes and insurance premiums when due.

         SUBORDINATION/OTHER DEBT. Subordinate indebtedness and encumbrances are prohibited without the lender's prior consent.

THE PROPERTY

         The Picture Tel Property is a 3-story 200,000 square foot office building that was constructed in 1998. It is located in Andover, Massachusetts, approximately 25 miles north of the Boston central business district and a few miles south of the New Hampshire border.

         The Picture Tel Property is 100% leased to Picture Tel for an 18-year term commencing in December of 1998. Picture Tel's lease is a triple net lease wherein Picture Tel is responsible for all expenses (including a 3.5% management fee) relating to the Picture Tel Property, excepting structural repairs. After year 9 of its lease, Picture Tel also assumes the responsibility for such structural repairs.

MANAGEMENT

         The Picture Tel Borrower is the manager of the Picture Tel Property, however, as described above, Picture Tel is fully responsible for all aspects of the Picture Tel Property pursuant to its triple net lease.


                                     III-8

LOAN NO. 5 - CLUB HOTEL & SUITES BY DOUBLETREE LOAN AND PROPERTY

--------------------------------------------------------------------------------------------------------------
Cut-Off Date Balance:               $16,842,081               Balloon Balance:              $11,724,666
--------------------------------------------------------------------------------------------------------------

Loan Type:                          Principal and Interest    Property Type:                Hospitality
--------------------------------------------------------------------------------------------------------------

Origination Date:                   January 14, 1999          Location:                     Jersey City, NJ
--------------------------------------------------------------------------------------------------------------

Maturity Date:                      February 1, 2009          Year Built:                   1998
--------------------------------------------------------------------------------------------------------------

Mortgage Rate:                      7.375%                    Appraised Value:              $26,500,000
--------------------------------------------------------------------------------------------------------------

Annual Debt Service:                $1,627,853.00             Current LTV:                  63.6%
--------------------------------------------------------------------------------------------------------------

DSCR:                               1.77x                     Balloon LTV:                  44.2%
--------------------------------------------------------------------------------------------------------------

Underwritable Cash Flow:            $2,878,190                Average Occupancy:            71.2%
--------------------------------------------------------------------------------------------------------------

                                                              For 12 Months Ending:         4/30/99
--------------------------------------------------------------------------------------------------------------

THE LOAN

         The Club Hotel & Suites by Doubletree Loan (the "Doubletree Loan") is secured by a first mortgage on a 199 unit, 13-story Club Hotel located in Jersey City, New Jersey (the "Doubletree Property"). The Doubletree Loan was originated on January 14, 1999. General American Life Insurance Company is the Seller of the Doubletree Loan.

         THE BORROWER. The borrowers are Hudson Hospitality Services Urban Renewal Associates, L.L.C. and J.C. Grandview Hotel, L.L.C. both New Jersey limited liability companies (collectively the "Doubletree Borrower"). The primary sponsors are Hartz Mountain Industries and Garden State Development. Hartz is a real estate developer in the New Jersey and New York area. Each of the separate Doubletree Borrowers is a special purpose entity. The sponsors have had an ownership interest in the Doubletree Property since its original development in 1996.

         SECURITY. The Doubletree Loan is secured by a mortgage, security agreement and fixture filing, a collateral assignment of lease or leases and management agreement, UCC financing statements and certain additional security documents. The mortgage is a first lien on a fee interest in the Doubletree Property. The Doubletree Loan is non-recourse, subject to certain limited exceptions.

         PAYMENT TERMS. The Doubletree Loan has a fixed Mortgage Rate of 7.375%, a stated term of 120 months and an original amortization term of 240 months. The Doubletree Loan requires monthly payments of principal and interest of $135,654.43, with a balloon payment due at the maturity date. The Doubletree Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

         LOCKBOX. The Doubletree Borrower has executed and delivered an agreement to the holder of the Doubletree Loan providing that upon the occurrence of a default under the Doubletree Loan, all gross income from the Doubletree Property is to be directly deposited into a lockbox account controlled by such holder. Disbursements from such account are made as follows:
(a) to pay all amounts then due with respect to the Doubletree Loan; and (b) to fund the payment of all operating expenses, management fees and leasing commissions.

         PREPAYMENT. No prepayments are allowed during the first 60 months of the term of the Doubletree Loan. Thereafter, prepayments are allowed, in whole or in part, upon the payment of a premium equal to the greater of yield maintenance or 1% of the amount prepaid.

         Additionally, a 4% premium will be payable in connection with any prepayment arising from the application of the $2,000,000 letter of credit described below to the Doubletree Loan.


                                     III-9

         TRANSFER OF PROPERTIES OR INTEREST IN BORROWER. Except as described below, the holder of the Doubletree Loan will have the option to declare it immediately due and payable upon the transfer of any interest in the Doubletree Property or any ownership interest in the Doubletree Borrower; excepting, however, certain transfers permitted under the operating agreements of the Doubletree Borrower.

         ESCROW/RESERVES. There are no escrow reserves currently required for the Doubletree Loan.

         Additionally, the Doubletree Borrower has provided a $2,000,000 letter of credit to ensure that operations at the Doubletree Property produce, for any 12-month period:

         o A rolling average debt service ratio of 2.25 x (1.75 x when also including the subordinate debt described below); and

         o An average daily room rate and occupancy rate in excess of $100 and 65%, respectively.

         Upon the satisfaction of the foregoing requirements, if the Doubletree Borrower is in possession of a valid franchise agreement and/or operating agreement and no default then exists, the letter of credit is to be released. If such requirements are not satisfied within the first 60 months of the term of the Doubletree Loan, the lender may, upon three days prior notice to the Doubletree Borrower, draw down the letter of credit and apply such amount to the Doubletree Loan, subject to a 4% Prepayment Premium.

         SUBORDINATION/OTHER DEBT. A $1,853,410 (June 1, 1999 balance) subordinate loan is in place with the New Jersey Economic Development Authority as the lender. All other subordinate indebtedness and encumbrances are prohibited without the lender's prior consent.

THE PROPERTY

         The Doubletree Property is a 199-room Club Hotel by Doubletree located in Jersey City, New Jersey, near the Holland Tunnel leading to downtown Manhattan, PATH commuter trains and water ferries. The first floor includes a fitness room and a club room containing conference rooms, a self-service business center, a TV-library area and bar and food service. The second floor has approximately 1,300 square feet of conference area in 3 rooms. Free on-site parking is available and the hotel offers shuttle service to several mass transit points.

         For the twelve months ending April 30, 1999, the Doubletree Property achieved an average daily rate of $147.96, and an average occupancy of 71.2%.

MANAGEMENT

         The Doubletree Property is managed by DT Management, a subsidiary of Promus Hotel Corporation.


                                     III-10

LOAN NO. 6 - RAM'S VILLAGE APARTMENTS LOAN AND PROPERTY

---------------------------------------------------------------------------------------------------------------

Cut-Off Date Balance:               $14,565,552               Balloon Balance:              N/A
---------------------------------------------------------------------------------------------------------------

Loan Type:                          Principal and Interest    Property Type:                Multi-family
---------------------------------------------------------------------------------------------------------------

Origination Date:                   January 27, 1995          Location:                     Fort Collins, CO
---------------------------------------------------------------------------------------------------------------

Maturity Date:                      February 1, 2015          Year Built:                   1989
---------------------------------------------------------------------------------------------------------------

Mortgage Rate:                      9.750%                    Value:                        $28,870,376
---------------------------------------------------------------------------------------------------------------

Annual Debt Service:                $1,821,152                Current LTV:                  50.5%
---------------------------------------------------------------------------------------------------------------

DSCR:                               1.35x                     Balloon LTV:                  N/A
---------------------------------------------------------------------------------------------------------------

Underwritable Cash Flow:            $2,453,982                Occupancy:                    100%
---------------------------------------------------------------------------------------------------------------

                                                              Occupancy as of:              1/31/99
---------------------------------------------------------------------------------------------------------------

Note: The Ram's Village Value was determined by dividing the property's Underwritable Cash Flow by an 8.5% capitalization rate.

THE LOAN

         The Ram's Village Apartments Loan (the "Ram's Village Loan") is secured by a first mortgage on the Ram's Village Apartments, a 355-unit multi-family housing facility located in Ft. Collins, Colorado (the "Ram's Village Property"). The Ram's Village Loan was originated on January 27, 1995. General American Life Insurance Company is the Seller of the Ram's Village Loan.

         THE BORROWER. The borrowers are Ronald D. Gray and Claudine V. Gray (collectively, the "Ram's Village Borrower"). Ronald D. Gray and Claudine V. Gray have had an ownership interest in the Ram's Village Property since its original development in 1988.

         SECURITY. The Ram's Village Loan is secured by a deed of trust, a security agreement, UCC financing statements and certain additional security documents. The deed of trust is a first lien on a fee interest in the Ram's Village Property. The Ram's Village Loan is 25% recourse to Ram's Village Borrower.

         PAYMENT TERMS. The Ram's Village Loan has a fixed Mortgage Rate of 9.750%, a stated term of 240 months and an original amortization term of 240 months. The Ram's Village Loan requires monthly payments of principal and interest of $151,762.70. Although the Ram's Village Loan documents are silent with respect to the accrual basis of the loan, the related Seller has computed accrued interest on the Ram's Village Loan on the basis of an assumed 360-day year with twelve 30-day months.

         PREPAYMENT. No prepayments are allowed during the first 36 months of the term of the Ram's Village Loan. Thereafter, prepayments are allowed, in whole but not in part, upon the payment of a premium equal to the greater of yield maintenance or 1% of the amount prepaid.

         TRANSFER OF PROPERTIES OR INTEREST IN BORROWER. Except as described below, the holder of the Ram's Village Loan will have the option to declare it immediately due and payable upon the transfer of any interest in the Ram's Village Property or any ownership interest in the Ram's Village Borrower. The Ram's Village Loan documents allow the Ram's Village Borrower to transfer the Ram's Village Property to an entity or person owned or controlled by the Ram's Village Borrower upon such holder's receipt of (i) a true copy of the deed or other transfer instrument, (ii) a letter authorizing the transfer of any then existing escrow funds to the benefit of the transferee, (iii) satisfactory evidence that transferee possess acceptable fire and extended coverage insurance over the Ram's Village Property, and (iv) confirmation of the transferee's federal tax identification number.


                                     III-11

         ESCROW/RESERVES. There is an escrow reserve for taxes which requires deposits in an amount sufficient to pay taxes when due. Additionally, escrow deposits of $8,875 are made on a monthly basis to fund a reserve for future required capital expenditures. The aggregate amount of such capital expenditures reserve is capped at $200,000.

         SUBORDINATION/OTHER DEBT. Subordinate indebtedness and encumbrances are prohibited without the lender's prior consent.

THE PROPERTY

         The Ram's Village Property is a garden apartment facility consisting of 355 units in 35 buildings. It is located in Fort Collins, Colorado, one block from the Colorado State University campus. The Ram's Village Property is oriented to student housing. Consequently, lease terms range from 10 months to one year, and all units are completely furnished with living room, dining room and bedroom furniture.

         The Ram's Village Property was 100% leased as of January 31, 1999.

MANAGEMENT

         The Ram's Village Borrower manages the Ram's Village Property through an on-site manager.


                                     III-12

LOAN NO. 7 - WALSH RESEARCH CENTER LOAN AND PROPERTY

---------------------------------------------------------------------------------------------------------------------
Cut-Off Date Balance:               $14,347,808               Balloon Balance:              $13,484,623
---------------------------------------------------------------------------------------------------------------------

Loan Type:                          Principal and Interest    Property Type:                Industrial
---------------------------------------------------------------------------------------------------------------------

Origination Date:                   February 26, 1999         Location:                     Santa Clara, CA
---------------------------------------------------------------------------------------------------------------------

Maturity Date:                      March 1, 2004             Year Renovated:               1997
---------------------------------------------------------------------------------------------------------------------

Mortgage Rate:                      6.530%                    Appraised Value:              $20,500,000
---------------------------------------------------------------------------------------------------------------------

Annual Debt Service:                $1,095,625                Current LTV:                  70.0%
---------------------------------------------------------------------------------------------------------------------

DSCR:                               1.46x                     Balloon LTV:                  65.8%
---------------------------------------------------------------------------------------------------------------------

Underwritable Cash Flow:            $1,597,231                Occupancy:                    100%
---------------------------------------------------------------------------------------------------------------------

                                                              Occupancy as of:              1/22/99
---------------------------------------------------------------------------------------------------------------------

THE LOAN

         The Walsh Research Center Loan (the "Walsh Loan") is secured by a first mortgage on the Walsh Research Center, a facility with 2 manufacturing/R&D buildings with a total of 190,200 square feet located in Santa Clara, California (the "Walsh Property"). The Walsh Loan was originated on February 26, 1999. The City and County of San Francisco Employees' Retirement System Pension Trust is the Seller of the Walsh Loan.

         THE BORROWER. The borrower is G&I Walsh, L.L.C., a Delaware limited liability company (the "Walsh Borrower"). The principal member of the Walsh Borrower is DRA Growth and Income Fund, L.L.C. ("DRA"). DRA was formed in December, 1997, for the purposes of acquiring individual real estate assets or select portfolios. DRA is the principal member in 18 separate limited liability companies which are the owners of 18 office, multi-family, and R&D properties located in Arizona, Georgia, Colorado, North Carolina, and California. The borrower purchased the Walsh Property in 1998.

         SECURITY. The Walsh Loan is secured by a deed of trust, security agreement, fixture filing, financing statement and assignment of rents and leases, an assignment of leases, rents and security deposits, UCC financing statements and certain additional security documents. The deed of trust is a first lien on a fee interest in the Walsh Property. The Walsh Loan is non-recourse, subject to certain limited exceptions.

         PAYMENT TERMS. The Walsh Loan has a fixed Mortgage Rate of 6.530%, a stated term of 60 months and an original amortization term of 360 months. The Walsh Loan requires monthly payments of principal and interest of $91,302.09, with a balloon payment due at the maturity date. The Walsh Loan accrues interest computed on the basis of an assumed 360-day year with twelve 30-day months.

         LOCKBOX. During the existence of any uncured default by the Walsh Borrower, at the option of the holder of the Walsh Loan, all gross income from the Walsh Property is to be directly deposited into a lockbox account controlled by such holder. Disbursements from such account are made as follows: (a) to fund the payment of taxes, assessments, ground rents, insurance and similar items,
(b) to pay all amounts then due with respect to the Walsh Loan; (c) to fund the payment of all operating expenses, management fees and leasing commissions; and
(e) to fund, at the holder's option, principal prepayments (with the applicable Prepayment Premium) or operating expenses, management fees and leasing commissions.

         PREPAYMENT. No prepayments are allowed during the first 24 months of the term of the Walsh Loan. Thereafter, prepayments are allowed, in whole but not in part, upon the payment of a premium equal to the greater of yield maintenance or 1% of the amount prepaid. No premium is required for a total prepayment during the last 3 months of the term of the Walsh Loan.


                                     III-13

         TRANSFER OF PROPERTIES OR INTEREST IN BORROWER. Except as described below, the holder of the Walsh Loan will have the option to declare it immediately due and payable upon the transfer of any interest in the Walsh Property or any ownership interest in the Walsh Borrower. Certain specified transfers are not prohibited, including without limitation (i) transfers equal to or less than a 49% ownership interest (when aggregated with prior transfers) in either the Walsh Borrower or the managing member, general partner or similar controlling entity of the Walsh Borrower, (ii) pledges of ownership interest as security for a loan from an institutional lender (provided that any remedy exercised by such lender might be deemed a default). Additionally, the Walsh Loan documents allow two transfers of the Walsh Property by the Walsh Borrower provided that (i) the holder either receives an acceptable non-consolidation opinion or determines that such opinion is not necessary, (ii) the transferee is organized as a single purpose entity, (iii) the holder reasonably determines that the transferee and the Walsh Property satisfy the holder's then applicable credit and underwriting standards, (iv) the holder reasonably determines that the transferee possesses recent ownership and managerial experience of properties similar to the Walsh Property, (v) that the officers, partners or members, as applicable, of the transferee are reputable individuals, (vi) the transferee satisfies all other conditions reasonably imposed by the holder,
(vii) the transferee assumes all obligations of the Walsh Borrower, (viii) the holder receives a satisfactory title policy endorsement or new title policy insuring the first lien priority of the Walsh Loan, (ix) the holder is reimbursed for all costs and expenses incurred in connection with the proposed transfer, and (x) the holder is paid a one percent (1%) assumption fee.

         ESCROW/RESERVES. There are no escrow reserves currently required for the Walsh Loan.

         SUBORDINATION/OTHER DEBT. Subordinate indebtedness and encumbrances are prohibited without the lender's prior consent.

THE PROPERTY

         The Walsh Property consists of two manufacturing/R&D buildings containing an aggregate of 190,200 square feet. The buildings were constructed in 1972 and renovated in 1997. The Walsh Property is located in Silicon Valley, Santa Clara, California. Land use in the surrounding area is dominated by a variety of light industrial development, primarily office/R&D.

         The Walsh Property is 100% leased to the Talus Corporation (a wholly-owned subsidiary of Electronic Manufacturing Systems) according to two separate leases which expire on May 31, 2004, (95,700 square feet) and June 30, 2003, (94,500 square feet). The Talus Corporation is an independent provider of contract metal fabrication and assembly services. Talus currently subleases approximately 106,000 square feet of the Walsh Property to three subtenants.

MANAGEMENT

         The Walsh Borrower is the manager of the Walsh Property.


                                     III-14

LOAN NO. 8 - 45 WEST 45TH STREET LOAN AND PROPERTY

---------------------------------------------------------------------------------------------------------------------
Cut-Off Date Balance:               $14,000,000               Balloon Balance:              $14,000,000
---------------------------------------------------------------------------------------------------------------------

Loan Type:                          Interest only             Property Type:                Office
---------------------------------------------------------------------------------------------------------------------

Origination Date:                   December 28, 1998         Location:                     New York, NY
---------------------------------------------------------------------------------------------------------------------

Maturity Date:                      January 1, 2009           Year Renovated:               1988
---------------------------------------------------------------------------------------------------------------------

Mortgage Rate:                      7.000%                    Appraised Value:              $24,000,000
---------------------------------------------------------------------------------------------------------------------

Annual Debt Service:                $980,000                  Current LTV:                  58.3%
---------------------------------------------------------------------------------------------------------------------

DSCR:                               1.53x                     Balloon LTV:                  58.3%
---------------------------------------------------------------------------------------------------------------------

Underwritable Cash Flow:            $1,496,194                Occupancy:                    94.4%
---------------------------------------------------------------------------------------------------------------------

                                                              Occupancy as of:              2/23/99
---------------------------------------------------------------------------------------------------------------------

THE LOAN

         The 45 West 45th Street Loan (the "45th Street Loan") is secured by a first mortgage on a 118,187 square foot, 16-story multi-tenant office building located in Mid-town Manhattan, New York City, New York (the "45th Street Property"). The 45th Street Loan was originated on December 28, 1998. The City and County of San Francisco Employees' Retirement System Pension Trust is the Seller of the 45th Street Loan.

         THE BORROWER. The borrower is TMT-45th Street, Inc., a Delaware corporation (the "45th Street Borrower"), and is a wholly-owned subsidiary of the TRW Master Trust. The 45th Street Borrower is a special purpose entity. The borrower purchased the 45th Street Property in 1998.

         SECURITY. The 45th Street Loan is secured by a consolidation, modification and extension agreement, an assignment of leases, rents and security deposits, UCC financing statements and certain additional security documents. The mortgage is a first lien on a fee interest in the 45th Street Property. The 45th Street Loan is non-recourse, subject to certain limited exceptions.

         PAYMENT TERMS. The 45th Street Loan has a fixed Mortgage Rate of 7.000% and a stated term of 120 months. The 45th Street Loan requires monthly payments of interest only of $81,666.67, with a balloon payment due at the maturity date. Although the 45th Street Loan documents are silent with respect to the accrual basis of the loan, the related Seller has computed accrued interest on the 45th Street Loan on the basis of an assumed 360-day year with twelve 30-day months.

         LOCKBOX. All gross income from the 45th Street Property is to be directly deposited into a lockbox account controlled by the 45th Street Borrower. Disbursements from such account are made as follows (a) to pay all amounts then due with respect to the 45th Street Loan, (b) to fund required reserves for the payment of taxes, assessments, insurance and similar items; and
(c) so long as no default has occurred, to the 45th Street Borrower.

         PREPAYMENT/DEFEASANCE. No prepayments are allowed during the first 36 months of the term of the 45th Street Loan. Thereafter, prepayments are allowed, in whole or in part, upon the payment of a premium equal to the greater of yield maintenance or 1% of the amount prepaid. No premium is required for a prepayment during the last 6 months of the term of the 45th Street Loan.

         TRANSFER OF PROPERTIES OR INTEREST IN BORROWER. Except as described below, the holder of the 45th Street Loan will have the option to declare it immediately due and payable upon the transfer of any interest in the 45th Street Property or any ownership interest in the 45th Street Borrower. The 45th Street Loan documents provide for a one-time right of the 45th Street Borrower to transfer the 45th Street Property to a credit qualified third party approved by the holder of the 45th Street Loan upon such holder's receipt of (i) a true copy of the deed or other


                                     III-15
transfer instrument, (ii) a letter authorizing the transfer of any then existing escrow funds to the benefit of the transferee, (iii) satisfactory evidence that transferee possess acceptable fire and extended coverage insurance over the 45th Street Property, (iv) a transfer fee not to exceed one percent (1%) of the loan balance, and (v) confirmation of the transferee's federal tax identification number.

         ESCROW/RESERVES. There are no escrow reserves currently required for the 45th Street Loan.

         SUBORDINATION/OTHER DEBT. Subordinate indebtedness and encumbrances are prohibited without the lender's prior consent.

THE PROPERTY

         The 45th Street Property is a 118,187 square foot, 16-story multi-tenanted office building with ground floor retail located in Mid-town Manhattan. The building is leased to approximately 25 tenants and is located one block from the officially defined area of Times Square. The building was constructed in 1923 and renovated in 1988.

         Major tenants include Weber's Enterprises Corp. (17,160 square feet), Soundhood, Inc. (7,283 square feet) and Nutmeg Music, Inc. (7,283 square feet). The 45th Street Property was 94.4% leased as of February 23, 1999 to 27 tenants. Leases for approximately 4% of property space expire in 1999, 5% expire in 2001, 15% expire in 2002, 10% expire in 2004, 15% expire in 2005, 24% expire in 2006, 15% expire in 2007, and 6% expire in 2008.

MANAGEMENT

         The 45th Street Property is managed by Boston Financial.


                                     III-16

LOAN NO. 9 - DOWNTOWN WOODINVILLE RETAIL DEVELOPMENT #2 LOAN AND PROPERTY

-------------------------------------------------------------------------------------------------------------
Cut-Off Date Balance:               $13,050,000               Balloon Balance:              $10,261,657
-------------------------------------------------------------------------------------------------------------

Loan Type:                          Principal and Interest    Property Type:                Retail
-------------------------------------------------------------------------------------------------------------

Origination Date:                   June 10, 1999             Location:                     Woodinville, WA
-------------------------------------------------------------------------------------------------------------

Maturity Date:                      July 1, 2009              Year Built:                   1998
-------------------------------------------------------------------------------------------------------------

Mortgage Rate:                      7.000%                    Appraised Value:              $17,450,000
-------------------------------------------------------------------------------------------------------------

Annual Debt Service:                $1,106,816                Current LTV:                  74.8%
-------------------------------------------------------------------------------------------------------------

DSCR:                               1.30x                     Balloon LTV:                  58.8%
-------------------------------------------------------------------------------------------------------------

Underwritable Cash Flow:            $1,441,580                Occupancy:                    100%
-------------------------------------------------------------------------------------------------------------

                                                              Occupancy as of:              4/15/99
-------------------------------------------------------------------------------------------------------------

THE LOAN

         The Downtown Woodinville Retail Development #2 Loan (the "Woodinville Loan") is secured by a first mortgage on a 90,659 square foot retail center located in downtown Woodinville, Washington (the "Woodinville Property"). The Woodinville Loan was originated on June 10, 1999. General American Life Insurance Company is the Seller of the Woodinville Loan.

         THE BORROWER. The borrower is Downtown Woodinville, L.L.C., a Washington limited liability company (the "Woodinville Borrower"), was formed in October 1996 to develop, own and operate the Woodinville Property. The Woodinville Borrower is comprised of two members, Washington Capital Joint Master Trust, a Group Trust and Woodinville Gardens, L.L.C., a Washington limited liability company, each of which own a 50% interest.

         Washington Capital Joint Master Trust is organized as a group trust, qualified under the provisions of IRS Revenue Ruling 81-100. The Trust's investors are: Locals 302 and 612 of the International Union of Operating Engineers-Employers Construction Industry Retirement Fund; Washington State Plumbing & Pipefitting Industry Pension Plan, and Western Washington Laborers Employers Pension Trust Fund. The Trust is managed by Washington Capital Management, Inc., which was established in 1977, is based in Seattle, and reportedly has $1.3 billion under management for tax qualified pension plans, 90% of which are Taft-Hartley pension plans.

         SECURITY. The Woodinville Loan is secured by a first deed of trust, security agreement and fixture filing, a collateral assignment of lease and rents, UCC financing statements and certain additional security documents. The deed of trust is a first lien on a fee interest in the Woodinville Property. The Woodinville Loan is 100% recourse to the Woodinville Borrower.

         PAYMENT TERMS. The Woodinville Loan has a fixed Mortgage Rate of 7.000%, a stated term of 120 months and an original amortization term of 300 months. The Woodinville Loan requires monthly payments of principal and interest of $92,234.69, with a balloon payment due at the maturity date. The Woodinville Loan accrues interest computed on the basis of an assumed 360-day year with twelve 30-day months.

         PREPAYMENT/DEFEASANCE. No prepayments are allowed during the first 36 months of the term of the Woodinville Loan. Thereafter, prepayments are allowed, in whole or in part, upon the payment of a premium equal to the greater of yield maintenance or 1% of the amount prepaid. No premium is required for a prepayment during the last 6 months of the term of the Woodinville Loan.

         TRANSFER OF PROPERTIES OR INTEREST IN BORROWER. Except as described below, the holder of the Woodinville Loan will have the option to declare it immediately due and payable upon the transfer of any interest in the Woodinville Property or any ownership interest in the Woodinville Borrower. The Woodinville Loan documents


                                     III-17
provide for a one-time right of the Woodinville Borrower to transfer the Woodinville Property (i) to a transferee possessing net worth equal to at least 200% of the amount of the Woodinville Loan and demonstrated real estate investment and management experience, (ii) upon receipt by the holder of the Woodinville Loan of a true copy of the deed or other transfer instrument, (iii) upon the holder's receipt of a letter authorizing the transfer of any then existing escrow funds to the benefit of the transferee, (iv) upon the holder's receipt of satisfactory evidence that transferee possess acceptable fire and extended coverage insurance over the Woodinville Property, (v) upon the holder's receipt of a transfer fee not to exceed one percent (1%) of the loan balance,
(vi) upon the holder's receipt of confirmation of the transferee's federal tax identification number, and (vii) the transferee assumes all obligations of the Woodinville Borrower in writing. Additionally, for any transfers occurring after July 1, 2004, the holder may require the applicable interest rate to be adjusted to 200 basis points over the U.S. Treasury Notes/Bonds with a maturity similar to the Woodinville Loan, with an interest floor of 7.25% and ceiling of 8%. The Woodinville Loan documents also allow transfers of membership interest by members of the Woodinville Borrower as of the origination of the Woodinville Loan to immediate family members and trusts so long as not more than 50%, in the aggregate, of the membership interests in the Woodinville Borrower have been so transferred and Washington Capital Joint Master Trust remains the owner of a minimum 33% interest in the Woodinville Borrower.

         ESCROW/RESERVES. There are no escrow reserves currently required for the Woodinville Loan.

         SUBORDINATION/OTHER DEBT. Subordinate indebtedness and encumbrances are prohibited without the lender's prior consent.

THE PROPERTY

         The Woodinville Property is a newly-constructed 90,659 square foot retail center in three buildings in downtown Woodinville, Washington. It is part of a 43-acre retail development known as Downtown Woodinville, located approximately 16 miles from Seattle. The Woodinville Property is across from Molbak's, a large specialty garden center with 15 acres of greenhouses. When fully completed in the fall of 1999, Downtown Woodinville Retail Center is to contain approximately 500,000 square feet of retail space, and will be the largest development in Woodinville's central business district.

         Major tenants of the Woodinville Property include Top Foods (67,136 square feet), Hollywood Video (6,701 square feet) and Kinko's (5,092 square feet). The Woodinville Property was 100% leased as of April 15, 1999 to 10 tenants. Leases for approximately 2% of property space expire in 1999, 2% expire in 2002, 6% expire in 2003, 2% expire in 2004, 6% expire in 2005, 1% expire in 2007, 7% expire in 2008, and 74% expire in 2009 or later.

MANAGEMENT

         The Woodinville Borrower is the manager of the Woodinville Property.



                                     III-18

LOAN NO. 10 - MID RIVERS PLAZA SHOPPING CENTER LOAN AND PROPERTY

-------------------------------------------------------------------------------------------------------------
Cut-Off Date Balance:               $12,898,672.29            Balloon Balance:              $5,433,275
-------------------------------------------------------------------------------------------------------------

Loan Type:                          Principal and Interest    Property Type:                Retail
-------------------------------------------------------------------------------------------------------------

Origination Date:                   August 27, 1998           Location:                     St. Peters, MO
-------------------------------------------------------------------------------------------------------------

Maturity Date:                      September 1, 2013         Year Expanded:                1996
-------------------------------------------------------------------------------------------------------------

Mortgage Rate:                      7.000%                    Appraised Value:              $18,000,000
-------------------------------------------------------------------------------------------------------------

Annual Debt Service:                $1,223,422                Current LTV:                  71.7%
-------------------------------------------------------------------------------------------------------------

DSCR:                               1.22x                     Balloon LTV:                  30.2%
-------------------------------------------------------------------------------------------------------------

Underwritable Cash Flow:            $1,490,157                Occupancy:                    99.5%
-------------------------------------------------------------------------------------------------------------

                                                              Occupancy as of:              3/19/99
-------------------------------------------------------------------------------------------------------------

THE LOAN

         The Mid Rivers Plaza Shopping Center Loan (the "Mid Rivers Loan") is secured by a first mortgage on Mid Rivers Plaza Shopping Center, a 191,017 square foot shopping center located in St. Peters, Missouri (the "Mid Rivers Property"). The Mid Rivers Loan was originated on August 27, 1998. General American Life Insurance Company is the Seller of the Mid Rivers Loan.

         THE BORROWER. The borrower is The Grewe Limited Partnership, a Missouri limited partnership (the "Mid Rivers Borrower"). The general partner of the Mid Rivers Borrower is G.J. Grewe of Illinois, Inc., a family-owned Illinois corporation that was established in 1984. G.J. Grewe of Illinois, Inc., has had an ownership interest in the Mid Rivers Property since its original development in 1989.

         SECURITY. The Mid Rivers Loan is secured by a deed of trust, security agreement and fixture filing, a collateral assignment of lease or leases, UCC financing statements and certain additional security documents. The deed of trust is a first lien on a fee interest in the Mid Rivers Property. The Mid Rivers Loan is non-recourse, subject to certain limited exceptions.

         PAYMENT TERMS. The Mid Rivers Loan has a fixed Mortgage Rate of 7.000%, a stated term of 180 months and an original amortization term of 240 months. The Mid Rivers Loan requires monthly payments of principal and interest of $101,951.82, with a balloon payment due at the maturity date. The Mid Rivers Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

         PREPAYMENT. No prepayments are allowed during the first 60 months of the term of the Mid Rivers Loan. Thereafter, prepayments are allowed, in whole or in part, upon the payment of a premium equal to the greater of yield maintenance or 1% of the amount prepaid.

         TRANSFER OF PROPERTIES OR INTEREST IN BORROWER. Except as described below, the holder of the Mid Rivers Loan will have the option to declare it immediately due and payable upon the transfer of any interest in the Mid Rivers Property or any ownership interest in the Mid Rivers Borrower. The Mid Rivers Loan documents provide for a one-time right of the Mid Rivers Borrower to transfer the Mid Rivers Property (i) to a transferee possessing income and net worth greater than or equal to the Mid Rivers Borrower, (ii) upon receipt by the holder of the Mid Rivers Loan of a true copy of the deed or other transfer instrument, (iii) upon the holder's receipt of a letter authorizing the transfer of any then existing escrow funds to the benefit of the transferee, (iv) upon the holder's receipt of satisfactory evidence that transferee possess acceptable fire and extended coverage insurance over the Mid Rivers Property, (v) upon the holder's receipt of a transfer fee not to exceed one percent (1%) of the loan balance, (vi) upon the holder's receipt of confirmation of the transferee's federal tax identification number, (vii) with an interest rate adjustment for any transfers occurring after October 1, 2003, to the greater of 7% or 150 basis points


                                     III-19
over the U.S. Treasury Notes/Bonds with a maturity similar to the Mid Rivers Loan, and (viii) so long as Service Merchandise has not exercised the first refusal or purchase option rights possessed by it with respect to a portion of the Mid Rivers Property. The Mid Rivers Loan documents also allow transfers of partnership interests among immediate family members of Gerard J. Grewe or Jane
M. Grewe, provided that the holder's approval is required for voluntary transfers of general partnership interests in the Mid Rivers Borrower.

         Service Merchandise, a tenant of a portion of the Mid Rivers Property, possesses first refusal and purchase option rights with respect to its demised premises. Any release of such Premises by the holder of the Mid Rivers Loan in connection with such rights must be supported by a partial prepayment so that the loan-to-value ratio of the Mid Rivers Loan does not exceed 75% after such release, or the personal guarantee of Gerard G. Grewe for the loan amount in excess of such 75% loan-to-value ratio.

         ESCROW/RESERVES. There are no escrow reserves currently required for the Mid Rivers Loan.

         SUBORDINATION/OTHER DEBT. Subordinate indebtedness and encumbrances are prohibited without the lender's prior consent.

THE PROPERTY

         The Mid Rivers Property is a 191,017 square foot shopping center constructed in 1989 and expanded in 1996. It is located in St. Peters, Missouri, and is a satellite center to the Mid Rivers Regional Mall (approximately 1.2 million square feet).

         Major tenants of the Mid Rivers Property include Service Merchandise (50,000 square feet), Bed Bath & Beyond (38,843 square feet) and Kloss Furniture Interiors (15,653 square feet). The Mid Rivers Property was 99.5% leased as of March 19, 1999 to 16 tenants. Leases for approximately 2% of property space expire in 1999, 8% expire in 2000, 1% expire in 2002, 11% expire in 2003, 14% expire in 2004, 6% expire in 2006, 8% expire in 2007, and 47% expire in 2009, or later.

MANAGEMENT

         The Mid Rivers Borrower is the manager of the Mid Rivers Property.



                                     III-20

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

------------------------------------------------------------------------------

MORGAN STANLEY                         MORGAN STANLEY           July 9, 1999
Real Estate Debt Capital Markets       DEAN WITTER
Mortgage Capital Markets               LOGO
------------------------------------------------------------------------------

                                 CMBS NEW ISSUE

                                   TERM SHEET

                           --------------------------
                           PRICING DATE: JULY 9, 1999
                           --------------------------

                                  $741,936,000
                                  (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                                  AS DEPOSITOR

                     GENERAL AMERICAN LIFE INSURANCE COMPANY
                               AS MAJORITY SELLER

                        CONNING ASSET MANAGEMENT COMPANY
               AS ORIGINATOR, MASTER SERVICER AND SPECIAL SERVICER

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-CAM1
                                ----------------

MORGAN STANLEY DEAN WITTER

                          DONALDSON, LUFKIN & JENRETTE

                                                         PRUDENTIAL SECURITIES

                              AND AS SELLING AGENT
                            A.G. EDWARDS & SONS, INC.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and Prudential Securities Incorporated (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $741,936,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-CAM1



TRANSACTION FEATURES

>  Contributors:
----------------------------------------------------
                     NO.    CUT-OFF DATE      %
                     OF      PRINCIPAL       OF
SELLERS             LOANS     BALANCE       POOL
----------------------------------------------------
 GAL                 129    $625,552,838     77.6%
 City/County of SF    23     180,903,099     22.4%
----------------------------------------------------
 TOTAL:              152    $806,455,937    100.0%
----------------------------------------------------

>  Loan Pool:

   o  Average Loan Balance:  $5,305,631 million (0.7% of Pool)
   o  Largest Loan Balance:  $23,896,720 (3.0% of Pool)
   o  Five Largest Loans:  11.8% of Pool
   o  Ten Largest Loans:  20.3% of Pool

> Seasoning: Weighted average seasoning of 22 months. The seasoning ranges from 0 to 111 months

>  Property Types:

   Office      -  36.2%
   Industrial  -  17.7%
   Multifamily -   6.2%
   Hospitality -   3.1%
   Retail      -  36.8%


>  Credit Statistics:

   o Weighted average Cut-Off Date loan-to-value ratio of 63.8% and a balloon loan-to-value of 36.6%
   o Weighted average debt service coverage ratio of 1.41x at an actual constant of 9.98%
   o  Weighted average debt service coverage ratio of 1.65x at an 8.5% constant
   o  Weighted average remaining amortization of 246 months

>  Call Protection: (As of Cut-Off Date)

   o  Lockout period ranging from 1 to 94 months, followed by yield maintenance:
      55.9%
   o  Yield maintenance periods ranging from 34 to 217 months: 37.4%
   o Lockout period ranging from 41 to 105 months, followed by fixed percentage: 3.9%
   o Yield maintenance periods ranging from 16 to 147 months followed by fixed percentages: 2.1%
   o  Declining fixed percentages of the principal amount prepaid: 0.7%

>  Collateral Terms: The Pool has a WAC of 7.685% and a WAM of 128 months

> Collateral Information Updates: Updated loan information is expected to be part of the monthly certificateholder reports available from the Trustee in addition to detailed payment and delinquency information. Information provided by the trustee is expected to be available at www.globaltrustservices.com. Updated property operating and occupancy information, to the extent delivered by borrowers, is expected to be available to Certificateholders from the Trustee.

> Bond Information: Cash flows are expected to be modeled by TREPP, CONQUEST and INTEX and are expected to be available on BLOOMBERG


                                      T-2

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and Prudential Securities Incorporated (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $741,936,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-CAM1

OFFERED CERTIFICATES

------------- ------------------ ---------------- ------------- -------------- ------------- ----------------- ----------------
                                                     RATINGS                                  EXPECTED FINAL       INITIAL
                  AMOUNT(1)       SUBORDINATION   (FITCH IBCA/     AVERAGE      PRINCIPAL      DISTRIBUTION     PASS-THROUGH
   CLASS            ($MM)            LEVELS           S&P)         LIFE(2)     WINDOW(2)(3)      DATE(2)           RATE(4) (5)
------------- ------------------ ---------------- ------------- -------------- ------------- ----------------- ----------------
    A-1          95,763,000           19.50          AAA/AAA         3.20          1-57          04/15/04           6.54
------------- ------------------ ---------------- ------------- -------------- ------------- ----------------- ----------------
    A-2         180,000,000           19.50          AAA/AAA         5.70         1-112          11/15/08           6.76
------------- ------------------ ---------------- ------------- -------------- ------------- ----------------- ----------------
    A-3         167,680,000           19.50          AAA/AAA         7.13         57-112         11/15/08           6.92
------------- ------------------ ---------------- ------------- -------------- ------------- ----------------- ----------------
    A-4         205,751,000           19.50          AAA/AAA         9.67        112-124         11/15/09           7.02
------------- ------------------ ---------------- ------------- -------------- ------------- ----------------- ----------------
    B(6)         26,209,000           16.25           AA/AA         10.95        124-137         12/15/10           7.12
------------- ------------------ ---------------- ------------- -------------- ------------- ----------------- ----------------
    C(6)         26,210,000           13.00            A/A          11.79        137-149         12/15/11        NWAC - 0.13
------------- ------------------ ---------------- ------------- -------------- ------------- ----------------- ----------------
    D(6)         12,097,000           11.50           A-/A-         12.68        149-154         5/15/12            NWAC
------------- ------------------ ---------------- ------------- -------------- ------------- ----------------- ----------------
    E(6)         20,161,000            9.00          BBB/BBB        13.31        154-167         6/15/13            NWAC
------------- ------------------ ---------------- ------------- -------------- ------------- ----------------- ----------------
    F(6)          8,065,000            8.00         BBB-/BBB-       14.07        167-170         9/15/13            NWAC
------------- ------------------ ---------------- ------------- -------------- ------------- ----------------- ----------------


PRIVATE CERTIFICATES - NOT OFFERED HEREBY

------------- ------------------ ---------------- ------------- -------------- ------------- ---------------- ----------------
                                                     RATINGS                                  EXPECTED FINAL      INITIAL
                  AMOUNT(1)       SUBORDINATION   (FITCH IBCA/     AVERAGE      PRINCIPAL      DISTRIBUTION    PASS-THROUGH
   CLASS            ($MM)            LEVELS           S&P)         LIFE(2)     WINDOW(2)(3)      DATE(2)          RATE(4) (5)
------------- ------------------ ---------------- ------------- -------------- ------------- ---------------- ----------------
    G-O          64,519,937            --              --           --              --              --           6.54%
------------- ------------------ ---------------- ------------- -------------- ------------- ---------------- ----------------
     X             Notional            --           AAA/AAAr        --              --           9/15/18       Variable Rate
------------- ------------------ ---------------- ------------- -------------- ------------- ---------------- ----------------

  Notes: (1)  In the case of each such Class, subject to a permitted variance of plus or minus 5%. The Class X Notional Amount is equal to the sum of all Certificate Balances outstanding from time to time.

         (2) Based on Maturity Assumptions and a 0% CPR as described in the Prospectus Supplement.

         (3) Principal Window is the period (expressed in terms of months and commencing with the month of the first Distribution Date) during which distributions of principal are expected to be made to the holders of each designated Class in accordance with the Maturity Assumptions and a 0% CPR as described in the Prospectus Supplement.

         (4) Other than the Class C, Class D, Class E and Class F Certificates, each Class of Certificates will accrue interest generally at a fixed rate of interest except in limited circumstances as described in the Prospectus Supplement.

         (5) The pass-through rates shown are only for indicative purposes. The final pass-through rates will be determined at pricing.

         (6) The City and County of San Francisco Employees' Retirement System Pension Trust or an affiliate may purchase a portion of the Class B, Class C and Class D Certificates. A Delaware Business Trust, of which General American Life Insurance Company and the City & County of San Francisco Employees' Retirement System Pension Trust will be the sole beneficiaries, is expected to purchase all of the Class E and F certificates.


                                      T-3

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and Prudential Securities Incorporated (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $741,936,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-CAM1

I. ISSUE CHARACTERISTICS

Issue Type:               Public:  Class A-1, A-2, A-3, A-4, B, C, D, E and F (the "Offered Certificates")

                          Private (Rule 144A):  Class X, G, H, J, K, L, M, N and O

Securities Offered:       $741,936,000  monthly pay,  multi-class  sequential pay commercial mortgage REMIC
                          Pass-Through  Certificates,  including  five  fixed-rate  principal  and interest classes (A-1, A-2, A-3, A-4 and B) and four variable-rate  principal and interest classes (C, D, E and F)

Collateral:               The  collateral  consists of a  $806,455,937  pool of fixed-rate  commercial  and multifamily Mortgage Loans

Sellers:                  General American Life Insurance Company
                          City and County of San Francisco Employees' Retirement System Pension Trust

Lead Manager:             Morgan Stanley & Co. Incorporated

Co-Managers:              Donaldson, Lufkin & Jenrette Securities Corporation
                          Prudential Securities Incorporated

Selling Agent:            A.G. Edwards & Sons, Inc.

Master Servicer:          Conning Asset Management Company

Special Servicer:         Conning Asset Management Company

Trustee/Fiscal Agent:     The Chase Manhattan Bank

Pricing Date:             July 9, 1999

Closing Date:             July 21, 1999

Distribution Dates:       The 15th of each month, commencing August 16, 1999

Cut-Off Date:             July 1, 1999

Minimum Denominations:    $25,000 for Class A  Certificates;  $100,000  for all other  Certificates  (other than the Class R Certificates)

Settlement Terms:         DTC, Euroclear and Cedel, same day funds, with accrued interest

Legal/Regulatory Status:  Class  A-1,  A-2,  A-3  and A4  Certificates  are  expected  to be  eligible  for exemptive relief under ERISA.  No Class of Certificates is SMMEA eligible.

Risk Factors:             THE  CERTIFICATES  INVOLVE  A  DEGREE  OF RISK  AND MAY NOT BE  SUITABLE  FOR ALL
                          INVESTORS.  SEE THE "RISK FACTORS"  SECTION OF THE PROSPECTUS  SUPPLEMENT AND THE
                          "RISK FACTORS" SECTION OF THE PROSPECTUS.


                                      T-4

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and Prudential Securities Incorporated (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $741,936,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-CAM1


II.  STRUCTURE CHARACTERISTICS

The Class A-1, Class A-2 , Class A-3, Class A-4 and B Certificates are fixed-rate, monthly pay, multi-class, sequential pay REMIC Pass-Through Certificates. The Class C, Class D, Class E and Class F Certificates are variable rate, monthly pay, multi-class, sequential pay REMIC Pass-Through Certificates. The Class X Certificates are variable rate interest only REMIC Pass-Through Certificates. All Classes of Certificates derive their cash flows from the entire pool of Mortgage Loans.

                                          Class X(1)
                                          ----------
         Class A-1        AAA/AAA         XXXXXXXXXX         $95.7MM
                           6.54%

         Class A-2        AAA/AAA          XXXXXXXXX        $180.0MM
                           6.76%

         Class A-3        AAA/AAA            XXXXXXX        $167.7MM
                           6.92%

         Class A-4        AAA/AAA             XXXXXX        $205.8MM
                           7.02%

         Class B           AA/AA               XXXXX         $26.2MM
                           7.12%

         Class C            A/A                  XXX         $26.2MM
                         NWAC -013%

         Class D           A-/A-                             $12.1MM
                           NWAC

         Class E         BBB/BBB                             $20.2MM
                           NWAC

         Class F         BBB-/BBB-                            $8.1MM
                           NWAC

         Class G-O          --            XXXXXXXXXX         $64.5MM
                           6.54%


Notes:   (1)  Class X is entitled to interest (on a notional amount equal to the aggregate pool balance) at the weighted average Class X Strip
              Rates for the respective classes of Principal Balance
              Certificates. The Class X Strip Rate for each such class for any Distribution Date is equal to the NWAC minus the Pass-Through Rate for such class and such Distribution Date.

         (2) The above analysis is based on the Maturity Assumptions and a 0% CPR as described in the Prospectus Supplement.


                                      T-5
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and Prudential Securities Incorporated (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $741,936,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-CAM1



                -----------------------------------------------------
                                     CLASS X
                -----------------------------------------------------
                ---------------
                           A-1
                ---------------
                           A-1
                ---------------------
                                 A-2
                ---------------------
                                                      [   ] Interest
                                 A-2
                ------------------------
                                                      [   ] Principal
                                    A-3
                ------------------------

                                    A-3
                 -------------------------
        C
A       A                             A-4
P       S       --------------------------
P       H                             A-4
L               --------------------------
I       F                             B
E       L       ------------------------------
D       O                                B
        W       ------------------------------
L                                           C
O               ------------------------------
S                                           C
S               ----------------------------------
E                                               D
S                                               D
                --------------------------------------
                                                    E
                --------------------------------------
                                                    E
                ----------------------------------------
                                                      F
                 ----------------------------------------
                                                       F
                 ----------------------------------------
                 -----------------------------------------------------------
                 0        50        100         150          200          250

                                    Months


Notes:   (1)  The class A-1, A-2, A-3, A-4 and X certificates will be paid interest on a pro rata basis.

         (2) The above analysis is based on the Maturity Assumptions and a 0% CPR as described in the Prospectus Supplement.


                                      T-6
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and Prudential Securities Incorporated (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $741,936,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-CAM1


    Interest Distributions:         Each Class of Certificates (other than the
                                    Class R-1, Class R-2, and Class R-3
                                    Certificates) will be entitled on each
                                    Distribution Date to interest accrued at its Pass-Through Rate on the outstanding
                                    Certificate Balance or Notional Amount of such Class, as applicable.

   Pass-Through Rates:              Class A-1:         6.54%
                                    Class A-2:         6.76%
                                    Class A-3:         6.92%
                                    Class A-4:         7.02%
                                    Class B:           7.12%
                                    Class C:           NWAC - 0.13%
                                    Class D:           NWAC
                                    Class E:           NWAC
                                    Class F            NWAC
                                    Classes G-O:       6.54%
                                    Class X:           See Note on page T-4

                                    The Pass-Through Rate for each class of
                                    Principal Balance Certificates for any
                                    Distribution Date will not exceed the
                                    Weighted Average Net Mortgage Rate ("NWAC") for such Distribution Date.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and Prudential Securities Incorporated (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $741,936,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-CAM1

Principal Distributions:   Principal will be distributed on each Distribution
                           Date to the holder of the Class A-1, Class A-2 and Class A-3 Certificates until the aggregate
                           Certificate Balance of the Class A-1, Class A-2 and
                           Class A-3 Certificates has been reduced to zero pro rata in proportion to the aggregate amount to be distributed as follows: (A) to the Class A-2
                           Certificates, the Class A-2 Scheduled Principal
                           Amount and (B) to the Class A-1 Certificates, until the aggregate outstanding Certificate Balance of the Class A-1 Certificates is reduced to zero, and then to the Class A-3 Certificates, an amount equal to the difference between the Principal Distribution Amount and the Class A-2 Scheduled Principal Amount. The
                           Class A-2 Scheduled Principal Amount means an amount equal to the product of (x) the Principal
                           Distribution Amount and (y) a fraction, the numerator of which is equal to the aggregate outstanding
                           Certificate Balance of the Class A-2 Certificates and the denominator of which is equal to the sum of the outstanding Certificate Balances of the Class A-1,
                           Class A-2 and Class A-3 Certificates.

                           Upon payment in full of the of the aggregate
                           Certificate Balance of the Class A-1, Class A-2 and Class A-3 Certificates, to the holders of the A-4 Certificates until the aggregate Certificate Balance of the Class A-4 is reduced to zero.

                           Beginning with the Class B Certificates Principal Distributions will be distributed to the most senior Class (i.e. the Class with the earliest alphabetical Class designation) of the Principal Balance Certificates outstanding, until its Certificate Balance is reduced to zero. If, due to losses, the Certificate Balances of the Class B through Class O Certificates are reduced to zero or Appraisal Reductions exceed the aggregate Certificate Balance of the Subordinate Certificates, payments of principal to the Class A-1, A-2, A-3 and A-4 Certificates will be made on a pro rata basis.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and Prudential Securities Incorporated (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $741,936,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-CAM1

Prepayment Premium         Any Yield Maintenance Payment collected with respect
Allocation:                to a Mortgage Loan during any particular Collection
                           Period will be distributed on the following
                           Distribution Date as between the Class X Certificates and all other eligible Classes based upon the Base
                           Interest Fraction (as defined in the Prospectus
                           Supplement). The product of the Base Interest
                           Fraction and the aggregate amount of such Yield
                           Maintenance Payment will be allocated for distribution to classes entitled to receive principal distributions on the related Distribution Date. The product of (a) the amount of principal distributed to each Class of Certificates (other than the Class X
                           Certificates) as a percentage of the principal distributed to all Classes multiplied by (b) the Base
                           Interest Fraction and multiplied by (c) the amount of Yield Maintenance Payments collected, will be distributed to each such Class of Certificates. The remainder of such Yield Maintenance Payment will be distributed to the Class X Certificates.

                           Twenty-five percent (25%) of any Percentage Premium collected with respect to a Mortgage Loan during any particular Collection Period will be distributed on the following Distribution Date as follows: The holders of the Class A, Class B, Class C, Class D, Class E and Class F Certificates entitled to receive principal distributions on the related Distribution Date on a pro rata basis, based on the amount of principal distributed to each such Class as a percentage of the amount of principal distributed to all Classes. The remainder of such Percentage Premiums will be allocated to the Class X Certificates.

                           Notwithstanding the foregoing, no Percentage Premium or Yield Maintenance Payments will be distributed to the holders of the Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O or Residual Certificates. Instead, after the Certificate Balances of those classes entitled to receive Percentage Premium or Yield Maintenance Payments have been reduced to zero, all such Premiums or Payments will be distributed to the holders of the Class X Certificates.

Credit Enhancement:        Each Class of Certificates (other than Classes A-1,
                           A-2, A-3, A-4 and X) will be subordinate to all other
                           Classes with an earlier alphabetical Class designation.

Advancing:                 The Master Servicer and the Trustee (in that order)
                           will each be obligated to make P&I Advances and Servicing Advances, including delinquent property taxes and insurance, but only to the extent that such Advances are deemed recoverable.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and Prudential Securities Incorporated (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $741,936,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-CAM1

Realized Losses and Expense         Realized Losses and Expense Losses, if any,
Losses:                             will be allocated to the Class O, Class N,
                                    Class M, Class L, Class K, Class J, Class H,
                                    Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and then to Classes A-1, A-2, A-3 and A-4 and, with respect to losses allocated to interest, Class X Certificates, pro rata, in each case reducing amounts payable thereto.
                                    Any interest shortfall of any Class of
                                    Certificates will result in unpaid interest for such Class which, together with interest thereon compounded monthly at one-twelfth the applicable Pass-Through Rate for such Class, will be payable in subsequent periods, subject to available funds.

Prepayment                          Interest Shortfalls: For any Distribution
                                    Date, any Net Aggregate Prepayment Interest
                                    Shortfall not offset by the Servicing Fee, will generally be allocated pro rata to each Class of Certificates in proportion to its entitlement to interest.

Appraisal Reductions:               An Appraisal Reduction generally will be
                                    created in the amount, if any, by which the Principal Balance of a Specially Serviced
                                    Mortgage Loan (plus other amounts overdue in connection with such loan) exceeds 90% of the appraised value of the related Mortgaged
                                    Property. The Appraisal Reduction Amount will reduce proportionately the amount of delinquent interest advanced for such loan, which reduction will result, in general, in a reduction of interest distributable to the most subordinate Class of Principal Balance
                                    Certificate outstanding. An Appraisal
                                    Reduction will be reduced to zero as of the date the related Mortgage Loan has been brought current for at least three consecutive months, paid in full, liquidated, repurchased or otherwise disposed of.

Operating Adviser:                  The Operating Adviser, which may be
                                    appointed by the Controlling Class, will have the right to receive notice from the Special Servicer with respect to certain actions regarding Specially Serviced
                                    Mortgage Loans. Examples include the right to make certain modifications, foreclose, sell, bring an REO Property into environmental compliance or accept substitute or additional collateral.

Controlling Class:                  The Controlling Class will generally be the
                                    most subordinate Class of Certificates
                                    outstanding at any time or, if the
                                    Certificate Balance of such Class is less than 50% with respect to the Class N and Class O, and 25% with respect to all other classes of subordinate certificates, the
                                    Controlling Class will be the next most
                                    subordinate Class of Principal Balance
                                    Certificates.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and Prudential Securities Incorporated (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $741,936,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-CAM1

Special Servicer:                   In general, the Special Servicer has the
                                    right to modify the terms of a Specially
                                    Serviced Mortgage Loan if it determines that such modification would increase the net present value of the proceeds to the Trust, provided that the Special Servicer may not
                                    (i) extend the maturity date of a Mortgage
                                    Loan beyond two years prior to the Final
                                    Rated Distribution Date or (ii) if the
                                    Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date beyond a date which is ten (10) years prior to the expiration of the ground lease.


Optional Termination:               The Depositor, then the Master Servicer,
                                    then the Special Servicer and then the
                                    holder of a majority of the R-I Certificates will have the option to purchase, in whole but not in part, the remaining assets of the Trust on or after the Distribution Date on which the aggregate Certificate Balance of all Classes of Certificates then outstanding is less than or equal to 1% of the Initial
                                    Pool Balance. Such purchase price will
                                    generally be at a price equal to the unpaid aggregate Scheduled Principal Balance of the Mortgage Loans, plus accrued and unpaid interest and unreimbursed Advances.


Reports to Certificateholders:      The Trustee will prepare and deliver monthly
                                    Certificateholder Reports. The Special
                                    Servicer will prepare and deliver to the Trustee a monthly Special Servicer Report summarizing the status of each Specially
                                    Serviced Mortgage Loan. The Master Servicer and the Special Servicer will prepare and deliver to the Trustee an annual report setting forth, among other things, the debt service coverage ratios for each Mortgage
                                    Loan, as available. Each of the reports will be available to the Certificateholders. A report containing information regarding the
                                    Mortgage Loans is expected to be available electronically at www.globaltrustservices.com.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and Prudential Securities Incorporated (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $741,936,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-CAM1

III. SELLERS               General American Life Insurance Company

                           General American Life Insurance Company, the Majority Seller, is a Missouri life insurance corporation founded in 1933. General American does business directly or through its subsidiaries in 49 states and the District of Columbia. General American offers a variety of products, including traditional life and universal life insurance policies and individual and group annuity contracts. General American is the Seller with respect to 129 of the Mortgage Loans (77.6% of the Initial Pool Balance). Each of the General American Mortgage Loans were underwritten and originated by Conning Asset Management Company on behalf of General American. Conning Asset Management Company acts as the investment advisor for General American. The principal office of General American Life Insurance Company is located at 700 Market Street, St. Louis, Missouri 63101. Its telephone number is (314) 231-1700.

                           City and County of San Francisco Employees'
                           Retirement System Pension Trust

                           The City and County of San Francisco Employees' Retirement System Pension Trust, the Minority Seller, is a public pension plan created by a municipal corporation for the benefit of its employees. The Retirement System is the Seller with respect to 23 of the Mortgage Loans (22.4% of the Initial Pool Balance). Sixteen of the Mortgage Loans, representing 15.1% of the Initial Pool Balance, were underwritten and originated by Conning Asset Management Company of behalf of the Retirement System, and 7 of the Mortgage Loans, representing 7.3% of the Initial Pool Balance, were otherwise originated on behalf of the Minority Seller. Conning Asset Management Company acts as the investment advisor for the Retirement System. The principal office of the Retirement System is located at 1155 Market Street, San Francisco, California 94103. Its telephone number is (415) 554-1541.

                                      T-12
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and Prudential Securities Incorporated (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $741,936,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-CAM1


IV.  COLLATERAL DESCRIPTION

Summary: The Mortgage Pool consists of a $806,455,937 pool of 152 fixed-rate, mortgage loans secured by first liens on commercial and multifamily properties located throughout 28 states. As of the Cut-Off Date, the Mortgage Loans have a weighted average mortgage rate of 7.685% and a weighted average remaining term to maturity of 128 months. See the Appendices to the Prospectus Supplement for more detailed collateral information.



                                                          TOP TEN LOANS
--------------------------------    ------------  ------- ----------- -------------- --------- ----------- ------- -----------

                                                                                      UNITS/
                                                           PROPERTY      CURRENT      SQUARE    LOAN PER            ASSUMED(1)
         PROPERTY NAME                 CITY       STATE      TYPE        BALANCE       FEET     UNIT/SF     DSCR      DSCR
----------------------------           ----       -----    --------      -------       ----     -------     ----      ----
Century Park Office Building        Los Angeles   CA      Office        $23,896,720  310,703       $76.91   1.55x     1.68x

Landow Office Building              Bethesda      MD      Office        $18,633,444  215,223       $86.58   1.51x     1.53x

Del Norte Plaza                     Escondido     CA      Retail        $17,979,067  214,893       $83.67   1.33x     1.37x

Picture Tel Office Building         Andover       MA      Office        $17,756,107  200,000       $88.78   1.78x     2.14x

Club Hotel & Suites by              Jersey City   NJ      Hospitality   $16,842,081      199   $84,633.57   1.77x     2.01x

Doubletree

Ram's Village Apartments            Fort Collins  CO      Multifamily   $14,565,552      355   $41,029.72   1.35x     1.98x

Walsh Research Center               Santa Clara   CA      Industrial    $14,347,808  190,200       $75.44   1.46x     1.31x

45 West 45th Street                 New York      NY      Office        $14,000,000  118,187      $118.46   1.53x     1.26x

Downtown Woodinville Retail         Woodinville   WA      Retail        $13,050,000   90,659      $143.95   1.30x     1.30x

Development #2

Mid Rivers Plaza Shopping Center    St. Peters    MO      Retail        $12,898,672  191,017       $67.53   1.22x     1.36x
--------------------------------    ------------  ------- ----------- -------------- --------- ----------- ------- -----------





--------------------------------    -------- --------
                                             BALLOON
                                     LOAN(2)  LOAN
                                      TO       TO
         PROPERTY NAME               VALUE    VALUE
----------------------------         -----    -----
Century Park Office Building         43.4%     35.2%

Landow Office Building               63.6%     51.0%

Del Norte Plaza                      65.1%     51.8%

Picture Tel Office Building          46.7%      0.0%

Club Hotel & Suites by               63.6%     44.2%

Doubletree

Ram's Village Apartments             50.5%      0.0%

Walsh Research Center                70.0%     65.8%

45 West 45th Street                  58.3%     58.3%

Downtown Woodinville Retail          74.8%     58.8%

Development #2

Mid Rivers Plaza Shopping Center     71.7%     30.2%
--------------------------------    -------- --------


Notes:  (1) Assumed DSCR based on an 8.5% constant.

        (2) If the loan had an appraisal dated 6/1/97 or later, the loan to value was calculated using the appraised value. In all other cases the loan to value ratio was calculated by applying a capitalization to the underwritable cash flow.


                                      T-13

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and Prudential Securities Incorporated (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $741,936,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-CAM1


                            GEOGRAPHIC DISTRIBUTION
                            -----------------------

       WASHINGTON       6.85%                   MICHIGAN            2.42%
       OREGON           2.34%                   MAINE               1.01%
       NEVADA           3.83%                   NEW YORK            3.66%
       CALIFORNIA      20.14%                   PENNSYLVANIA        2.41%
       ARIZONA          4.81%                   VIRGINIA            4.47%
       UTAH             0.84%                   NORTH CAROLINA      4.44%
       COLORADO         2.96%                   SOUTH CAROLINA      0.37%
       NEBRASKA         1.61%                   GEORGIA             6.59%
       TEXAS            3.73%                   FLORIDA             6.10%
       WISCONSIN        0.63%                   MASSACHUSETTS       2.19%
       MISSOURI         2.96%                   CONNECTICUT         0.79%
       ILLINOIS         3.58%                   NEW JERSEY          2.08%
       TENNESSEE        0.28%                   MARYLAND            5.89%
       INDIANA          0.37%                   WASHINGTON DC       2.63%



                                      T-14

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and Prudential Securities Incorporated (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $741,936,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-CAM1

CUT-OFF BALANCE ($)
-----------------------------------------------------------
                            NO. OF    AGGREGATE
                          MORTGAGE    CUT-OFF DATE   % OF
                            LOANS      BALANCE($)    POOL
-----------------------------------------------------------
 1 - 1,000,000                5         4,586,639     0.57
 1,000,001 - 2,000,000       17        26,891,335     3.33
 2,000,001 - 3,000,000       27        68,137,130     8.45
 3,000,001 - 4,000,000       25        84,883,823    10.53
 4,000,001 - 5,000,000       17        76,682,033     9.51
 5,000,001 - 6,000,000       10        54,518,405     6.76
 6,000,001 - 7,000,000       12        78,544,014     9.74
 7,000,001 - 8,000,000       13        97,727,750    12.12
 8,000,001 - 9,000,000        9        76,786,572     9.52
 9,000,001 - 10,000,000       3        28,307,105     3.51
 10,000,001 - 15,000,000      9       114,283,714    14.17
 15,000,001 - 20,000,000      4        71,210,698     8.83
 20,000,001 - 25,000,000      1        23,896,720     2.96
------------------------------------------------------------
 TOTAL:                     152        806,455,93   100.00
------------------------------------------------------------
Min:  755,588     Max:  23,896,720     Average:  5,305,631
------------------------------------------------------------


STATE
-----------------------------------------------------------
                            NO. OF    AGGREGATE
                          MORTGAGE    CUT-OFF DATE   % OF
                            LOANS      BALANCE($)    POOL
-----------------------------------------------------------
 California                  31       162,984,813   20.21
 Washington                  10        55,433,588    6.87
 Georgia                     11        53,311,636    6.61
 Florida                     14        49,356,595    6.12
 Maryland                     9        47,694,501    5.91
 Arizona                      8        38,946,795    4.83
 Virginia                     6        36,204,042    4.49
 North Carolina               6        35,967,114    4.46
 Nevada                       6        31,021,745    3.85
 Texas                        5        30,187,823    3.74
 Other                       46        265,347,285  32.90
-----------------------------------------------------------
 TOTAL:                     152        806,455,937  100.0
-----------------------------------------------------------



PROPERTY TYPE
-----------------------------------------------------------
                            NO. OF    AGGREGATE
                          MORTGAGE    CUT-OFF DATE   % OF
                            LOANS      BALANCE($)    POOL
-----------------------------------------------------------
 Retail                      65       297,073,252    36.84
 Office                      47       291,562,472    36.15
 Industrial                  31       142,908,491    17.72
 Multifamily                  7        49,791,111     6.17
 Hospitality                  2        25,120,611     3.11
----------------------------------------------------------
 TOTAL:                     152       806,455,937   100.00
----------------------------------------------------------


SEASONING
(MOS)
-----------------------------------------------------------
                            NO. OF    AGGREGATE
                          MORTGAGE    CUT-OFF DATE   % OF
                            LOANS      BALANCE($)    POOL
-----------------------------------------------------------
 =greater than 0               3       22,950,000     2.85
 1-12                         59      388,197,673    48.14
 13-24                        17       96,163,191    11.92
 25-36                        15       61,251,960     7.60
 37-48                        27      121,304,428    15.04
 49-60                        19       75,008,854     9.30
 61-84                        11       40,062,403     4.97
 85-120                        1        1,517,427     0.19
-----------------------------------------------------------
 TOTAL:                      152      806,455,937   100.00
-----------------------------------------------------------
Min:  0                Max:  111            Average:  22
-----------------------------------------------------------


MORTGAGE RATE (%)
-----------------------------------------------------------
                            NO. OF    AGGREGATE
                          MORTGAGE    CUT-OFF DATE   % OF
                            LOANS      BALANCE($)    POOL
-----------------------------------------------------------
 6.001 - 6.500                 1       10,640,384     1.32
 6.501 - 7.000                19      147,965,741    18.35
 7.001 - 7.500                50      293,966,327    36.45
 7.501 - 8.000                33      149,091,665    18.49
 8.001 - 8.500                20       85,760,566    10.63
 8.501 - 9.000                12       57,751,147     7.16
 9.001 - 9.500                10       29,248,283     3.63
 9.501 - 10.000                7       32,031,823     3.97
-----------------------------------------------------------
 TOTAL:                      152      806,455,937   100.00
-----------------------------------------------------------

 Min:  6.310         Max:  9.875          Wtd Avg: 7.685
-----------------------------------------------------------


ORIGINAL TERM TO STATED MATURITY (MOS)
-----------------------------------------------------------
                            NO. OF    AGGREGATE
                          MORTGAGE    CUT-OFF DATE   % OF
                            LOANS      BALANCE($)    POOL
-----------------------------------------------------------
 1 - 60                        5       41,865,894      5.19
 61 - 120                     75      444,743,277     55.15
 121 - 180                    30      148,820,573     18.45
 181 - 240                    41      163,115,804     20.23
 241 - 300                     1        7,910,389      0.98
------------------------------------------------------------
 TOTAL:                      152      806,455,937    100.00
------------------------------------------------------------
 Min:  60              Max:  264             Wtd Avg:  150
------------------------------------------------------------


REMAINING TERM TO STATED MATURITY (MOS)
-----------------------------------------------------------
                            NO. OF    AGGREGATE
                          MORTGAGE    CUT-OFF DATE   % OF
                            LOANS      BALANCE($)    POOL
-----------------------------------------------------------
 1 - 60                       9        66,706,345     8.27
 61 - 120                    77       450,451,649    55.86
 121 - 180                   35       149,362,588    18.52
 181 - 240                   31       139,935,354    17.35
-----------------------------------------------------------
 TOTAL:                     152       806,455,937   100.00
-----------------------------------------------------------
 Min:  40             Max:  230           Wtd Avg:  128
-----------------------------------------------------------


 BALLOON LOAN
-----------------------------------------------------------
                            NO. OF    AGGREGATE
                          MORTGAGE    CUT-OFF DATE   % OF
                            LOANS      BALANCE($)    POOL
-----------------------------------------------------------
  Yes                        98        596,208,533   73.93
  No                         54        210,247,404   26.07
 ----------------------------------------------------------
  TOTAL:                    152        806,455,937  100.00
 ----------------------------------------------------------


DEBT SERVICE COVERAGE RATIO (X)
-----------------------------------------------------------
                            NO. OF    AGGREGATE
                          MORTGAGE    CUT-OFF DATE   % OF
                            LOANS      BALANCE($)    POOL
-----------------------------------------------------------
 0.01 - 1.00                  1        5,590,230     0.69
 1.01 - 1.15                 21       83,049,074    10.30
 1.16 - 1.25                 34      151,021,237    18.73
 1.26 - 1.35                 41      227,820,914    28.25
 1.36 - 1.50                 24      121,156,540    15.02
 1.51 - 1.75                 15      108,637,148    13.47
 1.76 - 2.00                 10       76,505,731     9.49
 2.01 >=                      6       32,675,064     4.05
----------------------------------------------------------
 TOTAL:                     152      806,455,937   100.00
----------------------------------------------------------
 Min:  1.00          Max:  3.14          Wtd Avg:  1.41
----------------------------------------------------------


ASSUMED DEBT SERVICE COVERAGE RATIO (X) *
-----------------------------------------------------------
                            NO. OF    AGGREGATE
                          MORTGAGE    CUT-OFF DATE   % OF
                            LOANS      BALANCE($)    POOL
-----------------------------------------------------------
1.01 - 1.15                   2      12,454,074     1.54
1.16 - 1.25                   7      34,284,123     4.25
1.26 - 1.35                  24      152,791,943   18.95
1.36 - 1.50                  28      164,400,181   20.39
1.51 - 1.75                  45      215,480,627   26.72
1.76 -2.00                   21      105,545,634   13.09
2.01 >=                      25      121,499,355   15.07
----------------------------------------------------------
 TOTAL:                     152      806,455,937  100.00
----------------------------------------------------------
Min:  1.01           Max:  4.18      Wtd. Avg:  1.65
----------------------------------------------------------
* AT AN 8.5% CONSTANT



 CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
-----------------------------------------------------------
                            NO. OF    AGGREGATE
                          MORTGAGE    CUT-OFF DATE   % OF
                            LOANS      BALANCE($)    POOL
-----------------------------------------------------------
  20.1 - 30.0                 2        14,383,281     1.78
  30.1 - 40.0                 2         4,269,808     0.53
  40.1 - 50.0                20       113,781,466    14.11
  50.1 - 60.0                24       128,084,846    15.88
  60.1 - 70.0                40       242,270,215    30.04
  70.1 - 80.0                57       268,571,583    33.30
  80.1 - 90.0                 6        29,504,509     3.66
  90.1 - 100.0                1         5,590,230     0.69
 -----------------------------------------------------------
  TOTAL:                    152       806,455,937   100.00
 -----------------------------------------------------------
  Min:  25.0         Max:  91.4           Wtd Avg:   63.8
 -----------------------------------------------------------


 BALLOON LOAN-TO-VALUE RATIO (%)
-----------------------------------------------------------
                            NO. OF    AGGREGATE
                          MORTGAGE    CUT-OFF DATE   % OF
                            LOANS      BALANCE($)    POOL
-----------------------------------------------------------
  0.0                        53       206,051,612    25.55
  0.1 - 10.0                  2         5,905,882     0.73
  10.1 - 20.0                 1         5,721,128     0.71
  20.1 - 30.0                 7        40,365,021     5.01
  30.1 - 40.0                15        88,422,518    10.96
  40.1 - 50.0                19       106,576,353    13.22
  50.1 - 60.0                46       295,919,113    36.69
  60.1 - 70.0                 9        57,494,311     7.13
 -----------------------------------------------------------
  TOTAL:                    152       806,455,937   100.00
 -----------------------------------------------------------
  Min:  0.0          Max:  69.6           Wtd Avg:  36.4
 -----------------------------------------------------------


 FEE VS. LEASEHOLD
-----------------------------------------------------------
                            NO. OF    AGGREGATE
                          MORTGAGE    CUT-OFF DATE   % OF
                            LOANS      BALANCE($)    POOL
-----------------------------------------------------------
  Fee                       143      749,975,833    93.00
  Fee/Leasehold               2        8,107,999     1.01
  Leasehold                   7       48,372,105     6.00
 ----------------------------------------------------------
  TOTAL:                    152      806,455,937   100.00
 ----------------------------------------------------------


                                      T-15

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and Prudential Securities Incorporated (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $741,936,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-CAM1

PERCENTAGE OF MORTGAGE POOL BALANCE BY PREPAYMENT RESTRICTION (%) (1)(2)(3)(4)(5)(6)(7)
------------------------------- -------------------- ------------------- ------------------- -------------------- -----------------
   PREPAYMENT RESTRICTIONS           JULY 1999           JULY 2000           JULY 2001            JULY 2002           JULY 2003
------------------------------- -------------------- ------------------- ------------------- -------------------- -----------------
Locked Out                              59.77%               57.33%              48.09%              31.55%               24.50%
Yield Maintenance Total(8)              39.54%               41.98%              49.88%              65.83%               69.45%
Penalty Points:
    5.00% and greater                    0.00%                0.00%               1.35%               0.00%                0.00%
    4.00%  to 4.99%                      0.69%                0.69%               0.68%               1.79%                2.41%
    3.00% to 3.99%                       0.00%                0.00%               0.00%               0.24%                2.66%
    2.00% to 2.99%                       0.00%                0.00%               0.00%               0.00%                0.00%
    1.00% to 1.99%                       0.00%                0.00%               0.00%               0.00%                0.00%
Open                                     0.00%                0.00%               0.00%               0.59%                0.98%
------------------------------- -------------------- ------------------- ------------------- -------------------- -----------------
TOTAL                                  100.00%              100.00%             100.00%             100.00%              100.00%
------------------------------- -------------------- ------------------- ------------------- -------------------- -----------------
Pool Balance Outstanding           $806,455,937         $787,342,399        $766,641,201        $744,216,434         $715,725,848
% of initial Pool Balance                100%                97.63%              95.06%              92.28%               88.75%
------------------------------- -------------------- ------------------- ------------------- -------------------- -----------------


PERCENTAGE OF MORTGAGE POOL BALANCE BY PREPAYMENT RESTRICTION (%) - CONTINUED (1)(2)(3)(4)(5)(6)(7)
------------------------------- -------------------- ------------------- ------------------- -------------------- -----------------
   PREPAYMENT RESTRICTIONS           JULY 2004           JULY 2005           JULY 2006            JULY 2007           JULY 2008
------------------------------- -------------------- ------------------- ------------------- -------------------- -----------------
Locked Out                               2.75%                1.73%               1.82%               1.15%                0.00%
Yield Maintenance Total(8)              91.71%               92.31%              91.23%              91.59%               92.67%
Penalty Points:
    5.00% and greater                    0.00%                0.00%               0.00%               0.00%                1.84%
    4.00%  to 4.99%                      0.00%                0.00%               0.45%               0.00%                0.00%
    3.00% to 3.99%                       4.03%                1.14%               1.18%               0.88%                0.52%
    2.00% to 2.99%                       1.52%                3.18%               0.32%               0.73%                0.81%
    1.00% to 1.99%                       0.00%                1.64%               3.15%               3.64%                0.00%
Open                                     0.00%                0.00%               1.85%               2.02%                4.16%
------------------------------- -------------------- ------------------- ------------------- -------------------- -----------------
TOTAL                                  100.00%              100.00%             100.00%             100.00%              100.00%
------------------------------- -------------------- ------------------- ------------------- -------------------- -----------------
Pool Balance Outstanding           $633,202,460         $566,787,695        $506,186,886        $465,942,058         $374,573,605
% of Initial Pool Balance               78.52%               70.28%              62.52%              57.78%               46.45%
------------------------------- -------------------- ------------------- ------------------- -------------------- -----------------


PERCENTAGE OF MORTGAGE POOL BALANCE BY PREPAYMENT RESTRICTION (%) - CONTINUED (1)(2)(3)(4)(5)(6)(7)
----------------------------- ---------------- ----------------- ---------------- ----------------- ---------------- --------------
  PREPAYMENT RESTRICTIONS        JULY 2009        JULY 2010         JULY 2011        JULY 2012         JULY 2013        JULY 2014
----------------------------- ---------------- ----------------- ---------------- ----------------- ---------------- --------------
Locked Out                           0.00%            0.00%             0.00%            0.00%             0.00%            0.00%
Yield Maintenance Total(8)          93.46%           91.19%            94.29%           94.28%            93.95%           92.68%
Penalty Points:
    5.00% and greater                2.86%            2.96%             0.00%            0.00%             0.00%            0.00%
    4.00%  to 4.99%                  0.93%            0.00%             3.46%            3.86%             0.00%            0.00%
    3.00% to 3.99%                   0.00%            0.76%             0.00%            0.00%             4.12%            6.62%
    2.00% to 2.99%                   2.75%            2.71%             0.59%            0.00%             0.00%            0.00%
    1.00% to 1.99%                   0.00%            0.00%             1.67%            1.75%             0.00%            0.00%
Open                                 0.00%            2.38%             0.00%            0.12%             1.93%            0.69%
----------------------------- ---------------- ----------------- ---------------- ----------------- ---------------- --------------
TOTAL                              100.00%          100.00%           100.00%          100.00%           100.00%          100.00%
----------------------------- ---------------- ----------------- ---------------- ----------------- ---------------- --------------
Pool Balance Outstanding       $162,221,454      $143,477,552     $110,877,527      $87,603,044       $70,087,471      $35,695,682
% of Initial Pool Balance           20.12%           17.79%            13.75%           10.86%             8.69%            4.43%
----------------------------- ---------------- ----------------- ---------------- ----------------- ---------------- --------------

    Notes:

           (1) For 1 of the Mortgage Loans (2.2% of the Cut-Off Date Balance) which allows the borrower to choose between Defeasance and Yield Maintenance, Yield Maintenance is assumed.

           (2) The above analysis is based on Maturity Assumptions and a 0% CPR as discussed in the Prospectus Supplement.

           (3) One (1) Mortgage Loan with a balance of $18,633,444, as of July 1, 1999 (2.3% of the Initial Principal Balance), permits the related borrower, under certain circumstances, to prepay the entire loan balance during the 58th through the 63rd months of the loan term (February 1, 2003 through July 31, 2003), without a prepayment premium. Investors should assume the related borrower will have this no premium prepayment option.

           (4) One (1) Mortgage Loan with a balance of $16,842,081, as of July 1, 1999 (2.1% of the Initial Principal Balance), permits the lender to apply an existing $2,000,000 letter of credit to the then outstanding principal balance on the fifth anniversary of the note date (January 14, 2004), if the property should fail to meet certain operating thresholds by that date. Such principal balance reduction, if any, will be subject to a 4% prepayment premium.

           (5) One (1) Mortgage Loan with a balance of $8,933,670, as of July 1, 1999 (1.1% of Initial Pool Balance), permits the related borrower to prepay up to $800,000, without a prepayment premium, at any time during the loan term, should a certain tenant of the subject property elect to prepay the non-amortized cost of their outstanding borrower-financed tenant improvements. Such a prepayment would result in a recalculation of the related monthly principal and interest payment.

           (6) One (1) Mortgage Loan with a balance of $7,910,389, as of July 1, 1999 (1.0% of the Initial Pool Balance), permits the related borrower to prepay up to three (3) payments of principal during the loan term, so long as each permitted payment is no less than $500,000, and no greater than $1,500,000. Such permitted prepayments are subject to a 1% prepayment premium.

           (7) Nine (9) Mortgage Loans, with a combined balance of $40,883,544.63, as of July 1, 1999 (5.1% of the Initial Pool
                Balance), permit the related borrowers to prepay up to 10% of the original principal balance in any loan year (including any applicable lockout period, with the exception of one of such mortgage loans) without a prepayment premium.

           (8) See footnote 14 in Appendix II for a description of the Yield Maintenance.


                                      T-16


--------------------------------------------------------------------------------

This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and Prudential Securities Incorporated (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY

--------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-CAM1
                        STATEMENT TO CERTIFICATEHOLDERS

DIST DATE:   16-Aug-1999      BOND PAYMENT SUMMARY      PAGE # 1-1
RECORD DATE: 30-Jul-1999

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                         Collateral
                                                                                          Support
                   Original      Beginning                                  Prepayment    Deficit                        Ending
                  Certificate   Certificate    Principal       Interest     Penalties    Allocation/       Total       Certificate
Class   Cusip #    Balance        Balance     Distribution   Distribution    (PP/YMC)      (Reimb)      Distribution     Balance
-----------------------------------------------------------------------------------------------------------------------------------




-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------
                      Original      Beginning                      Prepayment                         Ending
                      Notional      Notional       Interest         Penalties         Total           Notional
Class     Cusip #      Amount        Amount      Distribution       (PP/YMC)       Distribution       Balance
--------------------------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

Factor Information Per $1,000

---------------------------------------------------------------------------------------------------------------------------------
                       Beginning                                       Prepayment       Ending         Current           Next
                      Certificate      Principal         Interest       Penalties     Certificate    Pass Through    Pass Through
Class     Cusip #       Balance       Distribution     Distribution     (PP/YMC)        Balance          Rate            Rate
---------------------------------------------------------------------------------------------------------------------------------




---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

Factor Information Per $1,000

---------------------------------------------------------------------------------
                       Beginning                         Prepayment       Ending
                       Notional          Interest        Penalties       Notional
Class     Cusip #       Balance        Distribution       (PP/YMC)        Balance
---------------------------------------------------------------------------------




---------------------------------------------------------------------------------

---------------------------------------------------------------------------------


If there are any questions or comments, please contact the Administrator listed below.

                                    SusanLai
                            The Chase Manhattan Bank
                        450 West 33rd Street, 15th Floor
                               New York, NY 10001
                                  212-946-3228

                        CONNING ASSET MANAGEMENT COMPANY
                                MASTER SERVICER

[LOGO OMITTED]                            (copyright) 1998, CHASE MANHATTAN BANK

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-CAM1
                        STATEMENT TO CERTIFICATEHOLDERS

DIST DATE:   16-Aug-1999      BOND PAYMENT SUMMARY      PAGE # 2-1
RECORD DATE: 30-Jul-1999


Sec.4.2 (a)(iii)             P&I Advances

Sec.4.2 (a)(iv)              Number of Mortgage Loans Outstanding as of Close of Business

Sec.4.2 (a)(v)               Realized Losses



Sec.4.2 (a)(vi)              Aggregate Stated Principal Balance

Sec.4.2 (a)(vii)             Aggregate Unpaid Principal Balance

Sec.4.2 (a)(viii)            Principal Balance of REO Loan and REO Date



Sec.4.2 (a)(ix)              REO Proceeds from Final Recovery Determination and Date



Sec.4.2 (a)(x)               Outstanding Principal Balance of REO loans and Appraisal



Sec.4.2 (a)(xi)              Servicing Compensation

Sec.4.2 (a)(xii)             Special Servicing Fee

Sec.4.2 (a)(xiii)            Prepayment Premium
                             Yield Maintenance
                             Excess Interest



Sec.III.2 (a)(xiv)           Default Interest


                          ---------------------------
                          Class           Loss Amount
                          ---------------------------

                          ---------------------------


                    ---------------------------------------
                    Loan Number         Balance        Date
                    ---------------------------------------

                    ---------------------------------------


                    ---------------------------------------
                    Loan Number         Proceeds       Date
                    ---------------------------------------

                    ---------------------------------------


                    ---------------------------------------
                    Loan Number         Balance        Date
                    ---------------------------------------

                    ---------------------------------------


                        CONNING ASSET MANAGEMENT COMPANY
                                MASTER SERVICER

[LOGO OMITTED]                            (copyright) 1998, CHASE MANHATTAN BANK

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-CAM1
                        STATEMENT TO CERTIFICATEHOLDERS

DIST DATE:   16-Aug-1999      BOND PAYMENT SUMMARY      PAGE # 2-2
RECORD DATE: 30-Jul-1999


Sec.III.2 (a)(xv)        Appraisal Reduction


                    ------------------------------------------
                                     Reduction      Reduction
                    Loan Number        Amount         Date
                    ------------------------------------------

                    ------------------------------------------


                        CONNING ASSET MANAGEMENT COMPANY
                                MASTER SERVICER

[LOGO OMITTED]                            (copyright) 1998, CHASE MANHATTAN BANK

MORGAN STANLEY CAPITAL I INC.
COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES
SERIES 1999-CAM1
STATEMENT TO CERTIFICATEHOLDERS

                  Distribution Mortgage of Loan Characteristics


DIST DATE:       16-Aug-1999
RECORD DATE:     30-Jul-1999

                STRATIFICATION BY ENDING SCHEDULED BALANCE AMOUNT

-------------------------------------------------------------------------------------------------
ENDING SCHEDULED              # OF       PRINCIPAL    % OF AGG.       WEIGHTED AVERAGE
                                                                   ------------------------------
 BALANCE AMOUNT               LOANS     BALANCE ($)   PRIN. BAL.    WAM    NOTE RATE(%)    DSCR
-------------------------------------------------------------------------------------------------
$1,000,000 or less              0         0.00           0.00        0      0.000000     0.000000
$1,000,001 to $2,000,000        0         0.00           0.00        0      0.000000     0.000000
$2,000,001 to $4,000,000        0         0.00           0.00        0      0.000000     0.000000
$4,000,001 to $6,000,000        0         0.00           0.00        0      0.000000     0.000000
$6,000,001 to $8,000,000        0         0.00           0.00        0      0.000000     0.000000
$8,000.001 to $10,000,000       0         0.00           0.00        0      0.000000     0.000000
$10,000,001 to $15,000,000      0         0.00           0.00        0      0.000000     0.000000
$15,000,001 to $20,000,000      0         0.00           0.00        0      0.000000     0.000000
-------------------------------------------------------------------------------------------------
     TOTALS                     0         0.00           0.00        0      0.000000     0.000000
-------------------------------------------------------------------------------------------------
  AVERAGE PRINCIPAL BALANCE               0.00

                       STRATIFICATION BY CURRENT NOTE RATE
                                                                    PAGE #  3-1

------------------------------------------------------------------------------------------
                        # OF    PRINCIPAL    % OF AGG.            WEIGHTED AVERAGE
                                                          --------------------------------
CURRENT NOTE RATE       LOANS  BALANCE ($)   PRIN. BAL.    WAM   NOTE RATE(%)       DSCR
------------------------------------------------------------------------------------------
7.50000% or less          0      0.00           0.00        0     0.000000        0.000000
7.51000% to 7.75000%      0      0.00           0.00        0     0.000000        0.000000
7.76000% to 8.00000%      0      0.00           0.00        0     0.000000        0.000000
8.01000% to 8.25000%      0      0.00           0.00        0     0.000000        0.000000
8.26000% to 8.50000%      0      0.00           0.00        0     0.000000        0.000000
8.51000% to 8.75000%      0      0.00           0.00        0     0.000000        0.000000
8.76000% to 9.00000%      0      0.00           0.00        0     0.000000        0.000000
9.01000% to 9.25000%      0      0.00           0.00        0     0.000000        0.000000
9.26000% to 9.50000%      0      0.00           0.00        0     0.000000        0.000000
9.51000% to 9.75000%      0      0.00           0.00        0     0.000000        0.000000
9.75000% to 10.00000%     0      0.00           0.00        0     0.000000        0.000000
10.01000% to 11.01000%    0      0.00           0.00        0     0.000000        0.000000
------------------------------------------------------------------------------------------
     TOTALS               0      0.00           0.00        0     0.000000        0.000000
------------------------------------------------------------------------------------------

                        CONNING ASSET MANAGEMENT COMPANY
                                 MASTER SERVICER

MORGAN STANLEY CAPITAL I INC.
COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES
SERIES 1999-CAM1
STATEMENT TO CERTIFICATEHOLDERS

                  Distribution Mortgage of Loan Characteristics


DIST DATE:       16-Aug-1999
RECORD DATE:     30-Jul-1999

          STRATIFICATION BY REMAINING STATED TERM (BALLOON LOANS ONLY)

-------------------------------------------------------------------------------------------------
                              # OF       PRINCIPAL    % OF AGG.         WEIGHTED AVERAGE
                                                                   ------------------------------
 REMAINING STATED TERM        LOANS     BALANCE ($)   PRIN. BAL.    WAM    NOTE RATE(%)    DSCR
-------------------------------------------------------------------------------------------------
70 months or Less              0         0.00           0.00        0      0.000000     0.000000
71 months to 90 months         0         0.00           0.00        0      0.000000     0.000000
91 months to 110 months        0         0.00           0.00        0      0.000000     0.000000
111 months to 115 months       0         0.00           0.00        0      0.000000     0.000000
116 months to 120 months       0         0.00           0.00        0      0.000000     0.000000
121 months to 200 months       0         0.00           0.00        0      0.000000     0.000000
201 months to 274 months       0         0.00           0.00        0      0.000000     0.000000
-------------------------------------------------------------------------------------------------
     TOTALS                    0         0.00           0.00        0      0.000000     0.000000
-------------------------------------------------------------------------------------------------




      STRATIFICATION BY REMAINING STATED TERM (FULLY AMORTIZING LOANS ONLY)

                                                                    PAGE #  3-2

------------------------------------------------------------------------------------------------
                           # OF      PRINCIPAL      % OF AGG.            WEIGHTED AVERAGE
                                                          --------------------------------------
REMAINING STATED TERM      LOANS     BALANCE ($)    PRIN. BAL.    WAM   NOTE RATE(%)       DSCR
------------------------------------------------------------------------------------------------
70 months or Less            0        0.00           0.00         0     0.000000        0.000000
71 months to 90 months       0        0.00           0.00         0     0.000000        0.000000
91 months to 110 months      0        0.00           0.00         0     0.000000        0.000000
111 months to 115 months     0        0.00           0.00         0     0.000000        0.000000
116 months to 120 months     0        0.00           0.00         0     0.000000        0.000000
121 months to 200 months     0        0.00           0.00         0     0.000000        0.000000
201 months to 0 months       0        0.00           0.00         0     0.000000        0.000000
------------------------------------------------------------------------------------------------
     TOTALS                  0        0.00           0.00         0     0.000000        0.000000
------------------------------------------------------------------------------------------------

                        CONNING ASSET MANAGEMENT COMPANY
                                 MASTER SERVICER

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES
                                SERIES 1999-CAM1
                        STATEMENT TO CERTIFICATEHOLDERS



DIST DATE:    16-AUG-1999       DISTRIBUTION MORTGAGE OF LOAN CHARACTERISTICS          PAGE # 3 - 3
RECORD DATE:  30-Jul-1999



                       STRATIFICATION BY DEBT SERVICE COVERAGE RATIO
-----------------------------------------------------------------------------------------
                                                                WEIGHTED   AVERAGE
DEBT SERVICE       # OF      PRINCIPAL     % OF AGG.     --------------------------------
COVERAGE RATIO     LOANS     BALANCE($)    PRIN. BAL.    WAM    NOTE RATE(%)       DSCR
-----------------------------------------------------------------------------------------
1.00x or Less         0         0.00           0.00       0     0.000000        0.000000
1.01x to 1.20x        0         0.00           0.00       0     0.000000        0.000000
1.21x to 1.24x        0         0.00           0.00       0     0.000000        0.000000
1.25x to 1.30x        0         0.00           0.00       0     0.000000        0.000000
1.31x to 1.40x        0         0.00           0.00       0     0.000000        0.000000
1.41x to 1.50x        0         0.00           0.00       0     0.000000        0.000000
1.51x to 1.60x        0         0.00           0.00       0     0.000000        0.000000
1.61x to 1.70x        0         0.00           0.00       0     0.000000        0.000000
1.71x to 1.80x        0         0.00           0.00       0     0.000000        0.000000
1.81x to 1.90x        0         0.00           0.00       0     0.000000        0.000000
1.91x to 2.00x        0         0.00           0.00       0     0.000000        0.000000
2.01x to 2.30x        0         0.00           0.00       0     0.000000        0.000000
2.31x to 2.40x        0         0.00           0.00       0     0.000000        0.000000











-----------------------------------------------------------------------------------------
     TOTALS           0         0.00           0.00       0     0.000000        0.000000
-----------------------------------------------------------------------------------------



                            STRATIFICATION BY SEASONING
------------------------------------------------------------------------------------
                                                             WEIGHTED AVERAGE
                        # OF    PRINCIPAL   % OF AGG.   ----------------------------
SEASONING               LOANS   BALANCE($)  PRIN. BAL.  WAM  NOTE RATE(%)     DSCR
------------------------------------------------------------------------------------
12 months or Less          0       0.00       0.00       0    0.000000      0.000000
13 months to 24 months     0       0.00       0.00       0    0.000000      0.000000
25 months to 36 months     0       0.00       0.00       0    0.000000      0.000000
37 months to 48 months     0       0.00       0.00       0    0.000000      0.000000
49 months to 60 months     0       0.00       0.00       0    0.000000      0.000000
61 months to 72 months     0       0.00       0.00       0    0.000000      0.000000
73 months to 84 months     0       0.00       0.00       0    0.000000      0.000000
85 months to 96 months     0       0.00       0.00       0    0.000000      0.000000
97 months to 108 months    0       0.00       0.00       0    0.000000      0.000000












------------------------------------------------------------------------------------
         TOTALS            0       0.00         0.00     0   0.000000      0.000000
------------------------------------------------------------------------------------


                        CONNING ASSET MANAGEMENT COMPANT
                                MASTER SERVICER

[LOGO OMITTED]                           (copyright) 1998, CHASE MANHATTAN BANK

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES
                                SERIES 1999-CAM1
                        STATEMENT TO CERTIFICATEHOLDERS

DIST DATE:    16-AUG-1999       DISTRIBUTION MORTGAGE OF LOAN CHARACTERISTICS          PAGE # 3 - 4
RECORD DATE:  30-Jul-1999

                               STRATIFICATION BY STATE CODE
-----------------------------------------------------------------------------------------
                                                                WEIGHTED   AVERAGE
                    # OF      PRINCIPAL     % OF AGG.     -------------------------------
STATE CODE          LOANS     BALANCE($)    PRIN. BAL.    WAM    NOTE RATE(%)       DSCR
-----------------------------------------------------------------------------------------
ARIZONA               0         0.00           0.00       0     0.000000        0.000000
CALIFORNIA            0         0.00           0.00       0     0.000000        0.000000
COLORADO              0         0.00           0.00       0     0.000000        0.000000
CONNECTICUT           0         0.00           0.00       0     0.000000        0.000000
FLORIDA               0         0.00           0.00       0     0.000000        0.000000
GEORGIA               0         0.00           0.00       0     0.000000        0.000000
ILLINOIS              0         0.00           0.00       0     0.000000        0.000000
INDIANA               0         0.00           0.00       0     0.000000        0.000000
MASSACHUSETTS         0         0.00           0.00       0     0.000000        0.000000
MARYLAND              0         0.00           0.00       0     0.000000        0.000000
MICHIGAN              0         0.00           0.00       0     0.000000        0.000000
MISSOURI              0         0.00           0.00       0     0.000000        0.000000
NEW JERSEY            0         0.00           0.00       0     0.000000        0.000000
NEW YORK              0         0.00           0.00       0     0.000000        0.000000
OHIO                  0         0.00           0.00       0     0.000000        0.000000
OREGON                0         0.00           0.00       0     0.000000        0.000000
PENNSYLVANIA          0         0.00           0.00       0     0.000000        0.000000
SOUTH CAROLINA        0         0.00           0.00       0     0.000000        0.000000
TENNESSEE             0         0.00           0.00       0     0.000000        0.000000
TEXAS                 0         0.00           0.00       0     0.000000        0.000000
VIRGINIA              0         0.00           0.00       0     0.000000        0.000000










-----------------------------------------------------------------------------------------
     TOTALS            0         0.00           0.00       0     0.000000        0.000000
-----------------------------------------------------------------------------------------

                           STRATIFICATION BY PROPERTY TYPE
------------------------------------------------------------------------------------
                                                             WEIGHTED AVERAGE
                        # OF    PRINCIPAL   % OF AGG.   ----------------------------
PROPERTY TYPE           LOANS   BALANCE($)  PRIN. BAL.  WAM  NOTE RATE(%)     DSCR
------------------------------------------------------------------------------------
Office                     0       0.00         0.00     0   0.000000      0.000000
Industrial                 0       0.00         0.00     0   0.000000      0.000000
Multi-Family               0       0.00         0.00     0   0.000000      0.000000
Retail, Anchored           0       0.00         0.00     0   0.000000      0.000000
Retail, Unanchored         0       0.00         0.00     0   0.000000      0.000000
Ministorage                0       0.00         0.00     0   0.000000      0.000000
Multiple                   0       0.00         0.00     0   0.000000      0.000000










------------------------------------------------------------------------------------
         TOTALS            0       0.00         0.00     0   0.000000      0.000000
------------------------------------------------------------------------------------

  Debt Coverage Service Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures become available from borrowers on an asset level. The TRUSTEE makes no representation as to the accuracy of the data provided by the borrower for this calculation

                        CONNING ASSET MANAGEMENT COMPANY
                                MASTER SERVICER

[LOGO OMITTED]                            (copyright) 1998, CHASE MANHATTAN BANK

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-CAM1
                        STATEMENT TO CERTIFICATEHOLDERS

DIST DATE:   16-Aug-1999      HISTORICAL INFORMATION                 PAGE # 4-1
RECORD DATE: 30-Jul-1999

-----------------------------------------------------------------------------------------------------------------------------------
                                         Delinquencies                                        Prepayments        Rates & Maturities
          ----------------------------------------------------------------------------  -----------------------  ------------------
                                                                         Modifi-
           1 Month    2 Months   3 Months(+)  Foreclosures     REO       cations   Curtailment    Payoff    Next Weighted Avg.
Distrib.  ---------  ----------  -----------  ------------  ----------  ---------  -----------  ----------  ------------------
  Date    # Balance  # Balance   #   Balance  #    Balance  #  Balance  # Balance  #   Balance  #  Balance  Coupon      Remit   WAM
-----------------------------------------------------------------------------------------------------------------------------------
06/16/99  0  $0.00   0  $0.00    0    $0.00   0     $0.00   0   $0.00   0  $0.00   0    $0.00   0   $0.00   0.000000  0.000000   0





-----------------------------------------------------------------------------------------------------------------------------------


NOTE: FORECLOSURES AND REO TOTALS ARE EXCLUDED FROM THE DELINQUENT AGING CATEGORIES

                        CONNING ASSET MANAGEMENT COMPANY
                                MASTER SERVICER

[LOGO OMITTED]                            (copyright) 1998, CHASE MANHATTAN BANK

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES
                                SERIES 1999-CAM1
                         STATEMENT TO CERTIFICATEHOLDERS


DIST DATE:    16-Aug-1999                                      LOAN STATUS DETAIL                                PAGE#   5-1
RECORD DATE:  30-Jul-1999

-----------------------------------------------------------------------------------------------------------------------------------
   Loan    Offering    Property    Standard        State    Principal & Interest      Gross     Maturity    Neg      Beginning
  Number     Memo        Type     Metropolitan                    Payment             Coupon      Date      Amt   Scheduled Balance
             Cross        (I)      Statistical                                                             Flag
           Reference                  Area
------------------------------------------------------------------------------------------------------------------------------------
 EXAMPLE      N/A         N/A        N/A            N/A            $0.00              .00000       N/A     N/A          $0.00





  Ending Scheduled      Paid     Appraisal    Appraisal    Has Loan       Loan
       Balance        Through    Reduction    Reduction    Ever Been     Status
                        Date        Date        Amount     Serviced?      Code
                                                            (Y/N)         (II)
-------------------------------------------------------------------------------
        $0.00            N/A        N/A         $0.00         N            N/A





------------------------------------------------------------------------------------------------------------------------------------
 (I) PROPERTY TYPE CODE:   6. Non-Exempt      12. Hotel                         (II) LOAN STATUS CODE:
  1. Single Family         7. Church          13. Industrial                         1. Specially Serviced  6. Discounted Payoff
  2. Multi-Family          8. School,HCF,WF   14. Industrial/Flex                    2. Foreclosure         7. Foreclosure Sale
  3. Condo, Co-op or TH    9. Retail          15. Multiple Properties                3. Bankruptcy          8. Bankruptcy Sale
  4. Mobile Home           10. Office         16. MiniStorage                        4. REO                 9. REO Disposal
  5. Plan Unit Development 11. Retail/Office  32. Warehouse                          5. Prepayment in Full  10. Modification/Workout
                                                                                                            11. Rehabilitation
------------------------------------------------------------------------------------------------------------------------------------
[LOGO OMITTED]                                    CONNING ASSET MANAGEMENT COMPANY
                                                          MASTER SERVICER                         (c) 1998, CHASE MANHATTAN BANK

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES
                                SERIES 1999-CAM1
                         STATEMENT TO CERTIFICATEHOLDERS


DIST DATE:    16-Aug-1999                                      DELINQUENCY DETAIL                                PAGE#   6-1
RECORD DATE:  30-Jul-1999

------------------------------------------------------------------------------------------------------------------------------------
Loan Number       Offering     # of Months     Paid Through    Current Loan Balance      Current     Outstanding P&I     Advance
                 Memo Cross     Delinquent         Date                                    P&I          Advances **    Description
                 Reference                                                               Advances
                                                                                                                            (1)
------------------------------------------------------------------------------------------------------------------------------------






                                       NO DELINQUENT LOANS REPORTED THIS PERIOD




Loan       Special      Foreclosure      Current Property      Outstanding      Outstanding      REO Date
Status     Servicer         Date            Protection           Property         Property
          Start Date                         Advances           Protection       Bankruptcy
(II)                                                             Advances           Date
---------------------------------------------------------------------------------------------------------





                  NO DELINQUENT LOANS REPORTED THIS PERIOD




------------------------------------------------------------------------------------------------------------------------------------
(I) ADVANCE DESCRIPTION:   A. In grace period                                   (II) LOAN STATUS CODE:
                           B. Late but (less than) 1 month                           1. Specially Serviced  6. Discounted Payoff
                           1. 1 month delinquent                                     2. Foreclosure         7. Foreclosure Sale
                           2. 2 months delinquent                                    3. Bankruptcy          8. Bankruptcy Sale
                           3. 3+ months delinquent                                   4. REO                 9. REO Disposal
                                                                                     5. Prepayment in Full  10. Modification/Workout
                                                                                                            11. Rehabilitation

  ** Outstanding P&I advances include current period.
------------------------------------------------------------------------------------------------------------------------------------
[LOGO OMITTED]                                    CONNING ASSET MANAGEMENT COMPANY
                                                          MASTER SERVICER                         (c) 1998, CHASE MANHATTAN BANK

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES
                                SERIES 1999-CAM1
                         STATEMENT TO CERTIFICATEHOLDERS


DIST DATE:    16-Aug-1999                                      MODIFIED LOAN DETAIL                              PAGE#   7-1
RECORD DATE:  30-Jul-1999

------------------------------------------------------------------------------------------------------------------------------------
   Loan        Offering       Modification                               Modification Description
  Number      Memorandum          Date
                Cross
              Reference
------------------------------------------------------------------------------------------------------------------------------------





                                          NO MODIFIED LOANS REPORTED THIS PERIOD






------------------------------------------------------------------------------------------------------------------------------------
[LOGO OMITTED]                                    CONNING ASSET MANAGEMENT COMPANY
                                                          MASTER SERVICER                         (c) 1998, CHASE MANHATTAN BANK


MORGAN STANLEY CAPITAL I INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1999-CAM1
STATEMENT TO CERTIFICATEHOLDERS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                ADVANCED SUMMARY
DIST DATE:     16-AUG-1999                                           PAGE # 8-1
RECORD DATE:   30-JUL-1999

Master Servicer P&I Advances Made
Master Servicer Unreimbursed P&I Advanced Outstanding
Interest Accrued & Payable to Master Servicer in Respect of Advances Made

                            SERVICING FEE BREAKDOWN

Current Period Accrued Servicing Fees
Less Delinquent Servicing Fees
Plus Additional Servicing Fees
Less Reductions to Servicing Fees
Plus Servicing Fees For Delinquent Payments Received
Plus Adjustment for Prior Servicing Calculations
Total Servicing Fees Collected

              ALLOCATION OF INTEREST SHORTFALLS, LOSSES & EXPENSES

---------------------------------------------------------------------------------------------------------
CLASS       ACCRUED CERTIFICATE       PREPAYMENT INTEREST       BEGINNING UNPAID       INTEREST LOSS
               INTEREST                   SHORTFALL                INTEREST
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------
EXPENSES        TOTAL INTEREST PAYABLE       CERTIFICATE INTEREST       ENDING UNPAID
                                                DISTRIBUTABLE             INTEREST
---------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        CONNING ASSET MANAGEMENT COMPANY
                                MASTER SERVICER
--------------------------------------------------------------------------------

MORGAN STANLEY CAPITAL I INC.
COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES
SERIES 1999-CAM1
STATEMENT TO CERTIFICATEHOLDERS

-------------------------------------------------------------------------------------------------------------
                              REALIZED LOSS DETAIL
DIST DATE: 16-AUG-1999                                               PAGE # 9-1
RECORD DATE:  30-JUL-1999
--------------------------------------------------------------------------------------------------------------
 LOAN      OFERING       APPRAISAL       APPRAISAL VALUE       BEGINNING       GROSS PROCEEDS       GROSS
NUMBER      MEMO           DATE                                SCHEDULED                            PROCEEDS %
           CROSS                                                BALANCE                             SCHEDULED
          REFERENCE                                                                                 PRINCIPAL
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------
LIQUIDATION         NET            NET           REALIZED LOSS
 EXPENSES       LIQUIDATION      PROCEEDS %
                  PROCEEDS       SCHEDULED
                                  BALANCE
--------------------------------------------------------------


                    NO REALIZED LOSSES REPORTED THIS PERIOD

--------------------------------------------------------------------------------
                        CONNING ASSET MANAGEMENT COMPANY
                                MASTER SERVICER
--------------------------------------------------------------------------------

MORGAN STANLEY CAPITAL I INC.
COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES
SERIES 1999-CAM1
STATEMENT TO CERTIFICATEHOLDERS

-------------------------------------------------------------------------------------------------------------------
                        SPECIALLY SERVICED LOANS DETAIL
DIST DATE:   16-AUG-1999                                             PAGE #10-1
RECORD DATE: 30-JUL-1999
--------------------------------------------------------------------------------------------------------------------
DISTRIBUTION       LOAN      O     SS        SPEC       CURRENT       BALANCE       PROP   ST   INTEREST      NET
DATE              NUMBER     M   TRANSFER    SERV       SCHEDULE      TRANSFER      TYPE          RATE     OPERATING
                             C     DATE      CODE       BALANCE         DATE                                INCOME
                             R               (II)                                   (I)
--------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
NOI       DEBT        MATURITY      REM        INSPECTION       APPRAISAL          APPRAISAL
DATE      SERVICE      DATE         TERM          DATE            DATE               VALUE
          COVERAGE
           RATIO
-------------------------------------------------------------------------------------------------
                NO SPECIALLY SERVICED LOANS REPORTED THIS PERIOD
-------------------------------------------------------------------------------------------------


(I)PROPERTY TYPE CODE:        6. Non-Exempt             12. Hotel
1. Single Family              7. Church                 13. Industrial
2. Multi-Family               8. School, HCF, WF        14. Industrial/Flex
3. Condo, Co-op or TH         9. Retail                 15. Multiple Properties
4. Mobile Home                10. Office                16. MiniStorage
5. Plan Unit Development      11. Retail/Office         32. Warehouse


(II) SPECIAL SERVICE CODE:
(1) Request to waive prepayment penalty         (5) In Foreclosure
(2) Payment default                             (6) Now REO
(3) Request to modify or workout                (7) Paid Off
(4) Borrower Bankruptcy                         (8) Returned to Master Servicer
--------------------------------------------------------------------------------
                        CONNING ASSET MANAGEMENT COMPANY
                                MASTER SERVICER
--------------------------------------------------------------------------------

MORGAN STANLEY CAPITAL I INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1999-CAM1
STATEMENT TO CERTIFICATEHOLDERS

--------------------------------------------------------------------------------
                        PRINCIPAL PREPAYMENT DETAIL
DIST DATE:    16-AUG-1999                                           PAGE # 11-1
RECORD DATE:  30-JUL-1999
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
LOAN       OFFERING       CURTAILMENT AMOUNT      PAYOFF         NET           NET          MORTGAGE
NUMBER       MEMO                                 AMOUNT     LIQUIDATION    INSURANCE      REPURCHASE
            CROSS                                              PROCEEDS     PROCEEDS         PRICE
           REFERNCE
-------------------------------------------------------------------------------------------------------

                  NO PRINCIPAL PREPAYMENT REPORTED THIS PERIOD
--------------------------------------------------------------------------------

                       CONNING ASSET MANGEMENT COMPANY
                                MASTER SERVICER
--------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

                          MORGAN STANLEY CAPITAL I INC.
                                    DEPOSITOR

         The Certificates offered hereby and by Supplements to this Prospectus (the "Offered Certificates") will be offered from time to time in one or more series. Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") consisting of one or more segregated pools of various types of multifamily or commercial mortgage loans (the "Mortgage Loans"), mortgage participations, mortgage pass-through certificates, mortgage-backed securities evidencing interests therein or secured thereby (the "MBS"), certain direct obligations of the United States, agencies thereof or agencies created thereby (the "Government Securities") or a combination of Mortgage Loans, MBS and/or Government Securities (with respect to any series, collectively, "Assets"). If so specified in the related Prospectus Supplement, some or all of the Mortgage Loans will include assignments of the leases of the related Mortgaged Properties (as defined herein) and/or assignments of the rental payments due from the lessees under such leases (each type of assignment, a "Lease Assignment"). A significant or the sole source of payments on certain Commercial Loans (as defined herein) and, therefore, of distributions on certain series of Certificates, will be such rent payments. The Mortgage Loans and MBS are collectively referred to herein as the "Mortgage Assets." If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any series, collectively, "Credit Support"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any series, collectively, "Cash Flow Agreements"). See "Description of the Trust Funds," "Description of the Certificates" and "Description of Credit Support."

         Each series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior or subordinate to one or more other classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions; (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions; (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. See "Description of the Certificates."

         Offers of the Offered Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" herein and in the related Prospectus Supplement.

                          -----------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          -----------------------------

         INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, CERTAIN RISKS SET FORTH UNDER THE CAPTION "RISK FACTORS" HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.

         Prior to issuance there will have been no market for the Certificates of any series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. This Prospectus may not be used to consummate sales of the Offered Certificates of any series unless accompanied by the Prospectus Supplement for such series.

                         ------------------------------

                              MORGAN STANLEY & CO.
                                  INCORPORATED

June 28, 1999

         Principal and interest with respect to Certificates will be distributable monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Certificates of any series will be made only from the assets of the related Trust Fund.

         The Certificates of each series will not represent an obligation of or interest in the Depositor, Morgan Stanley & Co. Incorporated, any Master Servicer, any Sub-Servicer, any Special Servicer or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates nor any assets in the related Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. The assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates pursuant to a Pooling and Servicing Agreement or a Trust Agreement, as more fully described herein.

         The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments, repurchase and defaults) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described under the caption "Yield Considerations" herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

         Prospective investors should review the information appearing under the caption "Risk Factors" herein and such information as may be set forth under the caption "Risk Factors" in the related Prospectus Supplement before purchasing any Offered Certificate.

         If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes. See also "Certain Federal Income Tax Consequences" herein.

         Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the Offered Certificates covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                              PROSPECTUS SUPPLEMENT

         As more particularly described herein, the Prospectus Supplement relating to the Offered Certificates of each series will, among other things, set forth with respect to such Certificates, as appropriate: (i) a description of the class or classes of Certificates, the payment provisions with respect to each such class and the Pass-Through Rate or method of determining the Pass-Through Rate with respect to each such class; (ii) the aggregate principal amount and distribution dates relating to such series and, if applicable, the initial and final scheduled distribution dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit Support and Cash Flow Agreements (with respect to the Certificates of any series, the "Trust Assets"); (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) additional information with respect to the method of distribution of such Certificates;
(vi) whether one or more REMIC elections will be made and designation of the regular interests and residual interests; (vii) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (viii) information as to any Master Servicer, any Sub-Servicer, any Special Servicer (or provision for the appointment thereof) and the Trustee, as applicable; (ix) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate in right of payment to any other class; and (x) whether such Certificates will be initially issued in definitive or book-entry form.

                              AVAILABLE INFORMATION

         The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each series of Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048.

         To the extent described in the related Prospectus Supplement, some or all of the Mortgage Loans may be secured by an assignment of the lessors' (i.e., the related mortgagors') rights in one or more leases (each, a "Lease") of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, no series of Certificates will represent interests in or obligations of any lessee (each, a "Lessee") under a Lease. If indicated, however, in the Prospectus Supplement for a given series, a significant or the sole source of payments on the Mortgage Loans in such series, and, therefore, of distributions on such Certificates, will be rental payments due from the Lessees under the Leases. Under such circumstances, prospective investors in the related series of Certificates may wish to consider publicly available information, if any, concerning the Lessees. Reference should be made to the related Prospectus Supplement for information concerning the Lessees and whether any such Lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

         No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Certificates or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

         A Master Servicer or the Trustee will be required to mail to holders of Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive Certificates are issued, or unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Certificates, pursuant to the applicable Agreement. Such reports may be available to holders of interests in the Certificates (the "Certificateholders") upon request to their respective DTC participants. See "Description of the Certificates--Reports to Certificateholders" and "Description of the Agreements--Evidence as to Compliance." The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036,
Attention: John E. Westerfield, or by telephone at (212) 761-4700. The Depositor has determined that its financial statements are not material to the offering of any Offered Certificates.

                                TABLE OF CONTENTS

                                                                       PAGE

PROSPECTUS SUPPLEMENT.....................................................2

AVAILABLE INFORMATION.....................................................2

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.........................3

RISK FACTORS.............................................................13

DESCRIPTION OF THE TRUST FUNDS...........................................19

USE OF PROCEEDS..........................................................25

YIELD CONSIDERATIONS.....................................................25

THE DEPOSITOR............................................................29

DESCRIPTION OF THE CERTIFICATES..........................................29

DESCRIPTION OF THE AGREEMENTS............................................36

DESCRIPTION OF CREDIT SUPPORT............................................52

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES...............54

CERTAIN FEDERAL INCOME TAX CONSEQUENCES..................................69

STATE TAX CONSIDERATIONS.................................................94

CERTAIN ERISA CONSIDERATIONS.............................................94

LEGAL INVESTMENT.........................................................96

PLAN OF DISTRIBUTION.....................................................98

LEGAL MATTERS............................................................98

FINANCIAL INFORMATION....................................................99

RATING...................................................................99

                              SUMMARY OF PROSPECTUS

         The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such series. An Index of Principal Definitions is included at the end of this Prospectus.

TITLE OF CERTIFICATES.............. Mortgage Pass-Through Certificates, issuable in series (the "Certificates").

DEPOSITOR.......................... Morgan Stanley Capital I Inc., a
                                    wholly-owned subsidiary of Morgan Stanley
                                    Group Inc. See "The Depositor."

MASTER SERVICER.................... The master servicer (the "Master Servicer"), if any, for each series of Certificates, which may be an affiliate of the Depositor, will be named in the related Prospectus Supplement. See "Description of the Agreements--Collection and Other Servicing Procedures."

SPECIAL SERVICER................... The special servicer (the "Special
                                    Servicer"), if any, for each series of
                                    Certificates, which may be an affiliate of the Depositor, will be named, or the circumstances in accordance with which a Special Servicer will be appointed will be described, in the related Prospectus Supplement. See "Description of the Agreements--Special Servicers."

TRUSTEE............................ The trustee (the "Trustee") for each series of Certificates will be named in the related
                                    Prospectus Supplement. See "Description of the Agreements--The Trustee."

THE TRUST ASSETS................... Each series of Certificates will represent in the aggregate the entire beneficial
                                    ownership interest in a Trust Fund
                                    consisting primarily of:

(a) MORTGAGE ASSETS................ The Mortgage Assets with respect to each series of Certificates will consist of a pool of multifamily and/or commercial mortgage loans (collectively, the "Mortgage Loans") and mortgage participations, mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by Mortgage Loans (collectively, the "MBS") or a combination of Mortgage Loans and MBS. The Mortgage Loans will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the Prospectus Supplement, by any governmental agency or instrumentality or other person. As more specifically described herein, the Mortgage Loans will be secured by first or junior liens on, or security interests in, properties consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units (the "Multifamily Properties") or (ii) office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties (the "Commercial Properties"). The term "Mortgaged Properties" shall refer to Multifamily

                                    Properties or Commercial Properties, or
                                    both.

                                    To the extent described in the related
                                    Prospectus Supplement, some or all of the Mortgage Loans may also be secured by an assignment of one or more leases (each, a "Lease") of one or more lessees (each, a "Lessee") of all or a portion of the related Mortgaged Properties. Unless otherwise specified in the related Prospectus Supplement, a significant or the sole source of payments on certain Commercial Loans (as defined herein) will be the rental payments due under the related Leases. In certain circumstances, with respect to Commercial Properties, the material terms and conditions of the related Leases may be set forth in the related Prospectus Supplement. See "Description of the Trust
                                    Funds--Mortgage Loans--Leases" and "Risk
                                    Factors--Limited Assets" herein.

                                    The Mortgaged Properties may be located in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico. The Prospectus Supplement will indicate additional jurisdictions, if any, in which the Mortgaged Properties may be located. Unless otherwise provided in the related Prospectus Supplement, all Mortgage Loans will have individual principal balances at origination of not less than $25,000 and original terms to maturity of not more than 40 years. All Mortgage Loans will have been originated by persons other than the Depositor, and all Mortgage Assets will have been purchased, either directly or indirectly, by the Depositor on or before the date of initial issuance of the related series of Certificates. The related Prospectus Supplement will indicate if any such persons are affiliates of the Depositor.

                                    Each Mortgage Loan may provide for no
                                    accrual of interest or for accrual of
                                    interest thereon at an interest rate (a
                                    "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time at the mortgagor's election, in each case as described in the related Prospectus Supplement. Adjustable Mortgage Rates on the Mortgage Loans in a Trust Fund may be based on one or more indices. Each Mortgage Loan may provide for scheduled payments to maturity, payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the related Prospectus Supplement. The Mortgage Loans may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. See "Description of the Trust Funds--Assets."

(b) GOVERNMENT SECURITIES.......... If so provided in the related Prospectus
                                    Supplement, the Trust Fund may include, in addition to Mortgage Assets, certain direct obligations of the United States, agencies thereof or agencies created thereby which provide for payment of interest and/or principal (collectively, "Government
                                    Securities").

(c) COLLECTION ACCOUNTS...........  Each Trust Fund will include one or more accounts established and maintained on
                                    behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreements--Certificate Account and Other Collection Accounts."

(d) CREDIT SUPPORT................  If so provided in the related Prospectus
                                    Supplement, partial or full protection
                                    against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of the related series in the form of subordination of one or more other classes of Certificates of such series, which other classes may include one or more classes of Offered Certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Certificates. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such MBS. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

(e) CASH FLOW AGREEMENTS........... If so provided in the related Prospectus
                                    Supplement, the Trust Fund may include
                                    guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more classes of Certificates. (Currency exchange agreements might be included in the Trust Fund if some or all of the Mortgage Assets (such as Mortgage Loans secured by Mortgaged Properties located outside the United States) were denominated in a non-United States currency.) The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any cash flow agreements that are included as part of the trust fund evidenced by or providing security for such MBS. See "Description of the Trust Funds--Cash Flow Agreements." Description of Certificates.

DISTRIBUTIONS ON CERTIFICATES...... Each series of Certificates evidencing an interest in a Trust Fund that includes
                                    Mortgage Loans as part of its assets will be issued pursuant to a pooling and servicing agreement, and each series of Certificates evidencing an interest in a Trust Fund that does not include Mortgage Loans will be issued pursuant to a trust agreement. Pooling and servicing agreements and trust agreements are referred to herein as the "Agreements." Each series of Certificates will include one or more classes. Each series of Certificates (including any class or classes of Certificates of such series not offered hereby) will represent in the aggregate the entire beneficial ownership interest in the Trust Fund. Each class of Certificates (other than certain Stripped Interest Certificates, as defined below) will have a stated principal amount (a "Certificate Balance") and (other than certain Stripped Principal Certificates, as defined below), will accrue interest thereon based on a fixed, variable or adjustable interest rate (a "Pass-Through Rate"). The related Prospectus Supplement will specify the Certificate Balance, if any, and the Pass-Through Rate for each class of Certificates or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate.

                                    Each series of Certificates will consist of one or more classes of Certificates that may
                                    (i) provide for the accrual of interest
                                    thereon based on fixed, variable or
                                    adjustable rates; (ii) be senior
                                    (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate
                                    Certificates") to one or more other classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively,
                                    "Stripped Principal Certificates"); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively,
                                    "Stripped Interest Certificates"); (v)
                                    provide for distributions of accrued
                                    interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series (collectively, "Accrual Certificates"); (vi) provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and/or
                                    (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. With respect to Certificates with two or more components, references herein to Certificate Balance, notional amount and Pass-Through Rate refer to the principal balance, if any, notional amount, if any, and the Pass-Through Rate, if any, for any such component.

                                    The Certificates will not be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. See "Risk Factors--Limited Assets" and "Description of the Certificates."

(a) INTEREST....................... Interest on each class of Offered
                                    Certificates (other than Stripped Principal
                                    Certificates and certain classes of Stripped
                                    Interest Certificates) of each series will accrue at the applicable Pass-Through Rate on the outstanding Certificate Balance thereof and will be distributed to Certificateholders as provided in the related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date"). Distributions with respect to interest on Stripped Interest Certificates may be made on each Distribution Date on the basis of a notional amount as described in the related Prospectus Supplement. Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies, losses, prepayment interest shortfalls, and other contingencies described herein and in the related Prospectus Supplement. See "Risk Factors--Average Life of Certificates; Prepayments; Yields," "Yield Considerations" and "Description of the
                                    Certificates--Distributions of Interest on the Certificates."

(b) PRINCIPAL...................... The Certificates of each series initially will have an aggregate Certificate Balance no greater than the outstanding principal balance of the Assets as of, unless the related Prospectus Supplement provides otherwise, the close of business on the first day of the month of formation of the related Trust Fund (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. The Certificate Balance of a Certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Stripped Interest Certificates with no Certificate Balance will not receive distributions in respect of principal. See "Description of the Certificates--Distributions of Principal of the Certificates."

ADVANCES..........................  Unless otherwise provided in the related
                                    Prospectus Supplement, the Master Servicer will be obligated as part of its servicing responsibilities to make certain advances that in its good faith judgment it deems recoverable with respect to delinquent scheduled payments on the Whole Loans in such Trust Fund. Neither the Depositor nor any of its affiliates will have any responsibility to make such advances. Advances made by a Master Servicer are reimbursable generally from subsequent recoveries in respect of such Whole Loans and otherwise to the extent described herein and in the related Prospectus Supplement. If and to the extent provided in the Prospectus Supplement for any series, the Master Servicer will be entitled to receive interest on its outstanding advances, payable from amounts in the related Trust Fund. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any corresponding advancing obligation of any person in connection with such MBS. See "Description of the Certificates--Advances in Respect of Delinquencies."

TERMINATION.......................  If so specified in the related Prospectus
                                    Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount or on and after a date specified in such Prospectus Supplement, the party specified therein will solicit bids for the purchase of all of the Assets of the Trust Fund, or of a sufficient portion of such Assets to retire such class or classes, or purchase such Assets at a price set forth in the related Prospectus Supplement. In addition, if so provided in the related Prospectus Supplement, certain classes of Certificates may be purchased subject to similar conditions. See "Description of the Certificates--Termination."

REGISTRATION OF CERTIFICATES....... If so provided in the related Prospectus
                                    Supplement, one or more classes of the
                                    Offered Certificates will initially be
                                    represented by
                                    one or more Certificates registered in the name of Cede & Co., as the nominee of DTC. No person acquiring an interest in Offered Certificates so registered will be entitled to receive a definitive certificate representing such person's interest except in the event that definitive certificates are issued under the limited circumstances described herein. See "Risk
                                    Factors--Book-Entry Registration" and
                                    "Description of the Certificates--Book-Entry
                                    Registration and Definitive Certificates."

TAX STATUS OF THE CERTIFICATES..... The Certificates of each series will constitute either (i) "regular interests"
                                    ("REMIC Regular Certificates") and "residual interests" ("REMIC Residual Certificates") in a Trust Fund treated as a REMIC under Sections 860A through 860G of the Code, or
                                    (ii) interests ("Grantor Trust
                                    Certificates") in a Trust Fund treated as a grantor trust under applicable provisions of the Code.

(a) REMIC.......................... REMIC Regular Certificates generally will be treated as debt obligations of the
                                    applicable REMIC for federal income tax
                                    purposes. Certain REMIC Regular Certificates may be issued with original issue discount for federal income tax purposes. See "Certain Federal Income Tax Consequences" in the Prospectus Supplement.

                                    A portion (or, in certain cases, all) of the income from REMIC Residual Certificates (i) may not be offset by any losses from other activities of the holder of such REMIC Residual Certificates, (ii) may be treated as unrelated business taxable income for holders of REMIC Residual Certificates that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), and (iii) may be subject to foreign withholding rules. See "Certain Federal Income Tax
                                    Consequences--REMICs--Taxation of Owners of
                                    REMIC Residual Certificates".

                                    The Offered Certificates will be treated as
                                    (i) assets described in section
                                    7701(a)(19)(C) of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) "real estate assets" within the meaning of section 856(c)(4)(A) of the Code, in each case to the extent described herein and in the Prospectus. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

(b) GRANTOR TRUST.................. If no election is made to treat the Trust
                                    Fund relating to a Series of Certificates as a real estate mortgage investment conduit ("REMIC"), the Trust Fund will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes, and therefore holders of Certificates will be treated as the owners of undivided pro rata interests in the Mortgage Pool or pool of securities and any other assets held by the Trust Fund.

                                    Investors are advised to consult their tax advisors and to review "Certain Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

ERISA CONSIDERATIONS............... A fiduciary of retirement plan or other employee benefit plan or other retirement plan or arrangement, including an individual retirement account or annuity or a Keogh plan, and any collective investment fund or insurance company general or separate account in which such plans, accounts, annuities or arrangements are invested, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or
                                    Section 4975 of the Code. See "Certain ERISA
                                    Considerations" herein and in the related
                                    Prospectus Supplement. To the extent
                                    specified in the related Prospectus
                                    Supplement, certain classes of Certificates may not be transferred unless the Trustee and the Depositor are furnished with a letter of representations or an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction provisions of ERISA and the Code, will not cause the assets of the Trust to be deemed "plan assets" for purposes of ERISA and the Code and will not subject the Trustee, the Depositor or the Master Servicer to additional obligations. See "Certain ERISA Considerations" herein and in the related Prospectus Supplement.

LEGAL INVESTMENT................... The related Prospectus Supplement will specify whether any class or classes of the Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the related Prospectus Supplement.

RATING............................. At the date of issuance, as to each series, each class of Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies (each, a "Rating Agency"). See "Rating" herein and in the related Prospectus Supplement.

                                  RISK FACTORS

         Investors should consider, in connection with the purchase of Offered Certificates, among other things, the following factors and certain other factors as may be set forth in "Risk Factors" in the related Prospectus Supplement.

LIMITED LIQUIDITY

         There can be no assurance that a secondary market for the Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Certificates of such series remain outstanding. Any such secondary market may provide less liquidity to investors than any comparable market for securities evidencing interests in single family mortgage loans. The market value of Certificates will fluctuate with changes in prevailing rates of interest. Consequently, sale of Certificates by a holder in any secondary market that may develop may be at a discount from 100% of their original principal balance or from their purchase price. Furthermore, secondary market purchasers may look only hereto, to the related Prospectus Supplement and to the reports to Certificateholders delivered pursuant to the related Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders", "--Book-Entry Registration and Definitive Certificates" and "Description of the Agreements--Evidence as to Compliance" for information concerning the Certificates. Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights and the Certificates are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination". Morgan Stanley & Co. Incorporated currently expects to make a secondary market in the Offered Certificates, but has no obligation to do so.

LIMITED ASSETS

         The Certificates will not represent an interest in or obligation of the Depositor, the Master Servicer, or any of their affiliates. The only obligations with respect to the Certificates or the Assets will be the obligations (if any) of the Warrantying Party (as defined herein) pursuant to certain limited representations and warranties made with respect to the Mortgage Loans, the Master Servicer's, any Special Servicer's and any Sub-Servicer's servicing obligations under the related Pooling and Servicing Agreement (including the limited obligation to make certain advances in the event of delinquencies on the Mortgage Loans, but only to the extent deemed recoverable). Since certain representations and warranties with respect to the Mortgage Assets may have been made and/or assigned in connection with transfers of such Mortgage Assets prior to the Closing Date, the rights of the Trustee and the Certificateholders with respect to such representations or warranties will be limited to their rights as an assignee thereof. Unless otherwise specified in the related Prospectus Supplement, none of the Depositor, the Master Servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity. Unless otherwise specified in the related Prospectus Supplement, neither the Certificates nor the underlying Mortgage Assets will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Master Servicer, any Special Servicer, any Sub-Servicer or any of their affiliates. Proceeds of the assets included in the related Trust Fund for each series of Certificates (including the Assets and any form of credit enhancement) will be the sole source of payments on the Certificates, and there will be no recourse to the Depositor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.

         Unless otherwise specified in the related Prospectus Supplement, a series of Certificates will not have any claim against or security interest in the Trust Funds for any other series. If the related Trust Fund is insufficient to make payments on such Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Certificate Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Certificates. If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

AVERAGE LIFE OF CERTIFICATES; PREPAYMENTS; YIELDS

         Prepayments (including those caused by defaults) on the Mortgage Assets in any Trust Fund generally will result in a faster rate of principal payments on one or more classes of the related Certificates than if payments on such Mortgage Assets were made as scheduled. Thus, the prepayment experience on the Mortgage Assets may affect the average life of each class of related Certificates. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgage Assets in any Trust Fund or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the Mortgage Loans underlying or comprising the Mortgage Assets in any Trust Fund. As a result, the actual maturity of any class of Certificates could occur significantly earlier than expected. A series of Certificates may include one or more classes of Certificates with priorities of payment and, as a result, yields on other classes of Certificates, including classes of Offered Certificates, of such series may be more sensitive to prepayments on Mortgage Assets. A series of Certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of Certificates may include one or more classes of Certificates, including classes of Offered Certificates, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates and, as a result, yields on such Certificates will be sensitive to
(a) the provisions of such Accrual Certificates relating to the timing of distributions of interest thereon and (b) if such Accrual Certificates accrue interest at a variable or adjustable Pass-Through Rate, changes in such rate. See "Yield Considerations" herein and, if applicable, in the related Prospectus Supplement.

LIMITED NATURE OF RATINGS

         Any rating assigned by a Rating Agency to a class of Certificates will reflect such Rating Agency's assessment solely of the likelihood that holders of Certificates of such class will receive payments to which such Certificateholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related Mortgage Assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of Certificates. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Offered Certificates of the related series are entitled that is not covered by the applicable rating.

         The amount, type and nature of credit support, if any, established with respect to a series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of such series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit support required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Assets. No assurance can be given that values of any Mortgaged Properties have remained or will remain at their levels on the respective dates of origination of the related Mortgage Loans. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on the Mortgaged Properties. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans underlying or comprising the Mortgage Assets in a particular Trust Fund and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by the Credit Support, if any, described in the related Prospectus Supplement, such losses will be borne, at least in part, by the holders of one or more classes of the Certificates of the related series. See "Description of Credit Support" and "Rating."

RISKS ASSOCIATED WITH MORTGAGE LOANS AND MORTGAGED PROPERTIES

         Mortgage loans made with respect to multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with single family property. See "Description of the Trust Funds--Assets." The ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the mortgagor; thus, the value of an income-producing property is directly related to the net operating income derived from such property. In contrast, the ability of a mortgagor to repay a single family loan typically is dependent primarily upon the mortgagor's household income, rather than the capacity of the property to produce income; thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the mortgagor's income tends not to reflect directly the value of such property. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a mortgagor on a single family property will likely affect the performance of the related loan but may not affect the liquidation value of such property. Moreover, a decline in the value of a Mortgaged Property will increase the risk of loss particularly with respect to any related junior Mortgage Loan. See "--Junior Mortgage Loans."

         The performance of a mortgage loan secured by an income-producing property leased by the mortgagor to tenants as well as the liquidation value of such property may be dependent upon the business operated by such tenants in connection with such property, the creditworthiness of such tenants or both; the risks associated with such loans may be offset by the number of tenants or, if applicable, a diversity of types of business operated by such tenants.

         It is anticipated that a substantial portion of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable, as to which, in the event of mortgagor default, recourse may be had only against the specific property and such other assets, if any, as have been pledged to secure the related Mortgage Loan. With respect to those Mortgage Loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value of the related Mortgaged Property.

         Further, the concentration of default, foreclosure and loss risks in individual mortgagors or Mortgage Loans in a particular Trust Fund or the related Mortgaged Properties will generally be greater than for pools of single family loans both because the Mortgage Assets in a Trust Fund will generally consist of a smaller number of loans than would a single family pool of comparable aggregate unpaid principal balance and because of the higher principal balance of individual Mortgage Loans. Mortgage Assets in a Trust Fund may consist of only a limited number of Mortgage Loans and/or relate to Leases to only a single Lessee or a limited number of Lessees.

         If applicable, certain legal aspects of the Mortgage Loans for a series of Certificates may be described in the related Prospectus Supplement. See also "Certain Legal Aspects of the Mortgage Loans and the Leases" herein.

RISKS ASSOCIATED WITH COMMERCIAL LOANS AND LEASES

         If so described in the related Prospectus Supplement, each mortgagor under a Commercial Loan may be an entity created by the owner or purchaser of the related Commercial Property solely to own or purchase such property, in part to isolate the property from the debts and liabilities of such owner or purchaser. Unless otherwise specified, each such Commercial Loan will represent a nonrecourse obligation of the related mortgagor secured by the lien of the related Mortgage and the related Lease Assignments. Whether or not such loans are recourse or nonrecourse obligations, it is not expected that the mortgagors will have any significant assets other than the Commercial Properties and the related Leases, which will be pledged to the Trustee under the related Agreement. Therefore, the payment of amounts due on any such Commercial Loans, and, consequently, the payment of principal of and interest on the related Certificates, will depend primarily or solely on rental payments by the Lessees. Such rental payments will, in turn, depend on continued occupancy by, and/or the creditworthiness of, such Lessees, which in either case may be adversely affected by a general economic downturn or an adverse change in their financial condition. Moreover, to the extent a Commercial Property was designed for the needs of a specific type of tenant (e.g., a nursing home, hospital, hotel or motel), the value of such property in the event of a default by the Lessee or the early termination of such Lease may be adversely affected because of difficulty in re-leasing the property to a suitable substitute lessee or, if re-leasing to such a substitute is not possible, because of the cost of altering the property for another more marketable use. As a result, without the benefit of the Lessee's continued support of the Commercial Property, and absent significant amortization of the Commercial Loan, if such loan is foreclosed on and the Commercial Property liquidated following a lease default, the net proceeds might be insufficient to cover the outstanding principal and interest owing on such loan, thereby increasing the risk that holders of the Certificates will suffer some loss.

BALLOON PAYMENTS

         Certain of the Mortgage Loans (the "Balloon Mortgage Loans") as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Mortgaged Property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related Mortgaged Property, the financial condition and operating history of the mortgagor and the related Mortgaged Property, tax laws, rent control laws (with respect to certain Multifamily Properties and mobile home parks), reimbursement rates (with respect to certain hospitals, nursing homes and convalescent homes), renewability of operating licenses, prevailing general economic conditions and the availability of credit for commercial or multifamily real properties, as the case may be, generally.

JUNIOR MORTGAGE LOANS

         To the extent specified in the related Prospectus Supplement, certain of the Mortgage Loans may be secured primarily by junior mortgages. In the case of liquidation, Mortgage Loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related Mortgaged Property after the mortgage loans senior to such Mortgage Loans have been satisfied. If there are not sufficient funds to satisfy such junior Mortgage Loans and senior mortgage loans, such Mortgage Loan would suffer a loss and, accordingly, one or more classes of Certificates would bear such loss. Therefore, any risks of deficiencies associated with first Mortgage Loans will be greater with respect to junior Mortgage Loans. See "--Risks Associated with Mortgage Loans and Mortgaged Properties."

OBLIGOR DEFAULT

         If so specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Whole Loans, a Master Servicer, a Sub-Servicer or a Special Servicer will be permitted (within prescribed parameters) to extend and modify Whole Loans that are in default or as to which a payment default is imminent, including in particular with respect to balloon payments. In addition, a Master Servicer, a Sub-Servicer or a Special Servicer may receive a workout fee based on receipts from or proceeds of such Whole Loans. While any such entity generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee will increase the present value of receipts from or proceeds of Whole Loans that are in default or as to which a payment default is imminent. Additionally, if so specified in the related Prospectus Supplement, certain of the Mortgage Loans included in the Mortgage Pool for a Series may have been subject to workouts or similar arrangements following periods of delinquency and default.

MORTGAGOR TYPE

         Mortgage Loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of single family mortgage loans. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

CREDIT SUPPORT LIMITATIONS

         The Prospectus Supplement for a series of Certificates will describe any Credit Support in the related Trust Fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations thereof. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

         A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Certificates of such series has been repaid. As a result, the impact of significant losses and shortfalls on the Assets may fall primarily upon those classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Support covers more than one series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing an interest in a Covered Trust will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts.

         The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "--Limited Nature of Ratings," "Description of the Certificates" and "Description of Credit Support."

         Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The Master Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of Certificates, if the applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected. The rating of any series of Certificates by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related Mortgage Assets substantially in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. None of the Depositor, the Master Servicer or any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any series of Certificates.

SUBORDINATION OF THE SUBORDINATE CERTIFICATES; EFFECT OF LOSSES ON THE ASSETS

         The rights of Subordinate Certificateholders to receive distributions to which they would otherwise be entitled with respect to the Assets will be subordinate to the rights of the Master Servicer (to the extent that the Master Servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior Due Periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses) and the Senior Certificateholders to the extent described herein. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the Subordinate Certificates. See "Description of the Certificates--General" and "--Allocation of Losses and Shortfalls."

         The yields on the Subordinate Certificates may be extremely sensitive to the loss experience of the Assets and the timing of any such losses. If the actual rate and amount of losses experienced by the Assets exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the Subordinate Certificates may be lower than anticipated.

ENFORCEABILITY

         Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

         If so specified in the related Prospectus Supplement, the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the mortgagor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the mortgagor defaults, the license terminates and the lender is entitled to collect rents. Such assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents."

ENVIRONMENTAL RISKS

         Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. Moreover, the presence of hazardous or toxic substances, or the failure to remediate such property, may adversely affect the owner or operator's ability to borrow using such property as collateral. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") and other federal law, a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the mortgagor, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the mortgage under certain circumstances. Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will provide that none of the Master Servicer, the Sub-Servicer or the Special Servicer, acting on behalf of the Trust Fund, may acquire title to a Mortgaged Property securing a Mortgage Loan or take over its operation unless the Master Servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (i) the Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or (ii) if the Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Environmental Legislation."

ERISA CONSIDERATIONS

         Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any series.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES

         Except as provided in the Prospectus Supplement, REMIC Residual Certificates, if offered hereunder, are anticipated to have "phantom income" associated with them. That is, taxable income is anticipated to be allocated to the REMIC Residual Certificates in the early years of the existence of the related REMIC, even if the REMIC Residual Certificates receive no distributions from the related REMIC, with a corresponding amount of losses allocated to the REMIC Residual Certificates in later years. Accordingly, the present value of the tax detriments associated with the REMIC Residual Certificates may significantly exceed the present value of the tax benefits related thereto, and the REMIC Residual Certificates may have a negative "value." Moreover, the REMIC Residual Certificates will in effect be allocated an amount of gross income equal to the non-interest expenses of the REMIC, but such expenses will be deductible by holders of the REMIC Residual Certificates that are individuals only as itemized deductions (and be subject to all the limitations applicable to itemized deductions). Accordingly, investment in the REMIC Residual Certificates will generally not be suitable for individuals or for certain pass-through entities, such as partnerships or S corporations, that have individuals as partners or shareholders. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer. Finally, prospective purchasers of a REMIC Residual Certificate should be aware that recently issued final regulations provide restrictions on the ability to mark-to-market certain "negative value" REMIC residual interests may not be marked to market. See "Certain Federal Income Tax Consequences--REMICs."

CONTROL

         Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate Balance of all outstanding Certificates of a series or a similar means of allocating decision-making under the related Agreement ("Voting Rights") will be required to direct, and will be sufficient to bind all Certificateholders of such series to, certain actions, including directing the Special Servicer or the Master Servicer with respect to actions to be taken with respect to certain Mortgage Loans and REO Properties and amending the related Agreement in certain circumstances. See "Description of the Agreements--Events of Default," "--Rights Upon Event of Default," "--Amendment" and "--List of Certificateholders."

BOOK-ENTRY REGISTRATION

         If so provided in the Prospectus Supplement, one or more classes of the Certificates will be initially represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificateholders or their nominees. Because of this, unless and until Definitive Certificates are issued, Certificateholders will not be recognized by the Trustee as "Certificateholders" (as that term is to be used in the related Agreement). Hence, until such time, Certificateholders will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

                         DESCRIPTION OF THE TRUST FUNDS

ASSETS

         The primary assets of each Trust Fund (the "Assets") will include (i) multifamily and/or commercial mortgage loans (the "Mortgage Loans"), (ii) mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more Mortgage Loans or other similar participations, certificates or securities ("MBS"), (iii) direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b) non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing securities from which the right to payment of principal has been removed (the "Government Securities"), or (iv) a combination of Mortgage Loans, MBS and Government Securities. As used herein, "Mortgage Loans" refers to both whole Mortgage Loans and Mortgage Loans underlying MBS. Mortgage Loans that secure, or interests in which are evidenced by, MBS are herein sometimes referred to as Underlying Mortgage Loans. Mortgage Loans that are not Underlying Mortgage Loans are sometimes referred to as "Whole Loans." Any mortgage participations, pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS are sometimes referred to herein also as MBS or as "Underlying MBS." Mortgage Loans and MBS are sometimes referred to herein as "Mortgage Assets." The Mortgage Assets will not be guaranteed or insured by Morgan Stanley Capital I Inc. (the "Depositor") or any of its affiliates or, unless otherwise provided in the Prospectus Supplement, by any governmental agency or instrumentality or by any other person. Each Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "Asset Seller"), which may be an affiliate of the Depositor and, with respect to Mortgage Assets, which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS.

         Unless otherwise specified in the related Prospectus Supplement, the Certificates will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the Assets.

MORTGAGE LOANS

  GENERAL

         The Mortgage Loans will be secured by liens on, or security interests in, Mortgaged Properties consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings ("Multifamily Properties" and the related loans, "Multifamily Loans") or (ii) office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties ("Commercial Properties" and the related loans, "Commercial Loans") located, unless otherwise specified in the related Prospectus Supplement, in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico. To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property. Multifamily Property may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations ("Cooperatives"). The Mortgaged Properties may include leasehold interests in properties, the title to which is held by third party lessors. Unless otherwise specified in the Prospectus Supplement, the term of any such leasehold will exceed the term of the related mortgage note by at least five years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages or deeds of trust (the "Mortgages") creating a lien on the Mortgaged Properties. Mortgage Loans will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the Mortgage Loan.

  LEASES

         To the extent specified in the related Prospectus Supplement, the Commercial Properties may be leased to Lessees that respectively occupy all or a portion of such properties. Pursuant to a Lease Assignment, the related mortgagor may assign its rights, title and interest as lessor under each Lease and the income derived therefrom to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the mortgagor defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the related Lessee or Lessees for application to the monetary obligations of the mortgagor. State law may limit or restrict the enforcement of the Lease Assignments by a mortgagee until it takes possession of the related Mortgaged Property and/or a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents." Alternatively, to the extent specified in the related Prospectus Supplement, the mortgagor and the mortgagee may agree that payments under Leases are to be made directly to the Master Servicer.

         To the extent described in the related Prospectus Supplement, the Leases may require the Lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related Mortgage Loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the Mortgaged Properties. Certain of the Leases may require the mortgagor to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the Mortgaged Property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the Lessees are required to pay. If so specified in the related Prospectus Supplement, under certain circumstances the Lessees may be permitted to set off their rental obligations against the obligations of the mortgagors under the Leases. In those cases where payments under the Leases (net of any operating expenses payable by the mortgagors) are insufficient to pay all of the scheduled principal and interest on the related Mortgage Loans, the mortgagors must rely on other income or sources (including security deposits) generated by the related Mortgaged Property to make payments on the related Mortgage Loan. To the extent specified in the related Prospectus Supplement, some Commercial Properties may be leased entirely to one Lessee. In such cases, absent the availability of other funds, the mortgagor must rely entirely on rent paid by such Lessee in order for the mortgagor to pay all of the scheduled principal and interest on the related Commercial Loan. To the extent specified in the related Prospectus Supplement, certain of the Leases may expire prior to the stated maturity of the related Mortgage Loan. In such cases, upon expiration of the Leases the mortgagors will have to look to alternative sources of income, including rent payment by any new Lessees or proceeds from the sale or refinancing of the Mortgaged Property, to cover the payments of principal and interest due on such Mortgage Loans unless the Lease is renewed. As specified in the related Prospectus Supplement, certain of the Leases may provide that upon the occurrence of a casualty affecting a Mortgaged Property, the Lessee will have the right to terminate its Lease, unless the mortgagor, as lessor, is able to cause the Mortgaged Property to be restored within a specified period of time. Certain Leases may provide that it is the lessor's responsibility, while other Leases provide that it is the Lessee's responsibility, to restore the Mortgaged Property after a casualty to its original condition. Certain Leases may provide a right of termination to the related Lessee if a taking of a material or specified percentage of the leased space in the Mortgaged Property occurs, or if the ingress or egress to the leased space has been materially impaired.

DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS

         Mortgage loans secured by commercial and multifamily properties are markedly different from owner-occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of such property rather than upon the liquidation value of the real estate. Unless otherwise specified in the Prospectus Supplement, the Mortgage Loans will be non-recourse loans, which means that, absent special facts, the mortgagee may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the mortgagor's assets, in the event of the mortgagor's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. The "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the Mortgage Loan. "Net Operating Income" means, for any given period, unless otherwise specified in the related Prospectus Supplement, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans secured by the Mortgaged Property. The Net Operating Income of a Mortgaged Property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related Mortgage Loan at any given time.

         As the primary component of Net Operating Income, rental income (as well as maintenance payments from tenant-stockholders of a Cooperative) is subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) warehouses, retail stores, office buildings and industrial plants. Commercial Loans may be secured by owner-occupied Mortgaged Properties or Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants.

         Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the Lessee, rather than the mortgagor, is responsible for payment of some or all of these expenses; however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related Mortgage Loan. See "--Leases" above.

         While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low-and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

         The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a Balloon Mortgage Loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of such Balloon Mortgage Loans could be significant even though the related Debt Service Coverage Ratio is high.

         The liquidation value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the mortgagor.

         Appraised values of income-producing properties may be based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods presents analytical challenges. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and create significantly different results, or where a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio (or vice versa), the analysis of default and loss risks is even more difficult.

         While the Depositor believes that the foregoing considerations are important factors that generally distinguish the Multifamily and Commercial Loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that such factors will in fact have been considered by the Originators of the Multifamily and Commercial Loans, or that, for any of such Mortgage Loans, they are complete or relevant. See "Risk Factors--Risks Associated with Mortgage Loans and Mortgaged Properties," "--Balloon Payments," "--Junior Mortgage Loans," "--Obligor Default" and "--Mortgagor Type."

LOAN-TO-VALUE RATIO

         The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. "Refinance Loans" are loans made to refinance existing loans. Unless otherwise set forth in the related Prospectus Supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a

Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

         Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans (e.g., Multifamily Property or Commercial Property and the type of property in each such category),
(iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans, (iv) the earliest and latest origination date and maturity date of the Mortgage Loans, (v) the weighted average (by principal balance) of the Loan-to-Value Ratios at origination of the Mortgage Loans, (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) the state or states in which most of the Mortgaged Properties are located, (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans, (ix) the weighted average Retained Interest, if any, (x) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum Mortgage Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan and the frequency of such monthly payment adjustments, (xi) the Debt Service Coverage Ratio either at origination or as of a more recent date (or both) and (xii) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions. The related Prospectus Supplement will also contain certain information available to the Depositor with respect to the provisions of leases and the nature of tenants of the Mortgaged Properties and other information referred to in a general manner under "--Mortgage Loans--Default and Loss Considerations with Respect to the Mortgage Loans" above. If specific information respecting the Mortgage Loans is not known to the Depositor at the time Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.

PAYMENT PROVISIONS OF THE MORTGAGE LOANS

         Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will (i) have individual principal balances at origination of not less than $25,000, (ii) have original terms to maturity of not more than 40 years and (iii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related Prospectus Supplement. Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment (a "Lock-out Period" and the date of expiration thereof, a "Lock-out Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of any Prepayment Premiums collected in respect of Mortgage Loans, the related Prospectus Supplement will specify the method or methods by which any such amounts will be allocated. A Mortgage Loan may also contain provisions entitling the mortgagee to a share of profits realized from the operation or disposition of the Mortgaged Property ("Equity Participations"), as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of an Equity Participation, the related Prospectus Supplement will specify the terms and provisions of the

Equity Participation and the method or methods by which distributions in respect thereof will be allocated among such Certificates.

MBS

         Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (an "MBS Agreement"). A seller (the "MBS Issuer") and/or servicer (the "MBS Servicer") of the underlying Mortgage Loans (or Underlying
MBS) will have entered into the MBS Agreement with a trustee or a custodian under the MBS Agreement (the "MBS Trustee"), if any, or with the original purchaser of the interest in the underlying Mortgage Loans or MBS evidenced by the MBS.

         Distributions of any principal or interest, as applicable, will be made on MBS on the dates specified in the related Prospectus Supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of Certificates described in this Prospectus. Any principal or interest distributions will be made on the MBS by the MBS Trustee or the MBS Servicer. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

         Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the Certificates under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of certain characteristics of the Mortgage Loans or Underlying MBS evidenced by or securing such MBS and other factors and generally will have been established for the MBS on the basis of requirements of either any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

         The Prospectus Supplement for a series of Certificates evidencing interests in Mortgage Assets that include MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) whether such MBS is entitled only to interest payments, only to principal payments or to both, (iv) the pass-through or bond rate of the MBS or formula for determining such rates, if any, (v) the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features, (vi) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, (vii) certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying MBS or directly to such MBS, (viii) the terms on which the related Underlying Mortgage Loans or Underlying MBS for such MBS or the MBS may, or are required to, be purchased prior to their maturity, (ix) the terms on which Mortgage Loans or Underlying MBS may be substituted for those originally underlying the MBS, (x) the servicing fees payable under the MBS Agreement, (xi) the type of information in respect of the Underlying Mortgage Loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph, (xii) the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS and (xiii) whether the MBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company.

GOVERNMENT SECURITIES

         The Prospectus Supplement for a series of Certificates evidencing interests in Assets of a Trust Fund that include Government Securities will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the Government Securities to be included in the Trust Fund, (ii) the original and remaining terms to stated maturity of the Government Securities, (iii) whether such Government Securities are entitled only to interest payments, only to principal payments or to both, (iv) the interest rates of the Government Securities or the formula to determine such rates, if any, (v) the applicable payment provisions for the Government Securities and (vi) to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

ACCOUNTS

         Each Trust Fund will include one or more accounts established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreement-- and Other Collection Accounts."

CREDIT SUPPORT

         If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Assets in the related Trust Fund may be provided to one or more classes of Certificates in the related series in the form of subordination of one or more other classes of Certificates in such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Certificates. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

CASH FLOW AGREEMENTS

         If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more classes of Certificates. (Currency exchange agreements might be included in the Trust Fund if some or all of the Mortgage Assets (such as Mortgage Loans secured by Mortgaged Properties located outside the United States) were denominated in a non-United States currency.) The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                                 USE OF PROCEEDS

         The net proceeds to be received from the sale of the Certificates will be applied by the Depositor to the purchase of Assets and to pay for certain expenses incurred in connection with such purchase of Assets and sale of Certificates. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

         The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate, the receipt and timing of receipt of distributions on the Certificate and the weighted average life of the Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."

PASS-THROUGH RATE

         Certificates of any class within a series may have fixed, variable or adjustable Pass-Through Rates, which may or may not be based upon the interest rates borne by the Assets in the related Trust Fund. The Prospectus Supplement with respect to any series of Certificates will specify the Pass-Through Rate for each class of such Certificates or, in the case of a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Asset on the Pass-Through Rate of one or more classes of Certificates; and whether the distributions of interest on the Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

         The effective yield to maturity to each holder of Certificates entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate and purchase price of such Certificate because, while interest may accrue on each Asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

         Each payment of interest on the Certificates (or addition to the Certificate Balance of a class of Accrual Certificates) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "--Pass-Through Rate," if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of such Certificates may be lower than the yield that would result if the Interest Accrual Period ended on such Distribution Date. In addition, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more classes of Certificates may be calculated on the assumption that distributions of principal (and additions to the Certificate Balance of Accrual Certificates) and allocations of losses on the Assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on such Distribution Date. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The Interest Accrual Period for any class of Offered Certificates will be described in the related Prospectus Supplement.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

         The yield to maturity on the Certificates will be affected by the rate of principal payments on the Assets (including principal prepayments on Mortgage Loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). Such payments may be directly dependent upon the payments on Leases underlying such Mortgage Loans. The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Assets may consist of Mortgage Loans with different Mortgage Rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than certain of the underlying Mortgage Loans. The rate of principal payments on some or all of the classes of Certificates of a series will correspond to the rate of principal payments on the Assets in the related Trust Fund and is likely to be affected by the existence of Lock-out Periods and Prepayment Premium provisions of the Mortgage Loans underlying or comprising such Assets, and by the extent to which the servicer of any such Mortgage Loan is able to enforce such provisions. Mortgage Loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

         If the purchaser of a Certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a series of Certificates, the effect on yield on one or more classes of the Certificates of such series of prepayments of the Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

         When a full prepayment is made on a Mortgage Loan, the mortgagor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related Prospectus Supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Certificates entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related Prospectus Supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month in which such partial prepayment is received. As a result, unless otherwise specified in the related Prospectus Supplement, the effect of a partial prepayment on a Mortgage Loan will be to reduce the amount of interest passed through to holders of Certificates in the month following the receipt of such partial prepayment by an amount equal to one month's interest at the applicable Pass-Through Rate on the prepaid amount.

         The timing of changes in the rate of principal payments on the Mortgage Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Assets and distributed on a Certificate, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

         The rates at which principal payments are received on the Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of Certificates may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Certificates of the related series.

         If so provided in the Prospectus Supplement for a series of Certificates, one or more classes of Certificates may have a final scheduled Distribution Date, which is the date on or prior to which the Certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

         Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Certificates of a series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Mortgage Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

         In addition, the weighted average life of the Certificates may be affected by the varying maturities of the Mortgage Loans comprising or underlying the MBS. If any Mortgage Loans comprising or underlying the Assets in a particular Trust Fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of Certificates of the related series, one or more classes of such Certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of Mortgage Rates and maturities of the Mortgage Loans comprising or underlying such Assets. See "Description of the Trust Funds."

         Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans.

         Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Mortgage Assets. Moreover, CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any series will not conform to any particular level of CPR.

         The Depositor is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

         The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR or at such other rates specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Certificates. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any series will conform to any particular level of CPR or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

  TYPE OF MORTGAGE ASSET

         A number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity, or that the servicer may extend the maturity of such a Mortgage Loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Certificates, thereby lengthening the period of time elapsed from the date of issuance of a Certificate until it is retired.

  FORECLOSURES AND PAYMENT PLANS

         The number of foreclosures and the principal amount of the Mortgage Loans comprising or underlying the Mortgage Assets that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Mortgage Assets and that of the related series of Certificates. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average life of the Certificates.

  DUE-ON-SALE AND DUE-ON-ENCUMBRANCE CLAUSES

         Acceleration of mortgage payments as a result of certain transfers of or the creation of encumbrances upon underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Assets may include "due-on-sale" clauses or "due-on-encumbrance" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale or certain other transfers of or the creation of encumbrances upon the related Mortgaged Property. With respect to any Whole Loans, unless otherwise provided in the related Prospectus Supplement, the Master

Servicer, on behalf of the Trust Fund, will be required to exercise (or waive its right to exercise) any such right that the Trustee may have as mortgagee to accelerate payment of the Whole Loan in a manner consistent with the Servicing Standard. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions."

                                  THE DEPOSITOR

         Morgan Stanley Capital I Inc., the Depositor, is a direct wholly-owned subsidiary of Morgan Stanley Group Inc. and was incorporated in the State of Delaware on January 28, 1985. The principal executive offices of the Depositor are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its telephone number is (212) 761-4700.

         The Depositor does not have, nor is it expected in the future to have, any significant assets.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The Certificates of each series (including any class of Certificates not offered hereby) will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. Each series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in respect of certain distributions on the Certificates;
(iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Certificates"); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Certificates"); (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series (collectively, "Accrual Certificates"); (vi) provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the Assets in such Trust Fund or based on specified calculations, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Certificate component and a Stripped Interest Certificate component. Any such classes may include classes of Offered Certificates.

         Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Certificates may be registered and such Certificates may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Certificates of a series may be issued in definitive form ("Definitive Certificates") or in book-entry form ("Book-Entry Certificates"), as provided in the related Prospectus Supplement. See "Risk Factors--Book-Entry Registration" and "Description of the Certificates--Book-Entry Registration and Definitive Certificates." Definitive Certificates will be exchangeable for other Certificates of the same class and series of a like aggregate Certificate Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Limited Liquidity" and "Limited Assets."

DISTRIBUTIONS

         Distributions on the Certificates of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Certificates are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Certificates in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register; provided, however, that the final distribution in retirement of the Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of the Certificates at the location specified in the notice to Certificateholders of such final distribution.

AVAILABLE DISTRIBUTION AMOUNT

         All distributions on the Certificates of each series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

          (i) the total amount of all cash on deposit in the related Certificate Account as of the corresponding Determination Date, exclusive of:

               (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless the related Prospectus Supplement provides otherwise, a "Due Period" with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution
          Date),

               (b) unless the related Prospectus Supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period, and

               (c) all amounts in the Certificate Account that are due or reimbursable to the Depositor, the Trustee, an Asset Seller, a Sub-Servicer, a Special Servicer, the Master Servicer or any other entity as specified in the related Prospectus Supplement or that are payable in respect of certain expenses of the related Trust Fund;

          (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Certificate Account, including any net amounts paid under any Cash Flow Agreements;

          (iii)all advances made by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to such Distribution Date;

          (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

          (v) unless the related Prospectus Supplement provides otherwise, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

         As described below, the entire Available Distribution Amount will be distributed among the related Certificates (including any Certificates not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

         Each class of Certificates (other than classes of Stripped Principal Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such class or a component thereof (the "Pass-Through Rate"). The related Prospectus Supplement will specify the Pass-Through Rate for each class or component or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         Distributions of interest in respect of the Certificates of any class will be made on each Distribution Date (other than any class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Certificates that are not entitled to any distributions of interest) based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates and each Distribution Date (other than certain classes of Stripped Interest Certificates), "Accrued Certificate Interest" will be equal to interest accrued for a specified period on the outstanding Certificate Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate, reduced as described below. Unless otherwise provided in the Prospectus Supplement, Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Certificates will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest on a series of Certificates will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Mortgage Assets in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans comprising or underlying the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans comprising or underlying the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Average Life of Certificates; Prepayments; Yields" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

         The Certificates of each series, other than certain classes of Stripped Interest Certificates, will have a "Certificate Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a Certificate will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Certificate Interest. Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of Certificates of a series will not be greater than the outstanding aggregate principal balance of the related Assets as of the applicable Cut-off Date. The initial aggregate Certificate

Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Certificate Balance of such class has been reduced to zero. Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

COMPONENTS

         To the extent specified in the related Prospectus Supplement, distribution on a class of Certificates may be based on a combination of two or more different components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interests on the Certificates" and "--Distributions of Principal of the Certificates" above also relate to components of such a class of Certificates. In such case, reference in such sections to Certificate Balance and Pass-Through Rate refer to the principal balance, if any, of any such component and the Pass-Through Rate, if any, on any such component, respectively.

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

         If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations that are collected on the Mortgage Assets in the related Trust Fund will be distributed on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

         If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Mortgage Assets comprising such Trust Fund.

ADVANCES IN RESPECT OF DELINQUENCIES

         With respect to any series of Certificates evidencing an interest in a Trust Fund, unless otherwise provided in the related Prospectus Supplement, the Master Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Whole Loans in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Certificates that includes one or more classes of Subordinate Certificates and if so provided in the related Prospectus Supplement, the Master Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and/or may be subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of such Subordinate Certificates. See "Description of Credit Support."

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related Prospectus Supplement, advances of the Master Servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of such series; provided, however, that any such advance will be
                                       32
reimbursable from any amounts in the Certificate Account prior to any distributions being made on the Certificates to the extent that the Master Servicer (or such other entity) shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on such Subordinate Certificates. If advances have been made by the Master Servicer from excess funds in the Certificate Account, the Master Servicer is required to replace such funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on such Distribution Date are less than payments required to be made to Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligations of the Master Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

         If and to the extent so provided in the related Prospectus Supplement, the Master Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Assets prior to any payment to Certificateholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

         The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any corresponding advancing obligation of any person in connection with such MBS.

REPORTS TO CERTIFICATEHOLDERS

         Unless otherwise provided in the Prospectus Supplement, with each distribution to holders of any class of Certificates of a series, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

          (i) the amount of such distribution to holders of Certificates of such class applied to reduce the Certificate Balance thereof;

          (ii) the amount of such distribution to holders of Certificates of such class allocable to Accrued Certificate Interest;

          (iii) the amount of such distribution allocable to (a) Prepayment Premiums and (b) payments on account of Equity Participations;

          (iv) the amount of related servicing compensation received by a Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer) and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

          (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

          (vi) the aggregate principal balance of the Assets at the close of business on such Distribution Date;

          (vii) the number and aggregate principal balance of Whole Loans in respect of which (a) one scheduled payment is delinquent, (b) two scheduled payments are delinquent, (c) three or more scheduled payments are delinquent and (d) foreclosure proceedings have been commenced;

          (viii) with respect to each Whole Loan that is delinquent two or more months, (a) the loan number thereof, (b) the unpaid balance thereof, (c) whether the delinquency is in respect of any balloon payment, (d) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, (e) if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming such Mortgage Loan is subsequently liquidated through foreclosure, (f) whether a notice of acceleration has been sent to the mortgagor and, if so, the date of such notice, (g) whether foreclosure proceedings have been commenced and, if so, the date so commenced and (h) if such Mortgage Loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

          (ix) with respect to any Whole Loan liquidated during the related Due Period (other than by payment in full), (a) the loan number thereof, (b) the manner in which it was liquidated and (c) the aggregate amount of liquidation proceeds received;

          (x) with respect to any Whole Loan liquidated during the related Due Period, (a) the portion of such liquidation proceeds payable or reimbursable to the Master Servicer (or any other entity) in respect of such Mortgage Loan and (b) the amount of any loss to Certificateholders;

          (xi) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, (a) the loan number of the related Mortgage Loan and (b) the date of acquisition;

          (xii) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, (a) the book value, (b) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement), (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

          (xiii) with respect to any such REO Property sold during the related Due Period (a) the loan number of the related Mortgage Loan, (b) the aggregate amount of sale proceeds, (c) the portion of such sales proceeds payable or reimbursable to the Master Servicer or a Special Servicer in respect of such REO Property or the related Mortgage Loan and (d) the amount of any loss to Certificateholders in respect of the related Mortgage Loan;

          (xiv) the aggregate Certificate Balance or notional amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

          (xv) the aggregate amount of principal prepayments made during the related Due Period; (xvi) the amount deposited in the reserve fund, if any, on such Distribution Date; (xvii) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date; (xviii) the aggregate unpaid Accrued Certificate Interest, if any, on each class of Certificates at the close of business on such Distribution Date;

          (xix) in the case of Certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

          (xx) in the case of Certificates with an adjustable Pass-Through Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate applicable to such Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

          (xxi)as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

          (xxii) the aggregate amount of payments by the mortgagors of (a) default interest, (b) late charges and (c) assumption and modification fees collected during the related Due Period.

         In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Certificates or for such other specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (i), (ii),
(xiv), (xviii) and (xix) above, such amounts shall also be provided with respect to each component, if any, of a class of Certificates. The Master Servicer or the Trustee, as specified in the related Prospectus Supplement, will forward or cause to be forwarded to each holder, to the Depositor and to such other parties as may be specified in the Agreement, a copy of any statements or reports received by the Master Servicer or the Trustee, as applicable, with respect to any MBS. The Prospectus Supplement for each series of Offered Certificates will describe any additional information to be included in reports to the holders of such Certificates.

         Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

TERMINATION

         The obligations created by the Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Certificate Account or by the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Certificateholder, and the final distribution will be made only upon presentation and surrender of the Certificates at the location to be specified in the notice of termination.

         If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

         If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be issued as Book-Entry Certificates, and each such class will be represented by one or more single Certificates registered in the name of a nominee for the depository, The Depository Trust Company ("DTC").

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). Unless otherwise provided in the related Prospectus Supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through Participants and Indirect Participants. In addition, such investors ("Certificate Owners") will receive all distributions on the Book-Entry Certificates through DTC and its Participants. Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC ("Cede"), on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Certificate Owners will not be recognized by the Trustee as Certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.

         Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge its interest in the Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

         DTC has advised the Depositor that it will take any action permitted to be taken by a Certificateholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

         Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued in fully registered, certificated form to Certificate Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

         Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates for the Certificate Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Certificates, together with instructions for reregistration, the Trustee will issue (or cause to be issued) to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

                          DESCRIPTION OF THE AGREEMENTS

         The Certificates of each series evidencing interests in a Trust Fund including Whole Loans will be issued pursuant to a Pooling and Servicing Agreement among the Depositor, a Master Servicer, any Special Servicer appointed as of the date of the Pooling and Servicing Agreement and the Trustee. The Certificates of each series evidencing interests in a Trust Fund not including Whole Loans will be issued pursuant to a Trust Agreement between the Depositor and a Trustee. Any Master Servicer, any such Special Servicer and the Trustee with respect to any series of Certificates will be named in the related Prospectus Supplement. In lieu of appointing a Master Servicer, a servicer may be appointed pursuant to the Pooling and Servicing Agreement for any Trust Fund. Such servicer will service all or a significant number of Whole Loans directly without a Sub-Servicer. Unless otherwise specified in the related Prospectus Supplement, the obligations of any such servicer shall be commensurate with those of the Master Servicer described herein. References in this prospectus to Master Servicer and its rights and obligations, unless otherwise specified in the related Prospectus Supplement, shall be deemed to also be references to any servicer servicing Whole Loans directly. A manager or administrator may be appointed pursuant to the Trust Agreement for any Trust Fund to administer such Trust Fund. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. A form of a Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling and Servicing Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a series of Certificates will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Certificate" refers to all of the Certificates of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreement (without exhibits) relating to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention: John E. Westerfield.

ASSIGNMENT OF ASSETS; REPURCHASES

         At the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Assets and the other assets comprising the Trust Fund for such series. Each Mortgage Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related Prospectus Supplement, such schedule will include detailed information (i) in respect of each Whole Loan included in the related Trust Fund, including without limitation, the address of the related Mortgaged Property and type of such property, the Mortgage Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and the Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and (ii) in respect of each MBS included in the related Trust Fund, including without limitation, the MBS Issuer, MBS Servicer and MBS Trustee, the pass-through or bond rate or formula for determining such rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

         With respect to each Whole Loan, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which unless otherwise specified in the related Prospectus Supplement will include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. Unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be required to agree to repurchase, or substitute for, each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require the Depositor or another party specified therein to promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Asset Seller or any other prior holder of the Whole Loan.

         The Trustee (or a custodian) will review such Whole Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Master Servicer and the Depositor, and the Master Servicer shall immediately notify the relevant Asset Seller. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Whole Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that an Asset Seller will fulfill this repurchase or substitution obligation, and neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Asset Seller defaults on its obligation. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

         If so provided in the related Prospectus Supplement, the Depositor will, as to some or all of the Mortgage Loans, assign or cause to be assigned to the Trustee the related Lease Assignments. In certain cases, the Trustee, or Master Servicer, as applicable, may collect all moneys under the related Leases and distribute amounts, if any, required under the Lease for the payment of maintenance, insurance and taxes, to the extent specified in the related Lease agreement. The Trustee, or if so specified in the Prospectus Supplement, the Master Servicer, as agent for the Trustee, may hold the Lease in trust for the benefit of the Certificateholders.

         With respect to each Government Security or MBS in certificated form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully such Government Security or MBS, as applicable, to the Trustee for the benefit of the Certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, the Depositor and the Trustee will cause such Government Security or MBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the Trustee for the benefit of the Certificateholders. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require that either the Depositor or the Trustee promptly cause any MBS and Government Securities in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

         Unless otherwise provided in the related Prospectus Supplement the Depositor will, with respect to each Whole Loan, make or assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the "Warrantying Party") covering, by way of example, the following types of matters: (i) the accuracy of the information set forth for such Whole Loan on the schedule of Assets appearing as an exhibit to the related Agreement; (ii) the existence of title insurance insuring the lien priority of the Whole Loan; (iii) the authority of the Warrantying Party to sell the Whole Loan; (iv) the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related Mortgaged Property; (v) the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

         Any Warrantying Party, if other than the Depositor, shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

         Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such Whole Loan. Unless otherwise specified in the related Prospectus Supplement, in the event of a breach of any such representation or warranty, the

Warrantying Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Whole Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

         Unless otherwise provided in the related Prospectus Supplement, each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of such Whole Loan or the interests therein of the Certificateholders. If such Warrantying Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warrantying Party will be obligated to repurchase such Whole Loan from the Trustee within a specified period from the date on which the Warrantying Party was notified of such breach, at the Purchase Price therefor. As to any Whole Loan, unless otherwise specified in the related Prospectus Supplement, the "Purchase Price" is equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the Master Servicer. If so provided in the Prospectus Supplement for a series, a Warrantying Party, rather than repurchase a Whole Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such Whole Loan from the Trust Fund and substitute in its place one or more other Whole Loans, in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series, a Warrantying Party, rather than repurchase or substitute a Whole Loan as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Certificateholders for any losses caused by such breach. Unless otherwise specified in the related Prospectus Supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Warrantying Party.

         Neither the Depositor (except to the extent that it is the Warrantying Party) nor the Master Servicer will be obligated to purchase or substitute for a Whole Loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out such obligations with respect to Whole Loans.

         Unless otherwise provided in the related Prospectus Supplement the Warrantying Party will, with respect to a Trust Fund that includes Government Securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to such Government Securities or MBS, covering (i) the accuracy of the information set forth therefor on the schedule of Assets appearing as an exhibit to the related Agreement and (ii) the authority of the Warrantying Party to sell such Assets. The related Prospectus Supplement will describe the remedies for a breach thereof.

         A Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for thirty days after the giving of written notice of such breach to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights (unless otherwise specified in the related Prospectus Supplement), will constitute an Event of Default under such Pooling and Servicing Agreement. See "Events of Default" and "Rights Upon Event of Default."

CERTIFICATE ACCOUNT AND OTHER COLLECTION ACCOUNTS

  GENERAL

         The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Certificate Account"), which must be either (i) an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance

Corporation ("FDIC") (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that the Certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Certificate Account is maintained or (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Certificates of such series. The collateral eligible to secure amounts in the Certificate Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Certificate Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Certificate Account will be paid to a Master Servicer or its designee as additional servicing compensation. The Certificate Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.

  DEPOSITS

         A Master Servicer or the Trustee will deposit or cause to be deposited in the Certificate Account for one or more Trust Funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

          (i) all payments on account of principal, including principal prepayments, on the Assets;

          (ii) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Master Servicer, a Sub-Servicer or a Special Servicer as its servicing compensation and net of any Retained Interest;

          (iii) all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each Mortgaged Property securing a Whole Loan in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) and all proceeds of rental interruption policies, if any, insuring against losses arising from the failure of Lessees under a Lease to make timely rental payments because of certain casualty events (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

          (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates as described under "Description of Credit Support";

          (v) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

          (vi) any amounts representing Prepayment Premiums;

          (vii) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

          (viii) all proceeds of any Asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person as described under "Assignment of

     Assets; Repurchases" and "Representations and Warranties; Repurchases," all proceeds of any defaulted Mortgage Loan purchased as described under "Realization Upon Defaulted Whole Loans," and all proceeds of any Asset purchased as described under "Description of the Certificates Termination" (also, "Liquidation Proceeds");

          (ix) any amounts paid by a Master Servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the Trust Fund as described under "Description of the Agreements Retained Interest; Servicing Compensation and Payment of Expenses";

          (x) to the extent that any such item does not constitute additional servicing compensation to a Master Servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations on the Mortgage Assets; (xi) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "Hazard Insurance Policies";

          (xi) any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

          (xii)any other amounts required to be deposited in the Certificate Account as provided in the related Agreement and described in the related Prospectus Supplement.

WITHDRAWALS

         A Master Servicer or the Trustee may, from time to time, unless otherwise provided in the related Agreement and described in the related Prospectus Supplement, make withdrawals from the Certificate Account for each Trust Fund for any of the following purposes:

          (i) to make distributions to the Certificateholders on each Distribution Date;

          (ii) to reimburse a Master Servicer for unreimbursed amounts advanced as described under "Description of the Certificates Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Whole Loans;

          (iii) to reimburse a Master Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

          (iv) to reimburse a Master Servicer for any advances described in clause (ii) above and any servicing expenses described in clause (iii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Certificates, if any, remain outstanding, and otherwise any outstanding class of Certificates, of the related series;

          (v) if and to the extent described in the related Prospectus Supplement, to pay a Master Servicer interest accrued on the advances described in clause (ii) above and the servicing expenses described in clause (iii) above while such remain outstanding and unreimbursed;

          (vi) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes, substances and materials on, Mortgaged Properties securing defaulted Whole Loans as described under "Realization Upon Defaulted Whole Loans";

          (vii) to reimburse a Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding a Master Servicer and the Depositor";

          (viii) if and to the extent described in the related Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;

          (ix) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding the Trustee";

          (x) unless otherwise provided in the related Prospectus Supplement, to pay a Master Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

          (xi) to pay the person entitled thereto any amounts deposited in the Certificate Account that were identified and applied by the Master Servicer as recoveries of Retained Interest;

          (xii) to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any Mortgaged Property acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

          (xiii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax
     Consequences--REMICS--Prohibited Transactions Tax and Other Taxes";

          (xiv) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of such Whole Loan or property;

          (xv) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of Certificateholders;

(xvi)to pay for the costs of recording the related Agreement if such recordation materially and beneficially affects the interests of Certificateholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warrantying Party to remedy any breach of representation or warranty under the Agreement;

          (xvii) to pay the person entitled thereto any amounts deposited in the Certificate Account in error, including amounts received on any Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "Assignment of Assets; Repurchase" and "Representations and Warranties; Repurchases" or otherwise;

          (xviii) to make any other withdrawals permitted by the related Agreement and described in the related Prospectus Supplement; and

          (xix) to clear and terminate the Certificate Account at the termination of the Trust Fund.

OTHER COLLECTION ACCOUNTS

         Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any series of Certificates may provide for the establishment and maintenance of a separate collection account into which the Master Servicer or any related Sub-Servicer or Special Servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of Certificates. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Certificate Account as described under "--Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

         The Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided such procedures are consistent with (i) the terms of the related Agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of Credit Support included in the related Trust Fund described herein or under "Description of Credit Support," (ii) applicable law and (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard"). In connection therewith, the Master Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

         Each Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining (or causing the mortgagor or Lessee on each Mortgage or Lease to maintain) hazard, business interruption and general liability insurance policies (and, if applicable, rental interruption policies) as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to the Whole Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Whole Loans. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

         The Master Servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan or (ii) in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related Prospectus Supplement, (i) in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent and (ii) in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation. The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Whole Loan.

SUB-SERVICERS

         A Master Servicer may delegate its servicing obligations in respect of the Whole Loans to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer will remain obligated under the related Agreement. Each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must be consistent with the terms of the related Agreement and must provide that, if for any reason the Master Servicer for the related series of Certificates is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

         Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. However, a Sub-Servicer may be entitled to a Retained Interest in certain Whole Loans. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under an Agreement. See "Retained Interest, Servicing Compensation and Payment of Expenses."

SPECIAL SERVICERS

         To the extent so specified in the related Prospectus Supplement, a special servicer (the "Special Servicer") may be appointed. The related Prospectus Supplement will describe the rights, obligations and compensation of a Special Servicer. The Master Servicer will only be responsible for the duties and obligations of a Special Servicer to the extent set forth in the Prospectus Supplement.

REALIZATION UPON DEFAULTED WHOLE LOANS

         A mortgagor's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the Mortgage Loan, and may call into question such mortgagor's ability to make timely payment of taxes and to pay for necessary maintenance of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer is required to monitor any Whole Loan which is in default, contact the mortgagor concerning the default, evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the Mortgaged Property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

         The time within which the Master Servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses (or takes a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders, may vary considerably depending on the particular Whole Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Whole Loan and the laws of the jurisdiction in which the Mortgaged Property is located. Under federal bankruptcy law, the Master Servicer in certain cases may not be permitted to accelerate a Whole Loan or to foreclose on a Mortgaged Property for a considerable period of time.

See "Certain Legal Aspects of the Mortgage--Loans and the Leases."

         Any Agreement relating to a Trust Fund that includes Whole Loans may grant to the Master Servicer and/or the holder or holders of certain classes of Certificates a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Certificate will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "Representations and Warranties; Repurchases."

         Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Certificateholder) that constitutes a fair price for such defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master Servicer shall proceed with respect to such defaulted Mortgage Loan as described below. Any bid in an amount at least equal to the Purchase Price described under "Representations and Warranties; Repurchases" will in all cases be deemed fair.

         The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Whole Loan by operation of law or otherwise, if such action is consistent with the

Servicing Standard and a default on such Whole Loan has occurred or, in the Master Servicer's judgment, is imminent. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may not acquire title to any related Mortgaged Property or take any other action that would cause the Trustee, for the benefit of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that either:

          (i) the Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

          (ii) if the Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances (the cost of which actions will be an expense of the Trust Fund).

         Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year of acquisition of such Mortgaged Property by the Trust Fund, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to such period will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Master Servicer will be required to (i) solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and (ii) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

         If the Trust Fund acquires title to any Mortgaged Property, the Master Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Master Servicer of any of its obligations with respect to the management and operation of such Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, any such property acquired by the Trust Fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

         The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust Fund) on the operations and ownership of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Foreclosure."

         If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the Mortgage Rate plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

         If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Whole Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

         As servicer of the Whole Loans, a Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

         If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "Hazard Insurance Policies" and "Description of Credit Support."

HAZARD INSURANCE POLICIES

         Unless otherwise specified in the related Prospectus Supplement, each Agreement for a Trust Fund that includes Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain a hazard insurance policy providing for such coverage as is required under the related Mortgage or, if any Mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the Certificate Account. The Agreement will provide that the Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Whole Loans. If such blanket policy contains a deductible clause, the Master Servicer will be required to deposit in the Certificate Account all sums that would have been deposited therein but for such clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

         The hazard insurance policies covering the Mortgaged Properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of
(i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

         Each Agreement for a Trust Fund that includes Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan, or, in certain cases, the related Lessee, to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

         In addition, to the extent required by the related Mortgage, the Master Servicer may require the mortgagor or related Lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the Master Servicer, Sub-Servicer or Special Servicer to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer, Sub-Servicer or Special Servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

         Under the terms of the Whole Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Whole Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.

RENTAL INTERRUPTION INSURANCE POLICY

         If so specified in the related Prospectus Supplement, the Master Servicer or the mortgagors will maintain rental interruption insurance policies in full force and effect with respect to some or all of the Leases. Although the terms of such policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a Lessee fails to make timely rental payments under the related Lease due to a casualty event, such losses will be reimbursed to the insured. If so specified in the related Prospectus Supplement, the Master Servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the Prospectus Supplement, if such rental interruption policy is canceled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy; provided that if the cost of any such replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, unless otherwise specified in the related Prospectus Supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related Prospectus Supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the Master Servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the Certificate Account.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

         Unless otherwise specified in the related Prospectus Supplement, each Agreement will require that the Master Servicer and any Special Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer or the Special Servicer, as applicable. The related Agreement will allow the Master Servicer and any Special Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or the Special Servicer so long as certain criteria set forth in the Agreement are met.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

         Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Whole Loan upon any sale or other transfer of the related Mortgaged Property. Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to the creation of any other lien or encumbrance on the Mortgaged Property or due-on-encumbrance clauses entitling the mortgagee to accelerate payment of the Whole Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer, on behalf of the Trust Fund, will exercise any right the Trustee may have as mortgagee to accelerate payment of any such Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance."

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

         Unless otherwise specified in the related Prospectus Supplement, the Master Servicer's and a Sub-Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a portion of the interest payment on each Asset. Since any Retained Interest and a Master Servicer's primary compensation are percentages of the principal balance of each Asset, such amounts will decrease in accordance with the amortization of the Assets. The Prospectus Supplement with respect to a series of Certificates evidencing interests in a Trust Fund that includes Whole Loans may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Certificate Account or any account established by a Sub-Servicer pursuant to the Agreement.

         The Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein, and the fees of any Special Servicer, may be borne by the Trust Fund.

EVIDENCE AS TO COMPLIANCE

         Each Agreement relating to Assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for the Federal Home Loan Mortgage Corporation ("FHLMC"), the servicing by or on behalf of the Master Servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

         Each such Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

         Unless otherwise provided in the related Prospectus Supplement, copies of such annual accountants' statement and such statements of officers will be obtainable by Certificateholders without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

         The Master Servicer, if any, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer (or as such servicer) may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to the Master Servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

         Unless otherwise specified in the related Prospectus Supplement, the related Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

         Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the Depositor will be under any liability to the related Trust Fund or Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Master Servicer, the prosecution of an enforcement action in respect of any specific Whole Loan or Whole Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such Agreement); (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Agreement; (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties; (iv) incurred in connection with any violation of any state or federal securities law; or (v) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement. In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

         Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Agreement.

EVENTS OF DEFAULT

         Unless otherwise provided in the related Prospectus Supplement for a Trust Fund that includes Whole Loans, Events of Default under the related Agreement will include (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders, or to remit to the Trustee for distribution to Certificateholders, any required payment; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; (iii) any breach of a representation or warranty made by the Master Servicer under the Agreement which materially and adversely affects the interests of Certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Certificateholders of the applicable series notice of such occurrence, unless such default shall have been cured or waived.

RIGHTS UPON EVENT OF DEFAULT

         So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Certificates evidencing not less than 51% of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans (other than as a Certificateholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Certificates entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

         Unless otherwise described in the related Prospectus Supplement, the holders of Certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of Certificates affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to Certificateholders described in clause (i) under "Events of Default" may be waived only by all of the Certificateholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

         No Certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for sixty days has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

         Each Agreement may be amended by the parties thereto without the consent of any of the holders of Certificates covered by the Agreement, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, or (iv) to comply with any requirements imposed by the Code; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) will not (as evidenced by an opinion of counsel to such effect) adversely affect in any material respect the interests of any holder of Certificates covered by the Agreement. Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the holders of Certificates affected thereby evidencing not less than 51% of the Voting Rights, for any purpose; provided, however, that unless otherwise specified in the related Prospectus Supplement, no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in (i), without the consent of the holders of all Certificates of such class or (iii) modify the provisions of such Agreement described in this paragraph without the consent of the holders of all Certificates covered by such Agreement then outstanding. However, with respect to any series of Certificates as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Certificates are outstanding.

THE TRUSTEE

         The Trustee under each Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates and with any Master Servicer and its affiliates.

DUTIES OF THE TRUSTEE

         The Trustee will make no representations as to the validity or sufficiency of any Agreement, the Certificates or any Asset or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee or any Special Servicer in respect of the Certificates or the Assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the Master Servicer or any Special Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

         Unless otherwise specified in the related Prospectus Supplement, the Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Certificate Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's (i) enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the Certificateholders during the continuance of an Event of Default, (ii) defending or prosecuting any legal action in respect of the related Agreement or series of Certificates, (iii) being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Certificateholders, or (iv) acting or refraining from acting in good faith at the direction of the holders of the related series of Certificates entitled to not less than 25% (or such higher percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

RESIGNATION AND REMOVAL OF THE TRUSTEE

         The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Master Servicer, if any, and all Certificateholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         If at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Certificates of any series entitled to at least 51% of the Voting Rights for such series may at any time remove the Trustee without cause and appoint a successor trustee.

         Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

         For any series of Certificates, Credit Support may be provided with respect to one or more classes thereof or the related Assets. Credit Support may be in the form of the subordination of one or more classes of Certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

         Unless otherwise provided in the related Prospectus Supplement for a series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the Certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

         If Credit Support is provided with respect to one or more classes of Certificates of a series, or the related Assets, the related Prospectus Supplement will include a description of (a) the nature and amount of coverage under such Credit Support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities,
(ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement. See "Risk Factors--Credit Support Limitations."

SUBORDINATE CERTIFICATES

         If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to such rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

         If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO THE WHOLE LOANS

         If so provided in the Prospectus Supplement for a series of Certificates, the Whole Loans in the related Trust Fund will be covered for various default risks by insurance policies or guarantees. A copy of any such material instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.

LETTER OF CREDIT

         If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.

INSURANCE POLICIES AND SURETY BONDS

         If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

RESERVE FUNDS

         If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets as specified in the related Prospectus Supplement.

         Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Certificates.

         Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The Reserve Fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

         Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings from the Reserve Fund, if any.

CREDIT SUPPORT WITH RESPECT TO MBS

         If so provided in the Prospectus Supplement for a series of Certificates, the MBS in the related Trust Fund and/or the Mortgage Loans underlying such MBS may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify as to each such form of Credit Support the information indicated above with respect thereto, to the extent such information is material and available.

           CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

         The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the

Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds--Assets."

GENERAL

         All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

         A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

         The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the Prospectus Supplement, the Depositor or the Asset Seller will make certain representations and warranties in the Agreement with respect to the Mortgage Loans which are secured by an interest in a leasehold estate. Such representation and warranties will be set forth in the Prospectus Supplement if applicable.

LEASES AND RENTS

         Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the mortgagor assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while the mortgagor retains a revocable license to collect the rents for so long as there is no default. Under such assignments, the mortgagor typically assigns its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the mortgagee's interest in rents may depend on whether the mortgagor's assignment was absolute or one granted as security for the loan. Failure to properly perfect the mortgagee's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for such loan. If the mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the mortgagor, which remains entitled to collect such revenues absent a default, or pledged by the mortgagor, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room revenues is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

         Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

         Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "Environmental Legislation" below.

PERSONALTY

         Certain types of Mortgaged Properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage. Such property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest therein, the lender generally must file UCC financing statements and, to maintain perfection of such security interest, file continuation statements generally every five years.

FORECLOSURE

  GENERAL

         Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

         Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

JUDICIAL FORECLOSURE

         A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

  EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS

         United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, as discussed below, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent (or the mortgagor was rendered insolvent as a result of such sale) and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy.

NON-JUDICIAL FORECLOSURE/POWER OF SALE

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

  PUBLIC SALE

         A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

         A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

         The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

  REO PROPERTIES

         If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders, the Master Servicer or any related Sub-servicer or the Special Servicer, on behalf of such holders, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year of acquisition of such Mortgaged Property by the Trust Fund, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Master Servicer or any related Sub-servicer or the Special Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Master Servicer or any related Sub-servicer or the Special Servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the Master Servicer or any related Sub-servicer or the Special Servicer of its obligations with respect to such REO Property.

         In general, the Master Servicer or any related Sub-servicer or the Special Servicer or an independent contractor employed by the Master Servicer or any related Sub-servicer or the Special Servicer at the expense of the Trust Fund will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust Fund's net after-tax proceeds from such property. After the Master Servicer or any related Sub-servicer or the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Trust Fund's federal income tax reporting position with respect to the income it is anticipated that the Trust Fund would derive from such property, the Master Servicer or any related Sub-servicer or the Special Servicer could determine (particularly in the case of an REO Property that is a hospitality or residential health care facility) that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code (an "REO Tax") at the highest marginal corporate tax rate (currently 35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Certain Federal Income Tax Consequences" herein and "Certain Federal Income Tax Consequences-REMICs" in the Prospectus.

  RIGHTS OF REDEMPTION

         The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

         The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related Prospectus Supplement, with respect to a series of Certificates for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

  ANTI-DEFICIENCY LEGISLATION

         Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related Mortgage Loan and a personal money judgment may not be obtained against the mortgagor. Even if a mortgage loan by its terms provides for recourse to the mortgagor, some states impose prohibitions or limitations on such recourse. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

  LEASEHOLD RISKS

         Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof.

         In addition to the foregoing protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Reform Act of 1978, as amended (Title 11 of the United States Code) (the "Bankruptcy Code"), although the enforceability of such clause has not been established. Without the protections described above, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

BANKRUPTCY LAWS

         The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

         Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

         Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the Trustee for a series of Certificates to exercise certain contractual remedies with respect to the Leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a Trustee's exercise of such remedies for a related series of Certificates in the event that a related Lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a Lease Assignment by a mortgagor related to a Mortgaged Property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a Lessee of a Mortgaged Property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the Lease that occurred prior to the filing of the Lessee's petition. Rents and other proceeds of a Mortgage Loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents" above.

         In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a Lease, would have only an unsecured claim against the debtor for damages resulting from such breach, which could adversely affect the security for the related Mortgage Loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

         If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any such renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related Prospectus Supplement, the Lessee will agree under certain Leases to pay all amounts owing thereunder to the Master Servicer without offset. To the extent that such a contractual obligation remains enforceable against the Lessee, the Lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

         In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related Lessee, under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

         A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

         To the extent described in the related Prospectus Supplement, certain of the Mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related Prospectus Supplement, certain limited partnership agreements of the Mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related Mortgage Loan, which may reduce the yield on the related series of Certificates in the same manner as a principal prepayment.

         In addition, the bankruptcy of the general partner of a Mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective Mortgaged Property, for example, would become property of the estate of such bankrupt general partner. Not only would the Mortgaged Property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the Trustee to exercise remedies with respect to such Mortgaged Property. However, such an occurrence should not affect the Trustee's status as a secured creditor with respect to the Mortgagor or its security interest in the Mortgaged Property.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES OR BENEFICIARIES

         To the extent specified in the related Prospectus Supplement, some of the Mortgage Loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the related Certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the Mortgaged Property securing the Mortgage Loan to be sold upon default of the Mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Master Servicer or Special Servicer, as applicable, asserts its subordinate interest in a Mortgaged Property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee unless otherwise required by law.

         The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

         The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

         Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

         The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

ENVIRONMENTAL LEGISLATION

         Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those Mortgaged Properties which are, or have been, the site of manufacturing, industrial or disposal activity. Such environmental liabilities may give rise to
(i) a diminution in value of property securing any Mortgage Loan, (ii) limitation on the ability to foreclose against such property or (iii) in certain circumstances, as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related Mortgage Loan or of such Mortgaged Property.

         Under the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to such a superlien.

         The presence of hazardous or toxic substances, or the failure to remediate such property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACMs") when these ACMs are in poor condition or when a property with ACMs is undergoing repair, renovation or demolition. Such laws could also be used to impose liability upon owners and operators of real properties for release of ACMs into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal, state, and local agencies and private parties, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

         Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), and under other federal law and the law of certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a Mortgaged Property may become liable in some circumstances either to the government or to private parties for cleanup costs, even if the lender does not cause or contribute to the contamination. Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Many states have laws similar to CERCLA.

         Lenders may be held liable under CERCLA as owners or operators. Excluded from CERCLA's definition of "owner or operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), the lender may incur potential CERCLA liability.

         Whether actions taken by a lender would constitute such an encroachment on the actual management of a facility or property, so as to render the secured creditor exemption unavailable to the lender has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent.

         This scope of the secured creditor exemption has been clarified by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"), which was signed into law by President Clinton on September 30, 1996, and which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the operational affairs of the property or the borrower. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. The protections afforded lenders under the Asset Conversion Act are subject to terms and conditions that have not been clarified by the courts.

         The secured creditor exemption does not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA or under state law. CERCLA's jurisdiction extends to the investigation and remediation of releases of "hazardous substances." The definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Therefore, a federal statute of particular significance is Subtitle I of the Resource Conservation and Recovery Act ("RCRA"), which governs the operation and management of underground petroleum storage tanks. Under the Asset Conservation Act, the holders of security interests in underground storage tanks or properties containing such tanks are accorded protections similar to the protections accorded to lenders under CERCLA. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

         In a few states, transfer of some types of properties is conditioned upon clean up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

         Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

         If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the Trust Fund and occasion a loss to Certificateholders in certain circumstances described above if such remedial costs were incurred.

         Unless otherwise provided in the related Prospectus Supplement, the Warrantying Party with respect to any Whole Loan included in a Trust Fund for a particular series of Certificates will represent that a "Phase I Assessment" as described in and meeting the requirements of the then current version of Chapter 5 of the Federal National Mortgage Association ("FNMA") Multifamily Guide has been received and reviewed. In addition, unless otherwise provided in the related Prospectus Supplement, the related Agreement will provide that the Master Servicer, acting on behalf of the Trustee, may not acquire title to a Mortgaged Property or take over its operation unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or (ii) if such Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances. This requirement effectively precludes enforcement of the security for the related Mortgage Note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given Trust Fund will become liable for any condition or circumstance that may give rise to any environmental claim (an "Environmental Hazard Condition") affecting a Mortgaged Property, but making it more difficult to realize on the security for the Mortgage Loan. However, there can be no assurance that any environmental assessment obtained by the Master Servicer or a Special Servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer or Special Servicer, as the case may be, will in fact insulate a given Trust Fund from liability for Environmental Hazard Conditions. See "Description of the Agreements--Realization Upon Defaulted Whole Loans."

         Unless otherwise specified in the related Prospectus Supplement, the Depositor generally will not have determined whether environmental assessments have been conducted with respect to the Mortgaged Properties relating to the Mortgage Loans included in the Mortgage Pool for a Series, and it is likely that any environmental assessments which would have been conducted with respect to any of the Mortgaged Properties would have been conducted at the time of the origination of the related Mortgage Loans and not thereafter. If specified in the related Prospectus Supplement, a Warrantying Party will represent and warrant that, as of the date of initial issuance of the Certificates of a Series or as of another specified date, no related Mortgaged Property is affected by a Disqualifying Condition (as defined below). In the event that, following a default in payment on a Mortgage Loan that continues for 60 days, (i) the environmental inquiry conducted by the Master Servicer or Special Servicer, as the case may be, prior to any foreclosure indicates the presence of a Disqualifying Condition that arose prior to the date of initial issuance of the Certificates of a Series and (ii) the Master Servicer or the Special Servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a Disqualifying Condition the Warrantying Party, at its option, will reimburse the Trust Fund, cure such Disqualifying Condition or repurchase or substitute the affected Whole Loan, as described under "Description of the Agreements--Representations and Warranties; Repurchases." No such person will however, be responsible for any Disqualifying Condition which may arise on a Mortgaged Property after the date of initial issuance of the Certificates of the related Series, whether due to actions of the Mortgagor, the Master Servicer, the Special Servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the Certificates of a Series.

         A "Disqualifying Condition" is defined generally as a condition, existing as a result of, or arising from, the presence of Hazardous Materials (as defined below) on a Mortgaged Property, such that the Mortgage Loan secured by the affected Mortgaged Property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA's Multifamily Seller/Servicer Guide in effect as of the date of initial issuance of the Certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the Certificates of such series.

         "Hazardous Materials" are generally defined under several federal and state statutes, and include dangerous toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA and RCRA, and specifically including, asbestos and asbestos containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

         Certain of the Mortgage Loans may contain due-on-sale and due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells or otherwise transfers or encumbers the related Mortgaged Property. Certain of these clauses may provide that, upon an attempted breach thereof by the mortgagor of an otherwise non-recourse loan, the mortgagor becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to certain limited exceptions. Unless otherwise provided in the related Prospectus Supplement, a Master Servicer, on behalf of the Trust Fund, will determine whether to exercise any right the Trustee may have as mortgagee to accelerate payment of any such Mortgage Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard.

         In addition, under federal bankruptcy laws, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

SUBORDINATE FINANCING

         Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST, PREPAYMENT CHARGES AND PREPAYMENTS

         Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a Prepayment Premium is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

ACCELERATION ON DEFAULT

         Unless otherwise specified in the related prospectus Supplement, some of the Mortgage Loans included in the Mortgage Pool for a Series will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Mortgagor. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the mortgagor may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

         The Depositor has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

         In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) such Mortgage Loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

         Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

CERTAIN LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

         The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgage Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan. Mortgages on Mortgaged Properties which are owned by the Mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator, and the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

AMERICANS WITH DISABILITIES ACT

         Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Mortgagor in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the Mortgagor as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Mortgagor of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Mortgagor is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or such other counsel as may be specified in the related Prospectus Supplement, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates.

GENERAL

         The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular Series of Certificates as a REMIC under the Code. The Prospectus Supplement for each Series of Certificates will specify whether a REMIC election will be made.

GRANTOR TRUST FUNDS

         If a REMIC election is not made, Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or such other counsel as may be specified in the related Prospectus Supplement will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

A. SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

         Characterization. The Trust Fund may be created with one class of Grantor Trust Certificates. In this case, each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Assets in the Pool. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Mortgage Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

         Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by Grantor Trust Certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer. Under Code Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code
Section 68(b) (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount and (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. In general, a Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income as and deductions as and when collected by or paid to the Master Servicer or, with respect to original issue discount or certain other income items for which the Certificateholder has made an election, as such amounts are accrued by the Trust Fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions (subject to the foregoing limitations) when such amounts are paid or such Certificateholder would otherwise be entitled to claim such deductions had it held the Mortgage Assets directly. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income as payment becomes due or is made to the Master Servicer, whichever is earlier and may deduct its pro rata share of expense items (subject to the foregoing limitations) when such amounts are paid or such Certificateholder otherwise would be entitled to claim such deductions had it held the Mortgage Assets directly. If the servicing fees paid to the Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Assets. The Mortgage Assets would then be subject to the "coupon stripping" rules of the Code discussed below.

         Unless otherwise specified in the related Prospectus Supplement or otherwise provided below, as to each Series of Certificates, counsel to the Depositor will have advised the Depositor that:

          (i) a Grantor Trust Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Assets will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

          (ii) a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Mortgage Assets will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the Mortgage Assets will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

          (iii) a Grantor Trust Certificate owned by a REMIC will represent "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3); and

          (iv) a Grantor Trust Certificate owned by a financial asset securitization investment trust will represent "permitted assets" with the meaning of Code Section 860L(c).

         The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

         Stripped Bonds and Coupons. Certain Trust Funds may consist of Government Securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, such assets would be subject to the stripped bond provisions of the Code. Under these rules, such Government Securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, Grantor Trust Certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the Grantor Trust Certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the Grantor Trust Certificateholder in any taxable year may exceed amounts actually received during such year.

         Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Asset based on each Mortgage Asset's relative fair market value, so that such holder's undivided interest in each Mortgage Asset will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Mortgage Assets at a premium may elect to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Mortgage Assets were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A Certificateholder that makes this election for a Mortgage Asset or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter.

         If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate representing an interest in a Mortgage Asset or Mortgage Loan acquired at a premium should recognize a loss if a Mortgage Loan (or an underlying mortgage loan with respect to a Mortgage Asset) prepays in full, equal to the difference between the portion of the prepaid principal amount of such Mortgage Loan (or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Mortgage Loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         On December 30, 1997, the Internal Revenue Service (the "IRS") issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations, which generally are effective for bonds issued or acquired on or after March 2, 1998 (or, for holders making an election for the taxable year that includes March 2, 1998 or any subsequent taxable year, shall apply to bonds held on or after the first day of the taxable year of the election). The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the Trust Fund, which are subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS and unless otherwise specified in the related Prospectus Supplement, the Trustee will account for amortizable bond premium in the manner described above. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

         Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to original issue discount ("OID") (currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994, under such Sections (the "OID Regulations"), will be applicable to a Grantor Trust Certificateholder's interest in those Mortgage Assets meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

         Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Mortgage Assets may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Mortgage Asset allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

         The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

         A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable without consent of the IRS.

         Anti-Abuse Rule. The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a Mortgage Asset, Mortgage Loan or Grantor Trust Certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes (which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments).

B. MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

         1.  Stripped Bonds and Stripped Coupons

         Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Grantor Trust Certificates, one class of Grantor Trust Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Assets (the "Stripped Bond Certificates"), while the second class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

         Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Asset principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage Asset by Mortgage Asset basis, which could result in some Mortgage Assets being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Certificates" and "Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped Coupons" herein.

         Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in Mortgage Assets issued on the day such Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Mortgage Asset is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See "--Non-REMIC Certificates" and "--Single Class of Grantor Trust Certificates--Original Issue Discount" herein.

However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Mortgage Assets as market discount rather than OID if either (i) the amount of OID with respect to the Mortgage Assets is treated as zero under the OID de minimis rule when the Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust Fund's Mortgage Assets. Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

         The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Mortgage Asset. Unless otherwise specified in the related prospectus supplement, all payments from a Mortgage Asset underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such Mortgage Asset would be included in the Mortgage Asset's stated redemption price at maturity for purposes of calculating income on such Certificate under the OID rules of the Code.

         It is unclear under what circumstances, if any, the prepayment of Mortgage Assets will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the Certificateholder will not recover its investment. However, if such Certificate is treated as an interest in discrete Mortgage Assets, or if no prepayment assumption is used, then when a Mortgage Asset is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Asset.

         Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

         Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in Mortgage Assets of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Grantor Trust Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Assets. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, each class of Grantor Trust Certificates, unless otherwise specified in the related Prospectus Supplement, should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Grantor Trust Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Assets and interest on such Mortgage Assets qualify for such treatment. Prospective purchasers to which such characterization of an investment in Certificates is material should consult their own tax advisors regarding the characterization of the Grantor Trust Certificates and the income therefrom. Grantor Trust Certificates will be "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) and "permitted assets" within the meaning of Code Section 860L(c).

         2. Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans

         The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Assets as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the Mortgage Assets. OID on each Grantor Trust Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a Grantor Trust Certificate representing an interest in Mortgage Assets other than Mortgage Assets with interest rates that adjust periodically ("ARM Loans") likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the Grantor Trust Certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the Mortgage Assets should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such Certificates are acquired. The holder of a Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

         Under the Code, the Mortgage Assets underlying the Grantor Trust Certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage Asset's stated redemption price at maturity over its issue price. The issue price of a Mortgage Asset is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Mortgage Asset is the sum of all payments to be made on such Mortgage Asset other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, unless otherwise specified in the related Prospectus Supplement, utilize the original yield to maturity of the Grantor Trust Certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Grantor Trust Certificates (the "Prepayment Assumption") on the issue date of such Grantor Trust Certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

         Accrual of Original Issue Discount. Generally, the owner of a Grantor Trust Certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on such Grantor Trust Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Grantor Trust Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and (b) any payments included in the stated redemption price at maturity received during such accrual period, and
(ii) subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period. The adjusted issue price of a Grantor Trust Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Grantor Trust Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

         Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Assets acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Asset, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Asset (i.e. points) will be includible by such holder. Other original issue discount on the Mortgage Assets (e.g., that arising from a "teaser" rate) would still need to be accrued.

         3.  Grantor Trust Certificates Representing Interests in ARM Loans

         The OID Regulations do not address the treatment of instruments, such as the Grantor Trust Certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Master Servicer will report OID on Grantor Trust Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Grantor Trust Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Grantor Trust Certificate's principal balance will result in additional income (including possibly OID income) to the Grantor Trust Certificateholder over the remaining life of such Grantor Trust Certificates.

         Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

c. SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

         Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Code Section 1221, and will generally be long-term capital gain if the Grantor Trust Certificate has been owned for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited.

         It is possible that capital gain realized by holders of one or more classes of Grantor Trust Certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a Grantor Trust Certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and (i) the holder entered the contract to sell the Grantor Trust Certificate substantially contemporaneously with acquiring the Grantor Trust Certificate, (ii) the Grantor Trust Certificate is part of a straddle, (iii) the Grantor Trust Certificate is marketed or sold as producing capital gain, or (iv) other transactions to be specified in Treasury regulations that have not yet been issued. If the sale or other disposition of a Grantor Trust Certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

         Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

d. NON-U.S. PERSONS

         Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Mortgage Assets that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty, unless such income is effectively connected with a U.S. trade or business of such owner or beneficial owner. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Mortgage Assets issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). To the extent payments to Grantor Trust Certificateholders that are not U.S. Persons are payments of "contingent interest" on the underlying Mortgage Assets, or such Grantor Trust Certificateholder is ineligible for the exemption described in the preceding sentence, the 30% withholding tax will apply unless such withholding taxes are reduced or eliminated by an applicable tax treaty and such holder meets the eligibility and certification requirements necessary to obtain the benefits of such treaty. Additional restrictions apply to Mortgage Assets where the mortgagor is not a natural person in order to qualify for the exemption from withholding. If capital gain derived from the sale, retirement or other disposition of a Grantor Trust Certificate is effectively connected with a U.S. trade or business of a Grantor Trust Certificateholder that is not a U.S. Person, such Certificateholder will be taxed on the net gain under the graduated U.S. federal income tax rates applicable to U.S. Persons (and, with respect to Grantor Trust Certificates held by or on behalf of corporations, also may be subject to branch profits tax). In addition, if the Trust Fund acquires a United States real property interest through foreclosure, deed in lieu of foreclosure or otherwise on a Mortgage Asset secured by such an interest (which for this purpose includes real property located in the United States and the Virgin Islands), a Grantor Trust Certificateholder that is not a U.S. Person will potentially be subject to federal income tax on any gain attributable to such real property interest that is allocable to such holder. Non-U.S. Persons should consult their tax advisors regarding the application to them of the foregoing rules.

         As used herein, a "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

e. INFORMATION REPORTING AND BACKUP WITHHOLDING

         The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a Grantor Trust Certificate to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient, or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and certain other conditions are met. Such as sale must also be reported by the broker to the IRS, unless either (a) the broker determines that the seller is an exempt recipient or (b) the seller certifies its non-U.S. Person status (and certain other conditions are met). Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

         On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

REMICS

         The Trust Fund relating to a Series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions" below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of REMIC Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related Certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each Trust Fund that elects REMIC status, Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or such other counsel as may be specified in the related Prospectus Supplement will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Pooling and Servicing Agreement, such Trust Fund will qualify as a REMIC, and the related Certificates will be considered to be regular interests ("REMIC Regular Certificates") or a sole class of residual interests ("REMIC Residual Certificates") in the REMIC. The related Prospectus Supplement for each Series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

         A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation and any "regular interest" in another REMIC) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

         In general, with respect to each Series of Certificates for which a REMIC election is made, (i) Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); (ii) Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A); and (iii) interest on Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

         Tiered REMIC Structures. For certain Series of Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such Series of Certificates, Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or such other counsel as may be specified in the related Prospectus Supplement, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary

REMIC or REMICs, respectively, will be considered to evidence ownership of regular interests ("REMIC Regular Certificates") or residual interests ("REMIC Residual Certificates") in the related REMIC within the meaning of the REMIC provisions.

         Other than the residual interest in a Subsidiary REMIC, only REMIC Certificates issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code;
(ii) "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and (iii) whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code.

a. TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

         General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

         Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, such OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of Certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). Holders of REMIC Regular Certificates (the "REMIC Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

         Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The Prospectus Supplement for each Series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

         In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

         Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificates, stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

         Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a Series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

         The Prospectus Supplement with respect to a Trust Fund may provide for certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Mortgage Assets exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such Certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. These proposed regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by the Depositor and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount (subject to the discussion below under "--Accrued Interest Certificates"), so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

         Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate (other than REMIC Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--REMIC Regular Certificates--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

         Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a REMIC Regular Certificate for each day a Certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period ("an accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (b) any payments included in the stated redemption price at maturity received during such accrual period, and (ii) subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period. The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

         A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:
(a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder (who purchased the REMIC Regular Certificate at its issue price), less (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

         Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates that do not operate in a manner that significantly accelerates or defers interest payments" on such REMIC Regular Certificates.

         The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.

         Although unclear at present, the Depositor intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such REMIC Regular Certificates.

         Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--REMIC Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable without the consent of the IRS.

         Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (i) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder) over (ii) the price for such REMIC Regular Certificate paid by the purchaser. A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

         Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of such REMIC Regular Certificate's stated redemption price at maturity multiplied by such REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

         The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (a) the total remaining market discount and (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

         A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against such interest payment. On December 30, 1997, the IRS issued final resolutions on the amortizable bond premium, which generally are effective for bonds acquired on or after March 2, 1998 or, for holders making an election to amortize bond premium as described above for the taxable year that includes March 2, 1998 or any subsequent taxable year, will apply to bonds held on or after the first day of the taxable year in which the election is made. The final regulations, by their express terms, do not apply to prepayable securities described in Section 1272(a)(6) of the Code, such as the REMIC Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

         Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

         Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller, by any amortized premium and by previously recognized losses. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

         Except as provided below, such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individual on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited.

         Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount actually includible in such holder's income. Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capita gain will be treated as ordinary income if the REMIC Regular Certificate is held as part of a "conversion transaction" as defined in Code section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the REMIC Regular Certificate is held as part of a straddle. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular Certificates in their particular circumstances.

         It is possible that capital gain realized by holders of one or more classes of REMIC Regular Certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a REMIC Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and (i) the holder entered the contract to sell the REMIC Regular Certificate substantially contemporaneously with acquiring the REMIC Regular Certificate, (ii) the REMIC Regular Certificate is part of a straddle, (iii) the REMIC Regular Certificate is marketed or sold as producing capital gains, or (iv) other transactions to be specified in Treasury regulations that have not yet been issued. If the sale or other disposition of a REMIC Regular Certificate is part of a conversion transaction, all or a portion of the gain realized upon the sale or other disposition of the REMIC Regular Certificate would be treated as ordinary income instead of capital gain.

         The Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

         The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.

         Accrued Interest Certificates. Certain of the REMIC Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

         Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

         Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual Certificates" below.

         Effects of Defaults, Delinquencies and Losses. Certain Series of Certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the Mortgage Assets, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated Certificateholders nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinated Certificates attributable to defaults and delinquencies on the Mortgage Assets, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Subordinated Certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Assets.

         Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Potential investors and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

         Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the REMIC Regular Certificates to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer; (ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that such REMIC Regular Certificateholder is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC Regular Certificate is effectively connected with the conduct by the Non-U.S. REMIC Regular Certificateholder of a trade or business within the United States, then the Non-U.S. REMIC Regular Certificateholder will be subject to U.S. income tax at regular graduated rates. Such a Non-U.S. REMIC Regular Certificateholder also may be subject to the branch profits tax.

         Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual that does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the Issuer and will not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

         REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and holders of REMIC Residual Certificates (the "REMIC Residual Certificateholder") and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the IRS may assert that non-U.S Persons that own directly or indirectly, a greater than 10% interest in any Mortgagor, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a Mortgagor is a "United States shareholder" within the meaning of Section 951(b) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related Mortgagor.

         For these purposes, a "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate the income of which from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business or a trust as to which (i) a court in the United States is able to exercise primary supervision over its administration and (ii) one or more U.S. Persons have the right to control all substantial decisions of the trust.

         Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular Certificate to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient, or
(ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and certain other conditions are met. Such as sale must also be reported by the broker to the IRS, unless either (a) the broker determines that the seller is an exempt recipient or (b) the seller certifies its non-U.S. Person status (and certain other conditions are met). Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

         On October 6, 1997, the Treasury Department issued the New Regulations, which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

b. TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

         Allocation of the Income of the REMIC to the REMIC Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

         A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Assets and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or cause the REMIC Residual Certificate to have negative "value." Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of a REMIC Residual Certificate.

         A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such REMIC Residual Certificateholder owns such REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a REMIC Residual Certificate that purchased such REMIC Residual Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

         Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Assets and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on Mortgage Assets may differ from the time of the actual loss on the Mortgage Asset. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC and realized losses on the Mortgage Loans. The requirement that REMIC

Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related Series outstanding.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates (or, if a class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Mortgage Assets and other assets of the REMIC in proportion to their respective fair market values. A Mortgage Asset will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC may elect under Code Section 171 to amortize any premium on the Mortgage Assets. Premium on any Mortgage Asset to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Asset would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

         The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

         A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

         Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

         Mark to Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that the IRS has finalized regulations (the "Mark-to-Market Regulations") which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market. The Mark-to-Market Regulations replaced the temporary regulations which allowed a Residual Certificate to be marked to market provided that it was not a "negative value" residual interest and did not have the same economic effect as a "negative value" residual interest.

         Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

         In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Accordingly, investment in REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

         Excess Inclusions. A portion of the income on a REMIC Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder; (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors" below); and
(iii) is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons" below.

         Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the REMIC Residual Certificateholder holds such REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of such quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

         The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

         In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

         Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

         Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate and by the distributions received thereon by such REMIC Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code
Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss. In addition, a transfer of a REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to different rules. See "--Tax Related Restrictions on Transfers of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" below.

         Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

         The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Asset, the receipt of income from a source other than a Mortgage Asset or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Assets for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any Series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed property (the "Contributions TaxNo Trust Fund for any Series of Certificates will accept contributions that would subject it to such tax.

         In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

         Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any Series of Certificates arises out of or results from (i) a breach of the related Servicer's, Trustee's or Depositor's obligations, as the case may be, under the related Agreement for such Series, such tax will be borne by such Servicer, Trustee or Depositor, as the case may be, out of its own funds or (ii) the Depositor's obligation to repurchase a Mortgage Loan, such tax will be borne by the Depositor. In the event that such Servicer, Trustee or Depositor, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such Series and will result in a reduction in amounts available to be distributed to the Certificateholders of such Series.

LIQUIDATION AND TERMINATION

         If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and REMIC Residual Certificates within the 90-day period.

         The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

         Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Certain information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

         Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX-EXEMPT INVESTORS

         Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONS

         Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the REMIC Residual Certificates do not have significant value). See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" below.

         REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX-RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

         Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and
(C) a rural electric or telephone cooperative.

         A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership" as defined in Section 775 of the

Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and
(iii) certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Electing large partnerships (generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under Code sections 771 through 777) will be taxable on excess inclusion income as if all partners were disqualified organizations.

         In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the Master Servicer. The Master Servicer will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

         Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a "U.S. Person," as defined above, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate (including a REMIC Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if (i) the transferor conducted a reasonable investigation of the transferee and (ii) the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due. If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

         Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expect that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Pooling and Servicing Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed IRS Form 4224 and the Trustee consents to such transfer in writing.

         Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                            STATE TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

         Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans subject thereto ("ERISA Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such ERISA Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Certificates without regard to the ERISA considerations described below, subject to other applicable federal, state or local law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

PROHIBITED TRANSACTIONS

  GENERAL

         Section 406 of ERISA prohibits parties in interest with respect to an ERISA Plan from engaging in certain transactions involving such Plan and its assets unless a statutory or administrative exemption applies to the transaction. In some cases, a civil penalty may be assessed on non-exempt prohibited transactions pursuant to Section 502(i) of ERISA. Section 4975 of the Code imposes certain excise taxes on similar transactions between retirement plans and certain other employee benefit plans and arrangements subject thereto, including individual retirement accounts or annuities and Keogh plans subject thereto, and disqualified persons with respect to such plans and arrangements (together with ERISA Plans, "Plans").

         The United States Department of Labor ("Labor") has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the Plan unless certain exceptions apply.

         Under the terms of the regulation, the Trust may be deemed to hold plan assets by reason of a Plan's investment in a Certificate; such plan assets would include an undivided interest in the Mortgage Loans and any other assets held by the Trust. In such an event, the Depositor, the Master Servicer, any Sub-Servicer, the Trustee, any insurer of the Mortgage Assets and other persons, in providing services with respect to the assets of the Trust, may become fiduciaries subject to the fiduciary responsibility provisions of Title I of ERISA, or may otherwise become parties in interest or disqualified persons, with respect to such Plan. In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or Section 4975 of the Code unless such transactions are subject to a statutory or administrative exemption.

         The regulations contain a de minimis safe-harbor rule that exempts the assets of an entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own at least 25% of the value of any class of equity interest (excluding equity interests held by persons who have discretionary authority or control with respect to the assets of the entity (or held by affiliates of such persons)). "Benefit plan investors" are defined as Plans as well as employee benefit plans not subject to Title I of ERISA (e.g., governmental plans and foreign plans) and entities whose underlying assets include plan assets by reason of plan investment in such entities. The 25% limitation must be met with respect to each class of equity interests, regardless of the portion of total equity value represented by such class, on an ongoing basis.

AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

         Labor has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction Exemption 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548 (1990) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Morgan Stanley & Co. Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

         General Conditions of the Exemption. Section II of the Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the Certificates or a transaction in connection with the servicing, operation and management of the Trust may be eligible for exemptive relief thereunder:

         (1) The acquisition of the Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

         (2) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust with respect to the right to receive payment in the event of default or delinquencies in the underlying assets of the Trust;

         (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of Duff & Phelps Credit Rating Co., Fitch Investors Service, L.P., Moody's Investors Service, Inc. and Standard & Poor's Ratings Services;

         (4) The Trustee is not an affiliate of the Depositor, any Underwriter, the Master Servicer, any insurer of the Mortgage Assets, any borrower whose obligations under one or more Mortgage Loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust, or any of their respective affiliates (the "Restricted Group");

         (5) The sum of all payments made to and retained by the Underwriter in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the Mortgage Loans to the Trust represents not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Master Servicer represent not more than reasonable compensation for the Master Servicer's services under the Pooling Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith; and

         (6) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

         Before purchasing a Certificate in reliance on the Exemption, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the general conditions and other requirements set forth in the Exemption would be satisfied.

REVIEW BY PLAN FIDUCIARIES

         Any Plan fiduciary considering whether to purchase any Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In this regard, purchasers that are insurance companies should determine the extent to which Prohibited Transaction Class Exemption 95-60 (for certain transactions involving insurance company general accounts) may be available. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the application of the Exemption, Prohibited Transaction Class Exemption 83-1 (for certain transactions involving mortgage pool investment trusts), or any other exemption, with respect to the Certificates offered thereby.

                                LEGAL INVESTMENT

         The Prospectus Supplement for each series of Offered Certificates will identify those classes of Offered Certificates, if any, which constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, only those classes of Offered Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and (ii) are part of a series representing interests in a Trust Fund consisting of Mortgage Loans or MBS, provided that such Mortgage Loans (or the Mortgage Loans underlying the MBS) are secured by first liens on Mortgaged Property and were originated by certain types of originators as specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA (the "SMMEA Certificates"). As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, depository institutions, insurance companies, trustees and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" (effective December 31, 1996) to include, in relevant part, Offered Certificates satisfying the rating, first lien and qualified originator requirements for "mortgage related securities," but representing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to
Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of Offered Certificates. Section 347 also provides that the enactment by a state of any such legislative restrictions shall not affect the validity of any contractual commitment to purchase, hold or invest in securities qualifying as "mortgage related securities" solely by reason of Section 347 that was made, and shall not require the sale or disposition of any securities acquired, prior to the enactment of such state legislation. Accordingly, investors affected by such legislation, when and if enacted, will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S. ss. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards 12 C.F.R.
 ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage-related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of Offered Certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. ss. 703.140. The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivative Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Offered Certificates.

         All depository institutions considering an investment in the Offered Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

         Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Offered Certificates, as certain series or classes may be deemed to be unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any Offered Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

         If specified in the related Prospectus Supplement, other classes of Offered Certificates offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of such Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Certificates, may be subject to significant interpretive uncertainties.

         Except as to the status of certain classes of Offered Certificates identified in the Prospectus Supplement for a series as "mortgage related securities" under SMMEA, no representations are made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

         Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                              PLAN OF DISTRIBUTION

         The Offered Certificates offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Offered Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated ("Morgan Stanley") acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Offered Certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of Offered Certificates in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

         Alternatively, the Prospectus Supplement may specify that Offered Certificates will be distributed by Morgan Stanley acting as agent or in some cases as principal with respect to Offered Certificates that it has previously purchased or agreed to purchase. If Morgan Stanley acts as agent in the sale of Offered Certificates, Morgan Stanley will receive a selling commission with respect to such Offered Certificates, depending on market conditions, expressed as a percentage of the aggregate Certificate Balance or notional amount of such Offered Certificates as of the Cut-off Date. The exact percentage for each series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that Morgan Stanley elects to purchase Offered Certificates as principal, Morgan Stanley may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

         The Depositor will indemnify Morgan Stanley and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Morgan Stanley and any underwriters may be required to make in respect thereof.

         In the ordinary course of business, Morgan Stanley and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Certificates.

         Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

         As to each series of Certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by the Depositor, and may be sold by the Depositor at any time in private transactions.

                                  LEGAL MATTERS

         Certain legal matters in connection with the Certificates, including certain federal income tax consequences, will be passed upon for the Depositor by Cadwalader, Wickersham & Taft, New York, New York or

Latham & Watkins, New York, New York or Brown & Wood LLP, New York, New York or such other counsel as may be specified in the related Prospectus Supplement.

                              FINANCIAL INFORMATION

         A new Trust Fund will be formed with respect to each series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

         It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

         Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                           Page(s) on which
                                                           term is defined
Term                                                       in the Prospectus
----                                                       -----------------
Accrual Certificates........................................................9
ADA........................................................................68
Applicable Amount..........................................................89
ARM Loans..................................................................23
Asset Conservation Act.....................................................65
Asset Seller...............................................................20
Assets......................................................................2
Balloon Mortgage Loans.....................................................16
Bankruptcy Code............................................................60
Book-Entry Certificates....................................................29
Cash Flow Agreement.........................................................2
Cash Flow Agreements........................................................2
Cede........................................................................3
CERCLA.....................................................................64
Certificate Account.........................................................7
Certificate Balance.........................................................8
Certificate Owners.........................................................36
Certificateholders..........................................................3
Closing Date...............................................................13
Commercial Loans............................................................2
Commercial Properties.......................................................6
Commission..................................................................2
Contributions Tax..........................................................91
Cooperatives...............................................................20
Covered Trust..............................................................17
CPR........................................................................27
Credit Support..............................................................2
Crime Control Act..........................................................69
Deferred Interest..........................................................31
Definitive Certificates.....................................................3
Depositor...................................................................2
Determination Date.........................................................30
DTC.........................................................................3
Due Period.................................................................17
Environmental Hazard Condition.............................................66
Equity Participations......................................................23
ERISA......................................................................12
Exchange Act................................................................3
Exemption..................................................................64
FDIC.......................................................................40
FHLMC......................................................................48
FNMA.......................................................................65
Government Securities.......................................................2
Indirect Participants......................................................36
Insurance Proceeds.........................................................30
IRS.........................................................................5
L/C Bank...................................................................53
Labor......................................................................94
Lease.......................................................................3
Lease Assignment...........................................................15

Legislative History........................................................72
Lessee......................................................................3
Liquidation Proceeds.......................................................30
Lock-out Date..............................................................23
Lock-out Period............................................................23
Mark-to-Market Regulations.................................................88
Master REMIC...............................................................78
MBS.........................................................................5
MBS Agreement..............................................................24
MBS Issuer.................................................................24
MBS Servicer...............................................................24
MBS Trustee................................................................24
Morgan Stanley..............................................................2
Mortgage Loans..............................................................3
Mortgage Notes.............................................................20
Mortgage Rate...............................................................6
Mortgages..................................................................16
Multifamily Loans..........................................................20
Multifamily Properties......................................................5
NCUA.......................................................................97
Nonrecoverable Advance.....................................................33
OID........................................................................72
OID Regulations............................................................72
Originator.................................................................17
Participants............................................................3, 35
Pass-Through Rate...........................................................2
Payment Lag Certificates...................................................84
Permitted Investments......................................................40
Plans......................................................................94
Prepayment Assumption......................................................75
Prepayment Premium.........................................................23
Prohibited Transactions Tax................................................90
RCRA.......................................................................65
Record Date................................................................29
Related Proceeds...........................................................32
Relief Act.................................................................69
REMIC Certificates.........................................................78
REMIC Regular Certificateholders...........................................79
REMIC Regular Certificates.................................................11
REMIC Regulations..........................................................69
REMIC Residual Certificateholder...........................................11
REMIC Residual Certificates................................................11
REO Extension..............................................................58
REO Tax....................................................................59
Restricted Group...........................................................95
RICO.......................................................................69
Senior Certificates.........................................................8
Servicing Standard.........................................................43
SMMEA......................................................................96
SMMEA Certificates.........................................................96
Special Servicer............................................................5
Stripped ARM Obligations...................................................76
Stripped Bond Certificates.................................................73
Stripped Coupon Certificates...............................................73
Stripped Interest Certificates..............................................9
Stripped Principal Certificates.............................................8

Subordinate Certificates....................................................8
Sub-Servicers..............................................................43
Sub-Servicing Agreement....................................................43
Subsidiary REMIC...........................................................78
Super-Premium Certificates.................................................80
Title V....................................................................68
Trust Assets................................................................2
Trust Fund..................................................................2
UCC........................................................................35
Voting Rights..............................................................19
Warrantying Party..........................................................38